As filed with the Securities and Exchange Commission on August 22, 2022
Registration No. 333-264859

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.
6

to
FORM
F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MCLOUD TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	7372	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
550-510
Burrard Street,
Vancouver, British Columbia
Canada, V6C 3A8
Tel:
(284)494-2810
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Russell H. McMeekin
Chief Executive Officer
550-510
Burrard Street
Vancouver, British Columbia
Canada, V6C 3A8
Tel:
(284)494-2810
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc J. Ross Avital Perlman Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: (212) 930-9700	Brett Hanson Emily Humbert Fox Rothschild LLP 222 South Ninth Street, Suite 2000 Minneapolis, MN 55402 Tel: (612) 607-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 22, 2022
mCLOUD TECHNOLOGIES CORP.
1,200,000 9.0% Series A Cumulative Perpetual Preferred Shares
Warrants to purchase 13,200,000 Common Shares
Minimum Offering: $15,000,000 of
Securities
Maximum Offering: $30,000,000 of
Securities

We are offering for sale, on a “best efforts” basis, at a minimum of an aggregate of $15,000,000 (the “Minimum Amount”) of registered securities and up to

a
maximum of an aggregate of $30,000,000 (the “Maximum Amount”) of registered securities. We are offering up to 1,200,000 Units of 9.0% Series A Cumulative Perpetual Preferred Shares, no par value, with a $25.00 liquidation preference per share (the “Series A Preferred Shares”) with 11 warrants (each, a “Warrant”, and together, the “Warrants”) to purchase one common share, no par value per share (each, a “Common Share”, and together, the “Common Shares”), at an assumed combined public offering price of $25.00 per Series A Preferred Share and related Warrant, representing a public offering price of $24.89 per Series A Preferred Share and $0.01 per related Warrant. The Warrants are exercisable on the date of issuance and expire on November 29, 2026, at an exercise price per Common Share equal to $4.75. The Series A Preferred Shares and Warrants can only be purchased together in this offering but the Series A Preferred Shares and Warrants are immediately separable and will be issued separately. We do not intend to close our offering unless we sell at least a minimum number of the Series A Preferred Shares and accompanying Warrants at the price per share set forth above.
We are in the process of applying to have the Series A Preferred Shares sold in this offering listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MCLDP”. There is no assurance that our listing application will be approved. We will not consummate this offering unless the Series A Preferred Shares will be listed on the Nasdaq Capital Market. The Warrants will be listed on Nasdaq along with the Listed Warrants (as defined below) under the symbol (“MCLDW”).
The liquidation preference of each Series A Preferred Share is $25.00. Upon liquidation, holders of Series A Preferred Shares will be entitled to receive the liquidation preference with respect to their Series A Preferred Shares plus an amount equal to accumulated but unpaid dividends with respect to such shares.
The Series A Preferred Shares have no voting rights with respect to matters that generally require the approval of voting shareholders. The Series A Preferred Shares are convertible into Common Shares of the Company following the issuance date based on a conversion ratio of (i) the $25.00 per share liquidation preference divided by (ii) $2.25 (subject to adjustment for certain dilutive issuances). Therefore, each Series A Preferred Share is initially convertible into approximately 11 Common Shares. Upon such a conversion, any declared but unpaid dividends on the converted Series A Preferred Shares would be paid in cash. In the event that the conversion would result in the issuance of fractional Common Shares, we will pay the holder the cash value of such fractional shares in lieu of such fractional shares based on a price per Common Share equal to the then current conversion price.
The Series A Preferred Shares are not redeemable prior to [            ], which is the first anniversary of the initial closing date of this offering, except for the circumstances described below.
On or after [            ], the Series A Preferred Shares may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per Series A Preferred Share, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Shares up to, but not including, the date of such redemption, upon the giving of notice.
Upon the occurrence of any Delisting Event, Change of Control, or $8 VWAP Event (each as defined in the Prospectus Summary), whether before or after the twelve (12) month anniversary of the date of issuance of the Series A Preferred Shares, we may, at our option, redeem the Series A Preferred Shares, in whole or in part and within 90 days after the date of the Delisting Event, Change of Control or $8 VWAP Event, by paying $25.00 per share of Series A Preferred Shares, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.
Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Shares as to dividends, the holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year) until the beginning of the fifth year following the issuance of the Series A Preferred Shares, at which time the annual rate will increases 4.0% per calendar quarter until it reaches a maximum of 25.0%. For example, the initial increase in the dividend rate from 9.0% to 13.0% will result in an increase in the dividend amount, on an annual basis, from $2.25 to $3.25. Dividends on the Series A Preferred Shares will accumulate and be cumulative from, and including, the date of original issue by us of the Series A Preferred Shares. The Company can at its discretion, defer payment of all cumulative dividends under all circumstances until liquidation.
Our Common Shares and our warrants issued in November 2021 (the “Listed Warrants”) are currently listed on Nasdaq under the symbols “MCLD” and “MCLDW”, respectively. On August 19, 2022, the last reported sale price of our Common Shares was $2.44 per share and the last reported sale price of our Listed Warrants was $0.45 per Listed Warrant. Our Common Shares are also listed on the TSXV under the symbol “MCLD”. On August 19, 2022 the last reported sale price of our Common Shares on the TSXV was CAD$3.08 per share.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 13 of this prospectus.

	Per Share	Per Related Eleven Warrants	Total if Minimum Offering is Raised	Total if Maximum Offering is Raised
Public offering price	$24.89	$0.11	$15,000,000	$30,000,000
Placement agent fees (1)	$1.9912	$0.0088	$1,200,000	$2,400,000
Proceeds, before expenses, to us	$22.8988	$0.1012	$13,800,000	$27,600,000

(1)	See “Plan of Distribution” on page 113 of this prospectus for a description of all placement agent compensation payable in connection with this offering.
We do not intend to close this offering unless we sell at least a minimum number of Series A Preferred Shares and Warrants to result in gross proceeds equal to or greater than $15,000,000 (the “Minimum Amount”). Because this is a best efforts offering, the placement agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the minimum offering amount. We expect that the offering will end on the first to occur of (i) the sale of the maximum number of Series A Preferred Shares and Warrants resulting in gross proceeds of $30,000,000 and (ii) the conclusion of the 60 day offering period. Accordingly, we and the placement agent have made arrangements to place investor funds in a separate bank account to be held until the closing. Unless the Minimum Amount is subscribed for and accepted by the Company by the conclusion of the offering period, or waived by the Company, the offering will be terminated and all subscription proceeds will be returned to investors without interest or deduction.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2022
Maxim Group LLC

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the placement agent have authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of Series A Preferred Shares and Warrants in our company.
For investors outside the United
 States:
Neither we, nor the placement agent, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Series A Preferred Shares and Warrants and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY
This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying Series A Preferred Shares and Warrants in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.
Corporate Information
We are a Canadian corporation and our principal executive offices are located at
550-510 Burrard
St., Vancouver, British Columbia, V6C 3A8 and the registered office is located at 2686 Point Grey Rd., Vancouver, BC, V6K 1A5, Canada and our phone number is (604)
669-9973.
Our Company
Overview
The Company delivers solutions combining Internet of Things (IoT), artificial intelligence (AI), and the cloud to unlock the untapped potential of energy- intensive assets such as:

•	HVAC units and refrigerators in commercial buildings;

•	control systems, heat exchangers, and compressors at process industry facilities; and

•	wind turbines generating renewable energy at onshore wind farms.
IoT enables inexpensive, readily scalable connectivity to these and other under-served assets. Data from these IoT sensors are taken into the cloud, where digital twins of these assets are created, and AI is applied to identify opportunities to optimize asset performance. Asset operators and maintainers who manage these assets in the field are guided through a portfolio of mobile, connected applications that enable these teams to take asset management actions that ensure optimal performance.
Through the Company’s proprietary AssetCare platform, AI is used to identify opportunities to improve asset performance and enable asset operators and maintainers to take direct action creating these measurable improvements. Some key applications of the Company’s AssetCare technology at work include:

•	curbing wasted energy while improving occupant comfort in commercial facilities through AI-powered adaptive control;

•	maximizing asset availability and production yields of renewable energy sources through continuous performance assessment and predictive maintenance; and

•
optimizing the uptime and manage the operational risk of industrial process plants, including oil and gas facilities, through continuous
AI-powered
advisory and assistance to process operators in the field.

In all markets, the Company uses a commercial
Software-as-a-Service
(“
SaaS
”) business model to distribute its AssetCare solution. Customers pay a simple, subscription-based price that is determined by number of assets, asset size or complexity, and the expected efficiency gains to be created using AI and analytics. Set up as multi-year, recurring subscriptions, customers pay no fees upfront to onboard an AssetCare solution; any upfront costs are leveraged across the lifetime of the initial subscription period. Certain software and technologies used in AssetCare solutions are also offered to some customers on a perpetual basis.

Marketing Channels
The Company maintains a robust presence in seven countries: Canada, the United States, the United Kingdom, the Kingdom of Bahrain as the gateway to markets in the Middle East, China, Singapore and Australia, supplemented by a growing international network of channel and delivery partners around the world.
The Company employs sales team members in these countries charged with direct sales efforts of AssetCare solutions. Global marketing efforts to support these sales efforts include virtual campaigns and events to attract new customers, strengthen relationships with existing customers, and building brand presence and visibility. The Company also hosts an annual user conference called mCloud Connect, which includes head-liners from well-known industry leaders, panels, and interactive sessions to gather “voice of the customer” feedback, which is used to improve the Company’s portfolio of AssetCare offerings.
The Company has conducted extensive research to size the markets and opportunities it can access through its AssetCare platform. The Company estimates it has the capability of serving over 7.3 million commercial buildings and over 34,000 industrial sites in 20 different locales worldwide, with each building or site representing multiple potential connectable assets, workers, or 3D digital twins.
Serviceable commercial buildings include restaurants,
mid-size
retail (including retail finance sites such as bank branches), and long-term care facilities. In these buildings, the Company connects to assets such as HVAC, lighting, and refrigeration units. Connectable workers include people involved in the day-to-day
operation or maintenance of these commercial buildings, including mechanical service workers and facility managers.
Industrial sites include oil and gas, liquefied natural gas, and floating production storage and offloading facilities, as well as wind farms, mining processing plants, and pulp and paper facilities. In these locations, connectable assets include process control systems, heat exchangers, pumps, and gas compressors. Connectable workers include field operators, maintainers, engineers, asset managers, and plant managers. The Company’s experience in delivering digital 3D models from entire multi-billion-dollar assets the size of a floating production storage and offloading (FPSO) vessel down to asset subcomponents such as wind turbine blades creates large obtainable market opportunities.
Based on the average monthly fee currently generated per connection or 3D digital twin, the Company estimates the current obtainable market opportunity to be approximately $24 billion in recurring revenue per annum including all potential targeted assets, workers, and 3D digital twins that the Company can currently address.
Intangible Properties
mCloud’s success depends in part on its ability to create unique intellectual property that improves the Company’s ability to create and deliver customer value in the principal markets where it does business. The Company relies on the use of intellectual property rights, including patents, copyrights, registered trademarks, and trade secrets in Canada, the United States and the European Union.
The Company retains a portfolio of 15 technology patents in the areas of HVAC energy efficiency, 3D, and asset management, a global customer base in industries including retail, healthcare, heavy industry, oil and gas, nuclear power generation, and renewable energy, and a portfolio of 12 registered trademarks, including marks related to mCloud and AssetCare. Please see “
Our Business – Intellectual Property
.”
The Company also uses key domain names, including acrx.com, fdsi.site, fdsi.us, fielddiagnostics.com, fmdiagnosticscoe.com, mysamobile.com, peatanalytics.com, mcloudcorp.com, assetcare.io, assetcare.net, myldar.com, ngrain.com, ngrain.ca, ngrain.net, ngrain.org and i3dimensions.com.
The Company further protects its proprietary source code and algorithms as trade secrets, limiting access to these to employees who have a need to know such information.
Environmental Protection
The Company does not see any financial or operational effects from environmental protection requirements on capital expenditures, profit or loss, and competitive position in this financial year. In the future, the Company may see enhanced demand for AssetCare in businesses who have a mandate to become more energy efficient or demonstrate they have instituted effective methane emission reduction and mitigation programs in response to new government regulations.

Employees
As of the date of this prospectus, the Company and its subsidiaries have 216 employees employed in 14 offices in Canada, the United States, Greater China, the Middle East, Southeast Asia, and Australia. As of the year ended December 31, 2021, the Company and its subsidiaries had 216 employees employed in 14 offices in Canada, the United States, Greater China, the Middle East, Southeast Asia, and Australia. As of the year ended December 31, 2020, the Company and its subsidiaries had 227 employees employed in 14 offices in Canada, the United States, Greater China, the Middle East, and Southeast Asia. As of the year ended December 31, 2019, the Company and its subsidiaries had over 216 employees employed in twelve offices in Canada, the United States, Greater China, the Middle East, and Southeast Asia. The fluctuation in the Company’s number of employees is not significant, and none of the Company’s employees belong to any labour unions. Furthermore, all of the Company’s employees are employed on a full-time basis.
Incentive stock options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock awards other than incentive stock options (including non-statutory
stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards, collectively “
Stock Awards
”) may be granted to employees, directors and consultants;
 provided, however
, that Stock Awards may not be granted to employees, directors and consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, subject to certain exceptions set out in the Company’s Incentive Stock Option Plan.
Foreign Operations
The Company operates in multiple geographies around the world, including North America (the United States and Canada), Europe (the United Kingdom and continental Europe), Southeast Asia (primarily Greater China), the Middle East (primarily Saudi Arabia), and Australia with most of its business taking place outside of Canada. mCloud is not dependent on business in any one region for its success.
Research and Development
The Company’s customers use its software to monitor their assets and rely on the Company to provide updates and releases as part of its software maintenance and support services. Consequently, while the Company has not implemented a formal research and development policy for the past three years, the Company is and has been (including, but not limited to, the past three years) engaged with a number of research and development initiatives as a part of its ongoing effort to continually update its software and develop new products.
Fixed Assets
On September 27, 2021, the Company executed a
12-year
lease for its office in Calgary, Alberta located at 8 Avenue SW, Stephen Avenue Place, Calgary, Alberta, Canada. In total, the Company has leased 33,000 square feet of the property, situated on the 3 rd
 and 33
rd
 floor of the building located at the aforementioned address. The lease term commences on December 1, 2022, preceded by a fixturing period which the Company will use to build out the office space to their specifications. The Company is currently in the design and scoping stage, and has not yet finalized its plans for the precise use of the property, and does not yet have any plans to construct, expand, or improve the facilities. No environmental issues have currently been identified that will affect the Company’s utilization of the asset.
Material Effects
Certain government regulations have a material impact on the Company’s business. The Company has implemented certain measures to address and conform to all the frameworks noted below, and others as required, and conducts an annual review to ensure compliance with such frameworks and regulations.
The Company is required to adhere to such frameworks as the EU’s General Data Protection Regulations, the EU’s ePrivacy Regulation, Brazil’s General Data Protection Law, the California Consumer Privacy Act, the California Online Privacy Protection Act, and various other regulations in effect in other U.S. states, which require the Company, among other things, to have a valid privacy policy, block cookies before the user provides consent, allow users to opt-in
or
opt-out
of receiving communications from the Company, show a notice of collection, and keep records of consent and processing. While the Company does not yet do business in Brazil, and has not reached the required number of users in California for the applicable regulations noted above to have effect, the Company has implemented measures to ensure that it remains compliant with these frameworks in advance of such compliance being legally required.
Data security practices are monitored and regulated by the Federal Trade Commission in the U.S., the Office of the Privacy Commissioner in Canada, and the European Data Protection Board of the EU. Canada, in particular, has several privacy law statutes that the Company is required to adhere to, such as the Personal Information Protection and Electronic Documents Act, the Personal Information Protection Act (Alberta), the Personal Information Protection Act (British Columbia), and An Act Respecting the Protection of Personal Information in the Private Sector (Quebec).

Generally speaking, the Company is also required to comply with and respect the competition, consumer protection, and taxation laws, and intellectual property laws and regulations handed down by standard copyright and trademark
laws in each of the jurisdictions it operates in. For confidential government contracts that require specific approvals to examine, possess, or transfer intellectual property, the Company is required to adhere to the International Traffic in Arms Regulations in the US, and the Canadian Controlled Goods Program in Canada. Additionally, the Company also follows and adheres to the best practices set out in the various National Institute of Standards and Technology frameworks, the Information Technology Infrastructure Library framework, and the Certified Information Systems Security Professional framework.
Emerging Growth Company Status
As a company with less than $1.07 billion in revenue during our last two fiscal periods (the years ended December 31, 2020 and 2021), we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act,

•	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements, and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.00 billion of non-convertible
debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.
Foreign Private Issuer Status
We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and
Rule 3b-4(c)
under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.
As an exempted Canadian company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Stock Market corporate governance listing standards. However, the Nasdaq Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in Canada, which is our home country, may differ significantly from the Nasdaq Stock Market corporate governance listing standards.
A description of the significant ways in which our governance practices currently differ from those followed by domestic companies pursuant to the Rule 5600 series of the Nasdaq Stock Market Rules is set out below:

•
Quorum Requirement
—Nasdaq Listing Rule 5620(c) provides that the minimum quorum requirement for a meeting of shareholders is 331/3% of the outstanding common voting shares. We do not follow this Nasdaq Listing Rule. Instead, we follow our articles which provide that the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares.

•
Shareholder Approval Requirements
—In certain instances, Nasdaq Listing Rule 5635 requires each issuer to obtain shareholder approval before an issuance of securities in connection with: (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; and (iii) transactions other than public offerings. We do not follow this Nasdaq Listing Rule. Instead, we comply with the laws, rules and regulations of
Canada
and the Province of British Columbia and the policies of the TSX Venture Exchange, which have different requirements for shareholder approval (including, in certain instances, not requiring any shareholder approval) in connection with issuances of securities in the circumstances listed above.

Notes on Prospectus Presentation
Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the global bitters and spirits industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.
Except where the context otherwise requires and for purposes of this prospectus only:

•	Depending on the context, the terms “we,” “us,” “our company,” and “our” refer to mCloud Technologies Corp., and its consolidated subsidiaries:

•	“preferred shares” refer to our Series A Preferred Shares, no par value.

•	all references to “CAD”, “CAD$” and “Canadian dollar” are to the legal currency of Canada, and all references to “USD,” “$”, “US$” and “U.S. dollars” are to the legal currency of the United States.
Unless otherwise noted, all currency figures in this filing are in U.S. dollars. The financial statements of the Company included herein are reported in Canadian dollars and are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
We make no representation that the Canadian dollar amounts or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollar amounts, as the case may be, at any particular rate or at all. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.
The Offering

Series A Preferred Shares	1,200,000 Series A Preferred Shares on a best efforts basis

Offering Price	$25.00 per Series A Preferred Share and Warrant on a combined basis

Warrants	Warrants to purchase up to 13,200,000 Common Shares, which are exercisable on the date of issuance and expire on November 29, 2026, at an exercise price per Common Share equal to $4.75.

Minimum and Maximum Offering Amount; Offering Period
We do not intend to close this offering unless we sell at least a minimum number of Series A Preferred Shares and Warrants to result in gross proceeds equal to or greater than $15,000,000 (the “Minimum Amount”). Because this is a best efforts offering, the placement agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the minimum offering amount. We expect that the offering will end on the first to occur of (i) the sale of the maximum number of Series A Preferred Shares and Warrants resulting in gross proceeds of $30,000,000 and (ii) the conclusion of the 60 day offering period. Accordingly, we and the placement agent have made arrangements to place investor funds in a separate bank account to be held until the closing. Unless the Minimum Amount is subscribed for and accepted by the Company by the conclusion of the offering period, or waived by the Company, the offering will be terminated and all subscription proceeds will be returned to investors without interest or deduction.

Number of Series A Preferred Shares issued and outstanding before this offering	0

Number of Series A Preferred Shares outstanding after this offering	1,200,000 shares, if the maximum number of Series A Preferred Shares are sold in this offering.

Number of Common Shares outstanding prior to offering	16,155,654 shares.

Liquidation Preference
The liquidation preference of each Series A Preferred Share is $25.00 per share. Upon liquidation, holders of Series A Preferred Shares will be entitled to receive the liquidation preference with respect to their Series A Preferred Shares plus an amount equal to accumulated but unpaid dividends with respect to such shares.

Conversion
The Series A Preferred Shares will be convertible into common Shares based on a conversion ratio of (i) the $25.00 per share liquidation preference divided by (ii) $2.25 (subject to adjustment for certain dilutive issuances). Therefore, each Series A Preferred Share is initially convertible into approximately 11 Common Shares. Upon such a conversion, any declared but unpaid dividends shall be paid to the holder of Series A Preferred Shares in cash. In the event that the conversion would result in the issuance of fractional Common Shares, we will pay the holder the cash value of such fractional shares in lieu of such fractional shares based on a price per Common Share equal to the then current conversion price.

Dividends
Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Shares as to dividends, the holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year) until the beginning of the fifth year, at which time the annual rate will increases 4.0% per calendar quarter until it reaches a maximum of 25.0%. Dividends on the Series A Preferred Shares will accumulate and be cumulative from, and including, the date of original issue by us of the Series A Preferred Shares. However, the Company will be entitled to defer the payment of any declared dividends on the Series A Preferred Shares until the occurrence of a liquidation or Board approved Change of Control of the Company.

Ranking
The Series A Preferred Shares will rank, as to dividend rights and rights upon our liquidation, dissolution or winding up:

(1) Senior to all classes or series of our common shares and to all other equity securities issued by us other than any equity securities issued with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Shares;

(2) Junior to any future equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(3) Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

No Maturity Date
The Series A Preferred Shares are perpetual and have no maturity date, and we are not required to redeem the Series A Preferred Shares. Accordingly, all Series A Preferred Shares will remain outstanding indefinitely, unless and until they are redeemed or converted in accordance with their terms.

Preemptive Rights	Holders of Series A Preferred Shares will have no preemptive rights.

Voting Rights
In any matter in which the Series A Preferred Shares may vote, as described below, each Series A Preferred Share shall be entitled to one vote per $25.00 of liquidation preference; provided that if the Series A Preferred Shares and any other stock ranking on parity to the Series A Preferred Shares as to dividend rights and rights as to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

So long as any Series A Preferred Shares remain outstanding, the Company will not, without the consent or the affirmative vote of the holders of at least two-thirds
of the outstanding Series A Preferred Shares and each other class or series of preferred stock entitled to vote thereon (voting together as a single class), given in person or by proxy, either in writing without a meeting or by vote at any meeting called by the Company for the purpose:

(i) authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of capital stock ranking senior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

(ii) amend, alter or repeal the provisions of the Articles of Incorporation, as amended, including the terms of the Series A Preferred Shares, whether by merger, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares, taken as a whole.

If any event described in paragraph (ii) above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares, taken as a whole, disproportionately relative to any other class or series of voting preferred stock (as defined below), the affirmative vote of the holders of at least two-thirds
of the outstanding shares of the Series A Preferred Shares, voting as a separate class, will also be required. Furthermore, if holders of shares of the Series A Preferred Shares receive the $25.00 per share of the Series A Preferred Shares liquidation preference plus all declared and unpaid dividends thereon or greater amounts pursuant to the occurrence of any of the events described in paragraph (ii) above, then such holders shall not have any voting rights with respect to the events described in such paragraph. As used herein, “voting preferred stock” means any other class or series of the Company’s preferred stock ranking equally with the Series A Preferred Shares as to dividends (whether cumulative or non-cumulative)
and the distribution of the Company’s assets upon liquidation, dissolution or winding up and upon which like voting rights to the Series A Preferred Shares have been conferred and are exercisable.

Use of Proceeds
We intend to use the proceeds from this offering for working capital and general corporate purposes, including retiring convertible debenture debt that was due June 30, 2022. See “Use of Proceeds” for more information.

Restrictions on Dividends, Redemption and Repurchases
So long as any Series A Preferred Share remains outstanding, unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Shares for all past completed dividend periods, we will not during any dividend period:

(1) pay or declare and set apart for payment any dividends or declare or make any distribution of cash or other property on Common Shares or other capital stock that ranks junior to or on parity with the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up (other than, in each case, (a) a dividend paid in Common Shares or other stock ranking junior to the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up or (b) any declaration of a Common Share dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to such plan);

(2) redeem, purchase or otherwise acquire Common Shares or other capital stock that ranks junior to or on parity with the Series A Preferred Shares (other than the Series A Preferred Shares) with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up (other than (a) by conversion into or exchange for Common Shares or other capital stock ranking junior to the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (b) the redemption of shares of capital stock pursuant to the provisions of our memorandum of articles, as amended, relating to the restrictions upon ownership and transfer of our capital stock, (c) a purchase or exchange offer made on the same terms to holders of all outstanding A Preferred Shares and any other capital stock that ranks on parity with the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (d) purchases, redemptions or other acquisitions of shares of our capital stock ranking junior to the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (e) through the use of the proceeds of a substantially contemporaneous sale of stock ranking junior to the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, or (f) purchases or other acquisitions of shares of our capital stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding Dividend Payment Date on which dividends were not paid in full); or

(3) redeem, purchase or otherwise acquire Series A Preferred Shares (other than (a) by conversion into or exchange for Common Shares or other capital stock ranking junior to the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (b) a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares or (c) with respect to redemptions, a redemption pursuant to which all Series A Preferred Shares are redeemed).

Optional Redemption
The Series A Preferred Shares are not redeemable prior to [                ], which is the first anniversary of the initial closing date of this offering, except for the circumstances described under “Special Optional Redemption.”

On or after [                ], the Series A Preferred Shares may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per Series A Preferred Share, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Shares up to, but not including, the date of such redemption, upon the giving of notice.

Special Optional Redemption
Upon the occurrence of any Delisting Event, Change of Control, or $8 VWAP Event, whether before or after [                ], we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, Change of Control or $8 VWAP Event, by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.

A “Delisting Event” occurs when, after the original issuance of Series A Preferred Stock, both (i) the shares of Series A Preferred Stock are no longer listed on Nasdaq, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC (“NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) the Company not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but any Series A Preferred Stock is still outstanding.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing: (a) any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company or any subsidiary of the Company) shall beneficially own (as defined in Rule
13d-3
of the Exchange Act), directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; (b) Current Directors (as herein defined) shall cease for any reason to constitute at least a majority of the members of the Board (for this purpose, a “Current Director” shall mean any member of the Board as of the date hereof and any successor of a Current Director whose election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the Current Directors then on the Board); (c) (i) the complete liquidation of the Company or (ii) the merger or consolidation of the Company, other than a merger or consolidation in which (x) the holders of the common stock of the Company immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or (y) the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation, which liquidation, merger or consolidation has been approved by the shareholders of the Company; or (d) the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company pursuant to an agreement (or agreements) which has (have) been approved by the shareholders of the Company.

An “$8 VWAP Event” occurs when, after the original issuance of Series A Preferred Stock, the volume weighted average price of the Common Shares on the Nasdaq Capital Market for five consecutive trading days (as reported by Bloomberg L.P. based on a trading day from 9:30 a.m. to 4:02 p.m. (New York City time)) is at least $8.00.

Redemption Upon Request of Holder in Connection with Change of Control:
Upon the occurrence of a Board Approved Change of Control, holders of our Series A Preferred Shares may (i) require us to redeem their shares of our Series A Preferred Shares at a per share redemption price of $25.00, plus declared and unpaid dividends to, but excluding, the effective date of the Change of Control, or (ii) continue to hold our Series A Preferred Shares (subject to the Company’s option to redeem the Series A Preferred Shares as set forth above).

Anti-Dilution Adjustment
If, at any time while the Series A Preferred Shares are outstanding, we sell or grant (or announce any offer, sale or grant) of any Common Shares or Common Share equivalents entitling any person to acquire our Common Shares at an effective price per share that is lower than the original $2.25 conversion price, then the conversion price will be reduced to equal such lower price (though not less than $0.45 or, for so long as the Common Shares are listed on the TSX Venture Exchange, not less than the “Market Price” as that term is defined in the policies of the TSX Venture Exchange). However, no conversion price adjustment will be made in respect of certain identified exempt issuances.

Segregated Dividend Payment Account
The Company shall establish a segregated account that will be funded at closing of the offering with proceeds in an amount equal to nine (9) months of dividends on the maximum number of Series A Preferred Shares. The segregated account may only be used to pay dividends declared on the Series A Preferred Shares, when legally permitted, and may not be used for other corporate purposes.

Listing
We are in the process of applying to have the Series A Preferred Shares listed on Nasdaq under the symbol “MCLDP.” There is no assurance that our listing application will be approved. Our Warrants will trade on the Nasdaq along with the Listed Warrants under the symbol “MCLDW.”

Our Common Shares are listed on Nasdaq under the symbol “MCLD” and our Listed Warrants are listed under the symbol “MCLDW.” Our Common Shares are also listed on the TSXV under the symbol “MCLD”.

Best Efforts
We have agreed to issue and sell the Series A Preferred Shares and Warrants offered hereby to the public through the placement agent, and the placement agent has agreed to offer and sell such securities on a “best efforts” basis. The placement agent is not required to sell any specific number or dollar amount of the securities offered hereby, but will use their best efforts to sell such securities. See “Plan of Distribution” on page [    ].

Risk Factors
Investing in these securities involves a high degree of risk.
As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our Series A Preferred Shares and Warrants.

Summary Financial Data
The following tables summarize our historical financial data. The summary consolidated statements of operation for the years ended December 31, 2019, 2020 and 2021 and the summary consolidated Statements of Financial Position as of December 31, 2019, 2020 and 2021 have been derived from our consolidated financial statements included elsewhere in this prospectus. The following summary financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future, and our results for any interim period are not necessarily indicative of the results to be expected for a full fiscal year.

The following table presents our consolidated statements of operation for the six months ended June 30, 2022 and the years ended December 31, 2021, 2020, and 2019 (unless indicated otherwise, and converted amounts in the following table are expressed in Canadian dollars as set out in “Currency and Exchange Rates.”):

	Six months ended June 30, 2022	2021 Recast (1)	Year ended December 31, 2020 Recast (1)	2019 Recast (1)
Revenue	$6,698,629	$25,596,972	$26,928,439	$18,340,249
Cost of sales	(3,865,798)	(9,683,748)	(10,281,922)	(7,583,127)

Gross profit	$2,832,831	$15,913,224	$16,646,517	$10,757,122

Expenses
Salaries, wages and benefits	10,373,584	21,691,774	20,885,044	10,313,803
Sales and marketing	1,902,215	1,377,255	1,536,420	3,166,788
Research and development	1,100,284	3,179,353	1,078,164	498,099
General and administration	4,617,456	8,538,854	5,741,872	3,294,550
Professional and consulting fees	6,736,389	9,085,436	8,886,341	4,351,812
Share-based compensation	444,461	1,867,915	1,454,235	1,468,361
Depreciation and amortization	3,769,628	8,924,812	6,778,100	4,044,143

Total expenses	$28,944,017	$54,665,399	$46,360,176	$27,137,556

Operating loss	$26,111,186	$38,752,175	$29,713,659	$16,380,434

Other expenses (income)
Finance costs	4,088,630	8,618,794	6,033,510	3,217,500
Foreign exchange (gain) loss	(493,543)	(267,294)	1,198,372	494,404
Business acquisition costs and other expenses	—	346,420	1,811,682	9,880,170
Impairment	—	—	—	600,657
Fair value (gain) loss on derivatives	(5,031,599)	6,040,121	—	—
Other income	(662,292)	(7,126,097)	(2,932,342)	(167,913)

Loss before tax	$24,012,382	$46,364,119	$35,824,881	$30,405,252

Current tax expense (recovery)	104,682	157,303	(295,709)	181,895
Deferred tax (recovery)	(1,482,234)	(1,822,109)	(668,209)	(2,692,313)

Net loss for the period	22,634,830	$44,699,313	$34,860,963	$27,894,834

Other comprehensive (income) loss
Foreign subsidiary translation differences	882,069	69,460	(1,209,006)	(607,302)

Comprehensive loss for the period	$23,516,899	$44,768,773	$33,651,957	$27,287,532

Net loss (income) for the period attributable to:
mCloud Technologies Corp. shareholders	17,829,232	44,762,700	36,447,551	28,484,890
Non-controlling interest	4,805,598	(63,387)	(1,586,588)	(590,056)

	$22,634,830	$44,699,313	$ 34,860,963	$27,894,834

Comprehensive loss (income) for the period attributable to:
mCloud Technologies Corp. shareholders	18,764,690	44,970,815	35,398,294	28,054,299
Non-controlling interest	4,752,209	(202,042)	(1,746,337)	(766,767)

	$23,516,899	$44,768,773	$ 33,651,957	$27,287,532

Loss per share attributable to mCloud shareholders – basic and diluted	$1.10	$3.76	$5.01	$6.97
Weighted average number of common shares outstanding basic and diluted	16,151,197	11,898,183	7,272,464	4,085,322

(1)	See Note 2 of the Consolidated Financial Statements for the Years Ended December 31, 2021, 2020 and 2019.

The following table presents our summary consolidated balance sheets data as of June 30, 2022, December 31, 2021, 2020 and 2019 (Unless indicated otherwise, and converted amounts in the following table are expressed in Canadian dollars as set out in “Currency and Exchange Rates.”):

	June 30, 2022	December 31, 2021	December 31, 2020	December 31, 2019
		Recast (1)	Recast (1)	Recast (1)
ASSETS
Current assets
Cash and cash equivalents	$4,405,948	$4,588,057	$1,110,889	529,190
Trade and other receivables	12,134,992	14,566,975	12,312,814	9,091,654
Current portion of prepaid expenses and other assets	2,679,472	2,355,350	1,326,319	839,012
Current portion of long-term receivables	390,398	397,060	445,213	378,221

Total current assets	$19,610,810	$21,907,442	$15,195,235	$10,838,077

Non-current assets
Prepaid expenses and other assets	402,838	622,577	1,011,847	86,913
Long-term receivables	318,360	343,371	2,091,059	1,586,429
Right-of-use assets	7,298,424	916,028	3,660,717	4,206,808
Property and equipment	518,185	649,403	506,387	710,552
Intangible assets	17,429,695	20,585,833	27,766,839	23,671,089
Goodwill	27,119,177	27,081,795	27,086,727	18,758,975

Total non-current assets	53,086,679	$50,199,007	$62,123,576	49,020,766

Total assets	72,697,489	$72,106,449	$77,318,811	59,858,843

LIABILITIES
Current liabilities
Bank indebtedness	3,679,631	$3,460,109	$976,779	1,471,805
Trade payables and accrued liabilities	16,343,347	12,421,309	12,924,256	9,636,405
Deferred revenue	4,813,199	2,811,408	1,771,120	1,138,281
Current portion of loans and borrowings	10,399,574	12,447,939	3,431,251	3,004,717
Current portion of convertible debentures	23,457,500	22,185,170	—	—
Warrant liabilities	3,017,643	8,880,038	710,924	725,086
Current portion of lease liabilities	554,895	410,674	835,472	720,457
Current portion of other liabilities	—	—	6,003,838
Current portion of business
acquisition payable	1,399,580	1,398,972	1,594,297	1,043,314

Total current liabilities	63,665,369	$64,015,619	$28,247,937	17,740,065

Non-current liabilities
Convertible debentures	85,901	110,540	19,534,988	17,535,946
Lease liabilities	7,123,723	634,798	3,109,604	3,641,627
Loans and borrowings	19,586,233	767,662	9,721,049	10,968,338
Deferred income tax liabilities	827,672	2,291,057	4,168,905	3,854,614
Other liabilities	—	—	232,577
Business acquisition payable	—	—	845,232	—

Total liabilities	91,288,088	$67,819,676	$65,860,292	53,740,590

EQUITY
Share capital	118,327,722	118,195,363	83,120,611	45,368,745
Contributed surplus	11,547,919	11,040,751	8,518,476	7,278,119
Accumulative other comprehensive income	291,811	1,227,269	1,435,384	386,127
Deficit	(146,501,130)	(128,671,898)	(83,909,198)	(47,461,647)
Total shareholders’ equity (deficit)	(16,333,678)	$1,791,485	$9,165,273	5,571,344

Non-controlling interest	(2,256,921)	2,495,288	2,293,246	546,909
Total equity (deficit)	$(18,590,599)	$4,286,773	$11,458,519	6,118,253

Total liabilities and equity	$72,697,489	$72,106,449	$77,318,811	59,858,843

1)	See Note 2 of the Consolidated Financial Statements for the Years Ended December 31, 2021, 2020 and 2019.

RISK FACTORS
Investing in our securities is speculative and involves a high degree of risk. You should consider carefully the following risk factors, as well as the other information in this prospectus, including our consolidated financial statements and notes thereto, before you decide to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations and prospects could be materially adversely affected, the value of our securities could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Cautionary Note Regarding Forward-Looking Statements.”
Summary Risk Factors

•	As a company primarily based outside of the United States, our business is subject to economic, political, regulatory and other risks associated with international operations.

•	mCloud may be unable to identify and complete suitable platform acquisitions and acquisitions in its existing vertical markets.

•
Potential acquisitions could be difficult to consummate and integrate into mCloud’s operations, and they and investment transactions could disrupt mCloud’s business, dilute stockholder value or impair mCloud’s financial results.

•	The loss of one or more of mCloud’s key personnel, or its failure to attract and retain other highly qualified personnel in the future, could harm its business.

•	We may acquire contingent liabilities through acquisitions that could adversely affect mCloud’s operating results.

•	Acquisitions, investments, joint ventures and other business ventures may negatively affect mCloud’s operating results.

•
We may not be able to protect our intellectual property rights, which could make us less competitive and cause us to lose market share. The loss of our rights to use technology currently licensed by third parties could increase operating expenses by forcing us to seek alternative technology and adversely affect our ability to compete.

•
If mCloud is not able to maintain and enhance the AssetCare brand, or if events occur that damage the AssetCare reputation and brand, mCloud’s ability to expand its base of users may be impaired, which could adversely affect mCloud’s business and financial results.

•
Because we are a corporation incorporated in British Columbia and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

Factors Influencing Serviceable Obtainable Market.
The Company’s statements regarding serviceable obtainable market reflect the Company’s estimate of the entire market available to the Company and its competitors. The markets for the Company’s AssetCare offering are subject to substantial competition and mCloud may not capture as much market share as it currently expects to capture. mCloud has direct competitors in these markets who may have credible advantages over the Company in areas such as financial strength, regional presence, and human resources, which could influence the Company’s ability to capture market share. Certain prospective customers in these markets may also have the means to develop and deploy their own solutions. Furthermore, current mCloud customers in these markets may decide not to renew or reduce the scope of their AssetCare subscriptions following the completion of their subscription term based on business need or changes in their strategy. The Company partners with third-parties such as mechanical contractors and engineering service providers to deliver AssetCare, and in the event mCloud captures greater market share, the Company’s ability to successfully deliver to customers depends on either these partnerships or mCloud’s ability to scale its local presence to meet demand. The Company believes that statements about its serviceable obtainable market are reasonable. However, there is no guarantee that mCloud will be able to capture or service any portion of the market, which could adversely affect mCloud’s business and financial results.
Force Majeure Events – COVID-19.
Major health issues and pandemics, such as
COVID-19,
may adversely affect trade, global and local economies, and the trading prices of our securities. Outbreaks may affect the supply chain of the Company and may restrict the level of economic activity in affected areas, which may adversely affect the price and demand for the Company’s products and services, as well as the Company’s ability to collect outstanding receivables from its customers. Given the ongoing and dynamic nature of the circumstances surrounding
COVID-19,
the extent to which the coronavirus will impact the Company’s financial results and operations is uncertain. It is possible, however, that the Company’s business operations and financial performance in 2022 and beyond may be materially adversely affected by
COVID-19.

Going Concern Assumption.
The financial statements of mCloud have been prepared in accordance with International Financial Reporting Standards (IFRS) on a going concern basis, which presumes that mCloud will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. mCloud’s continuation as a “going concern” is uncertain and is dependent upon, amongst other things, attaining a satisfactory revenue level, the support of its customers, its ability to continue profitable operations, the generation of cash from operations, and its ability to obtain financing arrangements and capital in the future. These material uncertainties represent risk to mCloud’s ability to continue as a going concern and realize its assets and pay its liabilities as they become due. If the “going concern” assumption was not appropriate for the financial statements, then adjustments would be necessary to the carrying values of assets and liabilities, the reported expenses and the balance sheet classifications used. Such adjustments could be material.
mCloud may be unable to identify and complete suitable platform acquisitions and acquisitions in its existing vertical markets.
mCloud cannot be certain that it will be able to identify suitable new acquisition candidates that are available for purchase at reasonable prices. Even if mCloud is able to identify such candidates, it may be unable to consummate an acquisition on suitable terms. When evaluating an acquisition opportunity, mCloud cannot assure investors that it will correctly identify the risks and costs inherent in the business that it is acquiring. If mCloud is to proceed with one or more significant future acquisitions in which the consideration consists of cash, a substantial portion of its available cash resources may be used, or it may have to seek additional financing to complete such acquisitions.
Potential acquisitions could be difficult to consummate and integrate into mCloud’s operations, and they and investment transactions could disrupt mCloud’s business, dilute stockholder value or impair mCloud’s financial results.
As part of mCloud’s business strategy, it may continue, from time to time, to seek to grow its business through acquisitions of or investments in new or complementary businesses, technologies or products that it believes can improve its ability to compete in its existing customer markets or allow it to enter new markets. The potential risks associated with acquisitions and investment transactions include, but are not limited to:

•	failure to realize anticipated returns on investment, cost savings and synergies;

•	difficulty in assimilating the operations, policies, and personnel of the acquired company;

•	unanticipated costs associated with acquisitions;

•	challenges in combining product offerings and entering into new markets in which we may not have experience;

•	distraction of management’s attention from normal business operations;

•	potential loss of key employees of the acquired company;

•	difficulty implementing effective internal controls over financial reporting and disclosure controls and procedures;

•	impairment of relationships with customers or suppliers;

•	possibility of incurring impairment losses related to goodwill and intangible assets; and

•	other issues not discovered in due diligence, which may include product quality issues or legal or other contingencies.
Acquisitions and/or investments may also result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, the expenditure of available cash, and amortization expenses or write-downs related to intangible assets such as goodwill, any of which could have a material adverse effect on mCloud’s operating results or financial condition. Investments in immature businesses with unproven track records and technologies have an especially high degree of risk, with the possibility that mCloud may lose its entire investment or incur unexpected liabilities. mCloud may experience risks relating to the challenges and costs of closing a business combination or investment transaction and the risk that an announced business combination or investment transaction may not close. There can be no assurance that mCloud will be successful in making additional acquisitions in the future or in integrating or executing on its business plan for existing or future acquisitions.
mCloud may acquire contingent liabilities through acquisitions that could adversely affect mCloud’s operating results.
mCloud may acquire contingent liabilities in connection with acquisitions it has completed, which may be material. Although management uses its best efforts to estimate the risks associated with these contingent liabilities and the likelihood that they will materialize, their estimates could differ materially from the liabilities actually incurred.
Acquisitions, investments, joint ventures, and other business initiatives may negatively affect mCloud’s operating results.
The growth of mCloud through the successful acquisition and integration of complementary businesses is a critical component of its corporate strategy. mCloud continually evaluates acquisition opportunities within its respective marketplace and may be in various stages of discussions with respect to such opportunities. mCloud plans to continue to pursue acquisitions that complement its existing business, represent a strong strategic fit, and are consistent with its overall growth strategy and disciplined financial management. mCloud may also target future acquisitions to expand or add functionality and capabilities to its existing portfolio of solutions, as well as add new solutions to its portfolio. mCloud may also consider opportunities to engage in joint ventures or other business collaborations with third parties to address market segments. These activities create risks such as: (i) the need to integrate and manage the businesses and products acquired with mCloud’s own business and products; (ii) additional demands on its resources, systems, procedures and controls; (iii) disruption of its ongoing business; and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity or equity-related securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses.
Also, such activities could result in charges and expenses and have the potential to either dilute the interests of existing shareholders or result in the issuance or assumption of debt. This could have a negative impact on the credit ratings of mCloud’s outstanding debt securities.

Such acquisitions, investments, joint ventures, or other business collaborations may involve significant commitments of financial and other resources of mCloud. Any such activity may not be successful in generating revenues, income, or other returns to mCloud, and the resources committed to such activities will not be available to it for other purposes. Moreover, if mCloud is unable to access capital markets on acceptable terms or at all, it may not be able to consummate a specific acquisition, or a series of acquisitions. Alternatively, mCloud may have to complete a transaction on the basis of a less than optimal capital structure. mCloud’s potential inability (i) to take advantage of growth opportunities for its business or for its products and services, or (ii) to address risks associated with acquisitions or investments in businesses, may negatively affect its operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges associated with any acquisition or investment activity, may materially impact mCloud’s results of operations which, in turn, may have an adverse material effect on the market price of Shares or credit ratings of its outstanding debt securities.
The loss of one or more of mCloud’s key personnel, or its failure to attract and retain other highly qualified personnel in the future, could harm its business.
mCloud currently depends on the continued services and performance of its key personnel, including its executive officers. The loss of key personnel could disrupt mCloud’s operations and have an adverse effect on its business and financial results.
As mCloud continues to grow, it cannot guarantee that it will continue to attract the personnel it needs to maintain its competitive position. As mCloud scales, the total cash and equity compensation structure necessary to retain and attract key personnel may have to change to be in line with market rates for the verticals in which mCloud competes. If mCloud fails in attracting, hiring, and integrating key personnel with industry-specific experience, or retaining and motivating existing personnel, it may be unable to grow effectively.
mCloud cannot be certain that additional financing will be available on reasonable terms when required, or at all.
From time to time, mCloud may need additional financing, including to fund potential acquisitions. Its ability to obtain additional financing, if and when required, will depend on investor demand, mCloud’s operating performance, the condition of the capital markets, and other factors. To the extent mCloud draws on its credit facilities, if any, to fund certain obligations, it may need to raise additional funds, and mCloud cannot provide assurance that additional financing will be available to it on favorable terms when required, or at all. If mCloud raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of mCloud’s Common Shares or Series A Preferred Shares, and existing shareholders may experience dilution.
mCloud may not be able to protect its intellectual property rights, which could make it less competitive and cause it to lose market share.
mCloud’s software is proprietary. mCloud’s strategy is to rely on a combination of copyright, patent, trademark and trade secret laws in the United States, Canada, and other jurisdictions, and to rely on license and confidentiality agreements and software security measures to further protect its proprietary technology and brand. mCloud has obtained or applied for patent protection with respect to some of its intellectual property, but generally does not rely on patents as a principal means of protecting its intellectual property. mCloud has registered or applied to register some of its trademarks in the United States and in selected other countries. mCloud generally enters into non-disclosure
agreements with its employees and customers, and historically has restricted third-party access to its software and source code, which it regards as proprietary information.

The steps mCloud has taken to protect its proprietary rights may not be adequate to avoid the misappropriation of its technology or independent development by others of technologies that may be considered a competitor. mCloud’s intellectual property rights may expire or be challenged, invalidated, or infringed upon by third parties or it may be unable to maintain, renew or enter into new licenses on commercially reasonable terms. Any misappropriation of mCloud’s technology or development of competitive technologies could harm its business and could diminish or cause it to lose the competitive advantages associated with its proprietary technology and could subject it to substantial costs in protecting and enforcing its intellectual property rights, and/or temporarily or permanently disrupt its sales and marketing of the affected products or services. The laws of some countries in which mCloud’s products are licensed do not protect its intellectual property rights to the same extent as the laws of the United States. Moreover, in some
non-U.S.
countries, laws affecting intellectual property rights are uncertain in their application, which can affect the scope of enforceability of mCloud’s intellectual property rights.
mCloud’s software research and development initiatives and its customer relationships could be compromised if the security of its information technology is breached as a result of a cyberattack. This could have a material adverse effect on mCloud’s business, operating results, and financial condition, and could harm its competitive position.
mCloud devotes significant resources to continually updating its software and developing new products, and its financial performance is dependent in part upon its ability to bring new products and services to market. mCloud’s customers use its software to monitor their assets and rely on mCloud to provide updates and releases as part of its software maintenance and support services. The security of mCloud’s information technology environment is therefore important to its research and development initiatives, and an important consideration in its customers’ purchasing decisions. If the security of mCloud’s systems is impaired, its development initiatives might be disrupted, and it might be unable to provide service. mCloud’s customer relationships might deteriorate, its reputation in the industry could be harmed, and it could be subject to liability claims. This could reduce mCloud’s revenues, and expose it to significant costs to detect, correct and avoid any breach of security and to defend any claims against it.
The loss of mCloud’s rights to use technology currently licensed by third parties could increase operating expenses by forcing mCloud to seek alternative technology and adversely affect mCloud’s ability to compete.
mCloud occasionally licenses technology, including software and related intellectual property, from third parties for use in its products and may be required to license additional intellectual property. There are no assurances that mCloud will be able to maintain its third-party licenses or obtain new licenses when required on commercially reasonable terms, or at all.
For each of the last three fiscal years, mCloud has had two customers that each comprise greater than 10% of annual revenues.
mCloud may have customers which comprise greater than 10% of annual revenues. There are risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the level of demand for our products that will be generated by any of these customers in the future. In addition, revenues from these larger customers may fluctuate from time to time based on these customers’ business needs and customer experience, the timing of which may be affected by market conditions or other factors outside of our control.
Information technology systems.
mCloud’s operations depend in part upon IT systems. mCloud’s IT systems are subject to disruption, damage, or failure from many sources, including computer viruses, security breaches, natural disasters, power loss, and defects in design. To date, mCloud has not experienced any material losses relating to IT system disruptions, damage, or failure, but there are no assurances that it will not incur such losses in the future. Any of these and other events could result in IT systems failures, operational delays, production downtimes, destruction or corruption of data, security breaches, or other manipulation or improper use of mCloud’s systems and networks.
mCloud’s products are highly technical, and if they contain undetected errors mCloud’s business and financial results could be adversely affected.
mCloud’s products are highly technical and complex. mCloud’s products may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in mCloud’s products may only be discovered after they have been released. Any errors, bugs, or vulnerabilities discovered in mCloud’s products after release could result in damage to mCloud’s reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect mCloud’s business and financial results.

If mCloud’s products are unable to work with devices, platforms, or interfaces to deliver targeted user experiences, this could adversely affect mCloud’s business and financial results.
mCloud is dependent on the interoperability of AssetCare with popular cloud systems that it does not control, such as Google. Any changes in such systems that degrade the functionality of mCloud’s products or give preferential treatment to competitive products could adversely affect mCloud’s business and financial results.
Reliance on third party networks.
mCloud is dependent on third party mobile networks such as those provided by major telecommunications companies to provide services. These third-party networks are controlled by third parties and are subject to compromise or failure. Extended disruptions of such networks could adversely affect mCloud’s business and financial results.
If mCloud is not able to maintain and enhance the AssetCare brand, or if events occur that damage the AssetCare reputation and brand, mCloud’s ability to expand its base of users may be impaired, which could adversely affect mCloud’s business and financial results.
mCloud believes that the AssetCare brand will significantly contribute to the success of its business. mCloud also believes that maintaining and enhancing its own brands, the AssetCare brand, is critical to expanding its base of users. Many of its new users are referred by existing users, and therefore mCloud strives to ensure that users remain favorably inclined towards AssetCare. Maintaining and enhancing the AssetCare brand will depend largely on mCloud’s ability to continue to provide useful, reliable, trustworthy, and innovative products, which it may not do successfully. mCloud may introduce new products or terms of service that users do not like, which could adversely affect mCloud’s business and financial results.
If mCloud fails to increase market awareness of AssetCare and expand sales and marketing operations, mCloud’s business and financial results could be adversely affected.
mCloud believes that the AssetCare brand will continue to significantly contribute to the success of its business. mCloud intends to spend significant resources on increasing the market awareness of the AssetCare brand and expanding its sales and marketing operations. There is no guarantee that mCloud will be successful in its efforts to increase market awareness. Failure to increase market awareness of the AssetCare brand or the failure of customers to adopt the AssetCare brand could adversely affect mCloud’s business and financial results.
If mCloud does not continue to develop technologically advanced products that successfully integrate with the software products and enhancements used by its customers, future revenues and its operating results may be negatively affected.
mCloud’s success depends upon its ability to design, develop, test, market, license and support new software products, services, and enhancements of current products and services on a timely basis in response to both competitive threats and marketplace demands. The software industry is increasingly focused on cloud computing, mobility, social media, and SaaS among other continually evolving shifts. In addition, mCloud’s software products, services, and enhancements must remain compatible with standard platforms and file formats. Often, mCloud must integrate software licensed or acquired from third parties with its proprietary software to create or improve its products. If mCloud is unable to achieve a successful integration with third party software, it may not be successful in developing and marketing its new software products, services, and enhancements. If mCloud is unable to successfully integrate third party software to develop new software products, services, and enhancements to existing software products and services, or to complete the development of new software products and services which it licenses or acquires from third parties, its operating results will materially suffer. In addition, if the integrated or new products or enhancements do not achieve acceptance by the marketplace, mCloud’s operating results will materially suffer. Moreover, if new industry standards emerge that mCloud does not anticipate or adapt to, or with rapid technological change occurring, if alternatives to its services and solutions are developed by its competitors, its software products and services could be rendered obsolete, causing it to lose market share and, as a result, harm its business and operating results and its ability to compete in the marketplace.

mCloud’s new products and changes to existing products could fail to attract or retain users or generate revenue.
mCloud’s ability to retain, increase, and engage its user base and to increase its revenue will depend heavily on mCloud’s ability to create or acquire successful new products, both independently and in conjunction with software and platform developers or other third parties.
mCloud may introduce significant changes to its existing products or develop and introduce new and unproven products, including using technologies with which it has little or no prior development or operating experience. If new or enhanced products fail to engage users, mCloud may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify certain investments, and the business may be adversely affected. In the future, mCloud may invest in new products and initiatives to generate revenue. There is no guarantee these approaches will be successful. If mCloud is not successful with new approaches to monetization, it may not be able to maintain or grow its revenue as anticipated or recover any associated development costs, which could adversely affect mCloud’s business and financial results.
mCloud may be unable to meet its
ESG-related
targets and objectives.
As environmental, social and governance (ESG) forms a significant part of mCloud’s overall value proposition, mCloud may, especially in its public disclosure, voluntary or otherwise, set certain targets and goals with respect to its own ESG performance and its efforts to help existing and future users meet their
ESG-related
goals. Investors may choose to invest in mCloud in partial or total reliance on these ESG targets and goals. In spite of mCloud’s commitment and allocation of resources accordingly, there is no guarantee that such goals will be met.
mCloud may incur liability as a result of information retrieved from or transmitted over or through mCloud products or network.
mCloud may face claims relating to information that is retrieved from or transmitted over the Internet or through mCloud and claims related to mCloud’s products. In particular, the nature of mCloud’s business exposes it to claims related to intellectual property rights, rights of privacy, and personal injury torts.
Changes in worldwide capital spending and continued economic growth may have a material adverse effect on mCloud.
One factor that significantly affects mCloud’s financial results is the impact of economic conditions on the willingness of mCloud’s current and potential customers to make capital investments. Changes in economic growth or the global economy could lead customers to be cautious about capital spending, which places additional pressure on departments to demonstrate acceptable return on investment. Uncertain worldwide economic and political environments, and uncertain policy directives, would make it difficult for mCloud, its customers and suppliers to accurately predict future product demand, which could result in an inability to satisfy demand for mCloud’s products and a loss of market share. mCloud’s revenues may decline in such circumstances and profit margins could be eroded, or mCloud could incur significant losses.

Moreover, economic conditions worldwide may contribute to slowdowns in the markets in which mCloud operates, resulting in reduced demand for mCloud’s solutions as a result of customers choosing to refrain from capital investments.
Turmoil in the geopolitical environment in many parts of the world, including terrorist activities and military actions, as well as political and economic issues in many regions, may put pressure on global economic conditions. mCloud’s business and financial results and its ability to expand into other international markets may also be affected by changing economic conditions particularly germane to that sector or to particular customer markets within that sector.
mCloud is exposed to fluctuations in currency exchange rates that could negatively impact mCloud’s business and financial result.
Because a portion of mCloud’s business is conducted outside of North America, mCloud faces exposure to adverse movements in foreign currency exchange rates. These exposures may change over time as business practices evolve, which could adversely affect mCloud’s business and financial results.
Any changes to existing accounting pronouncements or taxation rules or practices may affect how mCloud conducts business.
New accounting pronouncements, taxation rules and varying interpretations of accounting pronouncements or taxation rules have occurred in the past and may occur in the future. The change to existing rules, future changes, if any, or the need for mCloud to modify a current tax position may adversely affect the way mCloud conducts business.
mCloud’s business is subject to complex and evolving domestic and foreign laws and regulations. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to mCloud’s business practices, increased cost of operations, or declines in user growth or engagement, or otherwise harm mCloud’s business.
mCloud is subject to a variety of laws and regulations in the United States and abroad that involve matters central to its business, including user privacy, data protection, intellectual property, distribution, contracts and other communications, competition, consumer protection, and taxation. Foreign laws and regulations are often more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which mCloud operates. Existing and proposed laws and regulations may be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase mCloud’s operating costs, require significant management time and attention, and subject mCloud to claims or other remedies, including fines or demands that mCloud modify or cease existing business practices.
mCloud’s business is highly competitive. Competition presents an ongoing threat to the success of its business. If mCloud fails to compete successfully against industry peers, mCloud’s ability to increase revenues and achieve profitability will be impaired.
In North American and international markets, mCloud faces competition from various types of technology and remote asset management businesses. mCloud directly competes with global asset care management companies, including: IBM Corporation, AT&T Intellectual Property, Hitachi, Ltd., Verizon Communications, Inc., PTC Inc., SAP GE, Rockwell Automation, Inc., Schneider Electric SE, Infosys Limited, Honeywell International Inc., Siemens AG, and General Electric Company, among others.

As mCloud introduces new products and as its existing products evolve, or as other companies introduce new products and services, mCloud may become subject to additional competition.
Some of mCloud’s current and potential competitors have significantly greater resources and hold advantageous competitive positions in certain market segments than mCloud currently holds. These factors may allow mCloud’s competitors to respond more effectively than mCloud to new or emerging technologies and changes in market requirements. mCloud’s competitors may develop products that are similar to mCloud’s or that achieve greater market acceptance, may undertake more far-reaching
and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Certain competitors could use strong or dominant positions in one or more markets to gain a competitive advantage against mCloud. As a result, mCloud’s competitors may acquire and engage users of mCloud’s current products at the expense of the growth or engagement of its user base, which could adversely affect mCloud’s business and financial results.
mCloud believes that its ability to compete effectively depends upon many factors both within and beyond mCloud’s control, including:

•	the usefulness, ease of use, performance, and reliability of mCloud’s products compared to its competitors;

•	the size and composition of mCloud’s user base;

•	the engagement of mCloud’s users with its products;

•	the timing and market acceptance of mCloud’s products, including developments and enhancements, or similar improvements by its competitors;

•	mCloud’s ability to monetize its products, including its ability to successfully monetize AssetCare;

•	customer service and support efforts;

•	marketing and selling efforts;

•	mCloud’s financial condition and results of operations;

•	changes mandated by legislation, regulatory authorities, or litigation, including settlements and consent decrees, some of which may have a disproportionate effect on mCloud;

•	acquisitions or consolidation within mCloud’s industry, which may result in more formidable competitors;

•	mCloud’s ability to attract, retain, and motivate talented employees, particularly computer engineers;

•	mCloud’s ability to cost-effectively manage and grow its operations; and

•	the mCloud reputation and brand strength relative to competitors.
If mCloud is not able to effectively compete, its user base and level of user engagement may decrease, which could adversely affect mCloud’s business and financial results.

mCloud’s compensation structure may hinder its efforts to attract and retain vital employees.
A portion of mCloud’s total compensation program for its executive officers and key personnel includes the award of options or restricted stock units to buy Common Shares. If the market price of the Common Shares performs poorly, such performance may adversely affect mCloud’s ability to retain or attract critical personnel. In addition, any changes made to mCloud’s equity incentive award policies, or to any other of its compensation practices, which are made necessary by governmental regulations or competitive pressures, could adversely affect its ability to retain and motivate existing personnel and recruit new personnel. For example, any limit to total compensation which may be prescribed by the government or applicable regulatory authorities or any significant increases in personal income tax levels levied in countries where mCloud has a significant operational presence may hurt its ability to attract or retain its executive officers or other employees whose efforts are vital to its success. Additionally, payments under mCloud’s long-term incentive plan are dependent to a significant extent upon the future performance of mCloud both in absolute terms and in comparison, to similarly situated companies. Any failure to achieve the targets set under mCloud’s long-term incentive plan could significantly reduce or eliminate payments made under this plan, which may, in turn, materially and adversely affect its ability to retain the key personnel who are subject to this plan.

The price of the securities of mCloud may fluctuate significantly, which may make it difficult for holders of securities of mCloud to sell its securities at a time or price they find attractive.
mCloud’s stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond its control. In addition to those described under “
Forward-Looking Statements
”, these factors include:

•	actual or anticipated quarterly fluctuations in its financial results and financial condition;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts with respect to it or other financial institutions;

•	reports in the press or investment community generally or relating to mCloud’s reputation or the industry in which it operates;

•	strategic actions by mCloud or its competitors, such as acquisitions, restructurings, dispositions, or financings;

•	fluctuations in the stock price and financial results of mCloud’s competitors;

•	future sales of mCloud’s equity or equity-related securities;

•	proposed or adopted regulatory changes or developments;

•	domestic and international economic factors unrelated to mCloud’s performance; and

•	general market conditions and, in particular, developments related to market conditions for the remote asset management industry.
In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect mCloud’s stock price, notwithstanding mCloud’s financial results. mCloud expects that the market price of the Common Shares will fluctuate and there can be no assurances about the levels of the market prices for such Common Shares.
mCloud does not know whether an active, liquid and orderly trading market will develop for the securities of mCloud or what the market price of the securities of mCloud will be, and as a result it may be difficult for investors to sell its securities of mCloud.
An active trading market for securities of mCloud may not be sustained. The lack of an active market may impair an investor’s ability to sell its securities of mCloud at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of an investor’s securities of mCloud. Further, an inactive market may also impair mCloud’s ability to raise capital by selling securities of mCloud and may impair its ability to enter into collaborations or acquire companies or products by using securities of mCloud as consideration. The market price of securities of mCloud may be volatile, and an investor could lose all or part of their investment.

mCloud does not intend to pay dividends on the Common Shares for the foreseeable future.
mCloud currently does not plan to declare dividends on the Common Shares in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of the Board. Consequently, an investor’s only opportunity to achieve a return on the investment in mCloud will be if the market price of Common Shares appreciates and the investor sells shares at a profit. There is no guarantee that the trading price of mCloud’s Common Shares in the market will ever exceed the price that an investor paid.
If research analysts do not publish research about mCloud’s business or if they issue unfavorable commentary or downgrade mCloud’s securities, mCloud’s stock price and trading volume could decline.
The trading market for the securities of mCloud may depend in part on the research and reports that research and investment analysts publish about mCloud and its business. If mCloud does not maintain adequate research coverage, or if one or more analysts who covers mCloud downgrades its stock, or publishes inaccurate or unfavorable research about mCloud’s business, the price of mCloud’s securities could decline. If one or more of the research analysts ceases to cover mCloud or fails to publish reports on it regularly, demand for securities of mCloud could decrease, which could cause mCloud’s stock price or trading volume to decline.
The market price of mCloud’s securities may decline due to the large number of outstanding Shares eligible for future sale.
Sales of substantial amounts of mCloud securities in the public market, or the perception that these sales could occur, could cause the market price of the securities to decline. These sales could also make it more difficult for mCloud to sell equity or equity-related securities in the future at a time and price that it deems appropriate.
Certain shares, such as those shares subject to
lock-up
agreements, will have restrictions on trading.
mCloud may also issue Common Shares or securities convertible into Common Shares from time to time in connection with a financing, acquisition or otherwise. Any such issuance could result in substantial dilution to existing holders of securities and cause the trading price of mCloud’s securities to decline.
mCloud may issue additional equity securities or engage in other transactions that could dilute its book value or affect the priority of Common Shares or Series A Preferred Shares, which may adversely affect the market price of the Common Shares or Series A Preferred Shares.
The Board may determine from time to time that it needs to raise additional capital by issuing additional Common Shares or other securities in connection with its business and strategic plans, particularly with respect to its growing operations. Except as otherwise described in this prospectus, mCloud will not be restricted from issuing additional Common Shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares. Because mCloud’s decision to issue securities in any future offering will depend on market conditions and other factors beyond mCloud’s control, it cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. There is no assurance that the Company will be successful in obtaining required financing as and when needed on acceptable terms, if at all. Additional equity offerings may dilute the holdings of its existing shareholders thereby reducing the value of their investments, or reduce the market price of its common stock, or both. Holders of Common Shares are not entitled to pre-emptive
rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, mCloud’s then-current holders of Common Shares. Additionally, if mCloud raises additional capital by making offerings of debt or preference shares, upon liquidation of mCloud, holders of its debt securities and preference shares, and lenders with respect to other borrowings, may receive distributions of its available assets before the holders of Common Shares.

mCloud is a holding company.
mCloud is a holding company and may have no material
non-financial
assets other than its direct ownership of its subsidiaries. mCloud will have no independent means of generating revenue. To the extent that mCloud needs funds beyond its own financial resources to pay liabilities or to fund operations, and its subsidiaries are restricted from making distributions to it under applicable laws or regulations or agreements, or do not have sufficient earnings to make these distributions, mCloud may have to borrow or otherwise raise funds sufficient to meet these obligations and operate its business and, thus, its liquidity and financial condition could be materially adversely affected.
mCloud may suffer reduced profitability if it loses foreign private issuer status in the United States.
If, as of the last business day of mCloud’s second fiscal quarter for any year, more than 50% of mCloud’s outstanding voting securities (as defined in the United States
Securities Act of 1933
) are directly or indirectly held of record by residents of the United States, mCloud will no longer meet the definition of a “Foreign Private Issuer” under the rules of the U.S. Securities and Exchange Commission. If mCloud fails to qualify for Foreign Private Issuer status, it will remain unqualified unless it meets the test as of the last business day of its second fiscal quarter. This change in status could have a significant effect on the Company as it would significantly complicate the raising of capital through the offer and sales of securities and reporting requirements, resulting in increased audit, legal and administration costs. The ability of mCloud to be profitable could be significantly affected.
Asset Location and Legal Proceedings.
mCloud has assets located outside of Canada, and therefore it may be difficult to enforce judgments obtained by mCloud in foreign jurisdictions by Canadian courts. Similarly, to the extent that mCloud’s assets are located outside of Canada, investors may have difficulty collecting from mCloud any judgments obtained in Canadian courts and predicated on the civil liability provisions of applicable securities legislation. Furthermore, mCloud may be subject to legal proceedings and judgments in foreign jurisdictions and it may be difficult for U.S. stockholders to effect service of process against the officers of mCloud.
mCloud is exposed to credit risk.
Credit risk is the risk that a third party might fail to discharge its obligations under the terms of a financial contract. Credit risk is limited to the following instruments and mCloud’s maximum exposure to credit risk is the carrying value of the financial assets.
mCloud is mainly exposed to credit risk from credit sales. Management monitors the creditworthiness of its customers by performing background checks on all new customers. Further, management monitors the frequency of payments from ongoing customers and performs frequent reviews of outstanding balances. mCloud considers that there has been a significant increase in credit risk when contractual payments are more than 90 days past due.

Provisions for outstanding balances are established based on forward-looking information and revised when there are changes in circumstances that would create doubt over the receipt of funds. Such reviews are conducted on a continued basis through the monitoring of outstanding balances as well as the frequency of payments received. Accounts receivable are completely written off once management determines the probability of collection to be remote.
Trade and other receivables, unbilled revenue and long-term receivables are from individual customers and are not assessed based on external credit rating agencies. mCloud uses a provision matrix to measure the lifetime expected credit loss of these balances. Receivables are grouped based on similar credit risk profiles and days past due. Loss rates are based on actual credit loss experience and reflect the forward-looking conditions over the expected life of the receivable.
If the debenture trustee elects or is instructed to enforce payment under the Indenture and mCloud is unable to pay all amounts owing thereunder, mCloud’s business and results of operations could be adversely affected
mCloud is currently in default under the convertible debenture indenture dated November 14, 2019 (the “Indenture”) governing its 10% convertible unsecured debentures (the “2019 Debentures”) as a result of its failure to pay the outstanding principal and interest owing under the 2019 Debentures, being $23,740,275 in the aggregate (the “Outstanding Amount”), on or before the maturity date of June 30, 2022 and the subsequent 10 business day cure period. As such, pursuant to the terms of the Indenture, the debenture trustee may at any time during the period of default, in its discretion, and shall, upon direction of the holders of not less than 25% in principal amount of the outstanding 2019 Debentures, declare the Outstanding Amount, and interest incurred thereon during the period of default, to be immediately due and payable. If mCloud were to fail to pay such amounts forthwith following such demand, the debenture trustee may, in its discretion, and shall, upon direction of the holders of not less than 25% of the 2019 Debentures (subject to the debenture trustee being funded and indemnified against the costs of such), proceed to obtain or enforce payment of such amounts. Although mCloud intends to repay the Outstanding Amount and all interest incurred thereon during the period of default using a portion of the proceeds of the Offering, there can be no assurance that sufficient proceeds will be raised in the Offering to fully or partially satisfy payment of such amounts. If the debenture trustee elects or is instructed to enforce payment under the Indenture and mCloud is unable to pay all amounts owing thereunder, mCloud’s business and results of operations could be adversely affected. The Indenture does not contain default penalty or interest rate terms.
mCloud is exposed to interest rate risk.
Interest rate risk is the risk that the fair value or future cash flows of mCloud’s financial instruments will fluctuate because of changes in market interest rates. mCloud is exposed to interest rate risk on its credit facility and factoring facility with Nations Interbanc as these instruments have variable rates. Management does not believe interest rate risk is currently material to its business.
Risks Related to Our Securities and this Offering
This offering is being conducted on a “best efforts” basis
and is subject to a minimum investment amount
.
The placement agent is offering the Series A Preferred Shares and Warrants on a “best efforts” basis, and the placement agent is under no obligation to purchase any Series A Preferred Shares or Warrants for their own account. The placement agent is not required to sell any specific number or dollar amount of securities in this offering but will use their best efforts to sell the securities offered in this prospectus. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. We do not intend to close this offering unless we sell at least a minimum number of Series A Preferred Shares and Warrants to result in gross proceeds equal to or greater than $15,000,000 (the “Minimum Amount”). Because this is a best efforts offering, the placement agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the minimum offering amount. We expect that the offering will end on the first to occur of (i) the sale of the maximum number of Series A Preferred Shares and Warrants resulting in gross proceeds of $30,000,000 and (ii) the conclusion of the 60 day offering period. Unless the Minimum Amount is subscribed for and accepted by the Company by the conclusion of the offering period, or waived by the Company, the offering will be terminated and all subscription proceeds will be returned to investors without interest or deduction.
The Series A Preferred Shares represent perpetual equity interests.
The Series A Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preferred Shares may be required to bear the financial risks of an investment in the Series A Preferred Shares for an indefinite period of time.
If the Series A Preferred Shares are delisted from Nasdaq, the ability to transfer or sell the Series A Preferred Shares may be limited and the market value of the Series A Preferred Shares will likely be materially adversely affected.
We plan to list the Series A Preferred Shares on Nasdaq and the Series A Preferred Shares do not contain provisions that are intended to protect investors if the Series A Preferred Shares are delisted from Nasdaq. In order to maintain that listing, we must satisfy all of the following continued listing requirements:
(1) Minimum bid price of at least $1 per share;
(2) At least 100 Public Holders;
(3) At least 100,000 Publicly Held Shares;
(4) Market Value of Publicly Held Shares of at least $1 million; and
(5) At least two registered and active Market Makers, one of which may be a Market Maker entering a stabilizing bid.
There can be no assurances that we will be able to comply with the applicable listing standards. If the Series A Preferred Shares are delisted from Nasdaq, investors’ ability to transfer or sell the Series A Preferred Shares will be limited and the market value of the Series A Preferred Shares will likely be materially adversely affected. Moreover, since the Series A Preferred Shares have no stated maturity date, investors may be forced to hold the Series A Preferred Shares indefinitely while receiving stated dividends thereon when, as and if authorized by the Board and paid by us with no assurance as to ever receiving the liquidation value thereof.

We may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Shares.
We and our subsidiaries may incur additional indebtedness and obligations to pay cumulative dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Shares. The terms of the Series A Preferred Shares do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional series of preferred stock. Any such indebtedness will in all cases be senior to the rights of holders of Series A Preferred Shares. We may also issue additional series of preferred stock that contain dividend rights and liquidation preferences that are senior to the rights of holders of Series A Preferred Shares. Our subsidiaries may also incur indebtedness that is structurally senior to the Series A Preferred Shares, and we and our subsidiaries could incur indebtedness secured by a lien on our assets, entitling the holders of such indebtedness to be paid first from the proceeds of such assets. If we issue any additional preferred stock that ranks senior or pari passu with the Series A Preferred Shares, the holders of those shares will be entitled to a senior or ratable share with the holders of the Series A Preferred Shares in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of Series A Preferred Shares.
Market interest rates may adversely affect the value of the Series A Preferred Shares.
One of the factors that continues to influence the price of the Series A Preferred Shares will be the dividend yield on the Series A Preferred Shares (as a percentage of the price of the Series A Preferred Shares) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of the Series A Preferred Shares to expect a higher dividend yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividends. Accordingly, higher market interest rates could cause the market price of the Series A Preferred Shares to decrease.
The amount of the liquidation preference on the Series A Preferred Shares is fixed and investors in this Offering that receive Series A Preferred Shares will have no right to receive any greater payment.
The payment due upon liquidation on the Series A Preferred Shares is fixed at the liquidation preference of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to the date of liquidation, whether or not declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of a holder’s Series A Preferred Shares is greater than the liquidation preference, such holder will have no right to receive the market price from us upon our liquidation.
There may be future sales of Series A Preferred Shares or similar securities, which may adversely affect the market price of the Series A Preferred Shares.
Subject to the terms of the Certificate of Designations, our Articles of Incorporation and Canadian law, we are not restricted from issuing additional Series A Preferred Shares or securities similar to the Series A Preferred Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series A Preferred Shares. Holders of the Series A Preferred Shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Series A Preferred Shares could decline as a result of sales of Series A Preferred Shares, sales of other securities made after this Offering or the Registered Direct Offering, or as a result of the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Series A Preferred Shares bear the risk of our future offerings reducing the market price of the Series A Preferred Shares and diluting their holdings in the Series A Preferred Shares.
The Series A Preferred Shares may not have an active trading market.
The Series A Preferred Shares are a recent issue of securities and do not have a long-established trading market. Although we plan to list the Series A Preferred Shares on Nasdaq, we cannot assure you that an active market for the Series A Preferred Shares will be sustained or that holders of the Series A Preferred Shares will be able to sell their Series A Preferred Shares at favorable prices or at all. The difference between bid and ask prices in any secondary market for the Series A Preferred Shares could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the Series A Preferred Shares, and holders of the Series A Preferred Shares may be required to bear the financial risks of an investment in the Series A Preferred Shares for an indefinite period of time.
The voting rights of holders of the Series A Preferred Shares are limited.
Holders of the Series A Preferred Shares have no voting rights with respect to matters that generally require the approval of voting shareholders. The limited voting rights of holders of the Series A Preferred Shares include the right to vote as a single class on certain matters that may affect the preference or special rights of the Series A Preferred Shares, as described under “Description of the Series A Preferred Shares—Limited Voting Rights”.

Dividends or other payments with respect to the Series A Preferred Shares may be subject to withholding taxes in circumstances where we are not obliged to make gross up payments, and this could result in holders receiving less than expected in such circumstances.
In the event of certain changes to current tax law that require tax to be withheld from dividends or other payments on the Series A Preferred Shares, we are not required to make gross up payments in respect of such taxes. This would result in holders of Series A Preferred Shares receiving less than expected and could materially adversely affect the return on your investment.
The Warrants are speculative in nature.
The Warrants will be exercisable until November 29, 2026 at an initial exercise price equal of $4.75. There can be no assurance that the market price of the Common Shares will ever equal or exceed the exercise price of the Warrants. In the event that our common share price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, a holder of Warrants may be unable to profit from exercising such Warrants before they expire.
Except as otherwise provided in the Warrants, holders of Warrants purchased in this offering will have no rights as shareholders until such holders exercise their Warrants and acquire our common stock.
Except as otherwise provided in the Warrants, until holders of Warrants acquire our Common Shares upon exercise of the Warrants, holders of Warrants will have no rights with respect to our Common Shares underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of our Common Shares only as to matters for which the record date occurs after the exercise date.
Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.
Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional Common Shares or securities convertible or exercisable for Common Shares, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.
The requirements of being a public company may strain mCloud’s resources, divert management’s attention and affect its ability to attract and retain executive management and qualified board members.
As a reporting issuer, mCloud is subject to the reporting requirements of applicable securities legislation of the jurisdiction in which it is a reporting issuer, the listing requirements of Nasdaq and the TSXV and other applicable securities rules and regulations. Compliance with these rules and regulations will increase mCloud’s legal and financial compliance costs, make some activities more difficult, time consuming or costly and increase demand on its systems and resources. Applicable securities laws will require mCloud to, among other things, file certain annual and quarterly reports with respect to its business and results of operations. In addition, applicable securities laws require mCloud to, among other things, maintain effective disclosure controls and procedures and internal control over financial reporting.
In order to maintain and, if required, improve its disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight are required. Specifically, due to the increasing complexity of its transactions, it is anticipated that mCloud will improve its disclosure controls and procedures and internal control over financial reporting primarily through the continued development and implementation of formal policies, improved processes and documentation procedures, as well as the continued sourcing of additional finance resources. As a result, management’s attention may be diverted from other business concerns, which could harm mCloud’s business and results of operations. To comply with these requirements, mCloud may need to hire more employees in the future or engage outside consultants, which will increase its costs and expenses.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. mCloud intends to continue to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If its efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against mCloud, which could adversely affect mCloud’s business and financial results.

As a public company subject to these rules and regulations, mCloud may find it more expensive for it to obtain director and officer liability insurance, and it may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for mCloud to attract and retain qualified members of its Board, particularly to serve on its Audit Committee and Compensation Committee, and qualified executive officers.
As a result of disclosure of information in filings required of a public company, mCloud’s business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, mCloud’s business and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in its favor, these claims, and the time and resources necessary to resolve them, could divert the resources of mCloud’s management and harm its business and results of operations.

We are a “foreign private issuer” and may have disclosure obligations that are different from those of U.S. domestic reporting companies. As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which could limit the information publicly available to our shareholders.
As a “foreign private issuer,” we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the insider reporting and short-swing profit recovery requirements in Section 16 of the Exchange Act. Accordingly, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell their Common Shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are not applicable. As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. As a result of such varied reporting obligations, shareholders should not expect to receive the same information at the same time as information provided by U.S. domestic companies.
In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices rather than those of the United States, except to the extent that such laws would be contrary to U.S. securities laws, provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all domestic U.S. corporate governance requirements.
We may lose our “foreign private issuer” status in the future, which could result in additional costs and expenses to us.
We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. We may in the future lose foreign private issuer status if a majority of our Common Shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if: (i) a majority of our directors or executive officers are U.S. citizens or residents; (ii) a majority of our assets are located in the United States; or (iii) our business is administered principally in the United States. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer would be significantly more than the costs incurred as an Canadian foreign private issuer. If we are not a foreign private issuer, we would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from corporate governance requirements that are available to foreign private issuers.
We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our Common Shares less attractive to investors.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act. For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until the fifth anniversary of the fiscal year end date following the completion of this offering, however, our status would change more quickly if we have more than US$1.07 billion in annual revenue, if the market value of our Common Shares held by non-affiliates
equals or exceeds US$700 million as of June 30 of any year, or we issue more than US$1.0 billion of non-convertible
debt over a three-year period before the end of that period. We have not opted in to the extended transition period for emerging growth companies under the JOBS Act for complying with new or revised accounting standards.

Investors could find our Common Shares less attractive if we choose to rely on these exemptions. If some investors find our Common Shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Shares and our share price may be more volatile.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities.
Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.
For as long as we are an “emerging growth company”, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an “emerging growth company” until the fifth anniversary of the fiscal year end date following the completion of this offering. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.
If we identify material weaknesses in our internal control over financial reporting, or if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our securities could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.
Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described in the section entitled “Use of Proceeds.” The failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.
We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.
The market price of shares may be subject to wide price fluctuations.
The market price of our securities may be subject to wide fluctuations in response to many factors, including variations in the financial results of mCloud and its subsidiaries, divergence in financial results from analysts’ expectations, changes in earnings estimates by stock market analysts, changes in the business prospects for mCloud and its subsidiaries, general economic conditions, legislative changes, and other events and factors outside of mCloud’s control. In addition, stock markets have from time-to-time
experienced extreme price and volume fluctuations, including general economic and political conditions, which could adversely affect the market price for our securities.
If the Company fails to maintain compliance with Nasdaq Listing Rules, the Company may be delisted from Nasdaq, which would result in a limited public market for trading the Company’s Common Shares and make obtaining future debt or equity financing more difficult for the Company.
The issued and outstanding Common Shares of the Company are listed and posted for trading on the TSXV and on the Nasdaq under the symbol “MCLD.” The Listed Warrants of the Company are listed on the Nasdaq under the symbol “MCLDW” and the Warrants will also be traded on the Nasdaq under the symbol “MCLDW”. We are in the process of applying to have the Series A Preferred Shares sold in this offering listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MCLDP”. However, there is no assurance that we will be able to continue to maintain our compliance with the Nasdaq continued listing requirements. If we fail to do so, our securities may lose their status on Nasdaq Capital Market and they would likely be traded on the over-the-counter
markets, including the Pink Sheets market. As a result, selling our securities could be more difficult because smaller quantities of shares or warrants would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker dealers would bear certain regulatory burdens which may discourage broker dealers from effecting transactions in the securities and further limit the liquidity of the securities. These factors could result in lower prices and larger spreads in the bid and ask prices for the securities. Such delisting from Nasdaq and continued or further declines in the share price of the securities could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.
If the Company was delisted from Nasdaq, it may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter
market.
Delisting from Nasdaq may cause the securities of the Company to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. One such exemption is to be listed on Nasdaq. Therefore, if we were to be delisted from Nasdaq, the securities of the Company could become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell the Shares of the Company. Since the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.
The trading market for our shares will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure you that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our securities, our share price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
FORWARD-LOOKING STATEMENTS
We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.
Examples of forward-looking statements include:

•	the timing of the development of future services,

•	projections of revenue, earnings, capital structure and other financial items,

•	statements regarding the capabilities of our business operations,

•	statements of expected future economic performance,

•	statements regarding competition in our market, and

•	assumptions underlying statements regarding us or our business.
The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS
We estimate that our net proceeds from the minimum offering amount of the sale of our securities, consisting of our Series A Common Shares and Warrants, in this offering will be approximately $13,033,502 USD, after deducting placement agent fees and estimated offering expenses payable by us, and net proceeds from the maximum offering amount of the sale of the Series A Preferred Shares and Warrants in this offering will be approximately $26,833,502 USD, after deducting placement agent fees and estimated offering expenses payable by us.
The principal purposes of this offering is for working capital and general corporate purposes, including paying off convertible debenture debt in the amount of CAD$23,457,500 with an interest rate of 10% per annum due June 30, 2022. The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions.
The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of the offering. However, our management will have significant flexibility and discretion in the timing and application of the net proceeds of the Offerings. Unforeseen events or changed business conditions may result in application of the proceeds of the Offerings in a manner other than as described in this prospectus.
To the extent that the net proceeds we receive from the offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits.
Management believes that the proceeds from the offering will be sufficient to satisfy the Company’s cash needs for at least 12 months.
DIVIDEND POLICY
Our Board has never declared a dividend on our Common Shares and does not anticipate declaring a dividend in the foreseeable future.
The holders of our Series A Preferred Shares are entitled to dividends out of funds legally available when and as declared by our Board of Directors subject to the BCBCA. Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Shares as to dividends, the holders of the Series A Preferred Shares are entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year) until the beginning of the fifth year, at which time the annual rate will increases 4.0% per calendar quarter until it reaches a maximum of 25.0%.
Our ability, as a holding company, to pay dividends in the future and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating company may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.
CURRENCY AND EXCHANGE RATES
All dollar amounts in this prospectus are expressed in U.S. dollars unless otherwise indicated. The Company’s accounts are maintained in Canadian dollars and the Company’s financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references to “Canadian dollars”, “CAD”, or “CAD$” are to Canadian dollars.
The following table sets forth, for each period indicated, exchange rate for U.S. dollars expressed in Canadian dollars. These rates are based on the noon buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our consolidated financial statements or elsewhere in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

Year Ended	Period End
December 31, 2019	$1.2988
December 31, 2020	$1.2732
December 31, 2021	$1.2678
June 30, 2022	$1.2871

We make no representation that any Canadian dollar or U.S. dollar amounts could have been, or could be, converted into U.S. dollars., as the case may be, at any particular rate, or at all. We do not currently engage in currency hedging transactions.
CAPITALIZATION
The following table sets forth our cash and our capitalization as of June 30, 2022:

•	On an actual basis, as determined in accordance with IFRS; and

•
On an as adjusted basis to give effect to (i) the issuance and sale of 600,000 Series A Preferred Shares and accompanying 6,600,000 Warrants at the Minimum Offering Amount, (ii) 1,200,000 Series A Preferred Shares and accompanying 13,200,000 Warrants at the Maximum Offering Amount, and (iii) total expenses of each offering amount, which include registration, filing and listing fees, printing fees and legal and accounting expenses amounting to $766,498 and the Placement Agent fee of 8% of the aggregate gross cash proceeds at each offering amount, assuming no exercise of the Warrants.

You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus. The table and footnotes below reflect an assumed raise of $15,000,000 in the Minimum Offering Amount and $30,000,000 in the Maximum Offering Amount and an assumed share price of $25.00 per share net of transaction related fees and converted into Canadian dollars as set out in “Currency and Exchange Rates”.

	As of June 30 2022 (unaudited)	As adjusted (unaudited minimum offering)	As adjusted (unaudited maximum offering)
Cash and cash equivalents (1)	4,405,948	4,405,948	7,284,209
Current portion of loans and borrowings	10,399,574	10,399,574	10,399,574
Current portion of convertible debentures	23,457,500	10,921,739	—
Warrant liabilities (2)	3,017,643	3,017,643	3,017,643
Long tem convertible debentures	85,091	85,091	85,091
Loans and borrowings	19,586,233	19,586,233	19,586,233
Equity
Common shares, no par value; unlimited number of shares authorized, shares issued and outstanding, actual; unlimited number of shares authorized, 16,155,654 shares issued and outstanding,

9.0% Series A Cumulative Perpetual Preferred Shares of the Company, without par value; 0 shares issued and outstanding
Equity share capital	118,327,722	131,361,224	145,161,224
Contributed surplus	11,547,919	11,547,919	11,547,919
Accumulated other comprehensive income	291,811	291,811	291,811
Deficit	(146,501,130)	(146,998,871)	(146,998,871)
Total Shareholders Deficit	(16,333,678)	(3,797,917)	10,002,083
Non-controlling interest	(2,256,921)	(2,256,921)	(2,256,921)
Total Shareholders Equity (Deficit)	(18,590,599)	(6,054,838)	7,745,162

(1)	The pro forma adjustment to cash and cash equivalents reflects the increase in cash after payment of the principal value of the convertible debenture and the related accrued interest at June 30, 2022.
(2)
The amount to be attributed to the warrants has not yet been determined and has been included in the amount attributed to Share capital. Upon issuance of the Series A Preferred Shares and Warrants, the total net proceeds will be allocated to Share Capital and Warrant Liabilities.

(3)	Assumes adoption of the Rights and Restrictions for 9.0% Cumulative Series A Preferred Shares, which was adopted prior too to June 30, 2022.

The above discussion and table is based on 16,155,654 Common Shares outstanding as of June 30, 2022, and do not include, as of that date:

•	3,551,132 Common Shares issuable upon exercise of Listed Warrants;

•	5,094,965 Common Shares issuable upon exercise of Non-Listed Warrants;

•	856,314 Common Shares issuable upon exercise of Options

•	253,613 Common Shares issuable upon exercise of Restricted Share Units;

•	15,750 Common Shares issuable upon exercise of Convertible Debt; and
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of this prospectus contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.
The preparation of financial statements in conformity with these accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going
basis, we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates or other forward-looking statements under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations. Our actual results may differ materially as a result of many factors, including those set forth under the headings entitled “Forward-Looking Statements” and “Risk Factors”.

Recent Developments
Significant Business Contracts and Partnerships
On February 2, 2021, the Company announced it had signed a memorandum of understanding with Invest Alberta Corporation (“Invest Alberta”), an Alberta crown corporation. The goal of the memorandum was for the Company to leverage its technology to help Canadian and global energy companies reduce carbon emissions and act on ESG issues. The Company believes the move may accelerate the development and adoption of its offerings through increased engagement with key customers and local industry in Alberta.
On February 16, 2021, the Company announced that it had signed a memorandum of understanding with Fidus Global, LLC (“Fidus”) to commence sales, implementation, and ongoing field services for the Company’s AssetCare segment for connected buildings in the United States.
On April 21, 2021, the Company announced that it would be offering its AssetCare solutions for HVAC and IAQ to small business customers of three major North American energy utility providers, two in the continental United States and one in Canada. Based on information provided by the three utilities, the Company estimated that these utility partnerships will make AssetCare HVAC and IAQ solutions available to approximately one million commercial buildings in the United States and Canada.
On May 18, 2021, the Company announced that it had successfully implemented AssetCare to customers associated with these utility program partnerships. Among these customers are two prominent car dealership properties in the State of New York.
On May 3, 2021, the Company announced that it had equipped the head office of Cadence Financial Group, located in Vancouver, Canada, with a combination of
IoT-enabled
24/7 air quality monitoring and
AI-driven
connected air purification capable of outperforming standard HEPA filtration by continuously eliminating up to 95% of harmful particulates and contaminants smaller than one micron in size.
On June 15, 2021, the Company announced that pursuant to its partnership with Fidus, the Company’s AssetCare solution was now being offered at various government buildings operated by the State of Arkansas, as the state seeks to improve indoor air safety across government properties, including office buildings, schools, and other state-run
facilities in the wake of
COVID-19.
On June 23, 2021, the Company announced its partnership with Prosaris Solutions Ltd., through which the Company began its rollout of a new AssetCare solution targeting fugitive gas emissions for operators in the oil and gas sector in Alberta and enabling such operators to continuously inspect and correct such gas leaks at their facilities.
On July 13, 2021, mCloud announced it had signed a memorandum of understanding to partner with URBSOFT, a strategic provider of advanced ground and aerial inspection technology solutions in the Kingdom of Saudi Arabia. This partnership paved the way for mCloud to take AssetCare to support the digitalization and ESG objectives of Saudi Vision 2030, the Kingdom of Saudi Arabia’s national economic plan.
On July 20, 2021, mCloud announced it had begun to offer its AssetCare solutions for HVAC and IAQ to small business customers of Con Edison, the energy company that serves New York City and Westchester County, N.Y. The Company is a solutions provider in Con Edison’s Business Energy Pro program, which offers energy saving incentives to businesses located on Staten Island and in Westchester County. Business Energy Pro is one of the first
“pay-for-performance”
incentive programs in the country. Small businesses that participate earn payments for measured energy savings over a multi-year period. Through mCloud’s partnership with Con Edison, AssetCare customers in New York state can earn payments for measured energy savings achieved through AssetCare over a multi-year period.
On October 13, 2021, mCloud announced it received approval and a license to conduct business activities from the Ministry of Investment of Saudi Arabia (“MISA”). The MISA license marks a major milestone in mCloud’s activities in the Middle East and North Africa (“MENA”) region, enabling mCloud to provide AssetCare solutions to the Kingdom of Saudi Arabia and other countries in the MENA region.

On September 27, 2021, the Company executed a
12-year
lease for its office in Calgary, Alberta. The lease term commences on December 1, 2022, preceded by a fixturing period which the Company will use to build out the office space to their specifications.
On November 9, 2021, the Company announced it had equipped two initial locations in Saudi Arabia—Casa Pasta and CHICK “N” DIP restaurants—with its AssetCare solution for HVAC and IAQ, to optimize the indoor air quality and energy efficiency in the restaurants. This was facilitated through the Company’s partnership with URBSOFT, previously announced on July 13, 2021.
On November 30, 2021, the Company announced a three-year agreement with Colliers Macaulay Nicolls Inc., an appointed agent of Slate Asset Management, to deploy mCloud’s AssetCare solution for HVAC and IAQ at Life Plaza, one of Slate Asset Management’s premier office towers in downtown Calgary, Alberta, and the Company’s largest IAQ deployment to date. The initial subscription term for this agreement would become effective at the completion of AssetCare installation and is set to renew in November 2025.
On December 15, 2021, the Company announced it had signed an agreement with Virtual Vision (the “V2 Agreement”), a local provider of cloud computing services within Saudi Arabia, to host the Company’s AssetCare solutions on the V2 Public Cloud for use in the Kingdom. The V2 Agreement enables mCloud to complete the onboarding of several new Saudi customers and immediately take these customers live with AssetCare. The V2 Agreement also ensures mCloud is ready for scalable deployment within Saudi Arabia and in a manner compliant with Saudi legal requirements by geo-locating
AssetCare data within the Kingdom.
On January 20, 2022, the Company announced a partnership with the
Mercedes-EQ
Formula E Team as an official team partner, through which the use of mCloud’s AssetCare portfolio of solutions to drive the ESG performance of the Formula E business would be explored. This announcement was made just ahead of the official opening of Season 8 of the ABB FIA Formula E World Championship – the world’s only all-
electric FIA World Championship and the only sport certified net zero carbon since inception. The
Mercedes-EQ
Formula E Team is collaborating with the Company to explore the use of the Company’s AssetCare portfolio of solutions to drive the ESG performance of their business, including technologies to reduce harmful emissions, the carbon footprint of their facilities, and further enhancing the safety and comfort of the work environment.
On January 25, 2022, the Company announced it had signed a memorandum of understanding with Saudi Arabian Oil Company (“Aramco”) to explore the co-development
of a digital technology hub for delivering ESG solutions in the Kingdom of Saudi Arabia. The hub would enable the Company and Aramco to jointly develop new
AI-powered
innovations to facilitate the carbon reduction of complex energy-intensive assets throughout the Kingdom and abroad. Additionally, the Company announced that it planned to develop a center of excellence that will serve as a home base for a dedicated team of ESG and digital transformation experts based in Saudi Arabia, particularly to leverage Virtual Vision’s high-performance infrastructure in accordance with the V2 Agreement.
On January 26, 2022, the Company announced the creation of a new
“ESG-Digital
Hub” based in Houston Texas, to serve as an additional focal point for local mCloud teams driving the ongoing technological development and customer delivery of AssetCare solutions. The new Houston-based location joins other Company hubs in Calgary, Alberta, established in collaboration with Invest Alberta, and the hub based in Saudi Arabia, in collaboration with Aramco.
On March 21, 2022, the Company announced it had signed an agreement on March 17, 2022 to deliver its AssetCare for Connected Buildings solution to manage the energy efficiency of the Vail Buick Dealership in Bedford Hills, New York, the first of 15 planned installations for auto dealerships in New York state to help control rising energy costs in the electric vehicle (“EV”) era. mCloud will deploy an innovative combination of AI in the cloud, solar power generation, and battery storage to continuously manage the energy cost and carbon footprint of the entire dealership, including the substantial increased energy consumption from EV charging now being implemented onsite. The Vail Buick Dealership agreement covers a
17-year
term commencing on or before June 2022.
On March 30, 2022, the Company announced it had signed an agreement on March 28, 2022 with Carbon Royalty Corp to proceed with closing and funding the first 30 AssetCare solutions to optimize Electric Vehicle (“EV”) charging efficiency at auto dealerships in the states of New York and California. The agreement partners mCloud with Carbon Royalty Corp, enabling the implementation of these AssetCare contracts to be fully funded via Carbon Royalty Corp. As a benefit of this partnership, Carbon Royalty Corp receives 50% of the tax incentives, carbon credits, and other accretive financial benefits mCloud would be eligible to receive in the United States resulting from the implementation of these solutions. These benefits would be split between mCloud and Carbon Royalty Corp over the expected
20-year
contract terms of AssetCare arrangements.
On July 29, 2022, the Company entered into a technology continuation agreement with Agnity Global, Inc. (“Agnity”), which replaced the royalty agreement between the parties. Agnity will pay the Company a one-time royalty payment of approximately US$6.0 million as a result of the termination of the royalty agreement, pursuant to the terms of the royalty agreement, and under the terms of the technology continuation agreement, the parties will continue delivering and supporting Agnity’s technology and build on the Company’s existing license and use of Agnity technology across all of the Company’s AssetCare offerings going forward. As a result of this new arrangement, the Company will no longer consolidate the financial results of Agnity as of July 29, 2022.

Financing
The Company completed the issuance of six tranches of a convertible debenture financing pursuant to which it has issued an aggregate of US$7.043 million convertible debentures (“2021 Convertible Debentures”). On July 12, 2021, the Company entered into debt conversion and exchange agreements with the holders of more than 99.2% of the outstanding principal amount of the 2021 Convertible Debentures, pursuant to which the Company issued an aggregate of 2,107,787 common shares and 2,107,787 warrants in consideration for the extinguishment of 99.2% of the principal and accrued interest owing under the 2021 Convertible Debentures.
On April 15, 2021, the Company issued a total of 2,300,000 units of the Company at an issue price of $6.30 per unit for aggregate gross proceeds of CAD$14.490 million (the “Brokered Offering”). Each unit consisted of one common share and one warrant of the Company. Each warrant is exercisable for one common share at an exercise price of $8.55 per common share, subject to adjustment in certain events. The Brokered Offering was led by ATB Capital Markets Inc. (the “Agent”). The Agent was paid a cash fee equal to 7% of the gross proceeds raised under the Brokered Offering.
On May 17, 2021, the Company announced it had entered into a secured credit facility with ATB, which is a $5 million margined, demand operating loan facility (the “ATB Facility”). The proceeds of the ATB Facility were used in part, to repay in full all indebtedness and liability owing by the Company to HSBC Bank of Canada and for general corporate purposes. The ATB Facility is a demand operating line bearing interest at a floating rate equal to the prime rate per annum established by ATB from time to time for commercial loans denominated in Canadian dollars made by ATB in Canada, plus an applicable margin rate based on the senior debt to EBITDA ratio of the Company at the time of determination. Repayments under the ATB Facility will be made on a monthly interest-only basis until demand. The ATB Facility is secured against certain assets of the Company and its principal subsidiaries.
On June 24, 2021, $2.5 million was drawn from the ATB Facility, in accordance with the maximum amount permitted under the Company’s intercreditor agreement with Fiera Private Debt Fund VI LP (“Fiera”).
On November 8, 2021, the ATB Facility was amended. As part of the amendment, ATB provided an additional $5 million in available funding to the Company via an accordion, subject to lender consent. In consideration of ATB making available to the Company additional advances under the ATB Facility, the Company granted to ATB non-transferable
warrants to acquire up to 183,486 common shares at an exercise price of $5.45 per common share for a term not exceeding one year.
On November 9, 2021, the Company amended its term loan and amended the associated intercreditor agreement between Fiera, ATB and the Company. The intercreditor agreement determines the priority of security interests in the case of default, with Fiera having first priority on all assets other than accounts receivable. The amendments to the term loan include: increase in interest rate from 6.85% to 7.5% per annum; certain changes to financial covenants which are applicable for the period from July 1, 2021 to December 31, 2022; and, the addition of two mCloud subsidiaries as additional guarantors.
On August 13, 2021, the Company completed a
non-brokered
private placement, pursuant to a subscription agreement dated July 12, 2021, offering of 75,676 units of the Company at a unit price of $5.55 for gross proceeds of $0.420 million. Each unit consists of one common share and one share purchase warrant at an exercise price of $8.55 per common share with warrants expiring April 2024.
On November 24, 2021, the Company announced that its common shares had begun trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MCLD” in connection with the completion of a 3:1 share consolidation (the “2021 Share Consolidation”). On November 29, 2021, the Company announced the completion of an underwritten public offering of 2,100,000 units at a price to the public of US$4.50 per unit. Each unit issued in the offering consisted of one common share and one warrant to purchase one common share at an exercise price of USD$4.75. The common shares began trading on the NASDAQ on November 24, 2021 under the symbol “MCLD”. The Company received gross proceeds of approximately US$9.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

The Company had also granted the underwriters, Maxim Group LLC, to purchase up to an additional 315,000 common shares and an additional 315,000 warrants (each on a post-consolidation basis) at the public offering price to cover over-allotments. On November 29, 2021, the Company announced that Maxim Group LLC had purchased the 315,000 warrants in accordance with the over-allotment option, and on December 6, 2021 announced that Maxim Group LLC had exercised the over-allotment option in full to purchase an additional 315,000 common shares at the Offering Price. The proceeds from the over- allotment option were US$1.417 million. The aggregate gross proceeds of the offering, including the over- allotment option, were US$10.867 million. In conjunction with the USD equity offering described above, the Company agreed to list the warrants issued as part of the unit offering on the Nasdaq. On February 15, 2022, these warrants commenced trading in USD under the symbol “MCLDW”. The Warrants will be trading under the symbol “MCLDW” along with the Listed Warrants.
In conjunction with the Company’s agreements to provide AssetCare solutions to optimize Electric Vehicle (“EV”) charging efficiency at auto dealerships in the states of New York and California (the “EV Dealership Projects”), on March 28, 2022, a subsidiary of the Company executed a promissory note in the aggregate principal amount of US$15.000 million (the “Note”) with Carbon Royalty Corp. (“Carbon”). EV Dealership Projects are the design, installation and operation of integrated power systems consisting of solar panels, batteries and EV charging power stations for auto dealerships.
The initial principal amount under the Note of US$5.000 million was funded on April 1, 2022, and an additional US$10.000 million was funded on May 5, 2022 (the “Loans”). The Loans mature on March 31, 2025, with 10% per annum interest payable monthly in arrears in USD. In addition to the interest payments, the Note requires certain income-based payments, including tax incentives, be made from the borrower to the lender based on income resulting from the EV dealership projects over their 20-year term. The Loan may not be prepaid unless authorized by the lender. The Loans contain representations, warranties and covenants which must be complied with to avoid an event of default which will allow the lender to demand repayment and increase the interest rate to 18%, amongst other implications. The Company, Carbon and Fiera executed an agreement specifying the security held by Carbon, in May 2022.
On May 5, 2022, the Company, Carbon and Fiera Private Debt Fund VI LP (“Fiera”) executed a Subordination and Postponement Agreement (the “Subordination Agreement”), whereby the parties agreed that the security previously held by Fiera would be subordinate to the security to be granted to Carbon commencing on the date of the agreement. The security granted to Carbon means the EV Dealership Projects and to the extent related to the EV Dealership projects, all accounts receivable, equipment and machinery, contracts and contract rights, including contracts with auto dealerships, inventory, cash and proceeds, rent and profits for each of the preceding. Execution of the Subordination Agreement was required for the additional funding under the Note to be released. A total of US$15.000 million was funded.
On May 5, 2022, the Company and Fiera executed an Accommodation Agreement (the “Accommodation Agreement”) and the parties agreed that a portion of the outstanding principal amount under the term loan would be paid in addition to a prepayment penalty and accommodation fee. The Company paid a total of $2.044 million on May 6, 2022. The parties also agreed that the remainder of the principal and interest due under the loan would be paid on or before October 31, 2022 (the “Repayment Date”). The term loan was amended to increase the interest rate charged from 6.85% to 9.5% effectively immediately and clarified that the Company is not required to maintain the financial covenants set out in the November 9, 2021 amending agreement. The Company may be required to repay the loan before the Repayment Date if the Company is in default or breach of the Accommodation Agreement. As part of the Accommodation Agreement, Fiera signed an agreement, whereby Fiera’s security is subordinate to certain security granted to Carbon.
Subsequent event
In April 2022, the Company agreed to cancel a multi-year customer contract for which services had been performed in prior periods, resulting in a contract modification. As a result, revenue totalling $2.571 million which was recorded in prior periods was reversed during the six months ended June 30, 2022. Of this amount, $2.037 million is associated with the AssetCare Initialization service line and $0.534 million is associated with the AssetCare Solutions service line.
Since the beginning of 2020, governments around the world have been forced to enact emergency measures in response to the World Health Organization’s declaration of the
COVID-19
pandemic. Businesses around the world have suffered material disruption resulting in economic slowdown and uncertainty and significant volatility in the financial markets. To date, the impacts to the Company’s operations and financial matters associated with
COVID-19
have included (i) a slow-down in technical services due to the in-person
nature of these activities and the restrictions placed such as lock-downs and social distancing by governments around the world with many of the most restrictive measures in the most recent quarter being in our core geographic markets, (ii) a delay in the collection of receivables closely associated with business who were most widely impacted by shut-downs and restrictions, and (iii) a delay in certain projects. The long-term impact on the Company’s financial results and cash flows is unknown. While the Company has been negatively impacted by
COVID-19,
given the nature of the Company’s operations,
COVID-19
has increased customer demand and created new opportunities for mCloud to engage with new and existing customers using the remote connectivity offered by AssetCare
™
.
ANNUAL RESULTS FOR THE THREE YEARS ENDED DECEMBER 31, 2021, 2020 AND 2019
COVID Government Support
The Company received government assistance in both Canada the United States and Australia to help temper the financial impact of the crisis. During the three and twelve months ended December 31, 2021, government assistance of $0.472 million and $4.202 million, respectively, was recorded in Other Income on the consolidated statements of loss and comprehensive loss (three months and year ended December 31, 2020, $0.821 and $2.776 million, respectively).
Impact on Strategic Plan and Growth
The Company continues to assess the economic impacts of
COVID-19
pandemic on its future operations, including the liquidity forecast and valuation of the Company’s intangible and goodwill assets related to recent acquisitions. As at December 31, 2021, the Company’s senior management team has determined that the value of the Company’s assets is not materially impacted. In making this judgment, management has assessed various criteria including, but not limited to, existing laws, regulations, orders, disruptions, and potential disruptions in commodity prices and capital markets.
Overview
Basis of Presentation and Accounting Policies
The Company’s 2021 Financial Statements have been prepared in accordance with IFRS as issued by the IASB. IFRS comprises IFRSs, International Accounting Standards (“IASs”), and interpretations issued by the IFRS Interpretations Committee (“IFRICs”) and the former Standing Interpretations Committee (“SICs”). Note 33 of the Company’s financial statements for the year ended December 31, 2021, provides details of the significant accounting policies. There were no changes in accounting policy in the year that had a material impact on the Company’s financial statements.
Critical Accounting Policies and Estimates
Management is required to make judgments, estimates and assumptions that affect the carrying amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during each reporting period.

The estimates and associated assumptions are limited by the relevance of historical data and uncertainty of future events. Actual results could differ from those estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the year in which the estimate is revised if the revision affects only that year or in the year of the revision and future years if the revision affects both current and future years.
Determination of control of subsidiaries
Judgement is required to determine when the Company has control of subsidiaries. This requires an assessment of the relevant activities of the investee, being those activities that significantly affect the investee’s returns. Despite owning no shares, or having any voting rights, the Company determined that it exercises control over Agnity as the Company has the right to nominate a majority of the members of Agnity’s Operations Committee and therefore the right and ability to direct the relevant activities of Agnity and to significantly affect its returns through the use of its rights. The Company has the right to receive royalty collectability from Agnity on a monthly basis in perpetuity and the Company has credit risk with respect to the collectability of these royalty payments.
Assessment of indicators of impairment of goodwill, long-lived assets and intangible assets
Management reviews, goodwill, depreciable long-lived assets and intangible assets for impairment triggers to determine if any events or changes in circumstances exist that would indicate that the carrying amount of an asset may not be recoverable over time. If impairment indicators exist, impairment assessments are conducted as the asset level or level of cash generating units (“CGUs”) as appropriate.
Leases
In measuring the Company’s leases judgement is required to determine the lease term of the contract including whether the Company is reasonably certain to exercise extension options where it is the lessee. A longer lease term results in a larger lease liability and right-of-use
asset to be recognized by the Company and future changes in this lease term will result in modifications. In addition, estimates and assumptions are required to determine the incremental borrowing rate used to measure lease liabilities on adoption and at inception of a lease.
Contingent consideration
Management uses judgement to assess the existence of contingencies. By their nature, contingencies will only be resolved when one or more future events occur or fail to occur. Management also uses judgement to assess the likelihood of the occurrence of one or more future events which impacts the fair value of the contingent consideration at the end for the Reporting Period.
Value of components for convertible debt and equity offerings
Management makes judgements related to the measurement of the fair value of the convertible debentures and equity offerings issued in the period, including the determination of the allocation of the proceeds between the components of the instrument. At inception of an instrument, the Company determines the value of each piece of the instrument and judgement is required in determining the inputs used in the fair value calculations and in determining the probability of certain outcomes.
Determination of stand-alone selling price
The total transaction price of certain revenue contacts is allocated to each performance obligation on a relative stand-alone selling price (“SSP”) basis, representing the selling price as if it was sold separately. This is a formal process involving judgement which could impact the timing of recognized revenue. In most cases, the SSP is based on observable data. If the SSP is not directly observable, the amount is estimated using either the expected cost plus a margin or residual approach. The SSP for perpetual software licenses is highly variable and therefore the Company applies the residual approach.

Expected credit loss allowance and provision
The Company recognizes an amount equal to the lifetime expected credit loss (“ECL”) on trade and long term receivables, other receivables, unbilled revenue and amounts due from related parties for which there has been a significant increase in credit risk since initial recognition. Loss allowances are measured based on historical experience and forecasted economic conditions. The amount of ECL is sensitive to changes in circumstances of forecast economic conditions.
Impairment of goodwill and other
non-financial
assets
Goodwill is reviewed annually on December 31 of each financial year, or more frequently if changes in circumstances indicate that the carrying value may be impaired. The Company completed its annual impairment testing as at December 31, 2021 and determined there was no impairment. Determining whether an impairment has occurred requires the valuation of the respective assets or CGUs, which the Company estimate the recoverable amount using a discounted cash flow method. The key estimates and assumptions used are revenue growth, gross margin, and discount rate. These estimates are based on past experience and management’s expectations of future changes in the market and forecasted growth initiatives.
Share-based payments
The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options and other equity instruments where the goods and services cannot be valued. In estimating the fair value, management is required to make certain assumptions and estimates such as the expected life of options, volatility of the Company’s future share price, risk-free rate, future dividend yields and estimated forfeitures at the initial grant measurement date. Changes in assumptions used to estimate fair value could result in different outcomes.
Business combinations—purchase price allocation
The consideration transferred and acquired assets and assumed liabilities are recognized at fair value on the date the Company effectively obtains control. The measurement of each business combination is based on the information available on the acquisition date. The estimate of fair value of the consideration transferred and acquired intangible assets (including goodwill), property and equipment, other assets and the liabilities assumed are based on estimates and assumptions. The measurement is largely based on projected cash flows, discount rates and market conditions at the date of acquisition. See “Fair Market Value” in this MD&A for further discussion.
Taxation
Calculations for current and deferred taxes require management’s interpretation of tax regulations and legislation in the various tax jurisdictions in which the Company operates, which are subject to change. The measurement of deferred tax assets and liabilities requires estimates of the timing of the reversal of temporary differences identified and management’s assessment of the Company’s ability to utilize the underlying future tax deductions against future taxable income before they expire, which involves estimating future taxable income.
The Company is subject to assessments by various taxation authorities in the tax jurisdictions in which it operates, and these taxation authorities may interpret the tax legislation and regulations differently. In addition, the calculation of income taxes involves many complex factors. As such, income taxes are subject to measurement uncertainty and actual amounts of taxes may vary from the estimates made by management.

CONTROLS AND PROCEDURES
Prior to 2022, the Company was not required to establish and maintain DC&P and ICFR pursuant to National Instrument (“NI”)
52-107.
The Company is listed on the
TSX-V
and on November 24, 2021 also listed and commenced trading its shares on NASDAQ. As a result of the NASDAQ listing, the Company is no longer a venture issuer. Accordingly, commencing in 2022, mCloud is required to establish and maintain DC&P and ICFR.
In light of these new requirements for 2022, the following discussion provides preliminary commentary about the Company’s D&CP and ICFR.
Disclosures Controls and Procedures
The Company’s disclosure controls and procedures (“DC&P”), as defined in National Instrument
52-109
Certification of Disclosure in Issuer’s Annual Filings (“NI
52-109”)
are designed to provide reasonable assurance that information required to be disclosed in our filings under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation. They are also designed to provide reasonable assurance that all information required to be disclosed in these filings is accounted for, accumulated and communicated to the Company’s senior management team including the CEO and Chief Financial Officer (“CFO”) as appropriate. This is meant to allow for timely decisions regarding public disclosure.
The Company cannot provide absolute assurance that all information required to be disclosed in its filings is reported within the time periods specified in securities legislation because of the limitations in control systems to prevent or detect all misstatements due to error or fraud. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within the Company have been detected.
Internal Controls over Financial Reporting
The Company’s senior management team is responsible for establishing and maintaining adequate internal controls over financial reporting (“ICFR”), as defined in NI
52-109.
ICFR means a process designed by or under the supervision of the CEO and CFO, and effected by the Company’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) are designed to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) are designed to provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. In addition, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions and that the degree of compliance with the policies or procedures may deteriorate.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.
Commencing the first quarter of 2022, the Company will be required to report any material weaknesses in the design of ICFR. Any such material weaknesses would also impact DC&P. Although we have not completed a full evaluation as of this date, we are aware of material weaknesses.

Management has identified the following material weaknesses:

•
An ineffective control environment resulting from an insufficient number of trained financial reporting and accounting, information technology (IT) and operational personnel with the appropriate skills and knowledge and with assigned responsibility and accountability related to the design, implementation and operating effectiveness of internal control over financial reporting.

•
The insufficient number of personnel described above contributed to an ineffective risk assessment process necessary to identify all relevant risks of material misstatement and to evaluate the implications of relevant risks on its internal control over financial reporting.

•
An ineffective information and communication process resulting from (i) insufficient communication of internal control information, including objectives and responsibilities, such as delegation of authority; and (ii) ineffective general IT controls and ineffective controls related to spreadsheets, resulting in insufficient controls to ensure the relevance, timeliness and quality of information used in control activities.

•
As a consequence of the above and as a result of inadequate segregation of duties and secondary review, the Company had ineffective control activities related to the design, implementation and operating effectiveness of process level and financial reporting controls which had a pervasive impact on the Company’s internal control over financial reporting.

•	An ineffective monitoring process resulting from the evaluation and communication of internal control deficiencies, including monitoring corrective actions, not being performed in a timely manner.
These material weaknesses resulted in material misstatements, which were corrected prior to the release of the consolidated financial statements as of and for the year ended December 31, 2021, and also in immaterial misstatements, some of which were corrected prior to the release of the consolidated financial statements as of and for the year ended December 31, 2021. These material weaknesses create a reasonable possibility that a material misstatement to the consolidated financial statements will not be prevented or detected on a timely basis.

Remediation
The Company is still considering the full extent of the procedures to implement in order to remediate the material weaknesses described above, however the current remediation plan includes:

•	Identifying key positions necessary to support the Company’s initiatives related to internal controls over financial reporting and expanding its hiring efforts accordingly.

•	Hiring consultants to assist with process improvements and control remediation efforts in targeted accounting, IT and operations processes.

•
Formalizing its entity-wide risk assessment process and documenting internal ownership of risk monitoring and mitigation efforts, with improved risk monitoring activities and regular reporting to those charged with governance at an appropriate frequency.

•
Finalize a delegation of authority matrix to enforce desired limits of authority for key transactions, events, and commitments, and communicating these limits of authority to relevant personnel throughout the Company.

•	Further simplify and streamline its spreadsheet models to reduce the risk of errors in mathematical formulas and improve the ability to verify the logic of spreadsheets.

•	Hiring a consultant to assist management with process improvements and control remediation for general IT controls.

•	Continuing to perform scoping exercises and planning for an ERP implementation to streamline the number of applications used for financial reporting activities.
FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT
A description of the Company’s financial instruments and the financial risks that the Company is exposed to and management of these risks can be found in Notes 26 and 27, respectively, of the Company’s 2021 Financial Statements.
Fair Values
The carrying values of cash and cash equivalents, trades and other receivables, bank indebtedness, trade payables and accrued liabilities, other liabilities, business acquisition payable, and due to related parties approximate their fair values due to the immediate or short-term nature of these instruments. The fair values of long-term receivables, loans and borrowings, and convertible debentures approximate their carrying values as they were either recently issued by the Company or fair valued as part of the acquisition purchase price allocations or their interest rate approximates market rate. There has been no significant change in credit and market interest rates since the date of their issuance. The derivative asset is carried at fair value and revalued at each reporting date.
Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
Risk Management
The Company’s board of directors has overall responsibility for determining the Company’s capital and risk management objectives and policies, while retaining ultimate responsibility for ensuring the successful execution of such objectives and policies. The Company’s overall capital and risk management program has not changed throughout the year. This program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on financial performance. Risk management is carried out by the Company’s finance department under policies approved by the Company’s board of directors. The finance department identifies and evaluates financial risks in close cooperation with the Company’s senior management team.

Credit Risk
Credit risk is the risk that a third party might fail to discharge its obligations under the terms of a financial contract. Credit risk is limited to the following instruments and the Company’s maximum exposure to credit risk is the carrying value of the financial assets.
The Company is mainly exposed to credit risk from credit sales. Management of the Company monitors the creditworthiness of its customers by performing background checks on all new customers. Further, management monitors the frequency of payments from ongoing customers and performs frequent reviews of outstanding balances. The Company considers that there has been a significant increase in credit risk when contractual payments are more than 90 days past due.
Provisions for outstanding balances are established based on forward-looking information and revised when there are changes in circumstances that would create doubt over the receipt of funds. Such reviews are conducted on a continued basis through the monitoring of outstanding balances as well as the frequency of payments received. Accounts receivables are completely written off once management determines the probability of collection to be remote.
Trade and other receivables, unbilled revenue and long-term receivables are from individual customers and are not assessed based on external credit rating agencies. The Company uses a provision matrix to measure the lifetime expected credit loss (“ECL”) of these balances. Receivables are grouped based on similar credit risk profiles and days past due. Loss rates are based on actual credit loss experience and reflect the forward-looking conditions over the expected life of the receivable.
Market risk
This is the risk that changes in market prices such as interest rates or foreign exchange rates will affect the Company’s results or value as a result of holding these financial instruments. The object of market risk management is to manage and control market risk exposures within acceptable parameters given the nature of the business.
Interest Rate Risk
Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its credit facility. Management does not believe interest rate risk is currently material to its business.
Foreign Currency Risk
Currency risk is the risk that the fair values or future cash flows of the Company’s financial instruments will fluctuate because of changes in foreign currency rates and the degree of volatility of these rates. The Company conducts its business in Canada, Asia-Pacific, the United States and Europe, the Middle East and Africa, which gives rise to exposure to markets from changes in foreign currency rates. Currently, the Company does not use derivative instruments or other measures to reduce its exposure to foreign currency risk.
At December 31, 2021, the C$ equivalent carrying amount of the Company’s US$ denominated monetary assets and liabilities was C$14.554 million (December 31, 2020 - C$8.291 million) and C$11.685 million (December 31, 2020 - C$16.399 million), respectively. Assuming all other variables remain constant, a fluctuation of +/- 5.0% in the exchange rate between C$ and US$ would impact the net loss for the period by approximately C$0.143 million (December 31, 2020 - C$0.405 million).

SELECTED ANNUAL FINANCIAL INFORMATION
The information in the tables below is derived from the Company’s audited consolidated financial statements for each of the three most recently completed financial years. These have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are presented in Canadian dollars which is the functional and presentation currency of the Company. All figures reported in the MD&A are reported in millions, except for per share, stock option, common share, percentages and unit amounts. The information below is not necessarily indicative of results for any future financial year.

Years ended December 31	2021	2020	2019
Revenues	$25.597	$26.928	$18.340
Gross profit	15.913	16.647	$10.757
Total expenses	54.665	46.360	$27.138
Other expenses (income)	5.947	5.148	$11.514
Net loss	44.699	34.861	$27.895
Loss per share attributable to mCloud shareholders – basic and diluted (1)	3.76	$5.01	$6.97
Total assets	72.106	$77.319	$59.859
Total non-current financial liabilities	1.513	$33.443	$32.146

(1)	The Company has corrected loss per share attributable to mCloud shareholders basic and diluted. See Basis of Presentation in Note 2 to the Annual 2021 Financial Statements for further information.
Review of Annual Financial Results
The table below provides key financial performance metrics of the Company for the years ended December 31, 2021, December 31, 2020 and December 31, 2019. This information should be read in conjunction with the Annual 2021 and 2020 Financial Statements.
Years ended December 31,

	2021	2020	2019	2021 vs 2020 Change $	2021 vs 2020 Change %		2020 vs 2019 Change $	2020 vs 2019 Change %
Revenue	$25.597	$26.928	$18.340	$(1.331)	(5)%		$8.588	47%
Cost of Sales	(9.684)	(10.282)	(7.583)	0.598	(6)%		(2.699)	36%

Gross Profit	$15.913	$16.647	$10.757	$(0.733)	(4	) %	$5.890	55%

Expenses
Salaries, wages and benefits	$21.692	$20.885	$10.314	$0.807	4%		$10.571	102%
Sales and marketing	1.377	1.536	3.167	(0.159)	(10)%		(1.631)	(51)%
Research and development	3.179	1.078	0.498	2.101	195%		0.580	116%
General and administrative	8.539	5.742	3.295	2.797	49%		2.447	74%
Professional and consulting fees	9.085	8.886	4.352	0.199	2%		4.534	104%
Share-based compensation	1.868	1.454	1.468	0.414	28%		(0.014)	(1)%
Depreciation and amortization	8.925	6.778	4.044	2.147	32%		2.734	68%

Total expenses	$54.665	$46.360	$27.138	$8.305	18%		$19.222	71%

Operating loss	$38.752	$29.714	$16.380	$9.039	30%		$13.334	81%

Other Expenses (income)
Finance costs	$8.619	$6.034	$3.218	$2.585	43%		$2.816	88%
Foreign exchange loss (gain)	(0.267)	1.198	0.494	(1.466)	(122)%		0.704	143%
Impairment	—	—	0.601				(0.601)	(100)%
Business acquisition costs and other expenses	0.346	1.812	9.880	(1.465)	(81)%		(8.068)	(82)%
Fair value loss on derivatives	6.040	—	—	6.040	100%		—	—%
Other income	(7.126)	(2.932)	(0.168)	(4.194)	143%		(2.764)	1645%

Loss before tax	$46.364	$35.825	$30.405	$10.539	29%		$5.420	18%

Current tax expense (recovery)	$0.157	$(0.296)	$(0.182)	$0.453	(153)%		$(0.114)	63%
Deferred tax (recovery) expense	(1.822)	(0.668)	2.692	(1.154)	173%		(3.360)	(125)%

Net loss for the period	$44.699	$34.861	$27.895	$9.838	28%		$6.966	25%

Revenue
In the following tables, revenue is disaggregated by nature and timing of revenue recognition. See Segment Reporting Information in Note 4 to the Annual 2021 and 2020 Financial Statements for further information on revenue by location.
Years ended December 31,

Major Service Line	2021	2020	2019	2021 vs 2020 Change $	2021 vs 2020%	2020 vs 2019 Change $	2020 vs 2019%
AssetCare Initialization	$1.250	$7.689	$5.965	$(6.439)	(84)%	$1.724	29%
AssetCare Solutions	23.462	12.809	2.940	10.653	83%	9.869	336%
Engineering Services	0.885	6.430	9.436	(5.545)	(86)%	(3.005)	(32)%

Total	$25.597	$26.928	$18.340	$(1.331)	(5)%	$8.588	47%

The material factors driving the Company’s 83% increase in AssetCare Solutions revenues from 2020 to 2021 are the increase in subscription and post-contract support and maintenance revenues related to AssetCare solutions that were initialized in 2019 and 2020 and new customer contracts to provide engineering services involving the use of AssetCare. These solutions contributed to AssetCare Solutions revenues as the Company provided ongoing service in 2021.

Timing of revenue recognition	2021	2020	2019	2021 vs 2020 Change $	2021 vs 2020%	2020 vs 2019 Change $	2020 vs 2019%
Revenue recognized over time	$24.423	$18.551	$12.375	$5.872	32%	$6.176	50%
Revenue recognized at point in time upon completion	1.174	8.377	5.965	(7.202)	(86)%	2.412	40%

Total	$25.597	$26.928	$18.340	$(1.331)	(5)%	$8.588	47%

Revenues for the year ended December 31, 2021 were $25.597 million, compared to $26.928 million for the same period in 2020, a decrease of $1.331 million, or 5%, primarily due to $6.439 million lower AssetCare Initialization and $5.545 million lower Engineering Services, partially offset by $10.653 million higher sales from AssetCare Solutions. Restrictions associated with COVID-19 prevented the delivery of the planned AssetCare Initialization at commercial sites and a reduction in Engineering Services. In particular, restrictions in the province of Alberta where the Company has significant business precluded in-person access to sites where assets were expected to be connected, and reduced operations at some commercial sites meant AssetCare benefits were not fully realized while restrictions were in place.
For the year ended December 31, 2020, revenues increased by $8.588 million, to $26.928 million from $18.340 million for the same period in 2019. The increase was due to an increase of $9.869 million in AssetCare Solutions, and higher AssetCare Initialization of $1.724 million due to an increase of customers onboarded during 2020, partially offset by lower Engineering Services of $3.005 million attributable to
COVID-19
delays performing
in-person
engineering services.
The Company operates in one operating segment. For the purpose of segment reporting, the Company’s Chief Executive Officer (“CEO”) is the Chief Operating Decision Maker. The determination of the Company’s operating segment is based on its organizational structure and how the information is reported to the CEO on a regular basis. The Company’s revenue is generated from its customers in Canada, the United States of America, Asia-Pacific, Europe, and the Middle East and Africa. The Company’s assets primarily reside in North America and Australia. See
“Risk Factors”
in the Company’s Annual Information Form for further discussion on the risks and uncertainties that the Company believes may materially affect the Company’s future performance, including total revenue.
The Company’s revenue by location of the ultimate customer or consumer of product solution are as follows:

	Year ended December 31,
	2021	2020	2019
Canada	$10.734	$13.833	$10.890
United States	6.564	5.691	7.451
Japan	5.850	6.447	—
Australia	0.994	0.152	—
Other	1.455	0.805	—

Total revenue	$25.597	$26.928	$18.341

The change in revenues in Canada was due to the impacts of the COVID-19 pandemic. Restrictions associated with COVID-19 prevented the delivery of the planned AssetCare Initialization at commercial sites and a reduction in the associated Engineering Services required to prepare commercial sites for the delivery of services in Canada. In particular, restrictions in the province of Alberta where the Company has significant business precluded in-person access to sites where assets were expected to be connected, and reduced operations at some commercial sites meant AssetCare benefits were not fully realized while restrictions were in place. We do not believe that the changes in year over year revenue in the other countries had significant impact other than the timing associated with certain contracts.
Modest changes in revenue in countries outside of Canada were driven largely by timing of certain renewals and new contracts signed with customers located in Japan during 2020.

The table below presents significant customers who accounted for greater than 10% of total revenues for the years ended December 31, 2021, 2020 and 2019:

	2021	2020	2019
Customer A	Less than 10%	13.6%	n/a
Customer B	Less than 10%	13.1%	11.0%
Customer C	11.3%	Less than 10%	20.0%
Customer D	10.7%	Less than 10%	n/a
Cost of Sales, Gross Profit, Gross Margin %
Years ended December 31,

	2021	2020	2019	2021 vs 2020 Change $	2021 vs 2020%	2020 vs 2019 Change $	2020 vs 2019%
Cost of Sales	$9.684	$10.282	$7.583	$(0.598)	(6)%	$2.699	36%
Gross Profit	15.913	16.647	10.757	(0.733)	(4)%	5.890	55%

Gross Margin %	62.2%	61.8%	58.6%		1%		3%

Cost of sales for the year ended December 31, 2021 were $9.684 million, a decrease of 6% from the same period in 2020 of $10.282 million, in line with the overall decrease in revenue of 5%. Gross margin % was relatively flat year over year.
Cost of sales for the year ended December 31, 2020 increased to $10.282 million from $7.583 million for the year ended December 31, 2019. Gross profit for the year ended December 31, 2020 increased to $16.647 million from $10.757 million for the year ended December 31, 2019 due to a change in revenue types and significantly higher revenues.
Expenses
Years ended December 31,

Expenses	2021	2020	2019	2021 vs 2020 Change $	2021 vs 2020%	2020 vs 2019 Change $	2020 vs 2019%
Salaries, wages and benefits	$21.692	$20.885	$10.314	$0.807	4%	$10.571	102%
Sales and marketing	1.377	1.536	3.167	(0.159)	(10)%	(1.631)	(51)%
Research and development	3.179	1.078	0.498	2.101	195%	0.580	116%
General and administration	8.539	5.742	3.295	2.797	49%	2.447	74%
Professional and consulting fees	9.085	8.886	4.352	0.199	2%	4.534	104%
Share-based compensation	1.868	1.454	1.468	0.414	28%	(0.014)	—%
Depreciation and amortization	8.925	6.778	4.044	2.147	32%	2.734	68%

Total	$54.665	$46.360	$27.138	$8.305	18%	$19.222	71%

Total expenses for the year ended December 31, 2021 increased by 18% or $8.305 million compared with the same period in 2020. For the year ended December 31, 2020, total expenses increased 71% or $19.222 million, compared to the same period in 2019. The most significant changes for the periods presented are as follows:

•
General and administration expenses, which typically consist of public company fees, bad debt expense, rent expense, and recruitment costs, increased by 49% or $2.797 million in 2021 compared to 2020, primarily due to an increase in the loss allowance of $1.162 million related to uncollectible receivables, and $1.000 million associated with the Company’s NASDAQ listing, combined with costs associated with a full year of the Company’s ownership of its kanepi subsidiary that were not present in the year ended December 31, 2020. General and administration expenses increased by 74% or $2.447 million for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily due to facilities and overhead costs associated with a full year of ownership of its subsidiaries including mCloud Technologies Services (“MTS”), acquired in Q3 2019, Construction Systems Associates, Inc. USA (“CSA”), acquired in Q1 2020, and kanepi, acquired in Q4 2020.

•
Depreciation and amortization expenses increased by 32% or $2.147 million in 2021 compared to 2020, attributable to a full year of amortization of intangibles acquired through business and asset acquisitions in Fiscal 2020. Depreciation and amortization expenses increased by 68% or $2.734 million in 2020 compared to 2019, due to amortization of intangibles assets acquired through acquisitions of Agnity, MTS and CSA.

•
The Company’s customers use its software to monitor their assets and rely on the Company to provide updates and releases as part of its software maintenance and support services. While the Company has not developed a formal research and development policy, the Company is and has been engaged with a number of research and development initiatives as a part of its ongoing effort to continually update its software and develop new products. Research and development expenses increased by $2.101 million in 2021 compared to 2020, due to ongoing development and investments in AssetCare Mobile, IAQ Badge and 3D technologies. Research and development expenses increased by $0.580 million in 2020 compared to 2019, due to the development of AssetCare project investments.

•
Professional and consulting expenses increased by $0.199 million in 2021 compared to 2020, due to the Company retaining more consultants for various accounting and professional service functions that were previously performed by employees in 2020, combined with the costs associated with a full year of the Company’s ownership of its kanepi subsidiary. Professional and consulting expenses increased by $4.534 million in 2020 compared to 2019, attributable to professional legal and advisory, as well as accounting and valuation services related to business acquisitions and financings completed during the year.

•
For the year ended December 31, 2021, salaries, wages and benefits were flat year over year, compared to the same period in 2020. Salaries, wages and benefits increased by 102% or $10.571 million in 2020 compared to 2019, due to higher headcount attributable to acquisitions of CSA and kanepi, combined with added personnel in the asset purchase of AirFusion.

•
The above noted increases were partially offset by a decrease in the Company’s sales and marketing costs by 10% or $0.159 million due to lower marketing spending early in 2021, as the pandemic curtailed industry activity and the Company elected to spend less. This decrease in spending was partially offset by the mCloud Connect event that took place in 2021. For the year ended December 31, 2020, sales and marketing decreased by 51% or $1.631 million compared to the same period in 2019, due to the curtailment of activities attributable to ongoing
COVID-19
restrictions.

Other Expenses (Income)
Years ended December 31,

Other expenses (income)	2021	2020	2019	2021 vs 2020 Change $	2021 vs 2020%	2020 vs 2019 Change $	2020 vs 2019%
Finance costs	$8.619	$6.034	$3.218	$2.585	43%	$2.816	88%
Foreign exchange loss (gain)	(0.267)	1.198	0.494	(1.465)	(122)%	$0.704	143%
Impairment of intangible asset	—	—	0.601	—	—%	$(0.601)	(100)%
Business acquisition costs and other expenses	0.346	1.812	9.880	(1.466)	(81)%	$(8.068)	(82)%
Fair value loss on derivatives	6.040	—	—	6.040	—%	$—	—%
Other income	(7.126)	(2.932)	(0.168)	(4.194)	143%	$(2.764)	1645%

Total	$7.612	$6.111	$14.025	$1.500	25%	$(7.914)	4713%

Other expenses (income) increased by $1.500 million during the year ended December 31, 2021, compared to the same period in 2020. For the year ended December 31, 2020, Other expenses (income) decreased $7.914 million, compared to the same period in 2019. The primary driver for these changes are as follows:

•
Finance costs increased by $2.585 million during the year ended December 31, 2021, compared to the same period in 2020, due to increased interest and transaction costs associated with the 2021 Convertible Debentures, which were converted in Q3 2021, along with interest and fees on new borrowings, partially offset by lower interest on repaid borrowings. Finance costs increased by $2.816 million for the year ended December 31, 2020, compared with the same period in 2019, due to higher interest expense on the 2019 Convertible Debentures, with the funds used for business acquisitions.

•
Foreign exchange was a gain of $0.267 million for the year ended December 31, 2021, compared to a loss of $1.198 million for the same period in 2020, due to an increase in US denominated financings in 2021. For the year ended December 31, 2020, the foreign exchange loss increased by $0.704 million to $1.198 million from $0.494 million for the same period in 2019, as a result of the timing of cash receipts and payments.

•
During the year ended December 31, 2021, the Company determined that the amount of the contingent consideration recognized at the date of acquisition of CSA would not be payable as the operational performance metrics were not achieved. In addition, the fair value of the contingent consideration recognized at the date of acquisition for kanepi remeasured based on management’s estimate of the likelihood the performance metrics would be met by October 2022, resulting in a decrease in fair value and an offsetting amount recognized as other income, presented as business acquisition costs and other expenses, . For the year ended December 31, 2019, business acquisition costs included $9.870 million incurred as transaction costs in connection with acquisitions including consulting fees, legal and professional fees and fair value of $8.880 million for 800,000 common shares issued for brokering and due diligence services.

•
Fair value changes in derivatives were a loss of $6.040 million for the year ended December 31, 2021. These are non-cash
losses as a result of the conversion of the 2021 Convertible Debenture into common shares and warrants. The initial fair value loss on the convertible debentures along with losses on modification and remeasurement of the financial liability, partially offset by gains on the remeasurement of the warrant liability from date of issuance on August 13, 2021 to December 31, 2021 are the primary drivers of this amount. The additional element of these fair value changes in derivatives relates to the remeasurement of warrant liabilities issued in November 2021, at December 31, 2021.

•
Other Income increased by $4.194 million for the year ended December 31, 2021, to $7.126 million from $2.932 million for the same period in 2020. The majority of Other Income includes wage and rent subsidies received from the Canadian government and low-interest
loans from the US government, which were partially forgiven in 2021 and 2020. Also during the year ended December 31, 2021, contingent consideration associated with the acquisition of CSA and kanepi was determined not to be payable and as such, $1.010 million was recognized in Other Income. For the year ended December 31, 2020, Other Income increase by $2.764 million compared to the same period in 2019, primarily due to wage subsidies and benefits from low-interest
loans received from US and Canadian government
COVID-19
relief programs.

Current and Deferred Income Taxes
Years ended December 31,

Expenses	2021	2020	2019	2021 vs 2020 Change $	2021 vs 2020%	2020 vs 2019 Change $	2020 vs 2019%
Current tax expense (recovery)	$0.157	$(0.296)	$0.182	$0.453	(153)%	$(0.478)	(262)%
Deferred tax expense (recovery)	$(1.822)	$(0.668)	$(2.692)	$(1.154)	173%	$2.024	(75)%
For the year ended December 31, 2021, current tax expense was $0.157 million compared to a current tax recovery of $0.296 million, compared to the same period in 2020. The increase in current tax expense of $0.453 million was due to taxes owing attributable to taxable income in the US operations. For the year ended December 31, 2020, current taxes decreased by $0.478 million from a current tax expense of $0.182 million for the same period in 2019, attributable to the carry back of 2020 tax losses for refunds of past taxes paid.
For the year ended December 31, 2021, the Company recorded a deferred tax recovery of $1.822 million compared with a deferred tax recovery of $0.668 million, for the same period in 2020. The increase in the deferred tax recovery was primarily due to foreign tax rate and other foreign tax differences. For the year ended December 31, 2020, the deferred tax recovery decreased by $2.024 million, to $2.692 million for the same period in 2019. The decrease was due to the recognition of deferred tax assets, recognized through profit and loss to offset deferred tax liabilities recognized in equity on the issuance of convertible debentures.
The Company has net operating losses of approximately USD$60.9 million and non-capital
losses of C$70.2 million (December 31, 2020 – USD$44.1 million and C$49.6 million) which are available to reduce future year’s taxable income in the United States and Canada, respectively. The net operating losses will commence to expire in 2029 while the non-capital
losses will commence to expire in 2027 if not utilized.
The Company has foreign tax losses in various jurisdictions of C$2.3 million (December 31, 2020—C$1.2 million) which are available to reduce future year’s taxable income in their respective countries. The losses vary in expiry from five years to indefinite life.
The investment tax credit balance is C$0.5 million (December 31, 2020 – C$0.5 million) which is available to reduce future year’s taxes payable in Canada. The investment tax credits begin to expire in 2022 if not utilized.

REVIEW OF QUARTER FINANCIAL RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020
Revenue
In the following tables, revenue is disaggregated by nature and timing of revenue recognition.
Three months ended December 31,

Major Service Line	2021	2020	Change $	Change %
AssetCare Initialization	$0.173	$2.672	$(2.499)	(94)%
AssetCare Solutions	3.886	5.546	(1.660)	(30)%
Engineering Services	0.111	1.005	(0.894)	(89)%

Total	$4.170	$9.223	$(5.053)	(55)%

Timing of revenue recognition	2021	2020	Change $	Change %
Revenue recognized over time	$4.073	$4.757	$(0.684)	(14)%
Revenue recognized at point in time upon completion	0.097	4.466	(4.369)	(98)%

Total	$4.170	$9.223	$(5.053)	(55)%

For the three months ended December 31, 2021, total revenue was $4.170 million, a decrease of $5.053 million, compared to $9.223 million for the same period in 2020. This decrease is attributable the resurgence of the “Omicron”
COVID-19
variant and the return of stricter
COVID-19
restrictions, which led to a decrease of $2.499 million and $1.660 million, respectively, in revenues generated from the AssetCare Initialization and AssetCare Solutions categories, combined with a decrease of $0.894 million in revenues generated from Engineering Services. These revenue streams are dependent on performing in-person
services and have been impacted by the
COVID-19
restrictions.
Cost of Sales, Gross Profit, Gross Margin %
Three months ended December 31,

	2021	2020	Change $	Change %
Cost of Sales	$1.507	$3.579	$(2.072)	(58)%
Gross Profit	2.664	5.644	(2.981)	(53)%

Gross margin %	63.9%	61.2%		4%

Cost of sales for the three months ended December 31, 2021 were $1.507 million, a decrease of 58% from $3.579 million for the same period in 2020, primarily due to a decrease of in-person
services related to tighter
COVID-19
restrictions in the last quarter of the year. For the three months ended December 31, 2021, gross profit decreased by $2.981 million to $2.664 million from $5.644 million for the same period in 2020, primarily due to a decrease in revenues of $5.053 million, partially offset by a decrease in cost of sales by $2.072 for the reasons noted above.
Expenses
Three months ended December 31,

Expenses	2021	2020	Change $	Change %
Salaries, wages and benefits	$5.608	$4.486	$1.122	25%
Sales and marketing	0.400	0.304	0.096	32%
Research and development	1.105	0.323	0.782	242%
General and administration	4.187	1.924	2.263	118%
Professional and consulting fees	2.446	2.090	0.356	17%
Share-based compensation	0.684	0.427	0.257	60%
Depreciation and amortization	2.146	1.917	0.229	12%

Total	$16.576	$11.471	$5.105	45%

Total expenses for the three months ended December 31, 2021 increased by 45% or $5.105 million compared with the same period in 2020. The most significant changes between 2021 and 2020 are as follows:

•
General and administration expenses increased by 118% or $2.263 million primarily as the result of costs associated with the Company’s NASDAQ listing, which occurred in November 2021, combined with a bad debts provision.

•
Research and development expenses increased by $0.782 million in Q4 2021 compared with 2020, related specifically to the ongoing development of AssetCare Mobile, “IAQ” Badge and 3D technologies. Spending in prior year was curtailed as a means of conserving cash.

•
Professional and consulting expenses increased by 17% or $0.356 million, primarily related to increased costs for professional services associated with the general efforts to raise capital to explore current and future acquisition opportunities, perform technical accounting and advisory fees and prepare and file the Company’s prospectus supplements. Consultants filled positions in 2021 that were previously held by employees in 2020.

•
Salaries, wages and benefits costs increased by 25% or $1.122 million, primarily due to a full year of the costs associated with a full year of the Company’s ownership of its kanepi subsidiary, as compared with the prior year when kanepi was acquired in October 2020. This was partially offset by the use of consultants in 2021 for tasks previously performed by employees in 2020.

•
Depreciation and amortization
non-cash
costs increased by 12% or $0.229 million for Q4 2021. These changes were related to intangible assets which were acquired as part of business and assets acquisitions completed throughout Fiscal 2020 acquired from CSA, and the intangible assets acquired as part of the Company’s acquisition of kanepi.

•
Sales and marketing costs increased by 32% mainly as a result of investments by the Company to explore opportunities in the AssetCare solutions across all industries and in particular, in the IAQ space.

Other Expenses (Income)
Three months ended December 31,

Other expenses (income)	2021	2020	Change $	Change %
Finance costs	$2.724	$1.694	$1.030	61%
Foreign exchange loss (gain)	(0.041)	1.583	(1.624)	(103)%
Business acquisition costs and other expenses	0.023	0.501	(0.478)	(95)%
Fair value gain on derivatives	(3.075)	—	(3.075)	—%
Other income	(1.654)	(0.971)	(0.683)	70%

Total	$(2.023)	$2.807	$(4.830)	(172)%

Total other expenses (income) decreased by $4.830 million in the three months ended December 31, 2021. The primary drivers are as follows:

•	Finance costs increased by $1.030 million for the three months ended December 31, 2021, due to higher interest and fees on new borrowings.

•
Foreign exchange changed from a loss of $1.583 million for the comparative period in 2020 to a gain of $0.041 million in Q4 2021. These movements were the result of the timing of cash receipts and payments, combined with the USD public offering that closed in the last quarter of 2021.

•
Fair value changes in derivatives constituted a gain of $3.075 million for the three months ended December 31, 2021. These non-cash
changes relate to the fair value adjustment for the warrants and was partially offset by the remeasurement of warrant liabilities, issued in November 2021, being revalued at December 31, 2021.

•
Other Income increased by $0.683 million for the three months ended December 31, 2021. The majority of Other Income includes wage and rent subsidies received from the Canadian government and low-interest
loans from the US government which have been partially forgiven in the periods.

Current and Deferred Income Taxes
Three months ended December 31,

Expenses	2021	2020	Change $	Change %
Current tax expense (recovery)	$(0.704)	$(0.397)	$(0.307)	77%
Deferred tax expense (recovery)	$(0.854)	$0.682	$(1.535)	(225)%
For the three months ended December 31, 2021, the Company recorded a current tax recovery of $0.704 million, an increase of $0.307 million, compared to $0.397 million for the same period in 2020.
Deferred tax recovery was $0.854 million for the three months ended December 31, 2020, a decrease of $1.535 million from a deferred tax expense $0.682 million, for the same period in 2019.

SUMMARY OF QUARTERLY RESULTS
The Company’s selected financial information for the eight completed fiscal quarters ending December 31, 2021 is shown in the table below. Accounting policies under IFRS were consistently applied across all periods. Unless indicated otherwise, converted amounts in this section are expressed in Canadian dollars as set out in “Currency and Exchange Rates.”

For the quarter ended:	Q4 2021 (2)	Q3 2021 (1)	Q2 2021 (1)	Q1 2021 (1)	Q4 2020 (2)	Q3 2020	Q2 2020	Q1 2020
Total revenue	$4.171	$7.434	$6.556	$7.436	$9.223	$6.137	$5.010	$6.558
Net loss	10.331	15.616	9.000	9.752	8.918	8.713	9.353	7.878
Net loss - mCloud shareholders	10.095	15.466	8.930	10.271	9.302	9.417	9.707	8.021
Basic and diluted loss per share	$0.73	$1.22	$0.88	$1.12	$1.02	$1.15	$1.53	$1.47

Total assets	$72.106	$73.818	$79.868	$75.803	$77.319	$68.113	$64.349	$67.869

Total non- current financial liabilities	$1.513	$12.978	$24.565	$43.440	$33.443	$33.319	$37.223	$32.795

(1) The results for each of the quarters ended March 31, June 30 and September 30, 2021 have been corrected, which impacted revenue, current and non-current
long-term accounts receivables; deferred revenue, and correspondingly, impacted net loss and net loss attributable to mCloud shareholders and related loss per share attributable to mCloud shareholders - basic and diluted. During the quarters ended:

•
March 31, 2021, decreased revenue and increased net loss, net loss attributable to mCloud shareholders and loss per share attributable to mCloud shareholders - basic and diluted by $0.945 million ($0.10 per share);

•
June 30, 2021, decreased revenue and increased net loss, net loss attributable to mCloud shareholders and loss per share attributable to mCloud shareholders - basic and diluted by $0.652 million ($0.13 per share);

•
September 30, 2021, increased revenue and decreased net loss, net loss attributable to mCloud shareholders and loss per share attributable to mCloud shareholders - basic and diluted by $0.098 million ($0.01 per share).

(2) The Company has corrected net loss and other comprehensive loss attributable to mCloud shareholders and non-controlling interest for the years ended, 2020 and 2021. This resulted in a reclassification between net loss attributable to mCloud shareholders and non-controlling interest, other comprehensive loss attributable to mCloud shareholders and non-controlling interest and impacted basic and diluted loss per share for the quarters ended December 31, 2020 and December 31, 2021. During the quarters ended:

•
December 31, 2020, net loss attributable to mCloud shareholders increased by $0.423 million, net income attributable to noncontrolling interest increased by $0.423 million, and loss per share attributable to mCloud shareholders - basic and diluted increased by $0.05 per share.

•
December 31, 2021, net loss attributable to mCloud shareholders increased by $0.433 million, net loss attributable to non-controlling interest decreased by $0.433 million and loss per share attributable to mCloud shareholders - basic and diluted increased by $0.03 per share.

See Basis of Presentation in Note 2 to the Annual 2021 Financial Statements for further information.

Total revenue was $4.171 million in Q4 2021, a decrease of $5.053 million, compared to $9.223 million in Q4 2020. This decrease is attributable to lower revenues as a result of
COVID-19
restrictions.
Net losses in Q4 2021 increased to $10.331 million compared to a net loss of $8.918 million in Q4 2020, resulting in a change of $1.413 million quarter over quarter, primarily attributable to a decrease of $5.053 million of revenue due to
COVID-19
restrictions and delays. These were partially offset by a change in other expenses (income) of $4.830 million primarily related to fair value gain on derivatives. Net losses in Q4 2021 decreased to $10.331 million compared to a net loss of $15.616 million in Q3 2021, primarily due to a non-cash
derivative loss on the 2021 Convertible Debentures, partially offset by higher revenues in Q3 2021.
Basic and diluted net loss per share of $0.73/share in Q4 2021, was a decrease of $0.29/share, from $1.02/share in Q4 2020. This decrease was primarily attributable to the lower net loss as described above, combined with the increase in share count as a result of the conversion of the 2021 Convertible Debentures in Q3 2021. See
“Year in Review – Financing”
for further discussion on the 2021 Convertible Debentures and the Company’s listing and public offering on the NASDAQ.
CAPITAL RESOURCES
The Company’s objective and polices for managing capital are to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital. The Company manages its capital structure and makes changes based on economic conditions including the impact of the ongoing pandemic, risks that impact the consolidated operations and future significant capital investment opportunities. In order to maintain or adjust its capital structure, the Company may issue new equity instruments or raise additional debt financing.
Analysis of Cash Flows
On December 31, 2021, the Company had $4.588 million in cash ($1.111 million as at December 31, 2020; $0.529 million as at December 31, 2019). All cash was held in bank accounts, primarily with Canadian and US banks.
The following table summarizes cash inflows and outflows for the periods shown.

Cash provided by (used in):	2021	2020	2019
Operating activities	$(28.330)	$(24.856)	$(14.516)
Investing activities	(1.064)	(6.395)	(20.732)
Financing activities	32.927	31.857	34.465

Increase in cash, before effect of exchange rate fluctuation	$3.533	$0.606	$(0.784)

Cash flows used in operating activities increased to $28.330 million in 2021 compared with $24.856 million in 2020, primarily as a result of a higher net loss in 2021. This was partially offset by increased Other Income and more non-cash
charges in 2021 compared with 2020. Cash flow from operations can vary significantly from period to period as a result of the Company’s working capital requirements which are dependent on operations and increased spending to grow the Company and expand its presence in the market. Cash flows used in operating activities for the year ended December 31, 2020 increased to $24.856 million, from $14.516 million for the same period in 2019, due to increased spending to expand the Company’s presence in markets.
Cash flows used in investing activities decreased in 2021 to $1.064 million compared with $6.395 million in 2020, as there were no acquisitions in 2021 compared to 2020, during which time kanepi was acquired along with assets from AirFusion. This was partially offset by higher spending in 2021 on the acquisition of property and equipment and the development of intangible assets compared with 2020. This spending was focused on furthering development of new AssetCare products. Cash used in investing activities was $6.395 million for the year ended December 31, 2020 as compared $20.732 million for the same period in 2019, a net decrease of $14.337 million, due to the acquisitions of CSA, AirFusion, kanepi and ongoing development of the Company’s technology. For the same period in 2019, the cash used in investing activities primarily related to the acquisition of MTS.

Cash flows provided by financing activities increased to $32.927 million for the year ended December 31, 2021 compared with $31.857 million for the year ended December 31, 2020. The net increase was primarily attributable to the brokered public offering of $12.281 million, net of transaction costs, in conjunction with the Company’s NASDAQ listing, combined with an increase in net proceeds received from bank indebtedness, partially offset by net proceeds received, after transaction costs, for warrants issued in 2020. For the year ended December 31, 2020, the Company had net cash received of $31.857 million compared with net cash received of $34.465 million for the same period in 2019, a net decrease of $2.608 million. The decrease is primarily due to the issuance of the 2019 Convertible Debentures, partially offset by cash flows received from public offerings, debentures and special warrants during the year ended December 31, 2020.
Factoring and Security Agreement with Nations Interbanc
Under a factoring and security agreement with Nations Interbanc (“Nations”), Agnity Communications Inc. (“Agnity”), an entity controlled by the Company, receives advances up to a maximum of US$2 million from Nations for providing them the right to collect cash flows from factored accounts receivable and charges a fee for this service. This is a financing agreement and the accounts receivables factored still carry credit risk, are not sold, and are not derecognized from Agnity’s statement of financial position. Nations charges a factoring fee of 1.5% of the gross face invoice amount for the first 30 days and a daily proration of 0.06% per day thereafter. The amount of funds advanced varies and is dependent on the cash requirements of Agnity.
The MasterCard Facility
The Company’s credit facility with MasterCard (the “MasterCard Facility”) with a total limit of $0.425 million provides cash security to MasterCard held on deposit for expenses outstanding on the Company issued credit cards. As at December 31, 2021, the MasterCard Facility was drawn to $0.297 million (December 31, 2020—$0.601 million).
Short-Form Base Shelf Prospectus
On April 28, 2020, the Company filed a final short form base shelf prospectus which allows the Company to offer, from time to time, over a
25-month
period, common shares, preferred shares of any series, senior or subordinated secured or unsecured debt securities, subscription receipts, warrants, and units comprised of one or more of the aforementioned securities, with an aggregate value of up to $200 million. Securities may be offered separately or together, in amounts, at prices, and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement. This final short form base shelf prospectus was updated and refiled with the British Columbia Securities Commission on November 18, 2021 and with the US Securities and Exchange Commission on Form
F-10/
A on November 19, 2021 in connection with the Company’s listing to the NASDAQ.
On November 26, 2021, a supplement was filed in connection with the November 18, 2021 prospectus through which the Company offered 2,100,000 units at a price of US$4.50 per unit. Each unit consisted of one common share in the capital of the Company and one transferable common share purchase warrant. Each warrant is exercisable to purchase one common share at a price of US$4.75 per share up to November 29, 2026, being five years after the closing date of November 29, 2021.
LIQUIDITY
The principal liquidity needs of the Company are for working capital requirements, debt servicing and repayment obligations, and costs associated with the growth of the business. The Company is exposed to liquidity risk which is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due in the normal course of business. The Company manages its liquidity risk by monitoring its operating requirements, reducing costs were possible given the status of the
COVID-19
pandemic, and applying for any available government funding to support its business. The Company generally relies on funds generated from operations and external financing to provide sufficient liquidity to meet budgeted operating requirements. The Company assesses its liquidity on an ongoing basis based on current market factors and cannot make any statements regarding any known trends or fluctuations likely to affect the Company’s liquidity beyond standard market conditions. See Note 26 of the Financial Statements for further discussion on the Company’s liquidity risk.

The Company’s ability to fund current and future operations is dependent on its ability to generate sources of cash through positive cash flows from operations combined with equity and/or debt financing as needed, including, but not limited to the ATB Facility.
Based on its current business plan and the impacts of
COVID-19,
the Company has identified near-term capital needs. The Company’s near-term cash requirements relate primarily to the repayment of the 2019 Convertible Debentures, operations, working capital and general corporate purposes. The Company updates its forecast regularly and considers additional financial resources as appropriate. Additionally, the shares in the capital of the Company became dually listed and began trading on the NASDAQ on November 24, 2021. See
“Year in Review – Financing”
for further discussion on the Company’s NASDAQ listing. The Company has created aggressive marketing and sales plans and increased headcount related to sales and business development, while balancing this with the re-opening
from pandemic restrictions, which is expected to increase revenues and operating cash flows.
To date, the Company received wage subsidies totaling $5.817 million and rent subsidies of $1.120 from the Canadian Government. During the year ended December 31, 2021, wage and rental subsidies of $4.202 million were included in Other Income in the 2021 Financial Statements. To date, the Company received low-interest
government loans totaling $1.961 million under the Paycheck Protection Program (the “PPP”) with the US Government, which ceased on May 31, 2021, to help alleviate the negative economic impacts on
COVID-19
to its business. During the year ended December 31, 2021, other income of $1.825 million was recognized associated with these loans as they represent government grants.
The outbreak of the
COVID-19
pandemic and the measures adopted by governments in countries worldwide to mitigate the pandemic’s spread have impacted the Company. These measures required the Company to restrict deployment of technical services due to the in-person
nature of these activities and delay the start of certain projects for a duration of the year. This negatively impacted the Company’s financial performance and liquidity position.
During the year ended December 31, 2021, the Company generated a net loss of $44.699 million and negative cash flows from operating activities of $28.330 million. At December 31, 2021, the Company had a working capital deficiency of $42.108 million. Working capital deficiency is a non-IFRS
measure which is calculated as current assets less current liabilities.
Current liquidity levels and available sources of capital are not adequate to fund the working capital deficiency. The most significant cash outflows included in current liabilities include the repayment of the 2019 Convertible Debentures of $23.458 million; loans and borrowings of $11.764 million including principal and interest payments; payment of trade and other payables of $12.421 million and payments associated with leases of approximately $1 million.
Based on the Company’s liquidity position at the date of authorization of this annual MD&A and considering the uncertainty surrounding the impact of the pandemic, management estimates that it will need additional financing to meet is financial obligations. The Company is currently working with stakeholders and others to address the working capital deficiency. In the long-term, the ability of the Company to operate as a going concern is dependent on its ability to achieve and maintain profitable operations and positive cash flow from operations, and, as necessary, to obtain the necessary equity or debt financing to continue with expand its operations. To date, the Company has funded its operations through debt and equity financing. While the Company has been successful in raising capital in the past and anticipates the lenders will not accelerate repayment of loans with covenant breaches as of December 31, 2021, March 31, 2022, and June 30, 2022 and potential breaches forecasted over the coming year, there is no assurance that it will be successful in closing further financings in the future or obtaining waivers of the covenant breaches.

As a result, these factors are indicators that material uncertainties exist that raises significant doubt about the Company’s ability to continue as a going concern and, therefore, its ability to realize assets and discharge liabilities in the normal course of business.
In making their assessment, management considered all available information, together with forecasts and other mitigating strategies, about the future which is at least, but not limited to, 12 months from the end of Q2 2022. Management has considered the following in its assessment that the going concern assumption remains appropriate:

•	the plan for the repayment of the 2019 Convertible Debentures;

•	the repayment of the term loan in full on or before October 31, 2022;

•	the likelihood that undrawn funds under the revolving operating facility will be available and will not be required to be repaid;

•	the required cash principal and interest payments on indebtedness;

•	the likelihood of payments required under contingent consideration arrangements;

•
cash inflows from current operations, expected government assistance in the form of wage and rent subsidies, and expected increases in revenues and cash flows resulting from new revenue contracts expected over the next 12 months due to the anticipated reduction of COVID-19 related restrictions; and

•	future debt and equity raises.
Management also considered cash inflows from current operations, expected government assistance in the form of wage and rent subsidies, and expected increases in revenues and cash flows resulting from new revenue contracts expected over the next twelve months due to the anticipated reduction of
COVID-19
related restrictions in determining that the going concern assumption remains appropriate.
Contractual Obligations and Commitments
Below is a summary of the Company’s contractual obligations and commitments as at December 31, 2021.

At December 31, 2021	Undiscounted Contractual Cash Flows
Contractual Obligations	< 1 year	1 – 2 years	> 2 years	Total
Bank indebtedness 1	$3.460	$—	$—	$3.460
Trade payables and accrued liabilities	12.421	—	—	12.421
Loans and borrowings 2	11.764	0.786	—	12.550
Lease liabilities 3	0.522	0.534	0.179	1.235
2019 Convertible Debentures	24.630	—	—	24.630
2021 Convertible Debentures	0.008	0.103	—	0.111
Warrant liabilities 4	0.710	—	—	0.710
Business acquisition payable	1.399	—	—	1.399

Contractual obligations	$54.913	$1.423	$0.179	$56.516

At December 31, 2021	Undiscounted Contractual Cash Flows
Commitments	< 1 year	2 – 3 years	4 – 5 years	More than 5 years	Total
Variable lease payments 5	0.397	0.478	0.125	0.013	1.013
Lease payments related to leases which have not yet commenced 6	0.105	2.589	2.763	12.636	18.093

Commitments	$0.501	$3.067	$2.888	$12.649	$19.106

1	No contractual maturity, due on demand. Excludes interest charged on facility.

2
Includes term loan with a carrying value of $9.276 classified as current due to covenant breach. Assuming term loan is repaid in accordance with agreement to maturity, the undiscounted contractual cash flows for loans and borrowings would be $2.934 million, $5.472 million, and $4.144 million, respectively for the periods presented above.

3	Variable costs payable under lease agreements are not included in this amount. Minimum payment related to leases which have not yet commenced are not included in this amount.

4	Majority of liability will be settled by issuing common shares when warrants are exercised during the year. The remaining amount may be settled in cash or common shares of Agnity.

5	Variable lease payments associated with lease liabilities.

6
In October 2021, the Company executed a
12-year
lease for office space in Calgary, Alberta. Base rent and estimated common expense payments commence in December 2022, preceded by a fixturing period which the Company will use to build out the space. The Company will receive a tenant improvement allowance which is expected to cover the majority of the costs.

TRANSACTIONS BETWEEN RELATED PARTIES
The Company’s related parties include its subsidiaries, its non-controlling interest, an entity related to its non-controlling interest and key management personnel. The Company’s related party transactions are in the normal course of operations and have been valued at the exchange amount, which is the amount of consideration established and agreed to by the related parties.
Key Management Personnel Compensation
Key management personnel include those persons having authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company defines key management personnel as key officers, executives and directors of the Company. For the three months and years ended December 31, 2021, and 2020, the contractual and discretionary compensation awarded to key management personnel, including director fees, is as follows:

	Three months ended December 31		Year ended December 31
	2021	2020	2021	2020	2019

Salaries, fees and short-term benefits	$0.564	$0.404	$1.614	$1.683	$1.460
Share-based compensation	0.181	0.096	0.432	0.628	0.388

	$0.745	$0.500	$2.046	$2.311	$1.849

As at December 31, 2021, amounts due to key management personnel for salaries, director fees, and short-term benefits was $0.122 million (December 31, 2020 - $0.116 million; December 31, 2019 - $Nil). In addition, at December 31, 2021, the Company owed $0.031 million (December 31, 2020 - $0.033 million; December 31, 2019 - $Nil) to an officer of the Company for an unsecured, non-interest bearing amount as reimbursement for expenses incurred during the normal course of business.
Other Transactions and Balances
As at December 31, 2021, the Company had $0.234 million (December 31, 2020 - $0.813 million) due to an entity controlled by the principal owner of Agnity for the purchase of assets. The amount is unsecured, non-interest bearing and due on demand.
The Company engaged an entity partially owned by the principal owner of Agnity to perform consulting services in the amount of $3.765 million during the year ended December 31, 2021 (year ended December 31, 2020 - $2.533 million; December 31, 2019 - $1.630 million). As at December 31, 2021, the Company owed the entity $1.112 million (December 31, 2020 - $1.139 million; December 31, 2019 - $1.533 million)
Management’s Discussion and Analysis for the Three and Six Months ended June 30, 2022 and 2021
The Company’s selected financial information for the last eight completed fiscal quarters is shown in the table below. Accounting policies under International Financial Reporting Standards (“IFRS”) were consistently applied across all periods.

For the quarter ended:	Q2 2022	Q1 2022	Q4 2021 (2)	Q3 2021 (1)	Q2 2021 (1)	Q1 2021 (1)	Q4 2020 (2)	Q3 2020
Total Revenue	2.269	4.430	4.171	7.434	6.556	7.436	9.223	6.137
Net loss	11.612	11.023	10.331	15.616	9.000	9.752	8.918	8.713
Net Loss - mCloud shareholders	8.052	9.778	10.095	15.466	8.930	10.271	9.302	9.417
Basic and diluted loss per share	$0.50	$0.61	$0.73	$1.22	$0.88	$1.12	$1.02	$1.15

Total assets	72.697	73.091	72.106	73.818	79.868	75.803	77.319	68.113

Total non-current financial liabilities	26.795	7.532	1.513	12.978	24.565	43.440	33.443	33.319

(1)
The results for each of the quarters ended March 31, June 30 and September 30, 2021 have been corrected, which impacted revenue, current and non-current
long-term accounts receivables; deferred revenue, and correspondingly, impacted net loss and net loss attributable to mCloud shareholders and related loss per share attributable to mCloud shareholders - basic and diluted. During the quarters ended:

•
March 31, 2021, decreased revenue and increased net loss, net loss attributable to mCloud shareholders and loss per share attributable to mCloud shareholders - basic and diluted by $0.945 million ($0.10 per share);

•
June 30, 2021, decreased revenue and increased net loss, net loss attributable to mCloud shareholders and loss per share attributable to mCloud shareholders - basic and diluted by $0.652 million ($0.13 per share);

•
September 30, 2021, increased revenue and decreased net loss, net loss attributable to mCloud shareholders and loss per share attributable to mCloud shareholders - basic and diluted by $0.098 million ($0.01 per share).

(2)
The Company has corrected net loss and other comprehensive loss attributable to mCloud shareholders and non-controlling
interest for the years ended, 2020 and 2021. This resulted in a reclassification between net loss attributable to mCloud shareholders and non-controlling
interest, other comprehensive loss attributable to mCloud shareholders and non-controlling
interest and impacted basic and diluted loss per share for the quarters ended December 31, 2020 and December 31, 2021. During the quarters ended:

•
December 31, 2020, net loss attributable to mCloud shareholders decreased by $0.423 million, net loss attributable to non-controlling
interest increased by $0.423 million, and loss per share attributable to mCloud shareholders - basic and diluted decreased by $0.05 per share.

•
December 31, 2021, net loss attributable to mCloud shareholders increased by $0.433 million, net loss attributable to non-controlling
interest decreased by $0.433 million and loss per share attributable to mCloud shareholders - basic and diluted increased by $0.03 per share.

Total revenue was $2.269 million in Q2 2022, compared to $6.556 million in Q2 2021, a decrease of $4.287 million, due to a one-time
adjustment to revenue of $2.572 million related to Agnity’s business in prior periods, combined with the residual effect of the challenges associated with the
COVID-19
restrictions experienced in 2021 and bleeding in to the first half of fiscal 2022. During Q2 2022, the Company continued to execute on strategic marketing activities and expects to see a gradual return to pre-pandemic
levels in the second half of 2022. Net loss in Q2 2022 increased to $11.612 million compared to a net loss of $9.000 million in Q2 2021, a change of $2.612 million, primarily attributable to the higher operating loss which increased by $4.798 million as a result of the decrease in revenue, partially offset by an increase of $1.280 million from foreign exchange gains and $1.425 million from fair value gains on derivatives. Net losses in Q2 2022 increased to $11.612 million compared to a net loss of $11.023 million in Q1 2022, primarily due the reversal of revenue in Q2 2022, partially offset by higher foreign exchange gains. Basic and diluted net loss per share of $0.50/share in Q2 2022, was a decrease of $0.38/share, from $0.88/share in Q2 2021 due to lower net loss attributable to mCloud shareholders, and an increase in the number of shares outstanding.

Review of Quarterly Financial and Operational Results
The table below provides key financial performance metrics of the Company for Q2 2022, compared with Q2 2021. This information should be read in conjunction with the annual consolidated financial statements for the year ended December 31, 2021 (the “2021 Annual Financial Statements”).

	Three months ended June 30,		Six months ended June 30,		Q2 to Q2	Q2 to Q2	YTD	YTD
	2022	2021	2022	2021	Change $	Change %	Change $	Change %
Revenue	$2.269	$6.556	$6.699	$13.992	$(4.287)	(65)%	$(7.293)	(52)%
Cost of Sales	(1.933)	(2.061)	(3.866)	(5.320)	0.128	(6)%	1.454	(27)%

Gross Profit	$0.336	$4.496	$2.833	$8.672	$(4.160)	(93)%	$(5.839)	(67)%

Expenses
Salaries, wages and benefits	$5.059	$6.333	$10.374	$11.204	$(1.274)	(20)%	$(0.830)	(7)%
Sales and marketing	1.140	0.328	1.902	0.513	0.812	248%	1.389	271%
Research and development	0.568	0.712	1.100	1.461	(0.144)	(20)%	(0.361)	(25)%
General and administrative	2.065	1.556	4.617	2.893	0.509	33%	1.724	60%
Professional and consulting fees	3.560	2.491	6.736	4.230	1.069	43%	2.506	59%
Share-based compensation	0.192	0.361	0.444	0.736	(0.169)	(47)%	(0.292)	(40)%
Depreciation and amortization	1.826	1.993	3.770	3.964	(0.167)	(8)%	(0.194)	(5)%

Total expenses	$14.410	$13.774	$28.943	$25.001	$0.636	5%	$3.942	16%

Operating loss	$(14.074)	$(9.278)	$(26.110)	$(16.329)	$(4.796)	52%	$(9.781)	60%

Other Expenses (income)
Finance costs	$2.230	$1.947	$4.089	$4.183	$0.283	15%	$(0.094)	(2)%
Foreign exchange loss (gain)	(1.116)	0.164	(0.494)	0.532	(1.280)	(780)%	(1.026)	(193)%
Business acquisition costs and other expenses	—	0.012	—	0.336	(0.012)	(100)%	(0.336)	(100)%
Fair value (gain) loss on derivatives	(2.538)	(1.113)	(5.032)	0.451	(1.425)	128%	(5.483)	(1216)%
Other income	(0.264)	(1.155)	(0.662)	(3.065)	0.891	(77)%	2.403	(78)%

Loss before tax	$(12.386)	$(9.133)	$(24.011)	$(18.766)	$(3.253)	36%	$(5.245)	28%

Current tax expense	$(0.184)	$0.241	$0.105	$0.479	$(0.425)	(176)%	$(0.374)	(78)%
Deferred tax recovery	(0.591)	(0.373)	(1.482)	(0.492)	(0.218)	58%	(0.990)	201%

Net loss for the period	$(11.611)	$(9.001)	$(22.634)	$(18.753)	$(2.610)	29%	$(3.881)	21%

Revenue
In the following tables, revenue is disaggregated by nature and timing of revenue recognition.
Six months ended June 30,

Major Service Line	2022	2021	Change $	Change %
AssetCare Initialization	$0.443	$0.819	$(0.375)	(46)%
AssetCare Solutions	8.684	12.514	(3.830)	(31)%
Engineering Services	0.143	0.659	(0.516)	(78)%
Contract modification revenue reversal	(2.572)	—	(2.572)	(100)%

Total	$6.699	$13.992	$(7.293)	(52)%

Timing of Revenue Recognition	2022	2021	Change $	Change %
Revenue recognized over time	$7.646	$11.702	$(4.056)	(35)%
Revenue recognized at point in time upon completion	$(0.947)	$2.290	(3.237)	(141)%

Total	$6.699	$13.992	$(7.293)	(52)%

For the six months ended June 30, 2022, total revenue was $6.699 million, a decrease of $7.293 million, compared to $13.992 million for the same period in 2021.
Several factors contributed to the decrease in revenues. From January to April 2022, local and national policies to contain
COVID-19
led certain mCloud customers to restrict vendor access to their sites, which impeded the Company’s ability to deliver AssetCare and related services. mCloud also undertook a transition of its royalty agreement with Agnity into a technology continuation agreement during Q2 2022.
As part of this transition, mCloud received a US$5.954 million one-time
payment from Agnity on July 29, 2022, which as a result of timing and the negotiation process, prevented mCloud from including certain revenues in the AssetCare Initialization and AssetCare Solutions categories. The net resulting impact was the recording of negligible revenues from newly connected assets for the period. The one-time
payment will be recorded as a
non-revenue
item in Q3 2022.
Also due to this transition, mCloud recorded a
one-time
adjustment related to Agnity’s business in prior periods. This resulted in the Company making certain required balance sheet adjustments culminating in a $2.572 million decrease to revenues as a standalone adjustment in Q2 2022 and representing the full required adjustment across these prior periods.
Starting in May 2022, the Company began to see an increase in customer activities and the retraction of many
COVID-19
restrictions. These factors are expected to have a sustained positive impact on revenue growth in future periods.

Cost of Sales, Gross Profit, Gross Margin %
Six months ended June 30,

	2022	2021	Change $	Change %
Cost of Sales	$3.866	$5.320	$(1.454)	(27)%
Gross Profit	$2.833	$8.672	$(5.839)	(67)%

Gross margin %	42.3%	62.0%	(19.7)%	(32)%

Cost of sales for the six months ended June 30, 2022 were $3.866 million, a decrease of 27% from $5.320 million for the same period in 2021. This decrease is primarily attributable to the decrease in revenue including the one-time
adjustment of $2.572 million, partially offset by increased costs associated with a shift in the mix of revenue generating projects. For the six months ended June 30, 2022, gross profit decreased by $5.839 million to $2.833 million from $8.672 million for the same period in 2021, primarily due to the decrease in revenues of $7.293 million, partially offset by a decrease in cost of sales by $1.454 million for the reasons noted above.
Expenses
Six months ended June 30,

Expenses	2022	2021	Change $	Change %
Salaries, wages and benefits	$10.374	$11.204	$(0.830)	(7)%
Sales and marketing	1.902	0.513	1.389	271%
Research and development	1.100	1.461	(0.361)	(25)%
General and administration	4.617	2.893	1.724	60%
Professional and consulting fees	6.736	4.230	2.506	59%
Share-based compensation	0.444	0.736	(0.292)	(40)%
Depreciation and amortization	3.770	3.964	(0.194)	(5)%

Total	$28.943	$25.001	$3.942	16%

Total expenses for the six months ended June 30, 2022 increased by 16% or $3.942 million compared with the same period in 2021. The most significant changes between 2022 and 2021 are as follows:

•
Professional and consulting expenses increased by 59% or $2.506 million, primarily related to increased costs for professional services in the six months ended June 30, 2022, associated with Company’s NASDAQ listing and financing activities undertaken during the period.

•
General and administration expenses increased by 60% or $1.724 million due to increased insurance premiums following the Company’s NASDAQ listing in Q4 2021, increased IT subscription costs as the Company ramps up to return its resources to pre-COVID-19
levels.

•
Sales and marketing costs increased by 271% or $1.389 million, due to the execution of a strategic marketing plan with an increase in marketing activities, including travel and mCloud’s participation in conferences, high-visibility activities and hosting customer events specific to advancing the Company’s presence in Houston and growing customer engagement with mCloud’s Digital Oil & Gas offerings in the six months ended June 30, 2022.

•	Salaries, wages and benefits costs decreased by 7% or $0.830 million, primarily attributed to a level-setting of overall headcount.

•
Research and development expenses decreased by $0.361 million in the first six months of 2022 compared with the same period in 2021, the result of careful management and targeted deployment of these activities in 2022. Research and development relates to the ongoing development of technologies across the AssetCare portfolio.

•
Depreciation and amortization
non-cash
costs decreased by 5% or $0.194 million for the six months ended June 30, 2022, due to fewer additions of property and equipment assets, combined with fully depreciated assets at or nearing the end of their useful life.

Other Expenses (Income)
Six months ended June 30,

Other expenses (income)	2022	2021	Change $	Change %
Finance costs	$4.089	$4.183	$(0.094)	(2)%
Foreign exchange loss (gain)	(0.494)	0.532	(1.026)	(193)%
Business acquisition costs and other expenses	—	0.336	(0.336)	(100)%
Fair value (gain) loss on derivatives	(5.032)	0.451	(5.483)	(1216)%
Other income	(0.662)	(3.065)	2.403	(78)%

Total	$(2.099)	$2.436	$(4.536)	(186)%

Other expenses (income) was $4.536 million higher during the six months ended June 30, 2022, compared to the same period in 2021.

•
Finance costs decreased by $0.094 million during the six months ended June 30, 2022, compared to the same period in 2021, primarily due to transaction costs on the issuance of convertible debentures expensed in the six months ended June 30, 2021, partially offset by the increased loans and borrowings.

•	Foreign exchange was a gain of $0.494 million for the six months ended June 30, 2022, compared to a loss of $0.532 million for the same period in 2021, due to a weakening Canadian dollar.

•
Fair value changes on derivatives were a gain of $5.032 million for the six months ended June 30, 2022. These are non-cash
gains resulting from the remeasurement of the warrant liabilities at June 30, 2022. These liabilities include the warrants issued on conversion of the convertible unsecured subordinated debentures issued between December 7, 2020 and May 25, 2021 (“2021 Convertible Debentures”) and the warrants issued in November 2021.

•
Other income decreased by $2.403 million for the six months ended June 30, 2022, to $0.662 million from $3.065 million for the same period in 2021. Other income consists primarily of wage and rent subsidies for
COVID-19
programs received from the Canadian government and
low-interest
loans from the US government. The majority of these programs have now ended.

Revenue
In the following tables, revenue is disaggregated by nature and timing of revenue recognition.
Three months ended June 30,

Major Service Line	2022	2021	Change $	Change %
AssetCare Initialization	$0.029	$0.303	$(0.274)	(90)%
AssetCare Solutions	4.695	6.080	(1.385)	(23)%
Engineering Services	0.117	0.173	(0.056)	(32)%
Contract modification revenue reversal	(2.572)	—	(2.572)	(100)%

Total	$2.269	$6.556	$(4.287)	(65)%

Timing of Revenue Recognition	2022	2021	Change $	Change %
Revenue recognized over time	$3.783	$6.253	$(2.470)	(39)%
Revenue recognized at point in time upon completion	$(1.514)	0.303	(1.817)	(599)%

Total	$2.269	$6.556	$(4.287)	(65)%

For the three months ended June 30, 2022, total revenue was $2.269 million, a decrease of $4.287 million, compared to $6.556 million for the same period in 2021.
When the impacts as described in the YTD discussion are considered, the decline in quarterly revenue was primarily attributable to the related impact to the AssetCare Initialization and AssetCare Solutions categories, which resulted in negligible revenues from newly connected asset for the period. The Company also received a one-time
US$5.954 million payment from Agnity on July 29, 2022 and recorded a one-time
adjustment of $2.572 million to revenues related to Agnity’s business in prior periods as at June 30, 2022.
Starting in May 2022, the Company began to see an increase in customer activities and the retraction of many
COVID-19
restrictions. These factors are expected to have a sustained positive impact on revenue growth in future periods.

Cost of Sales, Gross Profit, Gross Margin %
Three months ended June 30,

	2022	2021	Change $	Change %
Cost of Sales	$1.933	$2.061	$(0.127)	(6)%
Gross Profit	0.336	4.496	(4.160)	(93)%

Gross margin %	14.8%	68.6%		(78)%

Cost of sales for the three months ended June 30, 2022 were $1.933 million, an decrease of 6% from $2.061 million for the same period in 2021. This decrease was attributable to the reduction in revenue, offset by changes in revenue mix in the period, with the projects in 2022 requiring higher costs to complete. For the three months ended June 30, 2022, gross profit decreased by $4.160 million to $0.336 million from $4.496 million for the same period in 2021, primarily due to the decrease in revenues of $4.287 million.

Expenses
Three months ended June 30,

Expenses	2022	2021	Change $	Change %
Salaries, wages and benefits	$5.059	$6.333	$(1.274)	(20)%
Sales and marketing	1.140	0.328	0.812	248%
Research and development	0.568	0.712	(0.144)	(20)%
General and administration	2.065	1.556	0.509	33%
Professional and consulting fees	3.560	2.491	1.069	43%
Share-based compensation	0.192	0.361	(0.169)	(47)%
Depreciation and amortization	1.826	1.993	(0.167)	(8)%

Total	$14.411	$13.774	$0.636	5%

Total expenses for the three months ended June 30, 2022 increased by 5% or $0.636 million compared with the same period in 2021. The most significant changes between 2022 and 2021 are as follows:

•
General and administration expenses increased by 33% or $0.509 million due to increased insurance premiums following the Company’s NASDAQ listing in Q4 2021, and increased IT subscriptions as the Company ramps up to return its resources to pre-COVID-19
levels.

•
Professional and consulting expenses increased by 43% or $1.069 million, primarily related to increased costs for professional services in Q2 2022 associated with the financing activities undertaken in 2022, as well as the ongoing costs associated with the Company’s NASDAQ listing. Additionally, consultants also filled positions in Q2 2022 that were previously held by employees, correlating with a 20% decrease in salaries, wages and benefits costs described below.

•
Sales and marketing costs increased by 248% or $0.812 million, due to the execution of increased marketing to build awareness and pipeline growth, along with initiatives to drive AssetCare sales and business development in Q2 2022.

•	Salaries, wages and benefits costs decreased by 20% or $1.274 million, as a number of roles that were previously held by employees were filled by consultants.

•
Research and development expenses decreased by $0.144 million in Q2 2022 compared with the same period in 2021, resulting from careful and targeted management of these activities. Research and development relates to the ongoing development of technologies across the AssetCare portfolio.

•
Depreciation and amortization
non-cash
costs decreased by 8% or $0.167 million for Q2 2022, due to fewer additions of property and equipment assets, combined with fully depreciated assets at or nearing the end of their useful life.

Other Expenses (Income)
Three months ended June 30,

Other expenses (income)	2022	2021	Change $	Change %
Finance costs	$2.230	$1.947	$0.283	15%
Foreign exchange loss (gain)	(1.116)	0.164	(1.280)	(780)%
Business acquisition costs and other expenses	—	0.012	(0.012)	(100)%
Fair value (gain) loss on derivatives	(2.538)	(1.113)	(1.425)	128%
Other income	(0.264)	(1.155)	0.891	(77)%

Total	$(1.688)	$(0.146)	$(1.543)	1057%

Other expenses (income) increased by $1.543 million during the three months ended June 30, 2022, compared to the same period in 2021.

•
Finance costs increased by $0.283 million during the three months ended June 30, 2022, compared to the same period in 2021, primarily due to a $0.162 million loss on debt modification recorded on the term loan as a result of the Accommodation Agreement signed with Fiera in Q2 2022, as well as increased loans and borrowings.

•	Foreign exchange was a gain of $1.116 million for the three months ended June 30, 2022, compared to a loss of $0.164 million for the same period in 2021, due to a weakening Canadian dollar.

•
Fair value changes in derivatives were a gain of $2.538 million for the three months ended June 30, 2022, which was an increase of $1.425 million compared to the same period in 2021. These are non-cash
gains resulting from the remeasurement of the warrant liabilities at June 30, 2022.

•
Other income decreased by $0.891 million for the three months ended June 30, 2022, to $0.264 million from $1.155 million for the same period in 2021. The majority of Other income includes wage and rent subsidies for
COVID-19
programs received from the Canadian government and
low-interest
loans from the US government. These programs have now ended.

CAPITAL RESOURCES
The Company’s objective and polices for managing capital are to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital. The Company manages its capital structure and makes changes based on economic conditions, risks that impact the consolidated operations and future significant capital investment opportunities. In order to maintain or adjust its capital structure, the Company may issue new equity instruments or raise additional debt financing.

The Company assesses its capital resources on an ongoing basis based on current market factors, and has not identified any trends or fluctuations likely to affect the Company’s capital resources beyond standard market conditions.

Analysis of Cash Flows
As at June 30, 2022, the Company had $4.406 million in cash (December 31, 2021 - $4.588 million). All cash was held in bank accounts, primarily with Canadian and US banks. The following table summarizes cash inflows and outflows.
Six months ended June 30,

Cash provided by (used in):	2022	2021
Operating activities	$(16.150)	$(12.955)
Investing activities	(0.036)	(0.774)
Financing activities	16.027	19.169

Net increase (decrease) in cash, before effect of exchange rate fluctuation	$(0.159)	$5.440

Cash flows used in operating activities increased to $16.150 million in the six months ended June 30, 2022 compared with $12.955 million in the same period of 2021, primarily as a result of a higher net loss in Q2 2022, partially offset by an increase in working capital in 2022 compared with 2021. Cash flow from operations can vary significantly from period to period as a result of the Company’s working capital requirements, which are dependent on operations and increased spending to grow the Company and expand its presence in the market.
Cash flows used in investing activities decreased in the six months ended June 30, 2022, to $0.036 million compared with $0.774 million in the same period of 2021, as the Company has reduced spending on the acquisition of property and equipment as a means of conserving cash.
Cash flows provided by financing activities decreased to $16.027 million for the six months ended June 30, 2022, compared with $19.169 million for the same period in 2021. In the six months ended June 30, 2022, mCloud received net proceeds from loans and bank indebtedness of $25.377 million and made repayments of $8.224 million. In the same period of 2021, the Company received net proceeds from loans and indebtedness of $8.761 million, from issuance of shares of $12.396 million and from convertible debentures of $5.527 million and made repayments of $7.009 million.
Financing Arrangements and Credit Facilities
2019 Convertible Debentures
The Company’s convertible unsecured subordinated debentures issued in July 2019 (“2019 Convertible Debentures”) are described in Note 14 of the 2021 Annual Financial Statements. The 2019 Convertible Debentures matured on June 30, 2022. The Company is actively exploring financing options to repay the principal amount of $23,458 million and continues to accrue interest until such time as they are repaid.
Term Loan
The Company’s term loan facility with Fiera (the “Term Loan”) is described in Note 12 of the 2021 Annual Financial Statements. The Term Loan was classified as current at December 31, 2021 as the Company did not meet certain minimum covenants and therefore the term loan was due on demand (“Fiera Covenant Breach”).

On May 5, 2022, in order to enable the execution of the Loan with Carbon, the Company and Fiera executed an Accommodation Agreement (the “Accommodation Agreement”) and the parties agreed that a portion of the outstanding principal amount under the Term Loan would be paid in addition to a prepayment penalty and accommodation fee. The Company paid a total of $2.044 million on May 6, 2022. The parties also agreed that the remainder of the principal and interest due under the Term Loan would be paid on or before October 31, 2022 (the “Repayment Date”). The Term Loan was amended to increase the interest rate charged from 6.85% to 9.5% effectively immediately. There are no financial covenants under the Accommodation Agreement and the Company is no longer required to maintain the previous financial covenants. The Company may be required to repay the Term Loan before the Repayment Date if the Company is in default or breach of the Accommodation Agreement. As part of the Accommodation Agreement, Fiera signed an agreement whereby Fiera’s security is subordinate to certain security granted to Carbon.
ATB Financial Facility
The Company’s secured revolving operating facility (“ATB Facility”) with ATB Financial (“ATB”) is described in Note 13 to the 2021 Annual Financial Statements. During the six months ended June 30, 2022, additional draws of $1.077 million were made and $0.864 million was repaid in accordance with the agreement.
The ATB Facility is subject to certain reporting and financial covenants. The Company was not in compliance with these covenants at June 30, 2022.
The MasterCard Facility
The Company’s credit facility with MasterCard (the “MasterCard Facility”) with a total limit of $0.750 million provides cash security to MasterCard held on deposit for expenses outstanding on the Company issued credit cards. As at June 30, 2022, the MasterCard Facility was drawn to $0.372 million (December 31, 2021 - $0.297 million).
Financing of Electrical Vehicle Development Projects
In conjunction with the EV Dealership Projects, on March 28, 2022, mCloud Technologies (USA) Inc, a subsidiary of the Company executed the Note with Carbon.
The initial principal amount under the Note of US$5.000 million was funded on April 1, 2022 and an additional US$10.000 million was funded on May 5, 2022. The Loans mature on March 31, 2025, with 10% per annum interest payable monthly in arrears in USD. In addition to the interest payments, the Note requires certain income-based payments, including tax incentives, are required to be made from the borrower to the lender based on income resulting from the EV Dealership Projects over their
20-year
term. The Loans may not be prepaid unless authorized by the lender. The Loans contain representations, warranties and covenants which must be complied with to avoid an event of default which will allow the lender to demand repayment and increase the interest rate to 18%, amongst other implications.
On May 5, 2022, the Company, Carbon and Fiera executed a Subordination and Postponement Agreement (the “Subordination Agreement”), whereby the parties agreed that the security against certain assets of the Company previously held by Fiera would be subordinate to the security granted to Carbon commencing on the date of the agreement. The security granted to Carbon includes, to the extent related to the EV Dealership Projects, all accounts, equipment and machinery, contracts and contract rights, including contracts with auto dealerships, inventory, cash and proceeds, rent and profits.

LIQUIDITY
The principal liquidity needs of the Company are for working capital requirements, debt servicing and repayment obligations, and costs associated with the growth of the business. The Company is exposed to liquidity risk which is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due in the normal course of business. The Company manages its liquidity risk by monitoring its operating requirements, reducing costs where possible given the status of the
COVID-19
pandemic, and applying for any available government funding to support its business. The Company generally relies on funds generated from operations and external financing to provide sufficient liquidity to meet budgeted operating requirements. The Company assesses its liquidity on an ongoing basis based on current market factors, and has not identified any trends or fluctuations likely to affect the Company’s liquidity beyond standard market conditions. See Note 26 of the 2021 Annual Financial Statements for further discussion on the Company’s liquidity risk.
The
COVID-19
pandemic and the measures adopted by governments in countries worldwide to mitigate the pandemic’s spread have negatively impacted the Company. These measures required the Company to restrict deployment of technical services due to the in-person
nature of these activities and delayed the start of certain projects throughout 2021 and into 2022. This negatively impacted the Company’s financial performance and liquidity position. While restrictions continue to ease there have been increased cases of
COVID-19
and there is still uncertainty over how
COVID-19
will impact the Company’s business and the timing of future revenues.
During the three and six months ended June 30, 2022, the Company generated a net loss of $11.612 million and $22.635 million, respectively, and negative cash flows from operating activities of $16.150 million for the six months ended June 30, 2022. At June 30, 2022, the Company had a working capital deficiency of $44.055 million. Working capital deficiency is a non-IFRS
measure which is calculated as current assets less current liabilities. Current liquidity levels and available sources of capital are not adequate to fund the working capital deficiency.
The most significant expected cash outflows in current liabilities at June 30, 2022 include the 2019 Convertible Debentures of $23.653 million; loans and borrowings of $12.721 million including principal and interest payments; payment of trade and other payables of $16.343 million; and payments associated with leases of approximately $1.408 million.
Based on the Company’s liquidity position at the date of authorization of this annual MD&A
and considering the uncertainty surrounding the impact of the pandemic, management estimates that it will need additional financing to meet its financial obligations. The Company is currently working with stakeholders and others to address the working capital deficiency. In the long-term, the ability of the Company to operate as a going concern is dependent on its ability to achieve and maintain profitable operations and positive cash flow from operations, and, as necessary, to obtain the necessary equity or debt financing to continue with operations. To date, the Company has funded its operations through debt and equity financing. While the Company has been successful in raising capital in the past and anticipates the lenders will not accelerate repayment of loans with covenant breaches as of June 30, 2022, and potential breaches forecasted over the coming year, there is no assurance that it will be successful in closing further financings in the future or obtaining waivers of the covenant breaches.

As a result, these factors are indicators that material uncertainties exist that raises significant doubt about the Company’s ability to continue as a going concern and, therefore, its ability to realize assets and discharge liabilities in the normal course of business.
In making their assessment, management considered all available information, together with forecasts and other mitigating strategies, about the future which is at least, but not limited to, 12 months from the end of Q2 2022. Management has considered the following in its assessment that the going concern assumption remains appropriate:

•	the plan for the repayment of the 2019 Convertible Debentures;

•	the repayment of the term loan in full on or before October 31, 2022;

•	the likelihood that undrawn funds under the revolving operating facility will be available and will not be required to be repaid;

•	the required cash principal and interest payments on indebtedness;

•	the likelihood of payments required under contingent consideration arrangements;

•
cash inflows from current operations, expected government assistance in the form of wage and rent subsidies, and expected increases in revenues and cash flows resulting from new revenue contracts expected over the next 12 months due to the anticipated reduction of
COVID-19
related restrictions; and

•	future debt and equity raises.
In the preparation of the condensed consolidated interim financial statements and the application of the Company’s accounting policies, management is required to make judgments, estimates and assumptions that affect the carrying amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during each reporting period. The estimates and associated assumptions are limited by the relevance of historical data and uncertainty of future events. Actual results could differ from those estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized in the period in which the estimates are revised and in any future period. See Note 3 of the 2021 Annual Financial Statements for more detailed information on the critical judgments and estimates, including significant areas of estimation uncertainty in applying policies, applied by the Company.
FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT
A description of the Company’s financial instruments and financial risks that the Company is exposed to and management of these risks can be found in Notes 25 and 26, respectively, of the Company’s 2021 Financial Statements. Except for those noted below, there were no significant changes to the Company’s exposures to those risks during Q2 2022.

Contractual Obligations
During the six months ended June 30, 2022, the most significant changes in contractual obligations were: (a) the addition of a new
12-year
lease obligation of approximately $10.200 million for Calgary office space and variable lease payments of approximately $8.600 million; (b) new financing of US$15.000 million; and (c) an increase in trade payables and accrued liabilities, which includes the cash payment for the settlement of a previous warrant liability. Contractual obligations at December 31, 2021, have been reduced by normal course payments made during the six months ended June 30, 2022.
Foreign Currency Risk
At June 30, 2022, the C$ equivalent carrying amount of the Company’s USD denominated monetary assets and liabilities was $12.016 million and $32.282 million, respectively (December 31, 2021 - $14.554 million and $11.685 million) with the majority of the change associated with the Carbon promissory note denominated in USD. Assuming all other variables remain constant, a fluctuation of +/- 5.0% in the exchange rate between the C$ and USD would impact the net loss for the period by approximately $1.013 million (December 31, 2021 - $0.143 million).

Transactions Between Related Parties
The Company’s related parties include its subsidiaries, its
non-controlling
interest and key management personnel. The related party transactions are in the normal course of operations and have been valued at the exchange amount, which is the amount of consideration established and agreed to by the related parties.
Key Management Personnel Compensation
Key management personnel include those persons having authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company defines key management personnel as key officers and executives of the Company and directors. For the six months ended June 30, 2022, the contractual and discretionary compensation awarded to key management personnel including director fees is as follows:
Six months ended June 30,

	2022	2021	Change %
Salaries, fees and short-term benefits	$0.950	$0.791	20%
Share-based compensation	$0.279	$0.155	80%

	$1.229	$0.946	30%

As at June 30, 2022, the Company had $0.185 million (December 31, 2021 - $0.234 million) due to an entity controlled by the principal owner of Agnity for the purchase of assets. The amount is unsecured, non-interest
bearing and due on demand.
The Company engaged an entity partially owned by the principal owner of Agnity to perform consulting services in the amount of $2.322 million during six months ended June 30, 2022, (three and six months ended June 30, 2021 - $1.539 million). As at June 30, 2022, the Company owed the entity $1.344 million (December 31, 2021 - $1.112 million).
ACCOUNTING MATTERS
Basis of Presentation and Accounting Policies
The condensed consolidated interim financial statements include the accounts of mCloud, the ultimate parent company of the consolidated group, and its subsidiaries and are prepared in accordance with International Accounting Standard 34 – Interim Financial Reporting as issued by the International Accounting Standards Board (“IASB”). Certain disclosures included in the Company’s annual financial statements prepared under IFRS as issued by the IASB have been condensed or omitted. Accordingly, the Company’s condensed consolidated interim financial statements should be read in conjunction with the 2021 Annual Financial Statements.
The accounting policies applied in the preparation of the Q2 2022 Financial Statements are consistent with those applied and disclosed in Note 33 of the 2021 Annual Financial Statements.

The Company has reclassified certain expenses during the three and six months ended June 30, 2021 in the condensed consolidated interim statements of loss and comprehensive loss. These adjustments impacted previously reported amounts for the three and six months ended June 30, 2021 by decreasing cost of sales by $0.539 million, increasing salaries, wages and benefits by $0.749 million and decreasing professional and consulting fees by $0.209 million.
Critical Accounting Estimates and Judgements
Management is required to make judgments, estimates and assumptions that affect the carrying amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during each reporting period. The estimates and associated assumptions are limited by the relevance of historical data and uncertainty of future events. Actual results could differ from those estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.
The Company applied critical judgements and estimates, including significant areas of estimation uncertainty in applying policies, as described in Note 3 of the 2021 Annual Financial Statements. The Company has not adopted any other accounting policies, nor does it expect to adopt any other accounting policies subsequent to the end of the most recently completed financial year.
Off-Balance
Sheet Arrangements
Various forms of security have been granted by the Company and certain of its subsidiaries in favour of arm’s length lenders. The security granted gives the lenders a comprehensive level of protection against a default by the borrower in the performance of its obligations including the repayment of the indebtedness and interest thereon.
CONTROLS AND PROCEDURES
Prior to 2022, the Company was not required to establish and maintain disclosure controls and procedures (“DC&P”) and internal controls over financial reporting (“ICFR”) pursuant to National Instrument (“NI”)
52-107.
The Company is listed on the TSX Venture Exchange and on November 24, 2021 also listed and commenced trading its shares on the NASDAQ. As a result of the NASDAQ listing, the Company is no longer a venture issuer. Accordingly, commencing in 2022, mCloud is required to establish and maintain DC&P and ICFR.
In light of these new requirements for 2022, the following discussion provides commentary about the Company’s D&CP and ICFR.

Disclosures Controls and Procedures
The Company’s DC&P, as defined in National Instrument
52-109
Certification of Disclosure in Issuer’s Annual and Interim Filings (“NI
52-109”)
are designed to provide reasonable assurance that information required to be disclosed in the Company’s filings under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation. They are also designed to provide reasonable assurance that all information required to be disclosed in these filings is accounted for, accumulated and communicated to the Company’s senior management team including the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) as appropriate. This is meant to allow for timely decisions regarding public disclosure.
The Company cannot provide absolute assurance that all information required to be disclosed in its filings is reported within the time periods specified in securities legislation because of the limitations in control systems to prevent or detect all misstatements due to error or fraud. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within the Company have been detected.
Internal Controls over Financial Reporting
The Company’s senior management team is responsible for establishing and maintaining adequate ICFR, as defined in NI
52-109.
ICFR means a process designed by or under the supervision of the CEO and CFO, and effected by the Company’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) are designed to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) are designed to provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal controls over financial reporting may not prevent or detect misstatements. In addition, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions and that the degree of compliance with the policies or procedures may deteriorate.
Management’s Evaluation of Disclosure Controls and Procedures and Internal Controls over Financial Reporting
The Company’s management, under the supervision and with the participation of its CEO and CFO, will conduct an evaluation of the effectiveness of the Company’s ICFR as of December 31, 2022, using the criteria set forth by the COSO 2013 Framework. Commencing the first quarter of 2022, the Company is required to report any material weaknesses in the design of ICFR. Any such material weaknesses would also impact DC&P. Although the Company has not completed a full evaluation as of June 30, 2022, the Company is aware of material weaknesses in the design of ICFR at June 30, 2022 as described below. Management have concluded that the Company’s ICFR were not designed effectively as of June 30, 2022.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Management identified the following material weaknesses:

•
An ineffective control environment resulting from an insufficient number of trained financial reporting and accounting, information technology (IT) and operational personnel with the appropriate skills and knowledge and with assigned responsibility and accountability related to the design, implementation and operating effectiveness of internal control over financial reporting.

•
The insufficient number of personnel described above contributed to an ineffective risk assessment process necessary to identify all relevant risks of material misstatement and to evaluate the implications of relevant risks on its internal control over financial reporting.

•
An ineffective information and communication process resulting from (i) insufficient communication of internal control information, including objectives and responsibilities, such as delegation of authority; and (ii) ineffective general IT controls and ineffective controls related to spreadsheets, resulting in insufficient controls to ensure the relevance, timeliness and quality of information used in control activities.

•
As a consequence of the above and as a result of inadequate segregation of duties and secondary review, the Company had ineffective control activities related to the design, implementation and operating effectiveness of process level and financial reporting controls which had a pervasive impact on the Company’s internal control over financial reporting.

•	An ineffective monitoring process resulting from the evaluation and communication of internal control deficiencies, including monitoring corrective actions, not being performed in a timely manner.
Remediation
During Q2 2022, the Company continued to consider the full extent of the procedures to implement in order to remediate the material weaknesses described above. As at the MD&A date, the current remediation plan includes:

•	Identifying key positions necessary to support the Company’s initiatives related to internal controls over financial reporting and expanding its hiring efforts accordingly.

•	Hiring consultants to assist with process improvements and control remediation efforts in targeted accounting, IT and operations processes.

•
Formalizing its entity-wide risk assessment process and documenting internal ownership of risk monitoring and mitigation efforts, with improved risk monitoring activities and regular reporting to those charged with governance at an appropriate frequency.

•
Finalize a delegation of authority matrix to enforce desired limits of authority for key transactions, events, and commitments, and communicating these limits of authority to relevant personnel throughout the Company.

•	Further simplify and streamline its spreadsheet models to reduce the risk of errors in mathematical formulas and improve the ability to verify the logic of spreadsheets.

•	Hiring a consultant to assist management with process improvements and control remediation for general IT controls.

•	Continuing to perform scoping exercises and planning for an Enterprise Resource Planning implementation to streamline the number of applications used for financial reporting activities.
Material Changes to the Control Environment
There have been no changes to the Company’s ICFR during the three months ended June 30, 2022 that have materially affected, or are likely to materially affect, the Company’s ICFR.

Outstanding share data
The Company’s authorized capital includes an unlimited number of common shares. As at August 11, 2022, the following common shares, share purchase warrants, stock options, restricted share units and convertible debt conversion options were outstanding:

Securities Outstanding
Shares issued and outstanding	16,155,654
Share purchase warrants (1)	8,120,708
Stock options	968,103
Restricted share units	401,153
2021 Convertible Debentures (2)	15,750

Total	25,661,368

(1)
Share purchase warrants offer the holder the right to purchase a common share of the Company at a specified price by a specific date. Share purchase warrants outstanding have exercise prices ranging from Canadian dollar equivalent at date of issuance between $4.12 - $22.50 and a weighted average remaining contractual life of 2.6 years.

(2)
Debentures are convertible at the option of the holder and have a conversion price of $5.85 which has been converted to Canadian dollars at August 11, 2022. The Debentures have a remaining life to maturity of 1.4 years.

OUR BUSINESS
Name and Address
The Company is a publicly-traded technology solutions provider that combines the Internet of Things (“IoT”), the cloud, and AI to create new efficiencies for energy assets including heating, ventilation, and air conditioning (“HVAC”) units, wind turbines, and oil and gas controls. The Company’s head office is located at
550-510
Burrard Street, Vancouver, British Columbia, Canada, V6C 3A8. The Company also has technology and operations centers in Edmonton, Alberta; San Francisco, California; Atlanta, Georgia; Houston, Texas; Perth, Australia; Singapore; Beijing, China; London, United Kingdom; and Trnava, Slovakia. The Company’s telephone number is (604)
669-
9973.
Incorporation
The Company (formerly UVI) was incorporated on December 21, 2010 pursuant to the
Business Corporations Act
(British Columbia) (“
BCBCA
”). The Company’s British Columbia incorporation number is BC0898477. The Articles do not contain a description of the Company’s objects and purposes.
On April 21, 2017, UVI entered into a merger agreement (“
Merger Agreement
”) with its wholly-owned subsidiary, UVI Subco, a corporation incorporated pursuant to the Delaware
General Corporation Law
(“
DGCL
”), and mCloud Corp., a corporation incorporated pursuant to the DGCL. Pursuant to the Merger Agreement, UVI acquired all of the issued and outstanding securities of mCloud Corp. by way of a reverse triangular merger of UVI Subco into mCloud Corp. (“
Merger
”). The amalgamated company, a new private company named “Universal mCloud USA Corp.”, continued as a wholly-owned subsidiary of the Company.
On October 13, 2017, the Company changed its name from “Universal Ventures Inc.” to “Universal mCloud Corp.”, and on October 18, 2017, the Company began trading on the TSXV as a Tier 2 Technology Issuer (as defined in TSXV Policy 2.1 –
Initial Listing Requirements
) under the new symbol “MCLD”. On May 18, 2018, the Company also began trading on the OTCQB under the symbol “MCLDF”. The Company subsequently changed its name in October of 2019 to “mCloud Technologies Corp.”. On December 13, 2019, the Company announced a change in the trading symbol of its Shares on the OTCQB from “MCLDF” to “MCLDD”. On November 24, 2021, the Shares began trading on the NASDAQ under the symbol “MCLD”.

Directors
Under the Articles, a director or senior officer who holds a disclosable interest (as such term is defined in the BCBCA) in a contract or a transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only and if to the extent provided under the BCBCA.
A director with a disclosable interest in a contract or a transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution approving the contract or transaction, unless all directors have a disclosable interest in the contract or transaction, in which case any or all of those directors may vote on such a resolution.
A director with a disclosable interest in a contract or a transaction into which the Company has entered or proposes to enter and who is present at the meeting of the directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.
A director or senior officer who holds any office or possesses any property, right, or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the BCBCA.
The Articles,
by-laws,
or charter documents of the Company do not specify a retirement age for directors. Directors are not required to hold a Share of the Company as qualification for his or her office but must be qualified as required by the BCBCA to become, act or continue to act as a director.
Shareholders’ Meetings
The Company’s Articles provide that (a) the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors; (b) the directors may, at any time, call a meeting of shareholders to be held at such time and place as may be determined by the directors; (c) the quorum for the transaction of business at any meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting; and (d) in addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any other persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the BCBCA or the Articles to be present at the meeting.
Limitations on Ownership of Securities
Except as provided in the Investment Canada Act, there are no limitations specific to the rights of non-Canadians
to hold or vote the Shares under the laws of Canada or British Columbia or in the Company’s Articles,
by-laws,
or charter documents.
Change in Control
There are no provisions in the Articles, charter documents, or by-laws
that would have the effect of delaying, deferring or preventing a change in the control of the Company, or that would operate with respect to any proposed merger, acquisition or corporate restructuring involving the Company or any of its subsidiaries.
Ownership Threshold
The Articles do not require disclosure of Share ownership. Securities legislation in Canada, however, requires that shareholder ownership (as well as ownership of an interest in, or right or obligation associated with, a related financial instrument of a security of the Company) must be disclosed once a person beneficially owns or has control or direction over, directly or indirectly, securities of a reporting issuer carrying more than 10% of the voting rights attached to all the reporting issuer’s outstanding voting securities. Share ownership of director nominees must also be reported annually in proxy materials sent to the Company’s shareholders. Additionally, as the Company is listed on the NASDAQ, it must comply with United States federal securities laws, which requires it to disclose in its annual report, or Form
20-F,
holders who own 5% or more of its issued and outstanding shares.

Intercorporate Relationships
The Company has four material, wholly-owned subsidiaries in which it has a direct or indirect material interest: mCloud USA, a corporation incorporated pursuant to the DGCL; mCloud Services, a corporation incorporated pursuant to the
Business Corporations Act
(Alberta) (“
ABBCA
”); NGRAIN, a corporation incorporated pursuant to the
Canada Business Corporations Act
; and kanepi, a corporation incorporated pursuant to the laws of Australia.
mCloud Technologies (USA) Inc., (“M-USA”)
M-USA
is an operating company that carries on its business and operations in the United States. mCloud USA has three wholly owned subsidiaries: mCloud Technologies (Canada) Inc., a corporation incorporated pursuant to the BCBCA; FDSI, a corporation organized pursuant to the DGCL; and CSA, a corporation organized pursuant to the laws of the State of Georgia. mCloud Technologies (Canada) Inc., is an operating company with business and operations in Canada. FDSI provides advanced enterprise software, handheld energy efficiency diagnostic tools and related training, and project management services that enable more rapid and accurate servicing of HVAC equipment, which decreases energy and operational costs. FDSI provides expertise in HVAC diagnostics and building data energy analytics and testing tools, analysis outcomes and programmatic solutions for national and restaurant chains. FDSI’s diagnostics technology is embedded in energy management systems and HVAC units. CSA, which was acquired by the Company on January 27, 2020, is an Atlanta-based 3D technology company. Its operatings were immediately amalgamated with
M-USA
and the legal entity was formally wound- up effective December 31, 2021.
mCloud Technolgies (Canada) Holdings, Inc., (“MTCH”)
MTCH is a holding company with one direct subsidiary, mCloud Technologies Services Inc., (“MTS”) a professional engineering and integration firm specializing in the design and implementation of high-value industrial automation solutions to the oil and gas industry in Alberta, Canada. On July 11, 2019, the Company indirectly acquired MTCH, a corporation incorporated pursuant to the ABBCA, by way of an amalgamation between one of the Company’s subsidiaries, 2199027, and Fulcrum, which had acquired MTCH and its subsidiary immediately prior to its acquisition by the Company. The acquisition of MTCH, by Fulcrum, was pursuant to a share purchase agreement dated June 12, 2019 between Mike Lane, Bob Beattie, Fulcrum, MTCH and the Company. The amalgamation of 2199027 and Fulcrum was completed pursuant to the terms of an amalgamation agreement dated June 12, 2019 between the Company, Fulcrum and 2199027 (“
Amalgamation Agreement
”). The amalgamated company, renamed “Autopro Automation Ltd.”, continued as a wholly-owned subsidiary of the Company, and was later renamed mCloud Technologies (Canada) Holdings, Inc., with MTS being a wholly-owned subsidiary.
NGRAIN (Canada) Corp.
NGRAIN is an operating company carrying on business and operations in Canada. NGRAIN contributes its AI and 3D technology to the Company’s AssetCare solutions. The Company acquired NGRAIN pursuant to the terms of a share purchase agreement dated January 2, 2018. NGRAIN owns all of the issued and outstanding shares of NGrain (US) Corp., a corporation incorporated pursuant to the laws of the State of Nevada.
mCloud Technologies Australia Holdings Pty Ltd.
On October 8, 2020, the company acquired, via its wholly-owned subsidiary mCloud Technologies Australia Pty Ltd., kanepi Group Pty. Ltd. Both kanepi Services Pty Ltd., and mCloud Technologies Singapore (previously kanepi PTE Ltd) are operating companies carrying on operations in Australia and Singapore. kanpei contributes advanced visual analytics solutions and its technologies are incorporated into the AssetCare platform. The Company also provides the Company with a strategic base in which the Company can increase its product offerings in the southern hemisphere.

The following chart identifies each of the Company’s wholly owned subsidiaries as of the date of this prospectus (including jurisdiction of formation, incorporation or continuance of the various entities)*:

*
Despite owning no shares, or having any voting right, the Company determined that it exercised control over Agnity Global, Inc. (“Agnity”) as the Company had the right to nominate a majority of the members of Agnity’s Operations Committee and therefore the right and ability to direct the relevant activities of Agnity and to significantly affect its returns through the use of its rights. As a result, the financial results of Agnity were consolidated into the Company’s financial statements. On July 29, 2022, the Company entered into a technology continuation agreement with Agnity which replaced the royalty agreement between the parties. As a result of this new arrangement, the Company will no longer consolidate the financial results of Agnity as of July 29, 2022.

Ownership of the above noted entities is 100% unless otherwise indicated.
The Company delivers solutions combining IoT, AI, and the cloud to unlock the untapped potential of energy- intensive assets such as:

•	HVAC units and refrigerators in commercial buildings;

•	control systems, heat exchangers, and compressors at process industry facilities; and

•	wind turbines generating renewable energy at onshore wind farms.
IoT enables inexpensive, readily scalable connectivity to these and other under-served assets. Data from these IoT sensors are taken into the cloud, where digital twins of these assets are created, and AI is applied to identify opportunities to optimize asset performance. Asset operators and maintainers who manage these assets in the field are guided through a portfolio of mobile, connected applications that enable these teams to take asset management actions that ensure optimal performance.
Through the Company’s proprietary AssetCare platform, AI is used to identify opportunities to improve asset performance and enable asset operators and maintainers to take direct action creating these measurable improvements. Some key applications of the Company’s AssetCare technology at work include:

•	curbing wasted energy while improving occupant comfort in commercial facilities through AI-powered adaptive control;

•	maximizing asset availability and production yields of renewable energy sources through continuous performance assessment and predictive maintenance; and

•
optimizing the uptime and manage the operational risk of industrial process plants, including oil and gas facilities, through continuous
AI-powered
advisory and assistance to process operators in the field.

In all markets, the Company uses a commercial
Software-as-a-Service
(“
SaaS
”) business model to distribute its AssetCare solution. Customers pay a simple, subscription-based price that is determined by number of assets, asset size or complexity, and the expected efficiency gains to be created using AI and analytics. Set up as multi- year, recurring subscriptions, customers pay no fees upfront to onboard an AssetCare solution; any upfront costs are leveraged across the lifetime of the initial subscription period. Certain software and technologies used in AssetCare solutions are also offered to some customers on a perpetual basis.
The Company serves five key market segments:

1)
Connected Buildings
, which includes AI and analytics to automate and remotely manage commercial buildings, driving improvements in energy efficiency, occupant health and safety through IAQ optimization and food safety and inventory protection;

2)
Connected Workers
, which includes cloud software connected to third party hands-free, head- mounted “smart glasses” combined with AI capabilities to help workers in the field stay connected to experts remotely, facilitate repairs, and provide workers with an
AI-powered
“digital assistant”;

3)	Connected Energy , which includes inspection of wind turbine blades using AI-powered computer vision and the deployment of analytics to improve wind farm energy production yield and availability;

4)
Connected Industry
, which includes process assets and control endpoint monitoring, equipment health, and asset inventory management capabilities, driving lower cost of operation for field assets and access to high-precision 3D digital twins enabling remote management of change operations across distributed teams; and

5)
Connected Health
, which includes remote health monitoring and connectivity to caregivers using mobile apps and wireless sensors that enable 24/7 care without the need for in-person
visits, including at elder care facilities,
age-in-place
situations and medical clinics which also have strict requirements for IAQ and greenhouse gas standards.

All of the target market segments are powered by common technology unique to the Company, enabling it to create and scale asset energy solutions using IoT, AI and cloud capabilities, with real-time information contextualized to each asset, and secure communications and 3D digital twin technologies.
The Company serves customers globally with a local presence in North America, the United Kingdom and Continental Europe, the Middle East, Southeast Asia, and Greater China. As of March 31, 2022, December 31, 2021 and December 31, 2020, we had an aggregate of , 111, 144, and 119 customers globally.
Production and Services
The Company’s principal method of production is software development associated with the evolution of the AssetCare platform. Actual delivery and ongoing asset management is provided using AI and analytics supported by an internal team of asset management experts, with experience in all of the defined asset classes that mCloud serves in market. Certain aspects of AssetCare onboarding, such as the installation of IoT hardware, may involve third party service providers who partner with mCloud in all of the markets where mCloud does business.
Specialized Skill and Knowledge
The Company retains specialized skills and knowledge within each of its lines of business. In its “Connected Buildings” business, mCloud possesses talent and experience in building energy management, specifically energy efficient management of HVAC units and lighting. Within its “Connected Energy” business, mCloud has a team of experts in wind turbine engineering and turbine operations and maintenance. In its Connected Industry segment, the Company possesses talent and experience related to the management of process assets used in the refinement of oil and gas products.
From a core technology perspective, the team also retains specialized skills and expertise in specific areas of software development, namely the development of artificial intelligence capabilities, such as neural networks and deep learning. Team members also possess backgrounds in data science and statistics. To support the delivery of AssetCare capabilities that support mobile workers, the mCloud team has special knowledge and experience in the development of advanced mobile applications, and 3D capabilities including augmented and virtual reality (collectively known as “
mixed reality
”).
Competitive Conditions
In the principal markets that mCloud operates, there are numerous incumbent solution providers including Honeywell International Inc., Siemens AG, and General Electric Company, which also operate commercial offerings that overlap or compete with AssetCare. mCloud’s competitive advantage lies in its combined use of IoT, AI, and the cloud to make enterprise-grade asset management capabilities available to an entire underserved market of assets that have traditionally gone unmanaged because conventional solutions have been too expensive to be economical.
The Company also competes with emerging technology ventures that overlap with target market segments for AssetCare solutions. These include ventures such as C3.ai and Cognite who offer technologies to heavy industries and BrainBox and Airthings, who provide connected HVAC energy efficiency and IAQ technologies to commercial buildings.
The Company observes that in the principal markets it serves, most incumbent asset management solutions place a heavy focus on acquiring data, storing it, then reporting it to make it available to end customers. mCloud differentiates itself from the competition by using AI and analytics to create actionable insight that help customers decide what actions are the best ones to take to get the most out of their assets — instead of simply reporting on data, mCloud’s AssetCare platform helps customers take action based on data, which ultimately creates customer benefit.

Marketing Channels
The Company maintains a robust presence in seven countries: Canada, the United States, the United Kingdom, the Kingdom of Bahrain as the gateway to markets in the Middle East, China, Singapore and Australia, supplemented by a growing international network of channel and delivery partners around the world.
The Company employs sales team members in these countries charged with direct sales efforts of AssetCare solutions. Global marketing efforts to support these sales efforts include virtual campaigns and events to attract new customers, strengthen relationships with existing customers, and build brand presence and visibility. The Company also hosts an annual user conference called mCloud Connect, which includes head-liners from well- known industry leaders, panels, and interactive sessions to gather “voice of the customer” feedback, which is used to improve the Company’s portfolio of AssetCare offerings.
The Company has conducted extensive research to size the markets and opportunities it can access through its AssetCare platform. The Company estimates that, with its current capabilities, it has the capability of serving over 7.3 million commercial buildings and over 34,000 industrial sites in 20 different locales worldwide, with each building or site representing multiple potential connectable assets, workers, or 3D digital twins. These statements refer to the serviceable obtainable market, that is, the market the Company believes it can address with its current capabilities. This estimate assumes and considers only asset types that can currently be connected and served by the Company’s AssetCare offering, namely commercial building types with standalone rooftop HVAC units, onshore wind turbines, and industrial facilities that depend on the use of process control systems. The estimate also only considers assets that can be found in key geographies where the Company currently has the ability to deliver AssetCare, namely the United States, Canada, the United Kingdom, China, Germany, Italy, Singapore, Australia, and Saudi Arabia.
Serviceable commercial buildings include restaurants,
mid-size
retail (including retail finance sites such as bank branches), and long-term care facilities. In these buildings, the Company connects to assets such as HVAC, lighting, and refrigeration units. Connectable workers include people involved in the day-to-day
operation or maintenance of these commercial buildings, including mechanical service workers and facility managers.
Industrial sites include oil and gas, liquefied natural gas, and floating production storage and offloading facilities, as well as wind farms, mining processing plants, and pulp and paper facilities. In these locations, connectable assets include process control systems, heat exchangers, pumps, and gas compressors. Connectable workers include field operators, maintainers, engineers, asset managers, and plant managers. The Company’s experience in delivering digital 3D models from entire multi-billion-dollar assets the size of a FPSO vessel down to asset subcomponents such as wind turbine blades creates large obtainable market opportunities.
Based on the average monthly fee currently generated per connection or 3D digital twin, the Company estimates the current obtainable market opportunity to be approximately $24 billion in recurring revenue per annum including all potential targeted assets, workers, and 3D digital twins that the Company can currently address.
Intangible Properties
mCloud’s success depends in part on its ability to create unique intellectual property that improves the Company’s ability to create and deliver customer value in the principal markets where it does business. The Company relies on the use of intellectual property rights, including patents, copyrights, registered trademarks, and trade secrets in Canada, the United States and the European Union.

The Company retains a portfolio of 15 technology patents in the areas of HVAC energy efficiency, 3D, and asset management, a global customer base in industries including retail, healthcare, heavy industry, oil and gas, nuclear power generation, and renewable energy, and a portfolio of 12 registered trademarks, including marks related to mCloud and AssetCare:

Patent	Patent No. / App. Serial No.	Jurisdiction	Date Issued / Date Filed	Status	Registered Owner
Apparatus and method for detecting faults and providing diagnostics in vapor compression cycle equipment	6,658,373	US Patent	12/2/2003	Live	Field Diagnostic Services, Inc.

Estimating operating parameters of vapor compression cycle equipment	6,701,725	US Patent	3/9/2004	Live	Field Diagnostic Services, Inc.

Estimating evaporator airflow in vapor compression cycle cooling equipment	6,973,793	US Patent	12/13/2005	Live	Field Diagnostic Services, Inc.

Apparatus and method for detecting faults and providing diagnostics in vapor compression cycle equipment	7,079,967	US Patent	7/18/2006	Live	Field Diagnostic Services, Inc.

Method for Determining Evaporator Airflow Verification	8,024,938	US Patent	9/27/2011	Live	Field Diagnostic Services, Inc.

Method and Apparatus for Transforming Polygon Data to Voxel Data for General Purpose Applications	6,867,774	US Patent	3/15/2005	Live	NGRAIN (Canada) Corporation

Method and System for Rendering Voxel Data while Addressing Multiple Voxel Set Interpenetration	7,218,323	US Patent	5/15/2007	Live	NGRAIN (Canada) Corporation

Method and Apparatus for Transforming Point Cloud Data to Volumetric Data	7,317,456	US Patent	1/8/2008	Live	NGRAIN (Canada) Corporation

Method, System and Data Structure for Progressive Loading and Processing of a 3D Dataset	7,965,290	US Patent	6/21/2011	Live	NGRAIN (Canada) Corporation

Method and System for Calculating Visually Improved Edge Voxel Normals when Converting Polygon Data to Voxel Data	8,217,939	US Patent	7/16/2012	Live	NGRAIN (Canada) Corporation

System and Method for Optimal Geometry Configuration Based on Parts Exclusion	9,159,170	US Patent	10/13/2015	Live	NGRAIN (Canada) Corporation

Method and System for Emulating Kinematics	9,342,913	US Patent	5/17/2016	Live	NGRAIN (Canada) Corporation

System, Computer- Readable Medium and Method for 3D Differencing of 3D Voxel Models	9,600,929	US Patent	3/21/2017	Live	NGRAIN (Canada) Corporation

System, Method and Computer-Readable Medium for Organizing and Rendering 3D Voxel Models in a Tree Structure	9,754,405	US Patent	9/10/2015	Live	NGRAIN (Canada) Corporation

Portable apparatus and method for decision support for real time automated multisensor data fusion and analysis
10,346,725
072239.0004 / BR
BR 11 2017 024598
1
072239.0005 / MX MX/a/2017/014648
072239.0006 / EU EP16797087.0
072239.0007 / IN
201747045184
072239.0008 / CN
2016800413571
072239.0009 / CA
072239.0010 / ZA
2018/01638
		US Patent National Stage Filings in BR / MX / EU / IN / CN / CA / ZA	7/9/2019	Live	mCloud Corp.

(ii) Trademarks

Trademark	App. Serial No. / Reg. No.	Date Issued / Date Filed	Status	Registered Owner
ACRx	75281276/ 2492872	9/25/2001	Live	Field Diagnostic Services, Inc.

MCLOUD CORP (standard mark)	87327278/ 5333557	14/11/2017	Live	mCloud Corp.

mCloud Corp (design mark)	87327435/ 5333558	14/11/2017	Live	mCloud Corp.

Asset Circle of Care (standard mark)	87327483/ 5333559	14/11/2017	Live	mCloud Corp.

AssetCare (standard mark)	87327512/ 5333560	11/14/2017	Live	mCloud Corp.

3KO	77398780/ 3796217	11/11/2008	Live	NGRAIN (Canada) Corporation

NGRAIN (design mark)	77912373/ 3840652	6/15/2010	Live	NGRAIN (Canada) Corporation

NGRAIN (design mark)	009245101 (EU)	12/27/2010	Live	NGRAIN (Canada) Corporation

PRODUCER	009327412 (EU)	2/3/2011	Live	NGRAIN (Canada) Corporation

NGRAIN (standard mark)	78199527/ 2881383	9/7/2004	Live	NGRAIN (Canada) Corporation

mCloud Connect (standard mark)	5756945	5/21/2019	Live	mCloud Corp.

mCloud (design mark)	88/907693		In Application (Approved)

mCloud (design mark)	88/907606		In Application (Approved)

AssetCare (design mark)	88/907679		In Application (Approved)

PanoMap (standard mark)	88/916707 6,444,185	8/10/2021	Live	mCloud Corp.

Newton Engine (standard mark)	88/907682		In Application (Approved)

Kanepi	40201608870Y / SG	June 1 2016	Live	Kanepi Pte Ltd

	40201608871T / SG	June 1 2016	Live	Kanepi Pte Ltd

SEE YOUR BUSINESS	2024268 / AUS	March 11 2020	Live	Kanepi Pte Ltd

MY LDAR (standard mark)	97264404	February 11, 2020	In Application	mCloud Corp.

	97264407	February 11, 2020	In Application	mCloud Corp.

The Company also uses key domain names, including acrx.com, fdsi.site, fdsi.us, fielddiagnostics.com, fmdiagnosticscoe.com, mysamobile.com, peatanalytics.com, mcloudcorp.com, assetcare.io, assetcare.net, myldar.com, ngrain.com, ngrain.ca, ngrain.net, ngrain.org and i3dimensions.com.
The Company further protects its proprietary source code and algorithms as trade secrets, limiting access to these to employees who have a need to know such information.
Environmental Protection
The Company does not see any financial or operational effects from environmental protection requirements on capital expenditures, profit or loss, and competitive position in this financial year. In the future, the Company may see enhanced demand for AssetCare in businesses who have a mandate to become more energy efficient or demonstrate they have instituted effective methane emission reduction and mitigation programs in response to new government regulations.
Employees
As of the year ended December 31, 2021 and as of the date of this prospectus, the Company and its subsidiaries have 216 employees employed in 14 offices in Canada, the United States, Greater China, the Middle East, Southeast Asia, and Australia. As of the year ended December 31, 2020, the Company and its subsidiaries had 227 employees employed in 14 offices in Canada, the United States, Greater China, the Middle East, and Southeast Asia. As of the year ended December 31, 2019, the Company and its subsidiaries had over 216 employees employed in twelve offices in Canada, the United States, Greater China, the Middle East, and Southeast Asia. The fluctuation in the Company’s number of employees is not significant, and none of the Company’s employees belong to any labour unions. Furthermore, all of the Company’s employees are employed on a full-time basis.
Incentive stock options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock awards other than incentive stock options (including non-statutory
stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards, collectively “
Stock Awards
”) may be granted to employees, directors and consultants;
provided, however
, that Stock Awards may not be granted to employees, directors and consultants who are providing Continuous Service only to any “parent” of the

Company, as such term is defined in Rule 405, subject to certain exceptions set out in the Company’s Incentive Stock Option Plan.
Foreign Operations
The Company operates in multiple geographies around the world, including North America (the United States and Canada), Europe (the United Kingdom and continental Europe), Southeast Asia (primarily Greater China), the Middle East (primarily Saudi Arabia), and Australia with most of its business taking place outside of Canada. mCloud is not dependent on business in any one region for its success.
Research and Development
The Company’s customers use its software to monitor their assets and rely on the Company to provide updates and releases as part of its software maintenance and support services. Consequently, while the Company has not implemented a formal research and development policy for the past three years, the Company is and has been (including, but not limited to, the past three years) engaged with a number of research and development initiatives as a part of its ongoing effort to continually update its software and develop new products.
Fixed Assets
On September 27, 2021, the Company executed a
12-year
lease for its office in Calgary, Alberta located at 8 Avenue SW, Stephen Avenue Place, Calgary, Alberta, Canada. In total, the Company has leased 33,000 square feet of the property, situated on the 3 rd
and 33
rd
floor of the building located at the aforementioned address. The lease term commences on December 1, 2022, preceded by a fixturing period which the Company will use to build out the office space to their specifications. The Company is currently in the design and scoping stage, and has not yet finalized its plans for the precise use of the property, and does not yet have any plans to construct, expand, or improve the facilities. No environmental issues have currently been identified that will affect the Company’s utilization of the asset.
Material Effects
Certain government regulations have a material impact on the Company’s business. The Company has implemented certain measures to address and conform to all the frameworks noted below, and others as required, and conducts an annual review to ensure compliance with such frameworks and regulations.
The Company is required to adhere to such frameworks as the EU’s General Data Protection Regulations, the EU’s ePrivacy Regulation, Brazil’s General Data Protection Law, the California Consumer Privacy Act, the California Online Privacy Protection Act, and various other regulations in effect in other U.S. states, which require the Company, among other things, to have a valid privacy policy, block cookies before the user provides consent, allow users to opt-in
or
opt-out
of receiving communications from the Company, show a notice of collection, and keep records of consent and processing. While the Company does not yet do business in Brazil, and has not reached the required number of users in California for the applicable regulations noted above to have effect, the Company has implemented measures to ensure that it remains compliant with these frameworks in advance of such compliance being legally required.
Data security practices are monitored and regulated by the Federal Trade Commission in the U.S., the Office of the Privacy Commissioner in Canada, and the European Data Protection Board of the EU. Canada, in particular, has several privacy law statutes that the Company is required to adhere to, such as the Personal Information Protection and Electronic Documents Act, the Personal Information Protection Act (Alberta), the Personal Information Protection Act (British Columbia), and An Act Respecting the Protection of Personal Information in the Private Sector (Quebec).

Generally speaking, the Company is also required to comply with and respect the competition, consumer protection, and taxation laws, and intellectual property laws and regulations handed down by standard copyright and trademark laws in each of the jurisdictions it operates in. For confidential government contracts that require specific approvals to examine, possess, or transfer intellectual property, the Company is required to adhere to the International Traffic in Arms Regulations in the US, and the Canadian Controlled Goods Program in Canada. Additionally, the Company also follows and adheres to the best practices set out in the various National Institute of Standards and Technology frameworks, the Information Technology Infrastructure Library framework, and the Certified Information Systems Security Professional framework.
MANAGEMENT
The following table sets forth our executive officers and directors, their ages and the positions held by them:

Name	Age	Position	Appointed
Russel H. McMeekin	57	Chief Executive Officer, President, Director	October 2017
Michael Allman	61	Director	October 2017
Costantino Lanza	68	Chief Growth Officer, Corporate Secretary, Director	October 2017
Elizabeth MacLean	57	Director	October 2018
Ian Russell	73	Director	September 2019
Chantal Schutz	48	Chief Financial Officer	May 2019
MANAGEMENT BIOGRAPHIES
Russel H. McMeekin:
Director, President and Chief Executive Officer
Mr. McMeekin was previously a founding partner of Energy Knowledge, Inc., which was acquired by Yokogawa Electric Corporation. Mr. McMeekin went on to serve as Executive Chairman of Yokogawa Venture Group, leading the acquisitions of Industrial Evolution and KBC Advanced Technologies, an energy software and consulting company publicly listed in the United Kingdom. Mr. McMeekin was the founding Chief Executive Officer of SCI Energy Inc., a Silicon Valley cloud-based energy-efficiency company now based in Dallas, Texas. Previously, Mr. McMeekin was the President and Chief Executive Officer of Nasdaq-listed Progressive Gaming International for six years, a company that led the use of RFID technologies for critical item tracking., Mr. McMeekin spent more than 10 years at Honeywell International Inc., including serving as President of Honeywell International Inc.’s Digital and Software Business Units. At Honeywell International Inc., he led joint ventures with Microsoft Corporation, United Technologies Corporation and i2 Technologies. Mr. McMeekin started his career at SACDA Inc., a University of Western Ontario Computer Aided Design Venture which was later acquired by Honeywell International Inc. Mr. McMeekin graduated in Engineering Technology from Sault College of Applied Technology, continued his studies at the University of Waterloo. and he completed a Honeywell International Inc. Sponsored Executive Leadership Program through the Harvard Business School. He also completed the Stanford School of Law Executive Director Program. Mr. McMeekin is also a director of GoodGamer Inc. a TSXV listed company Ticker (GOOD).
Michael Allman:
Director
Mr. Allman is a highly accomplished Chief Executive Officer and Chairman, with extensive experience in growing, restructuring and optimizing business strategies and operations for Fortune 300 companies and top-tier
consulting firms around the world. He recently was the Chief Operating Officer of Bitstew, Inc. a leading IoT cloud company acquired by GE Digital. Mr. Allman previously served as President and Chief Executive Officer of Southern California Gas Company. Mr. Allman has a master’s degree in business administration from the University of Chicago Graduate School of Business and a bachelor’s degree in chemical engineering from Michigan State University. He is a Certified Management Accountant and a Certified Internal Auditor.
Costantino Lanza:
Director, Chief Growth Officer, and Corporate Secretary
Mr. Lanza, a former partner of Energy Knowledge, Inc., is versed in applying advanced technologies to traditional asset intensive industries with many years of direct experience, most recently with Yokogawa Venture Group, where he led the integration of KBC Advanced Technologies, Yokogawa’s largest ever acquisition. Mr. Lanza has served in leadership roles at Honeywell International Inc. and ExxonMobil Corporation before becoming Chief Executive Officer of INOVx Solutions, Inc. from 2006 to 2015, where 3D technologies were used to improve asset performance management. Mr. Lanza holds a BS and MS degree in Chemical Engineering from Columbia University.

Elizabeth MacLean:
Director
Ms. MacLean is Chief Financial Officer for Newgioco Group, Inc. (OTCQB:NWGI), a vertically integrated leisure- gaming technology company headquartered in Toronto, Canada. Ms. MacLean has more than 20 years of experience leading finance teams in various industries in both the United States and the United Kingdom. Since September 2016, Ms. MacLean has served as the Treasurer of H. MacLean Realty Company, Inc. Since August 2018, Ms. MacLean has served as an adjunct faculty member at Ottawa University. Ms. MacLean received an MBA in global finance from Stanford University’s Graduate School of Business and a Bachelor of Arts in biology from the University of Chicago.
Ian Russell:
Director
Mr. Russell has long held prominent positions in the investment industry, both on a domestic and global level. He is the President and Chief Executive Officer of IIAC, a position he has held since the inauguration of the IIAC in April 2006. Prior to his appointment at the IIAC, Mr. Russell was Senior Vice-President with the Investment Dealers Association of Canada, a national self-regulatory organization. Mr. Russell worked as an executive at the highly respected international publication, “The Bank Credit Analyst”, and spent nearly a decade at the Bank of Canada. His experience has given him a unique and deep knowledge of the investment business, including underwriting, debt and equity trading and financial advice, as well as an understanding of the market and economic trends that drive the decisions of investors and issuers. He is active in the international investment community: Chair of the International Council of Securities Associations from 2014 to 2017; designated leader of the Canadian mission to the Asia Financial Forum; and invited guest and regular participant at Cumberland Lodge Financial Summit in the U.K., a roundtable of European and international leaders to discuss future policy and regulation in European capital markets. Mr. Russell is a prolific writer and columnist, both in industry publications and newspapers. He is also a frequent commentator in the media, and a sought-after presenter and speaker. Mr. Russell has a postgraduate degree (MSc Economics) from the London School of Economics and Political Science, and an Honours degree in Economics and Business from the University of Western Ontario. He has completed the Partners, Directors and Seniors Officers Qualifying Examination and is a Fellow of the Canadian Securities Institute.
Chantal Schutz:
Chief Financial Officer
Ms. Schutz is a Chartered Professional Accountant (CPA,CA) with over 20 years of experience as a financial leader and entrepreneur. Prior to joining mCloud, Ms. Schutz was the Chief Executive Officer of NYCE Sensors. Ms. Schutz has extensive expertise in both private and publicly traded markets, having held Chief Financial Officer roles in businesses of varying size prior to joining NYCE Sensors Inc. As the Chief Financial Officer and member of the Executive Team at Back In Motion Rehab, Inc., she helped secure financing and developed and implemented systems and procedures which saw the doubling of revenue and headcount, as well as a corporate restructuring. Formerly, Ms. Schutz worked as an independent, contracted Chief Financial Officer for small and medium sized, owner-managed businesses, assisting in the development and implementation of strategic plans and financial reorganizations, as well as implementation of Sarbanes-Oxley and Bill 198. Ms. Schutz has also been an instructor of Financial Management at the B.C. Institute of Technology and facilitated for over 10 years in the Chartered Accountant School of Business. Ms. Schutz articled with both KPMG and PwC and earned her Bachelor of Commerce in Entrepreneurial Management from Royal Roads University. Ms. Schutz is passionate about ensuring that business owners, teens and young adults understand the need for strong financial literacy, and she is a sought-after speaker and advisor at business events and conferences around North America.
Board of Directors and Board Committees
Corporate Governance
We intend to comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use other foreign private issuer exemptions with respect to some of the other Nasdaq listing requirements. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on the Nasdaq, may provide less protection than is accorded to investors under the Nasdaq Rules applicable to U.S. domestic issuers.
The Canadian securities regulatory authorities have issued corporate governance guidelines pursuant to National Policy
58-201—
Corporate Governance Guidelines
, or the Corporate Governance Guidelines, together with certain related disclosure requirements pursuant to NI
58-101.
The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted, or in connection with the closing of this offering will adopt, certain corporate governance policies and practices which reflect our consideration of the recommended Corporate Governance Guidelines.

The disclosure set out below includes disclosure required by NI
58-101
describing our approach to corporate governance in relation to the Corporate Governance Guidelines.
Board Composition and Election of Directors
Our board of directors currently consists of five directors. Our board of directors will facilitate its exercise of independent supervision over management by ensuring that a majority of its members are “independent” following this offering. Under our organizational documents, at each annual general meeting one-third
of the directors, other than the Managing Director, or if their number is not a multiple of three, then the number nearest to one-third
(rounded upwards in case of doubt) of the directors must retire. The term of office for each director of the Company expires immediately before each annual meeting of the shareholders of the Company.
Notwithstanding the above, no director, other than the Managing Director, shall hold office for a period in excess of 3 years, or until the third annual general meeting following his or her appointment, whichever is the longer, without submitting himself for re-election.
A retiring director remains in office until the relevant shareholder meeting and will be eligible for re-election
at that meeting.
A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to remove himself or herself from the meeting while discussions and voting with respect to the matter are taking place.
Meetings of Directors
Our board of directors will hold regularly-scheduled quarterly meetings as well as ad hoc
meetings from time to time. The independent members of our board of directors will also meet, as required, without the non-independent
directors and members of management before or after each regularly scheduled board meeting.
A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the BCBCA regarding conflicts of interest.
Remuneration and Borrowing
The directors may receive such remuneration as our Board of Directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our Board of Directors or committees of our Board of Directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our Board of Directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.
Foreign Private Issuer Status
We are a “foreign private issuer” under SEC and Nasdaq rules, which also exempts us, as well as our directors, executive officers and 10% shareholders, from certain requirements that apply to U.S. public companies and their directors, executive officers and 10% shareholders. See “Risk Factors — We are a “foreign private issuer” and may have disclosure obligations that are different from those of U.S. domestic reporting companies. As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which could limit the information publicly available to our shareholders.”
Board Committees
We currently have an audit committee, a compensation committee, a nominating and corporate governance committee and a technology oversight committee, with each committee having a written charter.

Audit Committee
The members of the Audit Committee are Ms. MacLean, as Chairperson, Mr. Allman and Mr. Russell. Each of the members of the Audit Committee are “independent” for the purposes of NI
52-110.
All members of the Audit Committee are “financially literate” for the purposes of NI
52-110.
All three members of the Audit Committee have been senior officers and/or directors of publicly traded companies or have been business executives, in each case with the responsibility of performing financial functions, for a number of years. In these positions, each such director has been responsible for receiving financial information relating to the entities of which they were directors, officers or executives. They have, or have developed, an understanding of financial statements generally and of how statements are used to assess the financial position of a company and its operating results. Each member of the Audit Committee also has a significant understanding of the business in which the Company is engaged and has an appreciation for the relevant accounting principles used in the Company`s business.
Further, each member has the requisite education and experience that has provided the member with:

•	an understanding of the accounting principles used by the Company to prepare the Company’s financial statements;

•	the ability to assess the general application of the above-noted principles in connection with estimates, accruals and reserves;

•
experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising individuals engaged in such activities; and

•	an understanding of internal controls and procedures for financial reporting.
The Audit Committee’s primary responsibility is to assist the Board in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The Audit Committee’s specific responsibilities with respect to its oversight of financial matters include, among other things: to select, evaluate, monitor the independence of, and recommend an auditor to the Board for appointment or reappointment, as the case may be, by the Company`s shareholders and make recommendations with respect to the auditor’s compensation; to review and determine the auditor’s fee and the terms of the auditor’s engagement and inform the Board thereof; where the Audit Committee may deem it appropriate, to recommend to the Board that the auditor be terminated; to meet with senior management without the auditor present to discuss the performance of the auditor; to pre-approve
any audit services, and any
non-audit
services permitted under applicable law, to be performed by the auditor; to review and approve the audit plan; to review with senior management and the auditor the annual audited consolidated financial statements, together with the auditor’s report thereon and the interim financial statements, before recommending them to the Board, and review with senior management and the auditor the relevant management’s discussion and analysis relating thereto; to review other financial reporting and disclosures, including earnings press releases and other press releases disclosing financial information and all other financial statements of the Company that require approval by the Board before they are released to the public; to oversee the integrity of the Company`s financial reporting processes and disclosures, including its internal controls, disclosure controls and procedures and compliance with legal and regulatory requirements, and to report regularly to the Board on such matters; to oversee the Company’s risk management function; to review with senior management the status of taxation matters; and to review and oversee the Company`s investment strategies and policies.
The Audit Committee reviews and
pre-approves
all audit and
non-audit
services to be provided to the Company by its external auditors on an annual basis. Before the appointment of the external auditor for any non-audit
service, the Audit Committee considers the compatibility of the service with the auditor’s independence.
Audit Committee Charter
The responsibilities and duties of the Audit Committee are set out in the committee’s charter.
Audit Committee Oversight
At no time has a recommendation of the Audit Committee to nominate or compensate an external auditor not been adopted by the Board.

Principal Accountant’s Fees
Aggregate fees billed by KPMG LLP, our independent auditor, in the fiscal years ended December 31, 2021 and 2020 were approximately CAD$2,249,147 and CAD$1,129,749, respectively, as detailed below.

	Fees billed for the fiscal year ended December 31,
Service Retained	2021		2020
Audit fees (1)	CAD$	1,799,383	CAD$	769,826
Audit-related fees (2)	CAD$	6,420	CAD$	—
Tax fees (3)	CAD$	339,624	CAD$	321,050
All other fees (4)	CAD$	102,720	CAD$	38,873

Total	CAD$	2,248,147	CAD$	1,129,749

1.	Includes fees necessary to perform the annual audit of our consolidated financial statements, reviews of the interim financial statements, and services related to prospectus filings.
2.	Includes other audit related services that are performed by the auditor.
3.	Includes fees for tax compliance, tax planning and tax advice. These services include preparing tax returns and corresponding with government tax authorities.
4.	Includes French translation services related to prospectus filings and historical financial statements and management’s discussion and analysis.
Compensation Committee
The administration of the Corporation’s compensation practices is handled by the Compensation Committee.
Among other things, the Compensation Committee’s role is to ensure that the total compensation paid to the Corporation’s executive officers, including the Named Executive Officers, is fair, reasonable and competitive. In the course of reviewing and recommending to the Board the compensation of executive officers other than the Chief Executive Officer, the Compensation Committee annually reviews the performance of the executive officers with the Chief Executive Officer, and the Chief Executive Officer makes recommendations to the Compensation Committee regarding their compensation.

The Compensation Committee will evaluate the performance of the Chief Executive Officer, based on its evaluation, review and make recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites (cash and non-cash)
for the Chief Executive Officer based on such evaluation. The Compensation Committee will also review and make recommendations to the Board with respect to compensation, benefits and perquisites for all other senior executive officers of the Corporation, incentive-compensation plans and equity-based plans, and policies regarding management benefits and perquisites.
Neither the Board nor any committee of the Board has formally established a mechanism to consider the implications of the risks associated with the Corporation’s compensation policies and practices. However, the Board and the Compensation Committee inherently consider these risks. The Compensation Committee reviews and manages the policies and practices of the Corporation and ensures that they are aligned with the interests of the shareholders. The Compensation Committee reviews, among other things, the overall compensation and the annual salary increases of the executive officers of the Corporation while keeping as a reference both the financial performance of the Corporation and the turnover risk for the Corporation. The Board also addresses risk related to compensation policies in the context of compensation mechanisms that are linked to the achievement of certain goals or targets (e.g. short term and long-term objectives), both financial and otherwise. The Board is involved in the supervision of key projects and initiatives of the Corporation and the manner in which they are being carried out. Consequently, the Board is in a position where it can control significant risks that may be taken by the Corporation’s management and ensures that those risks remain appropriate and that members of management do not expose the Corporation to excessive risks.
Each member of the Compensation Committee has direct experience relevant to compensation matters resulting from their respective current and past backgrounds and/or roles. The members of the Compensation Committee have experience dealing with compensation matters in large and small organizations, including public companies. The Corporation does not have a policy in place that limits the ability for directors or Named Executive Officers to hedge the shares of the Corporation that they own. However, none of the current directors or Named Executive Officers of the Corporation are hedging any of the shares of the Corporation that they own.
Compensation Process
The Corporation has no formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash
compensation, or among the different forms of
non-cash
compensation. Instead, the Board determines subjectively what it believes to be the appropriate level and mix of the various compensation components based on the recommendations of the Compensation Committee.
Compensation Objectives
The Corporation’s compensation philosophy for Named Executive Officers is designed to attract well-qualified individuals by paying modest base salaries plus short and long-term incentive compensation in the form of equity-based or other suitable long-term incentives. In making its determinations regarding the various elements of executive compensation, the Board has utilized published studies of compensation paid in comparable businesses, specifically the 2016 study conducted by Culpepper and Associates. These studies have been used to ensure that the compensation received by the Board will be in line with industry standards.
The duties and responsibilities of the Chief Executive Officer are typical of those of a business entity of the Corporation’s size in a similar business and include direct reporting responsibility to the Chairman of the Board, overseeing the activities of all other executives of the Corporation, representing the Corporation, providing leadership and responsibility for achieving corporate goals and implementing corporate policies and initiatives.

The objectives of the Corporation’s executive compensation program are as follows:

•	to attract, retain and motivate talented executives who create and sustain the Corporation’s continued success;

•	to align the interests of the Corporation’s executives with the interests of the Corporation’s shareholders; and

•	to provide total compensation to executives that is competitive with that paid by other companies of comparable size engaged in similar businesses in appropriate regions.
The Corporation believes that its current compensation programs are structured to support the achievement of the foregoing strategic objectives. Overall, the executive compensation program aims to design executive compensation packages that meet executive compensation packages for executives with similar talents, qualifications and responsibilities at companies with similar financial, operating and industrial characteristics. The Corporation expects to undergo significant growth and is committed to retaining its key executives for the next several critical years, but at the same time ensuring that executive compensation is tied to specific corporate goals and objectives. The Corporation’s executive compensation program has been designed to reward executives for reinforcing the Corporation’s business objectives and values, for achieving the Corporation’s performance objectives and for their individual performances.
Elements of Compensation
The Company seeks to achieve the compensation objectives described earlier through different elements of compensation, including salary and both short-term and long-term incentive plans, with the incentives having both equity and non-equity
components. The Company believes that these various elements are important to effectively achieve the objectives of its executive compensation philosophy.
The elements of the Named Executive Officers’ compensation are:

(a)	base salaries;

(b)	performance bonuses; and

(b)	equity incentive grants.
There is no regulatory oversight of the Company’s compensation process for the Named Executive Officers.
Base Salary
The Company pays its executive officers a base salary to compensate them for services rendered during a fiscal year. Base salaries are determined for each executive officer based on an evaluation of such officer’s experience, skills, knowledge, scope of responsibility and performance. Base salary levels are reviewed and considered annually, and from time to time adjustments may be made to base salary levels based upon promotions or other changes in job responsibility or merit-based increases based on assessments of individual performance.
The base salary review of any executive officer will take into consideration the current competitive market conditions, experience, proven or expected performance, and the particular skills of the executive officer. Base salary is not evaluated against a formal “peer group”.

Performance Bonuses
In addition to a base salary, the Named Executive Officers are eligible to receive performance-based bonuses meant to motivate the Named Executive Officers to achieve shorter-term goals. The pre-established,
quantitative target(s) used to determine performance bonuses will be set by the Board or a committee thereof each fiscal year. Awards under the plan will be made by way of cash payments only, which payments will be made at the end of the relevant fiscal year. Each Named Executive Officer will be measured against the financial targets within his or her control and, while overall company performance is part of the plan, individual targets will represent the highest percentage of the plan payout. The cash bonuses are primarily designed to align the financial interests of the Corporation’s executives with the interests of the Corporation’s shareholders.
Equity-Based Compensation
The executive officers are eligible to receive option, restricted stock or other equity and equity-linked awards under the Equity Incentive Plan. The Company intends for equity awards to be an integral part of its overall compensation program as the Company believes that the long-term performance of the Company will be enhanced through the use of equity-based awards that reward executive officers for increasing long-term shareholder value. The Company also believes that such awards will promote an ownership perspective among its executive officers and encourage executive retention. Equity based compensation awarded to executive officers (including Named Executive Officers) will typically be subject to time-based vesting provisions. The Company does not have any formal policy regarding when equity-based compensation is to be granted or the size of any given grant. In determining the number of awards to be granted to executive officers, the Compensation Committee takes into account the individual’s position, scope of responsibility, ability to affect profits and shareholder value and the value of the awards in relation to other elements of the individual executive officer’s total compensation, including base salary and cash bonuses. When considering equity or equity-linked awards to an executive officer, consideration of the number of awards previously granted to the executive may be taken into account, however, the extent to which such prior awards remain subject to resale restrictions will generally not be a factor.
Broad-Based Benefits Programs
All full-time employees, including the Company’s Named Executive Officers, may participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance. The Company does not intend to provide perquisites or personal benefits to its Named Executive Officers that are not otherwise available to other employees generally.
Pension Plan Benefits
The Company does not have a defined benefits pension plan, a defined contribution plan or a deferred compensation plan.
Nominating and Corporate Governance Committee
Corporate governance and nominating committees are not mandatory in Canada. However, NP
58-201
recommends that a board appoint a corporate governance committee composed entirely of independent directors with responsibility for overseeing the process for nominating directors for election by shareholders. The members of the corporate governance committee are not required to be independent or to have any particular expertise.
Our corporate governance and nominating committee is appointed by the Board to assist in fulfilling its corporate governance responsibilities under applicable laws. Our corporate governance and nominating committee is responsible for, among other things, developing our approach to governance issues and establishing sound corporate governance practices that are in the interests of our shareholders and that contribute to effective and efficient decision-making.

Our corporate governance and nominating committee is currently comprised of Mr. Russell, Mr. Allman and Ms. MacLean, and chaired by Mr. Allman.
The corporate governance and nominating committee’s principal responsibilities include:

•	developing and recommending to the Board criteria for selecting board and committee members;

•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by shareholders;

•	identifying individuals qualified to become board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board regarding the appointment and succession of our directors and officers;

•	developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board, its committees and our management.
The corporate governance and nominating committee regularly reviews the current profile of the Board, including the representation of various areas of expertise, experience and diversity, to ensure that the Board has a sufficient range of skills, expertise and experience to enable it to carry out its duties and responsibilities effectively.
Technology Oversight Committee
The members of the technology oversight committee are Mr. Lanza, as Chairperson, Mr. McMeekin and Ms. MacLean. Of the members of the technology oversight committee, only Ms. MacLean is independent.
The technology oversight committee will oversee our overall technology strategy. The technology oversight committee’s responsibilities shall include:

•	meeting with our technical management team at least once per calendar quarter;

•	assessing whether the product delivery schedule is being met and whether it needs to be adjusted;

•	ensuring that all third-party software we use is properly licensed;

•	making recommendations to the Board concerning our technology strategy, roadmap and investment plans;

•	assessing the health and oversight of the execution of our technology strategies; including architecture, use of open source software, development best practices and third-party dependencies;

•	ensuring that best practice Q&A policies and procedures are in place and are adhered to;

•	assessing the scope and quality of our intellectual property, including its support of our approved business plan;

•
providing guidance on technology as it may pertain to market entry and exit, investments, mergers, acquisitions and divestitures, research and development investments, and key competitor and partnership strategies;

•	performing such other duties and responsibilities as are enumerated in and consistent with its charter
Exculpation, Insurance and Indemnification of Directors and Officers
Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, under Article 21.1, we are required to indemnify our directors and former directors (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

The BCBCA provides certain protections under Part 5 –
Management,
Division 5—
Indemnification of Directors and Officers and Payment of Expenses,
to our current and former directors and officers, as well as other eligible parties defined in Section 159 of the BCBCA (the “Eligible Parties”, each an “Eligible Party”). The Company will indemnify the Eligible Parties, to the fullest extent permitted by law and subject to certain limitations listed in Section 163 of the BCBCA, against any proceeding in which an Eligible Party or any of the heirs and personal or other legal representatives of the Eligible Party, by reason of the Eligible Party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related tom, the proceeding.
We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.
Code of Conduct
We have adopted a Code of Conduct applicable to all of our directors, officers and employees. We post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Conduct. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of, this prospectus.
Monitoring Compliance with the Code of Business Conduct and Ethics
Our board of directors is responsible for reviewing and evaluating the Code of Conduct periodically and will make any necessary changes thereto. Our board of directors is also charged with the monitoring of compliance with the Code of Conduct and will be responsible for considering any waivers of the Code of Conduct.
Interests of Directors
In accordance with the BCBCA, each director and officer must disclose the nature and extent of any interest that he or she has in a material contract or material transaction whether made or proposed with us, if the director or officer is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction. Subject to certain limited exceptions under the BCBCA, no director may vote on a resolution to approve a material contract or material transaction which is subject to such disclosure requirement.
As of the date hereof, except as otherwise disclosed in this prospectus, to the knowledge of the Board or the management of the Company, there are no material interests, whether direct or indirect, of any informed person of the Company, any proposed director of the Company, or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company of any of its subsidiaries.
Complaint Reporting and Whistleblower Policy
In order to foster a climate of openness and honesty in which any concern or complaint pertaining to a suspected violation of the law, our Code of Conduct or any of our policies or any unethical or questionable act or behavior, the board of directors will adopt a whistleblower policy that requires that our employees promptly report such violation or suspected violation. In order to ensure that violations or suspected violations can be reported without fear of retaliation, harassment or an adverse employment consequence, our whistleblower policy will contain procedures that are aimed to facilitate confidential, anonymous submissions by our employees.
Family Relationships
None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation
S-K.

Involvement in Certain Legal Proceedings
To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation
S-K.
EXECUTIVE COMPENSATION
As of December 31, 2021, the Corporation had three Named Executive Officers: Russel H. McMeekin, Chantal Schutz and Costantino Lanza.

The following table sets out the compensation paid or payable to the Named Executive Officers of the Company for the fiscal year ended December 31, 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Committee or meeting fees ($)	Value of perquisites ($)	All other compensation ($)	Total compensation ($)
Russel H. McMeekin (1) Director, President and Chief Executive Officer	2021	$249,999.84 USD	Nil	Nil	Nil	$93,500 USD	$343,499.84 USD
Costantino Lanza (2) Director and Chief Growth Officer	2021	$249,999.84 USD	Nil	Nil	Nil	$42,358 USD	$292,357 USD
Chantal Schutz Chief Financial Officer	2021	$262,000 CAD	Nil	Nil	Nil	Nil	$262,000 CAD
Michael Allman Director	2021	Nil	Nil	$48,000 USD	Nil	Nil	$48,000 USD
Elizabeth MacLean Director	2021	Nil	Nil	$48,000 USD	Nil	Nil	$48,000 USD
Ian Russell Director	2021	Nil	Nil	$48,000 USD	Nil	Nil	$48,000 USD
Michael A. Sicuro (3)	2021	Nil	Nil	$20,000 USD	Nil	Nil	$20,000 USD
NOTES:

(1)	Inclusive of the total compensation, Mr. McMeekin received no compensation for his role as director of the Company.
(2)	Inclusive of the total compensation, Mr. Lanza received no compensation for his role as director of the Company.
(3)	Mr. Sicuro resigned effective as of May 31, 2021.

Stock Options and Other Compensation Securities
On December 17, 2016, we established an equity incentive plan, or Equity Incentive Plan, which provides for the granting of incentive share options, non-statutory
share options, share appreciation rights, restricted share awards, restricted share unit awards, and other share awards, collectively the Share Awards, to selected directors, employees and consultants for a period of 10 years from the establishment of the Equity Incentive Plan. The Equity Incentive Plan is intended to help us secure and retain the services and provide incentives for increased efforts for our success.
The Board of Directors grants Share Awards from time to time based on its assessment of the appropriateness of doing so in light of our long-term strategic objectives, our current stage of development, our need to retain or attract particular key personnel, the number of Share Awards already outstanding and overall market conditions.
The following table provides a summary of all compensation securities granted or issued to each director, officer and senior management as of December 31, 2021:

Name and Principal Position	Type of Security	Number of Compensation Securities, Number of Underlying Securities, and Percentage of Class(1)	Date of Issue or Grant	Issue, Conversion or Exercise Price ($)	Closing Price of Security or Underlying Security on Date of Grant ($)	Closing Price of Security or Underlying Security at Year End ($)	Expiry Date
Russel H. McMeekin	Stock Options	25,000	October 24, 2019	Exercise price $12.90	$12.30 CAD	$6.10 CAD	October 24, 2029
Russel H. McMeekin	RSU’s	50,000	April 12, 2018	$9.75 CAD	$9.75 CAD	$6.10 CAD	No expiry
Russel H. McMeekin	RSU’s	25,000	October 24, 2019	$12.30 CAD	$12.30 CAD	$6.10 CAD	No expiry
Costantino Lanza	Stock Option	12,500	October 24, 2019	Exercise price $12.90	$12.30 CAD	$6.10 CAD	October 24, 2029
Costantino Lanza	RSU’s	3,333	April 12, 2018	$9.75 CAD	$9.75 CAD	$6.10 CAD	No expiry
Costantino Lanza	RSU’s	12,500	October 24, 2019	$12.30 CAD	$12.30 CAD	$6.10 CAD	No expiry
Michael A. Sicuro	RSU’s	6,667	April 12, 2018	$9.75 CAD	$9.75 CAD	$6.10 CAD	No expiry
Ian Russel	Stock Option	5,000	October 24, 2019	Exercise price $11.85	$12.30 CAD	$6.10 CAD	October 24, 2029
Chantal Schutz	Stock Option	8,333	October 24, 2019	Exercise Price $11.70	$12.30 CAD	$6.10 CAD	October 24, 2029
Chantal Schutz	Stock Option	8,333	July 31, 2021	Exercise Price $7.65	$7.65 CAD	$6.10 CAD	July 31, 2031
Chantal Schutz	Stock Option	28,800	October 22, 2021	Exercise Price $6.99	$6.99 CAD	$6.10 CAD	October 22, 2031
Chantal Schutz	Stock Option	733	Jan 1, 2022	Exercise Price $6.99	$6.32 CAD	$6.10 CAD	Jan 1, 2032
Chantal Schutz	RSU’s	8,333	October 24, 2019	$12.30 CAD	$12.30 CAD	$6.10 CAD	No Expiry
Chantal Schutz	RSU’s	8,333	July 31, 2021	$7.65 CAD	$7.65 CAD	$6.10 CAD	No Expiry

Oversight and Description of Compensation
Compensation Objectives
Our compensation philosophy for named executive officers is designed to attract well- qualified individuals by paying modest base salaries plus short and long-term incentive compensation in the form of equity-based or other suitable long-term incentives. In making its determinations regarding the various elements of executive compensation, the Board has utilized published studies of compensation paid in comparable businesses, specifically the 2016 study conducted by Culpepper and Associates. These studies have been used to ensure that the compensation received by the Board will be in line with industry standards.
The duties and responsibilities of our chief executive officer are typical of those of a business entity of our size in a similar business and include direct reporting responsibility to the chairman of the Board, overseeing the activities of all of our other executives, representing us, providing leadership and responsibility for achieving corporate goals and implementing corporate policies and initiatives.
The objectives of our executive compensation program are as follows:

•	to attract, retain and motivate talented executives who create and sustain our continued success;

•	to align our interests with the interests of our shareholders; and

•	to provide total compensation to executives that is competitive with that paid by other companies of comparable size engaged in similar businesses in appropriate regions.
We believe that our current compensation programs are structured to support the achievement of the foregoing strategic objectives.
Overall, the executive compensation program aims to design executive compensation packages that meet executive compensation packages for executives with similar talents, qualifications and responsibilities at companies with similar financial, operating and industrial characteristics. We expect to undergo significant growth and are committed to retaining our key executives for the next several critical years, but at the same time ensuring that executive compensation is tied to specific corporate goals and objectives. Our executive compensation program has been designed to reward executives for reinforcing our business objectives and values, for achieving our performance objectives and for their individual performances.

Compensation Process
We have no formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash
compensation, or among the different forms of
non-cash
compensation. Instead, the Board determines subjectively what it believes to be the appropriate level and mix of the various compensation components based on the recommendations of our compensation committee.
Elements of Compensation
We seek to achieve the compensation objectives described earlier through different elements of compensation, including salary and both short-term and long-term incentive plans, with the incentives having both equity and non-equity
components. We believe that these various elements are important to effectively achieve the objectives of our executive compensation philosophy.
The elements of the named executive officers’ compensation are:

a)	base salaries;

b)	performance bonuses; and

c)	equity incentive grants.
There is no regulatory oversight of our compensation process for our named executive officers.
Base Salary
We pay our executive officers a base salary to compensate them for services rendered during a fiscal year. Base salaries are determined for each executive officer based on an evaluation of such officer’s experience, skills, knowledge, scope of responsibility and performance. Base salary levels are reviewed and considered annually, and from time to time adjustments may be made to base salary levels based upon promotions or other changes in job responsibility or merit-based increases based on assessments of individual performance.
The base salary review of any executive officer will take into consideration the current competitive market conditions, experience, proven or expected performance, and the particular skills of the executive officer. Base salary is not evaluated against a formal “peer group”.
Performance Bonuses
In addition to a base salary, the named executive officers are eligible to receive performance-based bonuses meant to motivate the named executive officers to achieve shorter-term goals. The pre-established,
quantitative target(s) used to determine performance bonuses will be set by the Board or a committee thereof each fiscal year. Awards will be made by way of cash payments only, which payments will be made at the end of the relevant fiscal year. Each named executive officer will be measured against the financial targets within his or her control and, while our overall performance is part of the plan, individual targets will represent the highest percentage of the plan payout. The cash bonuses are primarily designed to align our financial interests with the interests of our shareholders.
Equity Based Compensation
Our executive officers are eligible to receive option awards under the Equity Incentive Plan. We intend for equity awards to be an integral part of our overall compensation program as we believe that our long-term performance will be enhanced through the use of equity based awards that reward executive officers for increasing long-term shareholder value. We also believe that such awards will promote an ownership perspective among our executive officers and encourage executive retention. Equity based compensation awarded to executive officers (including named executive officers) will typically be subject to time-based vesting provisions. We do not have any formal policy regarding when equity based compensation is to be granted or the size of any given grant. In determining the number of awards to be granted to executive officers, our compensation committee takes into account the individual’s position, scope of responsibility, ability to affect profits and shareholder value and the value of the awards in relation to other elements of the individual executive officer’s total compensation, including base salary and cash bonuses. When considering equity or equity-linked awards to an executive officer, consideration of the number of awards previously granted to the executive may be taken into account, however, the extent to which such prior awards remain subject to resale restrictions will generally not be a factor.

Broad-Based Benefits Programs
All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance. We do not intend to provide perquisites or personal benefits to our named executive officers that are not otherwise available to other employees generally.
Pension Plan Benefits
We do not have a defined benefits pension plan, a defined contribution plan or a deferred compensation plan.
Employment Agreements with Executive Officers and Significant Employees

Name	Position

Russel H. McMeekin	Chief Executive Officer, President, Director

Michael Allman	Director

Costantino Lanza	Chief Growth Officer, Corporate Secretary, Director

Elizabeth MacLean	Director

Ian Russell	Director

Chantal Schutz	Chief Financial Officer
Employment Agreement with Russel McMeekin
On May 1, 2017, we entered into an employment agreement, or the McMeekin Agreement, with Russel McMeekin, or McMeekin, to serve as our Chief Executive Officer. The base salary for McMeekin under the McMeekin Agreement is $250,000 per annum. The McMeekin Agreement had an initial term of two years and it automatically renews for successive one year terms unless either party delivers written notice not to renew at least 90 days prior to the end of the current term. Pursuant to the McMeekin Agreement, McMeekin received 3,167 common shares upon execution and is entitled to receive additional equity compensation in the discretion of the board of directors.
Pursuant to the McMeekin Agreement, if we terminate McMeekin’s employment without Cause (as defined in the McMeekin Agreement) or McMeekin resigns for Good Reason (as defined in the McMeekin Agreement), McMeekin is entitled to the following payments and benefits: (1) McMeekin fully earned but unpaid base salary through the date of termination at the rate then in effect; (2) a lump sum cash payment in an amount equal to 12 months of McMeekin base salary as in effect immediately prior to the date of termination; (3) monthly payment of health benefits for McMeekin and McMeekin eligible dependents for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards. In the event McMeekin is terminated in connection with a change of control event, then he is entitled to all the above benefits, except that the lump sum cash payment will be in an amount equal to 24 months of McMeekin base salary as in effect immediately prior to the date of termination.

Employment Agreement with Chantal Schutz
On May 24, 2019, we entered into an employment agreement, as amended on October 1, 2019, the Schutz Agreement, with Chantal Schutz, or Schutz, to serve as our Chief Financial Officer. The base salary for Schutz under the Schutz Agreement is $250,000 per annum. The Schutz Agreement has an indefinite term, subject to termination by either party. Pursuant to the Schutz Agreement, Schutz received 8,333 shares of restricted stock and options to purchase 8,333 common shares and is entitled to receive additional equity compensation in the discretion of the board of directors.
Pursuant to the Schutz Agreement, if we terminate Schutz’s employment without Cause (as defined in the Schutz Agreement) or Schutz resigns for Good Reason (as defined in the Schutz Agreement), Schutz is entitled to the following payments and benefits: (1) Schutz’s fully earned but unpaid base salary and accrued vacation through the date of termination at the rate then in effect; (2) a lump sum cash payment in an amount equal to nine months of Schutz’s base salary as in effect immediately prior to the date of termination; and (3) continuation of benefits for Schutz for a period of nine months following the date of termination.
Employment Agreement with Constantino Lanza
On May 1, 2017, we entered into an employment agreement, or the Lanza Agreement, with Constantino Lanza, or Lanza, to serve as our Chief Growth Officer. The base salary for Lanza under the Lanza Agreement is $250,000 per annum. The Lanza Agreement had an initial term of two years and it automatically renews for successive one year terms unless either party delivers written notice not to renew at least 90 days prior to the end of the current term. Pursuant to the Lanza Agreement, Lanza received 3,167 common shares upon execution and is entitled to receive additional equity compensation in the discretion of the board of directors.
Pursuant to the Lanza Agreement, if we terminate Lanza’s employment without Cause (as defined in the Lanza Agreement) or Lanza resigns for Good Reason (as defined in the Lanza Agreement), Lanza is entitled to the following payments and benefits: (1) Lanza’s fully earned but unpaid base salary through the date of termination at the rate then in effect; (2) a lump sum cash payment in an amount equal to 12 months of Lanza’s base salary as in effect immediately prior to the date of termination; (3) monthly payment of health benefits for Lanza and Lanza’s eligible dependents for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards. In the event Lanza is terminated in connection with a change of control event, then he is entitled to all the above benefits, except that the lump sum cash payment will be in an amount equal to 24 months of Lanza’s base salary as in effect immediately prior to the date of termination.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
There have been no material transactions, or series of related material transactions to which we are a party and in which the other parties include our directors, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

PRINCIPAL SHAREHOLDERS
The following tables set forth certain information with respect to the beneficial ownership of our Common Shares for:

•	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding Common Shares,

•	each of our directors,

•	each of our named executive officers, and

•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any Common Shares over which the individual has sole or shared voting power or investment power as well as any Common Shares that the individual has the right to subscribe for within 60 days of August 19, 2022, through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all Common Shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.
Applicable percentage ownership prior to the offering is based on 16,155,654 Common Shares outstanding at August 19, 2022. Unless otherwise indicated, the address of each beneficial owner listed in the table below is C/O mCloud Technologies, Corp.,
550-510
Burrard Street, Vancouver, British Columbia, Canada, V6C 3A8.

	Beneficial Ownership
	Prior to Offering			Following Offering(1)
Name of Beneficial Owner	Common Shares	Percentage		Common Shares	Percentage
Russel H. McMeekin	229,538	1.42%		229,538	*	%
Michael Allman	135,157	*	%	135,157	*	%
Costantino Lanza	182,845	1.13%		182,845	*	%
Elizabeth MacLean	0	0%		0	0%
Ian Russell	18,702	*	%	18,702	*	%
Chantal Schutz	8,808	*	%	8.808	*	%
All officers and directors as a group

*	Less than 1%
(1)	Calculated assuming full conversion of all Series A Preferred Shares into Common Shares
As of August 19, 2022, there were 213 holders of record entered in our share register. The number of individual holders of record is based exclusively upon our share register and does not address whether a common share or Common Shares may be held by the holder of record on behalf of more than one person or institution who may be deemed to be the beneficial owner of a common share or Common Shares in our company.
DESCRIPTION OF SECURITIES
Common Shares
The authorized capital of the Company consists of an unlimited number of Common Shares, no par value. As of August 19, 2022, there were 16,155,654 Common Shares outstanding. As of August 19, 2022, there were 171 U.S. shareholders holding 5,228,924 Common Shares, or approximately 32.70% of the total number of Common Shares issued and outstanding. The holders of Common Shares are entitled to one vote per Common Share at all meetings of the shareholders of the Company either in person or by proxy. The holders of Shares are also entitled to dividends, if and when declared by the directors of the Company, and the distribution of the residual assets of the Company in the event of a liquidation, dissolution or winding up of the Company.
All Common Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends, voting powers, and participation in assets and in all other respects, on liquidation, dissolution or winding-up
of the Company, whether voluntary or involuntary, or any other disposition of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The Shares are not subject to any call or assessment rights, any pre-emptive
rights, any conversion or any exchange rights. The Common Shares are not subject to any redemption, retraction, purchase for cancellation, surrender, sinking or purchase fund provisions. Additionally, the Common Shares are not subject to any provisions permitting or restricting the issuance of additional securities and any other material restrictions or any provisions requiring a securityholder to contribute additional capital to the Company. Subject to the BCBCA, the Company may by special resolution make alterations to the authorized Common Share structure and special rights or restrictions to change the rights of the shareholders. The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds
of the votes cast on the resolution.

Blank Check Preferred Stock
Under the terms of our Articles of Incorporation, our Board of Directors has authority, without any further vote or action by our shareholders, to issue an unlimited number of “blank check” preferred shares issuable in series, with such rights, privileges, restrictions and conditions as the Board may determine from time to time
Series A Preferred Shares
The following is a summary of some general terms and provisions of our Series A Preferred Shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.”
Ranking.
The Series A Preferred Shares will rank, as to dividend rights and rights upon our liquidation, dissolution or winding up:
(1) Senior to all classes or series of our common shares and to all other equity securities issued by us other than any equity securities issued with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Shares;
(2) Junior to any future equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and
(3) Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.
Voting Rights
. In any matter in which the Series A Preferred Shares may vote, as described below, each Series A Preferred Share shall be entitled to one vote per $25.00 of liquidation preference; provided that if the Series A Preferred Shares and any other stock ranking on parity to the Series A Preferred Shares as to dividend rights and rights as to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.
So long as any Series A Preferred Shares remain outstanding, the Company will not, without the consent or the affirmative vote of the holders of at least two-thirds
of the outstanding Series A Preferred Shares and each other class or series of preferred stock entitled to vote thereon (voting together as a single class), given in person or by proxy, either in writing without a meeting or by vote at any meeting called by the Company for the purpose:
(i) authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of capital stock ranking senior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or
(ii) amend, alter or repeal the provisions of the Articles of Incorporation, as amended, including the terms of the Series A Preferred Shares, whether by merger, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares, taken as a whole.

If any event described in paragraph (ii) above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares, taken as a whole, disproportionately relative to any other class or series of voting preferred stock (as defined below), the affirmative vote of the holders of at least two-thirds
of the outstanding shares of the Series A Preferred Shares, voting as a separate class, will also be required. Furthermore, if holders of shares of the Series A Preferred Shares receive the $25.00 per share of the Series A Preferred Shares liquidation preference plus all declared and unpaid dividends thereon or greater amounts pursuant to the occurrence of any of the events described in paragraph (ii) above, then such holders shall not have any voting rights with respect to the events described in such paragraph. As used herein, “voting preferred stock” means any other class or series of the Company’s preferred stock ranking equally with the Series A Preferred Shares as to dividends (whether cumulative or non-cumulative)
and the distribution of the Company’s assets upon liquidation, dissolution or winding up and upon which like voting rights to the Series A Preferred Shares have been conferred and are exercisable.
Dividends
. Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Shares as to dividends, the holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by the Board (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year) until the beginning of the fifth year, at which time the annual rate will increases 4.0% per calendar quarter until it reaches a maximum of 25.0%. Dividends on the Series A Preferred Shares will accumulate and be cumulative from, and including, the date of original issue by us of the Series A Preferred Shares. However, the Company will be entitled to defer the payment of any declared dividends on the Series A Preferred Shares until the occurrence of a liquidation or Board Approved Change of Control of the Company.
Segregated Payment Account.
The Company shall establish a segregated account that will be funded at closing of the offering with proceeds in an amount equal to nine (9) months of dividends on the maximum number of Series A Preferred Shares. The segregated account may only be used to pay declared dividends on the Series A Preferred Shares, when legally permitted, and may not be used for other corporate purposes. Excess funds are returned to Company treasury.
Liquidation
. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of Series A Preferred Shares will be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders (
i.e.
, after satisfaction of all the Company’s liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, senior to the Series A Preferred Shares, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of the Common Shares or any other class or series of the Company’s capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Shares (the “liquidation preference”).
If, upon such voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the assets of the Company legally available for distribution to the Company’s stockholders are insufficient to pay the full amount of the liquidation preference on all outstanding Series A Preferred Shares and the corresponding amounts payable on all shares of each other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Shares, then the holders of the Series A Preferred Shares and each such other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Shares will share ratably in any distribution of assets in proportion to the full liquidation preference to which they would otherwise be respectively entitled.
Preemptive Rights
. No holders of Series A Preferred Shares will, as holders of Series A Preferred Shares, have any preemptive rights to purchase or subscribe for the Common Shares or any other security.

Optional Redemption.
The Series A Preferred Shares is not redeemable prior to the twelve (12) month anniversary of the effective date of this Offering, except for the circumstances described under “Special Optional Redemption.”
On or after the twelve (12) month anniversary of the date of issuance,, the Series A Preferred Shares may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per Series A Preferred Share, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Shares up to, but not including, the date of such redemption, upon the giving of notice.
Special Optional Redemption.
Upon the occurrence of any Delisting Event, Change of Control, or $8 VWAP Event, whether before or after the twelve (12) month anniversary of the date of issuance of the Series A Preferred Shares, we may, at our option, redeem the Series A Preferred Shares, in whole or in part and within 90 days after the date of the Delisting Event, Change of Control or $8 VWAP Event, by paying $25.00 per share of Series A Preferred Shares, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.
A “Delisting Event” occurs when, after the original issuance of Series A Preferred Shares, both (i) the shares of Series A Preferred Shares are no longer listed on Nasdaq, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC (“NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) the Company not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but any Series A Preferred Shares is still outstanding.
A “Change of Control” occurs when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing: (a) any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company or any subsidiary of the Company) shall beneficially own (as defined in Rule
13d-3
of the Exchange Act), directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; (b) Current Directors (as herein defined) shall cease for any reason to constitute at least a majority of the members of the Board (for this purpose, a “Current Director” shall mean any member of the Board as of the date hereof and any successor of a Current Director whose election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the Current Directors then on the Board); (c) (i) the complete liquidation of the Company or (ii) the merger or consolidation of the Company, other than a merger or consolidation in which (x) the holders of the common stock of the Company immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or (y) the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation, which liquidation, merger or consolidation has been approved by the shareholders of the Company; or (d) the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company pursuant to an agreement (or agreements) which has (have) been approved by the shareholders of the Company.
An “$8 VWAP Event” occurs when, after the original issuance of Series A Preferred Shares, the volume weighted average price of the Common Shares on the Nasdaq Capital Market for five consecutive trading days (as reported by Bloomberg L.P. based on a trading day from 9:30 a.m. to 4:02 p.m. (New York City time)) is at least $8.00.

Restrictions on Dividends, Redemptions and Repurchases.
So long as any Series A Preferred Share remains outstanding, unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Shares for all past completed dividend periods, we will not during any dividend period:
(1) pay or declare and set apart for payment any dividends or declare or make any distribution of cash or other property on Common Shares or other capital stock that ranks junior to or on parity with the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up (other than, in each case, (a) a dividend paid in Common Shares or other stock ranking junior to the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up or (b) any declaration of a Common Share dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to such plan);
(2) redeem, purchase or otherwise acquire Common Shares or other capital stock that ranks junior to or on parity with the Series A Preferred Shares (other than the Series A Preferred Shares) with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up (other than (a) by conversion into or exchange for Common Shares or other capital stock ranking junior to the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (b) the redemption of shares of capital stock pursuant to the provisions of our memorandum of articles, as amended, relating to the restrictions upon ownership and transfer of our capital stock, (c) a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares and any other capital stock that ranks on parity with the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (d) purchases, redemptions or other acquisitions of shares of our capital stock ranking junior to the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (e) through the use of the proceeds of a substantially contemporaneous sale of stock ranking junior to the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, or (f) purchases or other acquisitions of shares of our capital stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding Dividend Payment Date on which dividends were not paid in full); or
(3) redeem, purchase or otherwise acquire Series A Preferred Shares (other than (a) by conversion into or exchange for Common Shares or other capital stock ranking junior to the Series A Preferred Shares with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (b) a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares or (c) with respect to redemptions, a redemption pursuant to which all Series A Preferred Shares are redeemed).
Conversion Rights
. The Series A Preferred Shares will be convertible into common Shares based on a conversion ratio of (i) the $25.00 per share liquidation preference divided by (ii) $2.25 (the denominator of such conversion ratio, the “Conversion Price”). Therefore, each Series A Preferred Share is initially convertible into approximately 11 Common Shares. Upon such a conversion, any declared but unpaid dividends shall be paid to the holder of Series A Preferred Shares in cash. In the event that the conversion would result in the issuance of fractional Common Shares, we will pay the holder the cash value of such fractional shares in lieu of such fractional shares based on a price per Common Share equal to the Conversion Price then in effect.
If, at any time while the Series A Preferred Shares are outstanding, we sell or grant (or announce any offer, sale or grant) of any Common Shares or Common Share equivalents entitling any person to acquire our Common Shares at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price”), then the Conversion Price will be reduced to equal the Base Conversion Price. The Base Conversion Price may not be less than $0.45 or, if the Common Shares are then traded on the TSX Venture Exchange, less than the “Market Price” as defined in the policies of the TSX Venture Exchange. In addition, no Conversion Price adjustment will be made in respect of the following exempt issuances (each, an “Exempt Issuance”): (i) Common Shares or options or other equity awards issued to employees or directors of our company pursuant to a plan, agreement or arrangement approved by the Board; (ii) securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the original issue date of the Series A Preferred Shares (the “Original Issue Date”), provided that such securities have not been amended since the Original Issue Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (iii) Common Shares, options or convertible securities issued as acquisition consideration pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board and that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith until the 180th day after the Original Issue Date, and provided further that any such issuance shall only be to a party (or to the equity holders of a party) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (iv) Common Shares, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith until the 180th day after the Original Issue Date, and provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (v) Common Shares issued in connection with the issuance of bona fide commercial bank debt or equipment lease transactions, provided that such issuances are approved by the Board and that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith until the 180th day after the Original Issue Date.
Nonassessability
. All outstanding shares of our Series A Preferred Shares are fully paid and nonassessable.
Warrants
The following sets forth certain general terms and provisions of the Warrants.
Terms of the Warrants
Overview
. The Warrants offered hereby will be issued pursuant to a Warrant Agent Agreement, dated as of the effective date of this Offering (the “Warrant Agent Agreement”), between us and American Stock Transfer & Trust Company LLC, as the warrant agent (the “Warrant Agent”). Certain provisions of the Warrants are set forth herein but are only a summary and are qualified in their entirety by the relevant provisions of the Warrant Agent Agreement and the form of Warrant.
The Warrants issued in this Offering entitle the registered holder to purchase one Common Share at a price equal to $4.75 per share, subject to adjustment as discussed below, immediately following the issuance of such Warrant and terminating at 5:00 p.m., New York City time, on November 29, 2026.

Exercisability
. The Warrants are exercisable at any time after their original issuance until November 29, 2026. The Warrants may be exercised by delivering a duly executed exercise notice on or prior to the expiration date at the offices of the Warrant Agent, accompanied by full payment of the exercise price, by certified or official bank check payable to the Warrant Agent, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Shares issuable upon exercise of the Warrants until the expiration of the Warrants.
Exercise Limitation
. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that the holder may waive such limitation up to a percentage not in excess of 9.99%.
Exercise Price
. The exercise price per Common Shares purchasable upon exercise of the Warrants is $4.75. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. However, the Warrants will not be adjusted for issuances of Common Shares at prices below its exercise price.
Fractional Shares
. No fractional Common Shares Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Transferability
. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent.
Exchange Listing
. The Warrants will be listed on a national securities exchange along with the Listed Warrants, which are listed on Nasdaq under the symbol “MCLDW.”
Warrant Agent; Global Certificate
. The Warrants will be issued in registered form under the Warrant Agent Agreement. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.
Fundamental Transactions
. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, upon any subsequent exercise of the Warrants, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.
Rights as a Stockholder
. The warrant holders do not have the rights or privileges of holders of Common Shares or any voting rights until they exercise their Warrants and receive Common Shares. After the issuance of shares of Common Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Governing Law
. The Warrants and the Warrant Agent Agreement are governed by New York law.
Warrant certificates, if issued in registered form, will be exchangeable for new warrant certificates of different denominations. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants.

Modifications
We may amend any warrant agreement and the Warrants without the consent of the holders of the Warrants in certain circumstances including to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.
Enforceability
The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A Warrant holder may, without the consent of the warrant agent, enforce, by appropriate legal action on its own behalf, the holder’s right to exercise the holder’s Warrants
Listing
The Company will apply to list the Series A Preferred Shares on Nasdaq under the symbol MCLDP. Our shares of Common Shares and Listed Warrants are listed on Nasdaq under the symbols “MCLD” and “MCLDW”, respectively. The Warrants will be listed Nasdaq along with the Listed Warrants under the symbol “MCLDW”. Our Common Shares are also listed on the TSXV under the symbol “MCLD”. On August 19, 2022 the last reported sale price of our Common Shares on the TSXV was CAD$3.61 per share.
Transfer Agent, Warrant Agent and Registrar
The transfer agent and registrar for our Common Shares and Series A Preferred Shares is American Stock Transfer & Trust Company (“Transfer Agent”). The Transfer Agent’s address is 6201 15th Ave, Brooklyn, NY 11219. The warrant agent for the Warrants is also American Stock Transfer & Trust Company.
CERTAIN INCOME TAX CONSIDERATIONS
Certain Material U.S. Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition by U.S. Holders (as defined below) of the Series A Preferred Shares offered under this prospectus (the “Offered Shares”) and/or Warrants acquired pursuant to this prospectus. This summary does not address tax consequences to investors who are not U.S. Holders. This discussion does not address all potentially relevant U.S. federal income tax considerations applicable to the ownership or disposition by U.S. Holders of the Offered Shares and/or Warrants acquired pursuant to this Prospectus, and unless otherwise specifically provided, it does not address any state, local or non-U.S. tax
considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., alternative minimum tax, net investment income tax, estate tax or gift tax). Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements.
As used herein, the term “U.S. Holder” means a beneficial owner of Offered Shares and/or Warrants that, for U.S. federal income tax purposes, is: (1) a citizen or individual resident of the United States; (2) a corporation (or other entity classified as a corporation for U.S. federal tax purposes) organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (4) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds the Offered Shares and/or Warrants, the tax treatment of a partner in the partnership or other entity or arrangement will generally depend upon the status of the partner and the activities of the partnership. Prospective investors who are partners in partnerships (or other entities or arrangements treated as partnerships for U.S. federal tax purposes) that are beneficial owners of the Offered Shares and/or Warrants are urged to consult their tax advisors regarding the tax consequences of the ownership and disposition of the Offered Shares and/or Warrants acquired pursuant to this Prospectus.
No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (IRS) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Offered Shares and/or Warrants. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and existing and proposed U.S. Treasury regulations, all of which are subject to differing interpretations and changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein, possibly on a retroactive basis. This summary is not binding on the U.S. Internal Revenue Service (the “IRS”), and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.
This summary assumes that the Offered Shares and Warrants are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), in the hands of a U.S. Holder at all relevant times. This summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder as a result of the ownership and disposition of the Offered Shares and/or Warrants acquired pursuant to this Prospectus, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules, including, but not limited to, tax-exempt organizations,
partnerships and other pass through entities and their owners, banks or other financial institutions, insurance companies, qualified retirement plans, individual retirement accounts or other tax-deferred accounts,
persons that hold the Offered Shares as part of a straddle, conversion transaction, constructive sale or other similar arrangements, dealers or traders subject to mark-to-market taxation
for the Offered Shares, U.S. persons whose functional currency (as defined in the Code) is not the U.S. dollar, U.S. expatriates, persons that acquire their common shares as part of a compensation arrangement, persons that hold the Offered Shares and/or Warrants other than as a capital asset within the meaning of the Code, or persons that own directly, indirectly or by application of the constructive ownership rules of the Code 10% or more of our shares by voting power or by value.
THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE TAX ADVICE TO ANY PROSPECTIVE INVESTOR, AND NO REPRESENTATION WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR IS MADE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL
AND NON-U.S. INCOME
AND OTHER TAX CONSIDERATIONS RELEVANT TO THEM, IN ORDER TO TAKE INTO ACCOUNT THEIR PARTICULAR FINANCIAL AND TAX CIRCUMSTANCES.
Treatment of the Company as a Domestic Corporation for U.S. Federal Income Tax Purposes
For U.S. federal income tax purposes, a corporation is generally considered to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation
(and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code, provides an exception to this general rule, under which a non-U.S. incorporated
entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from the Company being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to the Company that are not discussed in this summary.

Under such rules, even though the Company is organized as a Canadian corporation, it will be treated as a U.S. domestic corporation for U.S. federal income tax purposes as a result of the Company’s prior acquisition of a United States target corporation and application of the so-called “inversion”
rules under Section 7874 of the Code. As such, the Company will be subject to U.S. federal income tax as if it were organized under the laws of the United States or a state thereof. Generally, the Company will be required to file a U.S. federal income tax return annually with the IRS. The Company is also subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of the Company in Canada. Accordingly, it is possible that the Company will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Offered Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes. The Company’s status as a domestic corporation for U.S. federal income tax purposes has implications for all shareholders, although only the application to U.S. Holders is discussed in this summary. The remaining discussion contained in this “Certain Material U.S. Federal Income Tax Considerations” assumes that the Company will be treated as a domestic corporation pursuant to Section 7874 of the Code.
Allocation of Purchase Price
U.S. Holders will generally allocate the amount paid for Offered Shares and Warrants based on their respective relative fair market values when computing the holder’s basis in the Offered Shares and Warrants for U.S. federal income tax purposes.
Distributions
The Company may pay a dividend on the Series A Preferred Shares. A U.S. Holder that receives a distribution with respect to the securities of the Company generally will be required to include the gross amount of such distribution (before reduction for any Canadian withholding taxes) in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return
of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Offered Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Offered Shares, the remainder will be taxed as capital gain. However, we cannot provide any assurance that we will maintain or provide earnings and profits determinations in accordance with U.S. federal income tax principles. Therefore, U.S. Holders should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return
of capital or as capital gain under the rules described above.
The U.S. dollar value of any distribution on securities of the Company made in Canadian dollars generally should be calculated by reference to the exchange rate between the U.S. dollar and the Canadian dollar in effect on the date of receipt (or deemed receipt) of such distribution by the U.S. Holder regardless of whether the Canadian dollars so received are in fact converted into U.S. dollars at that time. If the Canadian dollars received are converted into U.S. dollars on the date of receipt (or deemed receipt), a U.S. Holder generally should not recognize currency gain or loss on such conversion. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt (or deemed receipt), a U.S. Holder generally will have a basis in such Canadian dollars equal to the U.S. dollar value of such Canadian dollars on the date of receipt (or deemed receipt). Any gain or loss on a subsequent conversion or other disposition of such Canadian dollars by such U.S. Holder generally will be treated as ordinary income or loss and generally will be income or loss from sources within the United States for U.S. foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.
Distributions made by the Company in respect of its securities to U.S. Holders will be treated as U.S.-source dividends includible in the gross income of a U.S. Holder as ordinary income to the extent of the Company’s current and accumulated earnings and profits, as described above. Subject to applicable limitations and requirements, dividends received on the securities generally should be eligible for the “dividends received deduction” available to corporate shareholders. A dividend paid by the Company to a non-corporate U.S.
Holder generally will be eligible for preferential rates if certain holding period requirements are met. If a U.S. Holder is subject to Canadian withholding tax on dividends paid on the holder’s securities to the U.S. Holder, the dividends will be considered U.S. source income, which could limit the ability of a U.S. Holder to claim a foreign tax credit for the Canadian withholding taxes imposed in respect of such a dividend. See
 “Foreign Tax Credit Limitations”
 below.

Sale, Exchange or Other Disposition of Offered Share and/or Warrants
Upon a sale, exchange or other taxable disposition of a security, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized (
i.e
., the amount of cash plus the fair market value of any property received) on such sale, exchange or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, determined by reference to the spot rate of exchange on the date of the sale, exchange or disposition) and the U.S. Holder’s adjusted tax basis of such security. Such gain or loss will be a long-term capital gain or loss if the U.S. Holder’s holding period in such security exceeds one year. Such gain or loss generally will be considered U.S. source gain or loss for U.S. foreign tax credit purposes, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code. Long-term capital gains of certain non-corporate taxpayers
are eligible for reduced rates of taxation. For both corporate and non-corporate taxpayers,
limitations apply to the deductibility of capital losses.
 To the extent a U.S. Holder pays any Canadian tax on a sale, exchange or disposition of Offered Shares or Warrants, a U.S. foreign tax credit may not be available. See
 “Foreign Tax Credit Limitations”
 below.
Exercise, Expiration and Disposition of Warrants
A U.S. Holder will not recognize gain or loss upon exercise of a Warrant (except with respect to any cash received in lieu of a fractional Common Share). A U.S. Holder will have a tax basis in the Common Shares received upon the exercise of a Warrant equal to the sum of its tax basis in the Warrant and the aggregate cash exercise price paid in respect of such exercise, less any amount attributable to any fractional Common Share. The holding period of the Common Shares received upon the exercise of a Warrant will commence on the day after the Warrant is exercised, except in the situation where a Warrant is exercised pursuant to a “cashless exercise” feature in which case the holding period of the Common Share may include the period in which the Warrant was held, under certain reporting positions taken by investors under the Code. If a Warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to its tax basis in the Warrant.
Upon the sale, exchange or redemption of a Warrant that is not exercised, a U.S. Holder will recognize a gain or loss equal to the difference between the amount realized on the sale, exchange or redemption of the Warrant and the U.S. Holder’s tax basis in such Warrant. Such gain or loss will be long-term capital gain or loss if, at the time of such sale, exchange, or redemption, the Warrant has been held for more than one year. Long term capital gains of individuals (as well as certain trusts and estates) are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to significant limitations. A U.S. Holder’s gain or loss on the sale, exchange, or redemption of a Warrant will be treated as U.S. source income or loss for U.S. foreign tax credit limitation purposes.
Foreign Tax Credit Limitations
Because the Company is subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to dividends paid on its securities. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source.
The status of the Company as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by the Company to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from the Company. Similarly, to the extent a sale or disposition securities by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the Series A Preferred Shares and Warrants constitute taxable Canadian property within the meaning of the Canadian Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder may be able to take a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding these rules.

Information Reporting and Backup Withholding
Dividends on and proceeds from the sale or other disposition of securities may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if (1) the U.S. holder fails to provide an accurate taxpayer identification number or otherwise establish a basis for exemption, (2) the U.S. Holder is notified by the IRS that backup withholding applies, or (3) the payment is described in certain other categories of persons.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.
The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. U.S. Holders should consult with their own tax advisors regarding their reporting obligations, if any, as a result of their acquisition, ownership, or disposition of our Series A Preferred Shares and Warrants.
THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH U.S. HOLDER OF OFFERED SHARES OR WARRANTS SHOULD CONSULT ITS TAX ADVISOR AS TO THE CONSEQUENCES OF AN INVESTMENT IN THE COMPANY IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.
ENFORCEABILITY OF CIVIL
LIABILITIES
mCloud has assets located outside of Canada, and therefore it may be difficult to enforce judgments obtained by mCloud in foreign jurisdictions by Canadian courts. Similarly, to the extent that mCloud’s assets are located outside of Canada, investors may have difficulty collecting from mCloud any judgments obtained in Canadian courts and predicated on the civil liability provisions of applicable securities legislation. Furthermore, mCloud may be subject to legal proceedings and judgments in foreign jurisdictions and it may be difficult for U.S. stockholders to effect service of process against the officers of mCloud.
DETERMINATION OF OFFERING PRICE
The public offering price for our Series A Preferred Shares and Warrants will be determined through negotiations between us and the investors in the offering. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the placement agent believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. We offer no assurances that the initial public offering price will correspond to the price at which our securities will trade in the public market subsequent to this offering or that an active trading market for our securities will develop and continue after this offering.
PLAN OF DISTRIBUTION

We are offering no less than 600,000 Series A Preferred Shares (each being sold with 11 Warrants) and up to 1,200,000 Series A Preferred Shares (each being sold with 11 Warrants), for gross proceeds of up to $30,000,000, before deduction of placement agent commissions and offering expenses, in a best efforts offering. The offering will not proceed unless at least $15,000,000 of gross proceeds are raised. As a result, the actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.
Pursuant to a placement agency agreement, dated as of [●], 2022, we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.
The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.
We expect that the offering will end on the first to occur of (i) the sale of the maximum number of Series A Preferred Shares and Warrants resulting in gross proceeds of $30,000,000 and (ii) the conclusion of the 60 day offering period. Accordingly, we and the Placement Agent have made arrangements to place investor funds in a separate bank account to be held until the closing. Unless the minimum amount is subscribed for and accepted by the Company by the conclusion of the offering period, or waived by the Company, the offering will be terminated and all subscription proceeds will be returned to investors without interest or deduction.
Placement Agent Fees and Expenses
Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 8.0% of the aggregate gross proceeds to us from the sale of securities in this offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the Placement Agent, up to $125,000.
The following table shows the per Series A Preferred Share or Warrant and total placement agent fees the Company will pay to the Placement Agent:

Underwriter	Per Series A Preferred Share	Per Related Eleven Warrants
Public offering price:	$24.89	$0.11

Placement Agent fees payable by us:	$1.9912	$0.0088
Proceeds, before expenses, to us:	$22.8988	$0.1012

We estimate that the total expenses of the Offering payable by us, not including the Placement Agent fees, will be approximately USD$766,498. We have agreed to be responsible and pay for all expenses related to the offering including all filing fees, legal fees and communication expenses relating to the registration of the securities to be sold in the offering. Upon Maxim’s request, we will provide funds to pay all fees, expenses and disbursements in excess of the USD$25,000 advance provided to Maxim upon execution of the engagement letter for reasonable out-of-pocket expenses.
The maximum amount of legal fees, costs and expenses incurred by Maxim that we shall be responsible for shall not exceed USD$125,000. The placement agent agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the Placement Agent will be returned to the extent that offering expenses are not actually incurred in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(f)(2)(C).
Lock-Up Agreements
Our officers, directors and holders or 3% or more of our outstanding common shares have entered into customary “lock up” agreements in favor of Maxim pursuant to which such persons and entities have agreed, for a period of six months after the offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any our securities without Maxim’s prior written consent.
Indemnification
We have agreed to indemnify Maxim against certain liabilities, including liabilities under Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Right of First Refusal
Subject to the closing of this offering and certain conditions set forth in the placement agent agreement, for a period of nine (9) months after the closing of the offering, Maxim shall have a right of first refusal to act as lead managing placement agent and book-runner or minimally as a co-lead
manager and
co-book-runner
and/or
co-lead
placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries.
Tail Financing Payments
If we terminate our engagement agreement with Maxim, other than for cause, and we subsequently complete any public or private financing any time during the twelve (12) months after such termination with any investors contacted by Maxim in connection with this offering, then Maxim shall be entitled to receive the same compensation for such offering as it would have been entitled to in connection with this offering.
Other Relationships
From time to time, the Placement Agent and/or its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us for which they would expect to receive customary fees and commissions.

In addition, in the ordinary course of its business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
International Selling Restrictions
Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Saudi

Arabia
.
 This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.
Regulation M
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
Electronic Distribution
A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe
®
PDF will be used in connection with this offering.
Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as placement agent and should not be relied upon by investors.
Item 13. Other Expenses of Issuance and Distribution
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and Nasdaq, all amounts are estimates.

U.S. Securities and Exchange Commission registration fee	$8,593.29
FINRA filing fee	13,905
Nasdaq listing fee	5,000
Legal fees and expenses	364,000
Accounting fees and expenses	250,000
Transfer agent fees and expenses	5,000
Printing fees and expenses	70,000
Miscellaneous	50,000

Total	$766,498.29

LEGAL MATTERS
The validity of the Series A Preferred Shares and certain legal matters relating to the offering as to Canadian law will be passed upon for us by Morton Law LLP. Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Fox Rothschild LLP, Minneapolis, Minnesota has acted as counsel for the Placement Agent with respect to this offering.
EXPERTS
The consolidated financial statements of mCloud Technologies Corp. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2021 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net working capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Series A Preferred Shares and Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Series A Preferred Shares and Warrants offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.
We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, and other information are available for inspection and copying at the website of the SEC referred to above. You may access our annual reports on Form
20-F,
reports on Form
6-K
and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at
1-800-SEC-0330
for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is
www.sec.gov.

mCloud Technologies Corp.
INDEX TO FINANCIAL STATEMENTS

KPMG LLP
205 5th Avenue SW
Suite 3100
Calgary AB T2P 4B9
Tel (403) 691-8000
Fax (403) 691-8008
www.kpmg.ca
Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors of mCloud Technologies Corp.:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated statements of financial position of mCloud Technologies Corp., (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of loss and comprehensive loss, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2021 and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and its financial performance and its cash flows for the each of the years in the three-year period ended December 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had recurring net losses and cash used in operating activities, covenant violations and a net working capital deficiency as of December 31, 2021 that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

2

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2019.
/s/ KPMG LLP
Chartered Professional Accountants
Calgary, Canada
August 22, 2022

3

mCloud Technologies Corp.
Consolidated Statements of Financial Position
Expressed in Canadian Dollars

	Notes	December 31, 2021	December 31, 2020
		Recast (Note 2)	Recast (Note 2)

ASSETS

Current assets

Cash and cash equivalents		$4,588,057	$1,110,889

Trade and other receivables	6	14,566,975	12,312,814

Current portion of prepaid expenses and other assets	7	2,355,350	1,326,319

Current portion of long-term receivables	6	397,060	445,213

Total current assets		$21,907,442	$15,195,235

Non-current assets

Prepaid expenses and other assets	7	622,577	1,011,847

Long-term receivables	6	343,371	2,091,059

Right-of-use assets	8	916,028	3,660,717

Property and equipment	9	649,403	506,387

Intangible assets	10	20,585,833	27,766,839

Goodwill	10	27,081,795	27,086,727

Total non-current assets		$50,199,007	$62,123,576

Total assets		$72,106,449	$77,318,811

LIABILITIES

Current liabilities

Bank indebtedness	13	$3,460,109	$976,779

Trade payables and accrued liabilities	11	12,421,309	12,924,256

Deferred revenue	5	2,811,408	1,771,120

Current portion of loans and borrowings	12	12,447,939	3,431,251

Current portion of convertible debentures	14	22,185,170	–

Warrant liabilities	15	8,880,038	710,924

Current portion of lease liabilities	8	410,674	835,472

Current portion of other liabilities	16	–	6,003,838

Current portion of business acquisition payable	18	1,398,972	1,594,297

Total current liabilities		$64,015,619	$28,247,937

Non-current liabilities

Convertible debentures	14	110,540	19,534,988

Lease liabilities	8	634,798	3,109,604

Loans and borrowings	12	767,662	9,721,049

Deferred income tax liabilities	25	2,291,057	4,168,905

Other liabilities	16	–	232,577

Business acquisition payable	18	–	845,232

Total liabilities		$67,819,676	$65,860,292

EQUITY

Share capital	19	118,195,363	83,120,611

Contributed surplus		11,040,751	8,518,476

Accumulated other comprehensive income		1,227,269	1,435,384

Deficit		(128,671,898)	(83,909,198)

Total shareholders’ equity		$1,791,485	$9,165,273

Non-controlling interest	21	2,495,288	2,293,246

Total equity		$4,286,773	$11,458,519

Total liabilities and equity		$72,106,449	$77,318,811
Going concern (Note 2); Events after the reporting period (Note 31); Commitments and contingencies (Note 29)
The accompanying notes are an integral part of these consolidated financial statements.
Approved on behalf of the Board of Directors on August
22
, 2022

“Russ McMeekin”	“Michael Allman”
Director	Director

1
  |  Consolidated Financial Statements

mCloud Technologies Corp.
Consolidated Statements of Loss and Comprehensive Loss
(Expressed in Canadian dollars except number of shares)

	Year ended December 31,

	Notes	2021	2020	2019
		Recast (Note 2)	Recast (Note 2)	Recast (Note 2)

Revenue	4, 5	$25,596,972	$26,928,439	$18,340,249

Cost of sales		(9,683,748)	(10,281,922)	(7,583,127)

Gross profit		$15,913,224	$16,646,517	$10,757,122

Expenses

Salaries, wages and benefits		21,691,774	20,885,044	10,313,803

Sales and marketing		1,377,255	1,536,420	3,166,788

Research and development		3,179,353	1,078,164	498,099

General and administration		8,538,854	5,741,872	3,294,550

Professional and consulting fees		9,085,436	8,886,341	4,351,812

Share-based compensation	20	1,867,915	1,454,235	1,468,361

Depreciation and amortization	8-10	8,924,812	6,778,100	4,044,143

Total expenses		$54,665,399	$46,360,176	$27,137,556
Operating loss		$38,752,175	$29,713,659	$16,380,434

Other expenses (income)

Finance costs	22	8,618,794	6,033,510	3,217,500

Foreign exchange loss (gain)		(267,294)	1,198,372	494,404

Business acquisition costs and other expenses	17	346,420	1,811,682	9,880,170

Impairment	9,10(a)	–	–	600,657

Fair value loss on derivatives	23	6,040,121	–	–

Other income	24	(7,126,097)	(2,932,342)	(167,913)

Loss before tax		$46,364,119	$35,824,881	$30,405,252

Current tax expense (recovery)	25	157,303	(295,709)	181,895

Deferred tax (recovery) expense	25	(1,822,109)	(668,209)	(2,692,313)

Net loss for the year		$44,699,313	$34,860,963	$27,894,834

Other comprehensive (income) loss

Foreign subsidiary translation differences		69,460	(1,209,006)	(607,302)

Comprehensive loss for the year		$44,768,773	$33,651,957	$27,287,532

Net loss (income) for the year attributable to:

mCloud Technologies Corp. shareholders		44,762,700	36,447,551	28,484,890

Non-controlling interest		(63,387)	(1,586,588)	(590,056)

		$44,699,313	$34,860,963	$27,894,834

Comprehensive loss (income) for the year attributable to:

mCloud Technologies Corp. shareholders		44,970,815	35,398,294	28,054,299

Non-controlling interest		(202,042)	(1,746,337)	(766,767)

		$44,768,773	$33,651,957	$27,287,532

Loss per share attributable to mCloud shareholders – basic and diluted		$3.76	$5.01	$6.97

Weighted average number of common shares outstanding - basic and diluted		11,898,183	7,272,464	4,085,322
The accompanying notes are an integral part of these consolidated financial statements.

2
  |  Consolidated Financial Statements

mCloud Technologies Corp.
Consolidated Statements of Changes in Equity
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except number of shares)

	Notes	Number of Shares	Share Capital	Contributed Surplus	Accumulated Other Comprehensive Income	Deficit	Total Shareholder’s Equity	Non- controlling Interest	Total Equity

Balance, December 31, 2020 – Recast (Note 2)		9,168,416	$83,120,611	$8,518,476	$1,435,384	$(83,909,198)	$9,165,273	$2,293,246	$11,458,519

Share-based payments	20	–	–	1,867,915	–	–	1,867,915	–	1,867,915

RSUs exercised	20	71,190	337,104	(423,277)	–	–	(86,173)	–	(86,173)

Broker warrants issued	19(b)	–	–	294,894	–	–	294,894	–	294,894

Shares issued in public offering, net of costs	19(a)	2,300,000	12,395,918	–	–	–	12,395,918	–	12,395,918

Warrants issued in public offering, net of costs	19(a)	–	–	619,796	–	–	619,796	–	619,796

Shares issued in private placement	19(a)	75,676	420,000	–	–	–	420,000	–	420,000

Shares issued on 2021 Debentures conversion, net	19(a)	2,107,787	14,436,728	–	–	–	14,436,728	–	14,436,728

Shares issued in USD public offering, net of costs	19(a)	2,415,000	7,485,002	–	–	–	7,485,002	–	7,485,002

Underwriter warrants issued in USD public offering	19(a)	–	–	162,947	–	–	162,947	–	162,947

Net ( loss ) i ncome for the year		–	–	–	–	(44,762,700)	(44,762,700)	63,387	(44,699,313)

Other comprehensive (loss) income for the year		–	–	–	(208,115)	–	(208,115)	138,655	(69,460)

Balance, December 31, 2021 – Recast (Note 2)		16,138,069	$118,195,363	$11,040,751	$1,227,269	$(128,671,898)	$1,791,485	$2,495,288	$4,286,773

3
  |  Consolidated Financial Statements

mCloud Technologies Corp.
Consolidated Statements of Changes in Equity
For the Years Ended December 31, 2021
, 2020
and 20
19
(Expressed in Canadian Dollars except number of shares)

	Notes	Number of Shares	Share Capital	Contributed Surplus	Accumulated Other Comprehensive Income	Deficit	Total Shareholder’s Equity	Non- controlling Interest	Total Equity

Balance, December 31, 2019 – Recast (Note 2)		5,282,904	$45,368,745	$7,278,119	$386,127	$(47,461,647)	$5,571,344	$546,909	$6,118,253

Share-based payments	20	–	–	1,454,235	–	–	1,454,235	–	1,454,235

RSUs exercised	20(b)	35,877	384,613	(529,006)	–	–	(144,393)	–	(144,393)

Stock options exercised	20(a)	7,639	166,400	(96,400)	–	–	70,000	–	70,000

Warrants exercised		117,977	1,923,118	(427,426)	–	–	1,495,692	–	1,495,692

Shares issued in business combination - CSA	17(d)	126,737	2,304,073	–	–	–	2,304,073	–	2,304,073

Shares issued in business combination - kanepi	17(e)	867,631	5,882,547	–	–	–	5,882,547	–	5,882,547

Shares issued for transaction costs - kanepi	17(e)	22,064	149,596	–	–	–	149,596	–	149,596

Shares issued for asset acquisition - AirFusion		66,667	820,000	–	–	–	820,000	–	820,000

Shares issued on conversion of 2019 debentures	19(b)	3,333	50,000	24,000	–	–	74,000	–	74,000

Issue of special warrants, net		–	–	12,217,171	–	–	12,217,171	–	12,217,171

Conversion of special warrants		1,222,063	12,217,171	(12,217,171)	–	–	–	–	–

Settlement of debt with RSUs		–	–	143,002	–	–	143,002	–	143,002

Shares issued in public offering, net of costs		1,415,526	13,854,348	671,952	–	–	14,526,300	–	14,526,300

Net (loss) income for the year		–	–	–	–	(36,447,551)	(36,447,551)	1,586,588	(34,860,963)

Other comprehensive income for the year		–	–	–	1,049,257	–	1,049,257	159,749	1,209,006

Balance, December 31, 2020 – Recast (Note 2)		9,168,416	$83,120,611	$8,518,476	$1,435,384	$(83,909,198)	$9,165,273	$2,293,246	$11,458,519

4
  |  Consolidated Financial Statements

mCloud Technologies Corp.
Consolidated Statements of Changes in Equity
For the Years Ended December 31, 2021
, 2020
and 20
19
(Expressed in Canadian Dollars except number of shares)

	Notes	Number of Shares	Share Capital	Contributed Surplus	Accumulated Other Comprehensive Income	Deficit	Total Shareholder’s Equity	Non- controlling Interest	Total Equity

Balance, December 31, 2018		3,030,021	$19,815,174	$1,759,217	$ (44,464)	$ (18,976,757)	$2,553,170	$–	$2,553,170

Share-based payments	20	–	–	1,468,361	–	–	1,468,361	–	1,468,361

RSUs exercised	20(b)	11,905	142,277	(142,277)	–	–	–	–	–

Stock options exercised	20(a)	50,838	658,074	(114,825)	–	–	543,249	–	543,249

Share purchase warrants exercised	18(b)	133,176	1,865,773	(138,571)	–	–	1,727,202	–	1,727,202

Shares issued on business combination	17(c)	1,200,000	13,320,000	–	–	–	13,320,000	–	13,320,000

Transaction costs on business combination	17(c)	800,000	8,880,000	–	–	–	8,880,000	–	8,880,000

Shares issued to extinguish the loan from Flow Capital	17(a)	50,000	606,495	–	–	–	606,495	–	606,495

Shares issued to settle liabilities	19(a)	6,964	84,252	–	–	–	84,252	–	84,252

Share issuance costs		–	(3,300)		–	–	(3,300)	–	(3,300)

Warrants issued		–	–	61,000	–	–	61,000	–	61,000

Equity component of convertible debentures		–	–	3,673,214	–	–	3,673,214	–	3,673,214

Contingent shares issuable to Flow Capital	17(a)	–	–	712,000	–	–	712,000	–	712,000

Non-controlling interest recognized in business combination		–	–	–	–	–	–	(219,858)	(219,858)

Net (loss) income for the year		–	–	–	–	(28,484,890)	(28,484,890)	590,056	(27,894,834)

Other comprehensive income for the year		–	–	–	430,591	–	430,591	176,711	607,302

Balance, December 31, 2019 - Recast (Note 2)		5,282,904	$45,368,745	$7,278,119	$ 386,127	$ (47,461,647)	$5,571,344	$546,909	$6,118,253

5
  |  Consolidated Financial Statements

mCloud Technologies Corp.
Consolidated Statements of Cash Flows
(Expressed in Canadian Dollars)

		Year ended December 31,

	Notes	2021	2020	2019

Operating activities

Net loss		$(44,699,313)	$(34,860,963)	$(27,894,834)

Items not affecting cash:

Depreciation and amortization	8-10	8,924,812	6,778,100	4,044,143

Share-based compensation	20	1,867,915	1,454,235	1,468,361

Finance costs	22	8,618,794	6,020,636	3,217,500

Fair value loss on derivatives	23	6,040,121	–	–

Impairment		–	–	600,657

Other income	24	(2,675,671)	(92,535)	(167,913)

Provision for expected credit loss	26	1,159,742	223,129	432,073

Unrealized foreign currency exchange gain		(534,993)	1,034,501	542,016

Business acquisition costs		–	149,596	8,880,000

Current tax expense (recovery)	25	157,303	(295,709)	181,895

Deferred income tax recovery	25	(1,822,109)	(668,209)	(2,692,313)

Gain on settlement of lease liability		–	–	(99,979)

Decrease in working capital	30	(1,988,521)	(904,212)	(2,131,240)

Interest paid		(3,377,851)	(3,535,805)	(1,992,496)

Taxes paid		–	(158,564)	(376,093)

Net cash used in operating activities		$(28,329,771)	$(24,855,800)	$(15,988,223)

Investing activities

Acquisition of property and equipment	9	$(625,202)	$(127,688)	$(138,123)

Acquisition of and expenditure on intangible assets	10	(438,725)	(809,764)	–

Acquisition of royalty agreement	17(a)	–	–	(204,604)

Acquisition of assets of AirFusion		–	(835,302)	–

Acquisition of business, net of cash acquired	17	–	(4,622,400)	(20,389,426)

Net cash used in investing activities		$(1,063,927)	$(6,395,154)	$(20,732,153)

Financing activities

Payment of lease liabilities	8	$(1,095,327)	$(814,072)	$(422,783)

Repayment of loans	12	(9,781,554)	(9,011,638)	(6,787,528)

Proceeds from loans and bank indebtedness, net of transaction costs	12, 13	13,752,698	8,726,766	16,539,700

Net (repayments) advances of bank indebtedness	13	(1,004,211)	(495,026)	1,471,805

Proceeds from issuance of shares, net of issuance costs	19(a)	20,300,920	14,526,300	–

Proceeds from issuance of convertible debentures, net of costs	14	5,424,661	5,285,997	22,865,049

Proceeds from issuance of warrants, net of issuance costs	19(a)	5,415,864	12,217,171	1,727,202

Proceeds from the exercise of stock options, net of issuance costs		–	70,000	543,249

Proceeds from exercise of warrants, net		–	1,495,692	–

Income tax withholding on RSUs		(86,173)	(144,393)	–

Net cash provided by financing activities		$32,926,878	$31,856,797	$35,936,694

Increase in cash and cash equivalents		$3,533,180	$605,843	$(783,682)

Effect of exchange rate fluctuations on cash held		(56,012)	(24,144)	(12,922)

Cash and cash equivalents, beginning of year		1,110,889	529,190	1,325,794

Cash and cash equivalents, end of year		$4,588,057	$1,110,889	$529,190
Supplemental cash flow information (Note 30)
The accompanying notes are an integral part of these consolidated financial statements.

6
  |  Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021
, 2020
and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 1
–
NATURE OF OPERATIONS
mCloud Technologies Corp. (“mCloud” or the “Company”), is a provider of proprietary technology solutions, AssetCare. Customers use AssetCare software-as-a-service (“SaaS”) and data solutions to ensure assets continuously operate at peak performance. AssetCare is an asset management platform combining IoT, AI and the cloud to drive next-level performance and efficiency. mCloud offers foundational enterprise technology solutions enabling capabilities such as secure communications, connected work, and remote monitoring.
The Company is domiciled in Vancouver, Canada with its head office in Calgary, Alberta and its registered offices located at 550-510 Burrard Street, Vancouver, British Columbia, V6C 3A8.
The Company met the listing requirements of the Nasdaq Stock Market LLC (“NASDAQ”) and received approval to be listed on November 23, 2021. On November 24, 2021, the Company’s shares began trading on the NASDAQ under the stock symbol MCLD in U.S. dollars (Note 31). The Company’s shares also trade on the TSX.V trading in Canadian dollars under the symbol MCLD and on the OTCQB Venture Market under the symbol MCLDF.
NOTE 2
–
BASIS OF ACCOUNTING
The consolidated financial statements include the accounts of mCloud, the ultimate parent of the consolidated group, and its subsidiaries and are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), effective as of December 31, 2021.
These consolidated financial statements of the Company were approved by the Company’s Board of Directors and authorized for issue on
August
22
, 2022
.
Basis of preparation
These consolidated financial statements were prepared on a going-concern basis, under the historical cost convention except for derivative financial instruments classified as at fair value through profit or loss. The Company’s accounting policies are described in Note 32 and these policies are consistently applied to all the periods presented.
The Company’s presentation currency is Canadian dollars, and all amounts are presented in Canadian dollars unless otherwise stated. The consolidated financial statements include the accounts of the Company and those of its subsidiaries which are entities over which the Company has control (Note 32(A)).
In addition to the Canadian dollar presentation, certain disclosures include the use of U.S. Dollars (“USD” or “US$”) in describing certain financing transactions.
The Company has reclassified certain comparative figures in the consolidated financial statements to conform to the current year presentation.
The Company has corrected net income (loss) and other comprehensive income (loss) attributable to mCloud shareholders and non-controlling interest for the years ended December 31
, 2019
, 2020
and 2021
. This resulted in a reclassification between non-controlling interest, accumulated other comprehensive income, and accumulated deficit in the consolidated statements of financial position at December 31
, 2019
, December 31
, 2020
, and December 31
, 2021
. At December 31
, 2019
, on the consolidated statement of financial position, accumulated other comprehensive income increased by $22,877
, deficit decreased by $1,354,452
, and non-controlling interest decreased by $1,377,329
. At December 31
, 2020
, on the consolidated statement of financial position, accumulated other comprehensive income decreased by $234,212
, deficit decreased by $1,777,168
, and non-controlling interest decreased by $1,542,956
taking into consideration the cumulative impacts of prior period adjustments. At December 31
, 2021
, on the consolidated statement of financial position, accumulated other comprehensive income decreased by $344,729
, deficit decreased by $1,344,175
, and non-controlling interest decreased by $999,446
taking into consideration
the cumulative impacts of prior period adjustments.
In addition this resulted in a reclassification between net loss attributable to mCloud shareholders and non-controlling interest, other comprehensive loss attributable to mCloud shareholders and non-controlling interest and impa cted basic and diluted loss per share for the years ended December 31
, 2019
, 2020
and 2021
. During the years ended:

•
December 31, 2019, net loss attributable to mCloud shareholders decreased by $1,354,452
, net income attributable to noncontrolling interest decreased by $1,354,452
, and loss per share attributable to mCloud shareholders - basic and diluted decreased by $0.33 per share.

•
December 31, 2020, net loss attributable to mCloud shareholders increased
 by $422,716, net
income
attributable to noncontrolling interest
decreased
 by $422,716, and loss per share attributable to mCloud shareholders - basic and diluted increased
by $0.06
per share.

•
December 31, 2021, net loss attributable to mCloud shareholders increased by $432,993
, net loss attributable to non-controlling interest decreased by $432,993 and loss per share attributable to mCloud shareholders - basic and diluted increased by $0.03 per share.

In addition, the comparative disclosures as at December 31
, 2021
, 2020
and 2019
in Note 21
, Non-controlling interest, reflect the corrected balances for non-current assets, current liabilities and non-current liabilities of the non-controlling interest arising from the above noted attribution of net income (loss) and other comprehensive income (loss) errors as well as certain other disclosure errors.
Share consolidation
On November 19
, 2021
, the Company initiated a 3
-to-1
consolidation of the Company’s issued and outstanding common shares which took effect at market opening on November 24
, 2021
. This share consolidation was approved by the Company’s shareholders in connection with the Company’s NASDAQ listing. The Company’s issued and outstanding convertible debentures, stock options, warrants and restricted share units were also subject to this share consolidation. The par value of the common shares was not adjusted as a result of this share consolidation. Accordingly, all share and per share amounts for the periods presented in these consolidated financial statements and notes thereto have been adjusted retrospectively to reflect this share consolidation.
Going Concern
The outbreak of the COVID-19
pandemic and the measures adopted by governments in countries worldwide to mitigate the pandemic’s spread have impacted the Company. These measures required the Company to restrict deployment of technical services due to the in-person nature of these activities and delay the start of certain projects for a duration of the year. This negatively impacted the Company’s financial performance and liquidity position.
During the year ended December 31, 2021, the Company generated a net loss of $44,699,313 and negative cash flows from operating activities of $28,329,771. At December 31, 2021, the Company had a working capital deficiency of $42,108,177. Working capital deficiency is a non-IFRS measure which is calculated as current assets less current liabilities.
Current liquidity levels and available sources of capital are not adequate to fund the working capital deficiency.

7
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021
, 2020
and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 2
–
BASIS OF ACCOUNTING (continued)

Going Concern (continued)

The most significant cash outflows included in current liabilities include the repayment of the 2019 Convertible Debentures of
$23,457,500
together with interest payable (Note 14(a)); loans and borrowings of
$11,763,697
including principal and interest payments; payment of trade and other payables of
$12,421,309
; and payments associated with leases of approximately $1,000,000
.
While restrictions started to ease in the three
months ended December 31
, 2021
, there is still uncertainly over how COVID-19
will impact the Company’s business and the timing of future revenues. Based on the Company’s liquidity position at the date of authorization of these consolidated financial statements and considering the uncertainty surrounding the impact of the pandemic, management estimates that it will need additional financing to meet its financial obligations. The Company is currently working with stakeholders and others to address the working capital deficiency. In the long-term, the ability of the Company to operate as a going concern is dependent on its ability to achieve and maintain profitable operations and positive cash flow from operations, and, as necessary, to obtain the necessary equity or debt financing to continue with operations. To date, the Company has funded its operations through debt and equity financing. While the Company has been successful in raising capital in the past and anticipates the lenders will not accelerate repayment of loans with covenant breaches as of December 31
, 2021
, March 31
, 2022
,

and
June 30, 2022
and potential breaches forecasted over the coming year, there is no assurance that it will be successful in closing further financings in the future or obtaining waivers of the covenant breaches.
As a result, these factors are indicators that material uncertainties exist that raises significant doubt about the Company’s ability to continue as a going concern and, therefore, its ability to realize assets and discharge liabilities in the normal course of business.
In making their assessment, management considered all available information, together with forecasts and other mitigating strategies, about the future which is at least, but not limited to, 12 months from the end of the reporting period. Management has considered the following in its assessment that the going concern assumption remains appropriate:

•	the plan for the repayment of the 2019 Convertible Debentures;

•	the repayment of the term loan in full on or before October 31, 2022 (Note 31);

•	the likelihood that undrawn funds under the revolving operating facility will be available and will not be required to be repaid (Note 13);

•	the required cash principal and interest payments on indebtedness;

•	the likelihood of payments required under contingent consideration arrangements;

•
cash inflows from current operations and expected increases in revenues and cash flows resulting from new revenue contracts expected over the next 12 months due to the anticipated reduction of COVID-19 related restrictions; and future debt and equity raises.

These consolidated financial statements have been prepared on a going concern basis, which contemplates that the Company will continue in operation and be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. These consolidated financial statements do not include any adjustments to the carrying amounts and classifications of assets, liabilities and reported expenses that may otherwise be required if the going concern basis was not appropriate.
NOTE 3
–
CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS
In the preparation of the consolidated financial statements and the application of the Company’s accounting policies, management is required to make judgements, estimates and assumptions that affect the carrying amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during each reporting period. The estimates and associated assumptions are limited by the relevance of historical data and uncertainty of future events. Actual results could differ from those estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized in the period in which the estimates are revised and in any future period.

8
  |  Notes to the Consolidated Financial Statements

F-1
1

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 3 – CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS (continued)

Beginning in March 2020, the COVID-19 pandemic has had a substantial impact on economies around the world. As a result of the uncertainty associated with the unprecedented nature of the pandemic, certain of the Company’s significant assumptions may be impacted. Uncertain environments make estimating several items in the consolidated financial statements more challenging and are likely to result in more frequent changes in management’s expectations about the future. The long-term impact on the Company’s financial results and cash flows is unknown at this time. The Company has received government assistance in Canada, the United States and Australia to help temper the financial impact of COVID-19 (Note 24).

(a)	Critical judgements in applying accounting policies
Judgement is used in situations when there is a choice and/or assessment required by management. Information about judgements made in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements, are as follows:
Determination of control of subsidiaries
Judgement is required to determine when the Company has control of subsidiaries. This requires an assessment of the relevant activities of the investee, being those activities that significantly affect the investee’s returns. Despite owning no shares, or having any voting rights, the Company determined that it exercises control over Agnity Global, Inc. (“Agnity”) as the Company has the right to nominate a majority of the members of Agnity’s Operations Committee and therefore the right and ability to direct the relevant activities of Agnity and to significantly affect its returns through the use of its rights. The Company has the right to receive royalty payments from Agnity on a monthly basis in perpetuity and the Company has credit risk with respect to the collectability of these royalty payments.
Assessment of indicators of impairment of goodwill, long-lived assets and intangible assets
Management reviews goodwill, depreciable long-lived assets and intangible assets for impairment triggers to determine if any events or changes in circumstances exist that would indicate that the carrying amount of an asset may not be recoverable over time. If impairment indicators exist, impairment assessments are conducted as the asset level or level of cash generating units (“CGUs”) as appropriate.
Leases
In measuring the Company’s leases judgement is required to determine the lease term of the contract including whether the Company is reasonably certain to exercise extension options where it is the lessee. A longer lease term results in a larger lease liability and right-of-use asset to be recognized by the Company and future changes in this lease term will result in modifications. In addition, estimates and assumptions are required to determine the incremental borrowing rate used to measure lease liabilities at inception of a lease.
Contingent consideration
Management uses judgement to assess the existence of contingencies. By their nature, contingencies will only be resolved when one or more future events occur or fail to occur. At initial recognition at the date of a business combination and at the end of each reporting period, management also uses judgement to assess the likelihood of the occurrence of one or more future events which impacts the fair value of the contingent consideration.
Determination of CGUs
For the purposes of assessing impairment of goodwill and non-financial assets, the Company must identify CGUs. Assets and liabilities are grouped into CGUs at the lowest level of separately identified cash flows. Determination of what constitutes a CGU is subject to management judgment. The composition of a CGU can directly impact the recoverability of non-financial assets included within the CGU. Management has determined that the Company has two CGUs: Agnity and the rest of mCloud.

9
  |  Notes to the Consolidated Financial Statements

F-1
2

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 3 – CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS (continued)

(b)	Key sources of estimation uncertainty
Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities and results of operations where a different estimate or assumption is used, are as follows:
Value of components for convertible debt and equity offerings
Management makes judgements related to the measurement of the fair value of the convertible debentures and equity offerings issued in the period, including the determination of the allocation of the proceeds between the components of the instrument. At inception of an instrument, the Company determines the value of each piece of the instrument and judgement is required in determining the inputs used in the fair value calculations and in determining the probability of certain outcomes.
Determination of stand-alone selling price
The total transaction price of certain revenue contacts is
allocated to each performance obligation on a relative stand-alone selling price (“SSP”) basis, representing the selling price as if it was sold separately. This is a formal process involving judgement which could impact the timing of recognized revenue. In most cases, the SSP is based on observable data. If the SSP is not directly observable, the amount is estimated using either the expected cost plus a margin or residual approach. The SSP for perpetual software licenses is highly variable and therefore the Company applies the residual approach (Note 32(C)).
Expected credit loss allowance and provision
The Company recognizes an amount equal to the lifetime expected credit loss (“ECL”) on trade and long-term receivables, other receivables, unbilled revenue and amounts due from related parties for which there has been a significant increase in credit risk since initial recognition. Loss allowances are measured based on historical experience and forecasted economic conditions. The amount of ECL is sensitive to changes in circumstances of forecast economic conditions.
Impairment of goodwill and other non-financial assets
Goodwill is reviewed annually on December 31 or more frequently if changes in circumstances indicate that the carrying value may be impaired. The Company completed its annual impairment testing at December 31, 2021 and determined there was no impairment. Determining whether an impairment has occurred requires the valuation of the recoverable amount of the CGUs as described in Note 10(b).
Share-based payment arrangements
The Company uses the Black-Scholes option-pricing model (“Black-Scholes model”) to determine the fair value of stock options and other equity instruments where the goods and services cannot be valued. In estimating the fair value, management is required to make certain assumptions and estimates such as the expected life of options, volatility of the Company’s future share price, risk-free rate, future dividend yields and estimated forfeitures at the initial measurement date. Changes in assumptions used to estimate fair value could result in different outcomes.
Business combinations - purchase price allocation
The consideration transferred and acquired assets and assumed liabilities are recognized at fair value on the date the Company effectively obtains control. The measurement of each business combination is based on the information available on the acquisition date. The estimate of fair value of the consideration transferred and acquired intangible assets (including goodwill), property and equipment, other assets and the liabilities assumed are based on estimates and assumptions. The measurement is largely based on projected cash flows, discount rates and market conditions at the date of acquisition.

10
  |  Notes to the Consolidated Financial Statements

F-1
3

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 3 – CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS (continued)

(b)	Key sources of estimation uncertainty (continued)

Taxation

Calculations for current and deferred taxes require management’s interpretation of tax regulations and legislation in the various tax jurisdictions in which the Company operates, which are subject to change. The measurement of deferred tax assets and liabilities requires estimates of the timing of the reversal of temporary differences identified and management’s assessment of the Company’s ability to utilize the underlying future tax deductions against future taxable income before they expire, which involves estimating future taxable income.
The Company is subject to assessments by various taxation authorities in the tax jurisdictions in which it operates, and these taxation authorities may interpret the tax legislation and regulations differently. In addition, the calculation of income taxes involves many complex factors. As such, income taxes are subject to measurement uncertainty and actual amounts of taxes may vary from the estimates made by management.
NOTE 4 – SEGMENT REPORTING
The Company operates in one operating segment. For the purpose of segment reporting, the Company’s Chief Executive Officer (“CEO”) is the Chief Operating Decision Maker. The determination of the Company’s operating segment is based on its organization structure and how the information is reported to the CEO on a regular basis.

The Company’s revenue by location of the ultimate customer or consumer of product solution are as follows:

	Year ended December 31,

	2021	2020	2019

Canada	$10,733,922	$13,832,691	$10,889,542

United States	6,564,271	5,691,202	7,450,707

Japan	5,849,967	6,446,939	–

Australia	993,933	152,301	–

Other	1,454,879	805,306	–

Total revenue	$25,596,972	$26,928,439	$18,340,249
The table below presents significant customers who accounted for greater than 10
% of total revenues.

For the years ended December 31,	2021	2020	2019

Customer A	Less than 10%	14%	n/a

Customer B	Less than 10%	13%	11%

Customer C	11%	Less than 10%	20%

Customer D	11%	Less than 10%	n/a
The Company’s non-current assets by country are as follows:

	December 31, 2021	December 31, 2020

Canada	$30,812,581	$37,966,772

Australia	10,372,410	11,731,960

United States	9,014,016	12,424,844

Total non-current assets	$50,199,007	$62,123,576

11
  |  Notes to the Consolidated Financial Statements

F-1
4

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 5 - REVENUE
The Company’s operations and main revenue streams are those described in Note 32(C). All of the Company’s revenue is derived from contracts with
customers.
In the following tables, revenue is disaggregated by major service line and timing of revenue recognition.

	Year ended December 31,

	2021	2020	2019

AssetCare I nitialization 1	$1,250,181	$7,689,232	$5,964,663

AssetCare Solutions 2	23,461,748	12,809,054	2,939,582

Engineering S ervices 3	885,043	6,430,153	9,436,004

	$25,596,972	$26,928,439	$18,340,249

1	Revenues from initial implementation and activation of AssetCare projects, including the sale of hardware.
2	Revenues include sales of subscriptions to AssetCare, other subscriptions, post contract support and maintenance, perpetual software licenses, and installation and engineering services.
3	Revenues includes consulting, implementation and integration services entered into on a time and materials basis or fixed fee basis without the use of AssetCare.

	Year ended December 31,

Timing of revenue recognition	2021	2020	2019

Over time	$24,422,749	$18,551,736	$12,375,586

At a point in time upon completion	1,174,223	8,376,703	5,964,663

	$25,596,972	$26,928,439	$18,340,249
Significant changes in unbilled revenue and deferred revenue balances are as follows:

	Unbilled revenue	Deferred revenue

Balance at January 1, 2019	$—	$133,678

Acquired in business combination (Note 17(c))	2,347,207	133,556

Acquired in business combination (Note 17(b))	—	457,259

Additions	9,595,535	5,309,436

Less: transferred to trade and other receivables	(11,278,312)	—

Less: recognized in revenue	—	(4,878,419)

Less: Loss allowance	(5,499)	—

Effect of movement in exchange rates	—	(17,229)

Balance at December 31, 2019	$658,931	$1,138,281

Acquired in business combination	117,686	–

Additions	11,478,436	6,316,586

Less: transferred to trade and other receivables	(11,557,665)	–

Less: write-offs	(146,489)	–

Less: recognized in revenue	–	(5,612,896)

Less: applied to outstanding trade receivables	–	(30,586)

Effect of movement in exchange rates	3,841	(40,265)

Balance at December 31, 2020	$554,740	$1,771,120

Additions	7,470,881	10,616,893

Less: transferred to trade and other receivables	(7,269,579)	–

Less: recognized in revenue	–	(9,585,211)

Effect of movement in exchange rates	–	8,606

Balance at December 31, 2021 1	$756,042	$2,811,408

1
Unbilled revenue is included in trade and other receivables (Note 6) and relates to the Company’s right to consideration for work completed but not billed at the reporting date. Unbilled revenue is transferred to trade and other receivables when services are billed to customers.

12
  |  Notes to the Consolidated Financial Statements

F-1
5

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 6 - TRADE AND OTHER RECEIVABLES AND LONG-TERM RECEIVABLES

	December 31, 2021	December 31, 2020

Trade receivables from contracts with customers	$14,204,320	$10,182,229

Unbilled revenue (Note 5)	756,042	554,740

Indirect taxes receivable	148,200	341,583

Income taxes receivable	2,217	594,036

Other receivables	919,954	961,714

Contract asset 1	86,777	153,178

Loss allowance (Note 26(b))	(1,550,535)	(474,666)

Total trade and other receivables - current	$14,566,975	$12,312,814

1
At December 31, 2021, the total contract assets were $90,200 with the non-current portion of $3,423
included in other assets (December 31, 2020 - $314,894
total and $161,716
non-current). No new contract assets were recognized and amortization to cost of sales over the life of the contract assets continues to
occur until June 30, 2023.

Long-term receivables
Long-term receivables represent receivables associated with revenue contracts whereby certain customers make fixed monthly installment payments over a period of time, ranging from one to three years, for performance obligations delivered upfront. For contracts where all performance obligations were completed except for monthly post contract and support maintenance, amounts due are included in trade receivables from contracts with customers.

	December 31, 2021	December 31, 2020

Current portion of long-term receivables 1	$397,060	$445,213

Non-current portion of long-term receivables 2	343,371	2,091,059

Total long-term receivables	$740,431	$2,536,272

1	Net of expected credit loss allowance of $95,064 at December 31, 2021 and $ 131,364 at December 31, 2020 (Note 26(b)).

2	Net of expected credit loss allowance of $61,619 at December 31, 2021 and nil at December 31, 2020 (Note 26(b)).
NOTE 7 - PREPAID EXPENSES AND OTHER ASSETS

	December 31, 2021	December 31, 2020

Prepaid insurance	$348,063	$122,893

Advances	121,806	38,593

Deposits	862,338	189,734

Prepaid licenses	938,887	1,075,797

Prepaid services	505,448	292,552

Other prepaid costs	197,962	325,481

Other assets	3,423	293,116

Prepaid expenses and other assets	$2,977,927	$2,338,166

Current portion	$2,355,350	$1,326,319

Non-current portion	622,577	1,011,847

	$2,977,927	$2,338,166

13
  |  Notes to the Consolidated Financial Statements

F-1
6

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 8 - LEASES

The Company leases buildings for its office space, vehicles and other office equipment. The length of a lease depends on the location of the office, with leases generally ranging from three to five years with an option to renew the lease after that date. The majority of office leases require the payment of variable rent for operating costs and taxes which are not based on an index or rate and are recognized as rent expense. Lease payments for short-term leases and low-value assets are recognized as rent expense on a straight-line basis over the lease term. The maturity analysis of the undiscounted cash flows for lease liabilities is included in Note 26(a).
a) Right-of-use assets
The following table presents the change in carrying amount of the Company’s right-of-use assets:

	Office	Equipment and Vehicles	Total

Balance at January 1, 2019	$285,086	$–	$285,086

Acquired right-of-use assets (Note 17)	4,207,837	95,378	4,303,215

Additions to right-of-use assets	–	183,617	183,617

Depreciation charge for the year	(433,617)	(48,360)	(481,977)

Impairment charge for the year	(78,764)	–	(78,764)

Effect of movement in exchange rates	(4,369)	–	(4,369)

Balance at January 1, 2020	$3,976,173	$230,635	$4,206,808

Acquired right-of-use assets (Note 17)	509,290	–	509,290

Additions to right-of-use assets	84,413	6,158	90,571

Depreciation charge for the year	(780,767)	(145,661)	(926,429)

Impact of lease modification	(221,590)	–	(221,590)

Effect of movement in exchange rates	2,648	(582)	2,067

Balance at December 31, 2020	$3,570,167	$90,550	$3,660,717

Depreciation charge for the year	(748,058)	(80,198)	(828,256)

Impact of lease modification	(1,924,504)	–	(1,924,504)

Effect of movement in exchange rates	8,122	(51)	8,071

Balance at December 31, 2021	$905,727	$10,301	$916,028
b) Amounts recognized in consolidated statements of loss and comprehensive loss

	Year ended December 31,
	2021	2020	2019

Accretion of lease liabilities included in finance costs	$137,272	$350,792	$168,571

Depreciation of right-of-use assets 1	828,256	926,429	481,977

Expense related to variable lease payments 2	825,212	824,062	–

Expense related to short-term leases 2	4,550	–	–

	$1,795,290	$2,101,283	$650,548

1	Included in depreciation and amortization expense.

2	Included in rent expense within general and administrative expense.

14
  |  Notes to the Consolidated Financial Statements

F-1
7

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 8 - LEASES (continued)

c) Amounts recognized in consolidated statements of cash flows

	Year ended December 31,

	2021	2020	2019

Total cash outflows included in operating activities	$137,272	$350,792	$168,571

Total cash outflows included in financing activities	$1,095,327	$814,072	$422,783
NOTE 9 - PROPERTY AND EQUIPMENT

	Office Furniture and Equipment	Leasehold Improvements	Computer Equipment	Total

Cost:

At January 1, 2019	$10,117	$239,555	$52,966	$302,638

Additions	30,529	74,641	32,952	138,122

Acquisitions	253,057	64,366	232,175	549,598

Impairment	–	–	(14,460)	(14,460)

Effect of movement in exchange rates	(1,339)	(1,973)	(6,990)	(10,302)

At December 31, 2019	$292,364	$376,589	$296,643	$965,596

Additions	30,543	–	97,145	127,688

Effect of movement in exchange rates	(917)	(1,351)	(6,964)	(9,232)

Balance at December 31, 2020	$321,990	$375,238	$386,824	$1,084,052

Additions	–	–	626,841	626,841

Disposals	(29,459)	(43,409)	(124,544)	(197,412)

Effect of movement in exchange rates	(504)	(744)	(4,588)	(5,836)

Balance at December 31, 2021	$292,027	$331,085	$884,533	$1,507,645

Accumulated depreciation:

At January 1, 2019	$410	$13,433	$13,318	$27,161

Depreciation	44,729	71,143	123,272	239,144

Effect of movement in exchange rates	(1,321)	(1,577)	(8,363)	(11,261)

At December 31, 2019	$43,818	$82,999	$128,227	$255,044

Depreciation	78,289	77,906	175,027	331,222

Effect of movement in exchange rates	(923)	(1,436)	(6,242)	(8,601)

Balance at December 31, 2020	$121,184	$159,469	$297,012	$577,665

Depreciation	75,117	73,864	336,765	485,746

Disposals	(29,458)	(43,409)	(123,240)	(196,107)

Other movements	6,746	–	(6,746)	–

Effect of movement in exchange rates	(505)	(744)	(7,813)	(9,062)

Balance at December 31, 2021	$173,084	$189,180	$495,978	$858,242

Carrying amounts:

Balance at December 31, 2020	$200,806	$215,769	$89,812	$506,387

Balance at December 31, 2021	$118,943	$141,905	$388,555	$649,403

15
  |  Notes to the Consolidated Financial Statements

F-1
8

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 10 - INTANGIBLE ASSETS AND GOODWILL

a) Intangible assets

	Patents and trademarks	Customer relationships	Technology	Total

Cost:

At January 1, 2019	$192,032	$2,118,739	$1,590,958	$3,901,729

Additions	–	–	–	–

Acquisitions	–	14,168,830	10,212,390	24,381,220

Effect of movements in exchange rates	(9,374)	(46,579)	(47,366)	(103,319)

Balance at December 31, 2019	$182,658	$16,240,990	$11,755,982	$28,179,630

Additions	–	–	2,333,666	2,333,666

Acquisitions	–	3,434,334	3,846,189	7,280,523

Effect of movements in exchange rates	(2,957)	(38,494)	(32,016)	(73,467)

Balance at December 31, 2020	$179,701	$19,636,830	$17,903,821	$37,720,352

Additions	–	–	440,965	440,965

Effect of movement in exchange rates	(343)	(3,217)	1,556	(2,004)

Balance at December 31, 2021	$179,358	$19,633,613	$18,346,342	$38,159,313

Accumulated amortization and impairments:

At January 1, 2019	$51,238	$333,430	$349,188	$733,856

Amortization 1	36,564	1,668,090	1,618,368	3,323,022

Impairment	–	–	507,433	507,433

Effect of movements in exchange rates	(3,219)	(23,895)	(28,656)	(55,770)

Balance at December 31, 2019	$84,583	$1,977,625	$2,446,333	$4,508,541

Amortization 1	35,243	2,696,767	2,753,602	5,485,612

Effect of movements in exchange rates	(3,078)	(19,774)	(17,788)	(40,640)

Balance at December 31, 2020	$116,748	$4,654,618	$5,182,147	$9,953,513

Amortization 1	32,073	3,099,234	4,479,503	7,610,810

Effect of movement in exchange rates	85	3,820	5,252	9,157

Balance at December 31, 2021	$148,906	$7,757,672	$9,666,902	$17,573,480

Carrying amounts:

Balance at December 31, 2020	$62,953	$14,982,212	$12,721,674	$27,766,839

Balance at December 31, 2021	$30,452	$11,875,941	$8,679,440	$20,585,833

1	Amortization charges are included in depreciation and amortization in the consolidated statements of loss and comprehensive loss.
b) Goodwill
Goodwill is tested for impairment on an annual basis at December 31, and when there are indicators the carrying amount may be impaired. In reviewing indicators of impairment, the Company considers the relationship between its market capitalization and its book value, among other qualitative and quantitative factors. At December 31, 2021, the Company had two CGUs, mCloud Technologies Corp. and Agnity (December 31, 2020 - two CGUs). Goodwill is all allocated to mCloud Technologies Corp. as this CGU benefits from prior business combinations. Furthermore, the Company has no ownership of the Agnity CGU but instead 100% non-controlling interest and this CGU does not include goodwill. The carrying amount of goodwill is as follows:

16
  |  Notes to the Consolidated Financial Statements

F-1
9

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 10 - INTANGIBLE ASSETS AND GOODWILL - (continued)

	December 31, 2021	December 31, 2020

Opening balance	$27,086,727	$18,758,975

Acquisitions, business combinations (Note 18)	–	8,405,341

Effect of movements in exchange rates	(4,932)	(77,589)

Total goodwill	$27,081,795	$27,086,727
The recoverable amount of the mCloud CGU was determined using fair value less costs of disposal (“FVLCD”) with reference to the market capitalization of the Company. The impairment test of goodwill at December 31, 2021, concluded that the recoverable amount exceeded the carrying amount of the CGU, including goodwill, and as such no goodwill impairment existed. At December 31, 2021, the enterprise value implied by market capitalization of the Company was $146,500,000 compared to a net asset carrying value of $36,160,000.
NOTE 11 - TRADE PAYABLES AND ACCRUED LIABILITIES

	December 31, 2021	December 31, 2020

Trade payables	$5,591,316	$5,903,789

Accrued liabilities	5,398,389	4,795,742

Interest payable	233,854	425,054

Mastercard facility (Note 13)	296,669	600,590

Due to related parties (Note 28)	265,074	846,228

Income taxes payable	266,753	21,752

Indirect taxes payable	150,577	242,703

Other	218,677	88,398

Total trade payables and accrued liabilities	$12,421,309	$12,924,256
NOTE 12 - LOANS AND BORROWINGS
The carrying value of loans and borrowings by entities controlled by the Company are as follows:

	December 31, 2021	December 31, 2020

Term loan	$9,275,683	$10,928,055

Nations Interbanc facility	2,639,143	1,137,360

Debenture payable to Industry Canada	26,412	76,227

Loan payable to related party 1	335,860	318,428

Oracle financing 2	826,418	427,250

Other loans and financing	112,085	264,980

Total 3	$13,215,601	$13,152,300

Current	12,447,939	3,431,251

Non-current	767,662	9,721,049

	$13,215,601	$13,152,300

1
Loan assumed as part of CSA Acquisition (Note 17(d)) which bears interest at 6% and matures in January 2023. Interest is payable annually and accrued interest is included in trade payables and accrued liabilities.

2
Financing arrangements provided by Oracle Credit Corporation (“Oracle”) bearing interest between 6.2% and 6.6%. Interest is due in quarterly installments with loans maturing in May 2023 and February 2024. During the year ended December 31, 2021, proceeds from additional funding received was $577,378 (December 31, 2020 - $495,944)

3	Note 30(b) includes the reconciliation of movements of liabilities to cash flows arising from financing activities.

17
  |  Notes to the Consolidated Financial Statements

F-
2
0

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 12 - LOANS AND BORROWINGS (continued)

Term loan
In 2019, a subsidiary of the Company, mCloud Technology Services Inc. (“MTS”), entered into a term loan facility with Fiera Private Debt Fund VI LP (“Fiera”, formerly Integrated Private Debt Fund VI LP) in the amount of $13,000,000. The term loan payments are blended payments of principal and interest until maturity in August 2026 and the loan is secured against the assets of MTS. The Company and certain subsidiaries are guarantors.
On November 9, 2021, the Company amended its term loan and amended the associated intercreditor agreement between Fiera, ATB Financial (“ATB”) and the Company. The intercreditor agreement determines the priority of security interests in the case of default, with Fiera having first priority on all assets other than accounts receivable (Note 13). The amendments to the term loan include: increase in interest rate from 6.85% to 7.5% per annum; certain changes to financial covenants which are applicable for the period from July 1, 2021 to December 31, 2022; and, the addition of two mCloud subsidiaries as additional guarantors.

See
N
ote 31 (a) and (b) for subsequent changes to Fiera loan.
The principal amount of the loan and the maturity date of August 7, 2026 remained the same. During the year ended December 31, 2021 there were $2,343,036 of principal and interest payments made. A modification loss associated with this change in terms of $138,908 is included in finance costs in the consolidated statement of loss for the year ended December 31, 2021 with an offsetting increase in the carrying value of the term loan. Transaction costs of $191,310 were incurred and are netted against the carrying value of the term loan.
Breach of loan covenants
The term loan contains covenants with quarterly and quarter end metrics. For the quarter ended December 31, 2021, the Company did not meet certain minimum covenants and therefore the term loan is due on demand and has been classified as current until such time as the covenants are in compliance. For the quarter ended March 31, 2022, the Company continued not to meet certain minimum covenants and did not receive a waiver from the lender.

See
N
ote 31 (b) for subsequent change to Fiera loan covenants.
Nations Interbanc facility
Under a factoring and security agreement with Nations Interbanc (“Nations”), Agnity, an entity controlled by the Company, receives advances up to a maximum of US$2,000,000 at any one time from Nations for providing them the right to collect cash flows from factored accounts receivable and charges a fee for this service. This is a financing agreement and the accounts receivables factored still carry credit risk, are not sold, and are not derecognized from Agnity’s statement of financial position. Nations advances funds up to a value of 85% of the accounts receivables factored. Nations charges a factoring fee of 1.5% of the gross face invoice amount for the first 30 days and a daily proration of 0.06% per day thereafter. The amount of funds advanced varies and is dependent on the cash requirements of Agnity. During the year ended December 31, 2021, Nations advanced $9,246,693 and Agnity repaid $7,954,698 of this balance.
NOTE 13 – BANK INDEBTEDNESS

	December 31, 2021	December 31, 2020

ATB Financial revolving operating facility	$3,460,109	$–

Operating loan facility 1	–	923,461

Bank overdraft 1	–	53,318

Total	$3,460,109	$976,779

1
At December 31, 2020, the Company had access to an operating loan facility and Mastercard facility. On April 15, 2021, the operating loan facility was repaid and closed. The Mastercard facility remains in place and at December 31, 2021, $296,669 was drawn (December 31, 2020 - $600,590) and this amount is included in trade payables and accrued liabilities on the consolidated statements of financial position. The bank overdraft at December 31, 2020 was repaid in October 2021.

18
  |  Notes to the Consolidated Financial Statements

F-
21

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 13
– BANK INDEBTEDNESS (continued)

ATB Financial Facility
On May 17, 2021, one of the Company’s subsidiaries executed a commitment letter for a $5,000,000 secured revolving operating facility with ATB which is a financial institution wholly owned by the Province of Alberta. The facility is available by way of a variety of instruments. On June 24, 2021, $2,500,000 was drawn which was the maximum amount under the intercreditor agreement with Fiera at that time. The facility is due on demand, bears interest at the prime rate plus 2% per annum with interest and fees due at the end of each month and may be prepaid without penalty.
On November 8, 2021, the Company and ATB amended the commitment letter between the parties governing the revolving operating facility. The amendment added an accordion feature which allows the Company to request ATB to increase the maximum principal amount of the facility from $5,000,000 to $10,000,000, funded in increments of $1,250,000, subject to certain requirements and approval from Fiera and ATB under an intercreditor agreement.
The facility is subject to certain reporting and financial covenants. The Company was in compliance with these covenants at December 31, 2021
,

but not at March 31, 2022 and June 30, 2022. The facility is secured against certain assets of the Company and its principal subsidiaries. In addition, the Company and certain of its subsidiaries have provided an unlimited guarantee for repayment of all amounts due under the facility. As part of the commitment letter amendment, the Company agreed to issue warrants to ATB (Note 15).
On November 9
, 2021
, Fiera, ATB and the Company amended the intercreditor agreement which allows the Company to draw the full $5,000,000 of the facility subject to a limit which is equal to the lesser of $5,000,000 and the aggregate of eligible accounts receivable less priority payables as defined in the agreement. An additional $950,000 was drawn under the facility on November 12, 2021. At December 31, 2021, as a result of the Fiera covenant breach and at March 31, 2022 and June 30, 2022 as a result of non-compliance with covenants on the ATB Financial revolving operating facility, ATB has the ability to restrict further advances under the ATB facility.
NOTE 14
– CONVERTIBLE DEBENTURES

	December 31, 2021	December 31, 2020

2019 Convertible debentures liability (a)	$22,185,170	$19,534,988

2021 Convertible debentures liability (b)	69,034	–

2021 Convertible debentures embedded derivative (b)	41,506	–

Total	$22,295,710	$19,534,988

Current debentures	$22,185,170	$–

Non-current debentures	110,540	19,534,988

	$22,295,710	$19,534,988

a)	2019 Convertible debentures

	December 31, 2021	December 31, 2020

Opening balance	$19,767,472	$17,753,016

Conversion of debentures into common shares	–	(50,000)

Interest paid	(2,345,750)	(2,345,750)

Accreted interest at effective interest rate	4,958,927	4,410,206

Carrying amount of liability component	$22,380,649	$19,767,472

Less: interest payable	(195,479)	(232,484)

Total	$22,185,170	$19,534,988

19
  |  Notes to the Consolidated Financial Statements

F-
22

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 14
– CONVERTIBLE DEBENTURES (continued)

a)	2019 Convertible debentures (continued)

In July 2019, the Company completed a private placement offering of convertible unsecured subordinated debentures (the “2019 Debentures”) for total aggregate gross proceeds of $23,507,500 and net cash proceeds of $22,865,049.
The 2019 Debentures bear interest at a rate of 10% per annum, paid quarterly, and mature on May 31, 2022, at which time the outstanding principal amount of $23,457,500 and any unpaid interest is repayable in cash if the 2019 Debentures have not been converted at the option of the holder or otherwise extinguished.
The principal amount of the 2019
Debentures is convertible into 1,563,833
units of the Company at the option of the holder at any time prior to maturity at a conversion price of $15.00 per unit.
At June 30, 2022, no units had been converted.

Each unit is comprised of one common share and one share purchase warrant. Each warrant is exercisable to acquire one common share at an exercise price of $22.50 until June 2024
.

b)	2021 Convertible debentures
Issuance of Convertible Debentures
On December 7, 2020, the Company commenced efforts to raise an aggregate of US$10,000,000 through a private placement offering (the “Offering”) of convertible unsecured subordinated debentures (the “2021 Debentures”) at a price of US$100 per debenture. At December 31, 2020, total proceeds of $5,285,997 (US$4,146,825) had been received associated with two tranches of the Offering; however, as the debenture certificates were not yet issued the proceeds were recorded as other liabilities in the consolidated statement of financial position at December 31, 2020 (Note 16).
The Offering closed in six tranches between December 7, 2020 and May 25, 2021 with total gross proceeds of $11,328,870 (US$8,884,000). Each tranche had a specific maturity date and USD conversion price which was set at the date of close. The conversion prices ranged between $4.11 (US$3.42) and $8.28 (US$6.60) depending on the tranche.
Up until the date of conversion as described below under
Conversion of Convertible Debentures
, the maturity date of the 2021 Debentures was 36 months following the closing date of the applicable tranche. The principal amounts of the 2021 Debentures were convertible into common shares at the option of the holder at any time prior to maturity at the calculated conversion price stated in the debenture. The 2021 Debentures bore interest at 8% per annum, payable, at the option of the Company, in cash or common shares of the Company calculated in accordance with the debenture agreement which considered such factors as the price of the common stock on the TSX.V converted into USD at the date of record. The Company elected to pay all accrued interest in common shares which were issued on the conversion date.
On initial recognition, the 2021 Debentures included a host liability and embedded derivative conversion option. The fair value of the embedded derivative was determined first, with the residual amount of the total fair value of the convertible debentures allocated to the host liability. The host liability was classified as a financial liability recognized at amortized cost and the embedded derivative conversion option was an embedded derivative classified as fair value through profit or loss (“FVTPL”). The fair value measurement is further described in Note 26(b) - Financial Instruments under
Valuation methodologies used in the measurement of fair value for Level 3 financial liabilities.
Conversion of Convertible Debentures
On July 12, 2021, the Company announced that it had entered into Debt Conversion and Exchange Agreements (“Conversion Agreements”) with holders of more than 99.2% of the outstanding principal amount of the 2021 Debentures subject to a number of conditions including TSX.V approval. The Conversion Agreements provided for certain changes in terms including a reduced conversion price on certain tranches of the 2021 Debentures and the addition of a common share purchase warrant for each common share to be issued upon conversion.
On August 13, 2021, the Company received TSX.V approval and issued an aggregate of 2,107,787 common shares and 2,107,787 common share purchase warrants (Note 19(a)) to extinguish 99.2% of the principal and accrued interest thereon to the date of the Conversion Agreements.
The following reconciliation includes: (a) the original issuance of and accounting for the convertible debentures up to July 12, 2021; (b) the derecognition of the host liability and embedded derivative on July 12, 2021 as the change in terms of the agreement was determined to be a substantial modification and resulted in recognition of a new financial liability at this date; (c) the extinguishment of the amount due under the 2021 Debentures on August 13, 2021 in exchange for common shares and warrants; and (d) the accounting for the remaining debenture which was not converted. The warrants issued continue to be financial liabilities of the Company as further described in
Note 15.

20
  |  Notes to the Consolidated Financial Statements

F-
23

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 14 – CONVERTIBLE DEBENTURES (continued)

b)	2021 Convertible debentures (continued)

December 31, 2021

Proceeds from issue of convertible debentures	$11,328,870

Fair value adjustments (Note 23)	1,615,102

Total fair value of convertible debentures	12,943,972

Less: fair value of embedded derivative	(5,060,776)

Less: transaction costs 1	(660,604)

Carrying value of liability at inception	7,222,592

Interest expense associated with liability	813,615

Debt extinguishment, including interest payable	(7,735,230)

Foreign exchange adjustments	(224,286)

76,691

Less: accrued interest included in accrued liabilities	(7,657)

Carrying value of liability at end of period 2	$69,034

1
Total transaction costs were $1,061,854 which include cash compensation paid to brokers and the value of 115,760 broker warrants issued. Transaction costs of $401,250 allocated to the embedded derivative portion of the convertible debentures were expensed in finance costs in the consolidated statements of loss and comprehensive loss for the year ended December 31, 2021.

2	Convertible debt in the principal amount of US$75,000 which matures January 2024, bears interest at 8% per annum and is convertible to the Company’s shares at a conversion price of $5.84 (US$4.59).

December 31, 2021

Fair value of embedded derivative at inception	$5,060,776

Fair value decrease 1	(784,261)

Derecognition of embedded derivative on conversion	(4,214,198)

Foreign exchange adjustments	(20,811)

Balance, embedded derivative	$41,506

1
The fair value of the embedded derivative is remeasured at the end of each reporting period and on conversion and recognized in fair value (gain) loss on derivatives in the consolidated statements of loss and comprehensive loss (Note 23).

NOTE 15 - WARRANT LIABILITIES

	December 31, 2021	December 31, 2020

Derivative warrant liabilities - 2021 Debentures (a)	$1,868,541	$–

Derivative warrant liabilities - USD equity financing (b)	6,106,596	–

Warrant liability related to business acquisition (c)	709,835	710,924

Other warrant liability (c)	195,066	–

Total, all current	$8,880,038	$710,924

21
  |  Notes to the Consolidated Financial Statements

F-
24

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 15 - WARRANT LIABILITIES (continued)

Derivative warrant liabilities

The Company issued warrants in conjunction with debt and equity transactions. Certain of these warrants are classified as derivatives which are recognized as financial liabilities. The estimated fair value of the derivative warrant liabilities has been calculated using the Black-Scholes model. At the issuance date and each reporting date until warrants are exercised, the fair value of the liability is remeasured, with changes in the fair value recorded as gains or losses in the consolidated statements of loss and comprehensive loss.
In conjunction with the USD equity offering described at (b) below, the Company agreed to list the warrants issued as part of the unit offering on the NASDAQ. On February 15, 2022, these warrants commenced trading under the symbol MCLDW (Note 31).
Derivative warrant liabilities are classified as a Level 3 fair value measurement as further described in Note 26. There were no exercises of the warrants described below since issuance.

a) Warrants associated with 2021 Debentures
On August 13, 2021, the Company issued 2,107,787 common share purchase warrants in conjunction with the conversion and extinguishment of the 2021 Debentures (Note 14(b); 19(b)). The common share purchase warrants entitle the holder to purchase one common share of the Company at an exercise price of US$6.87 and mature in August 2024. The fair value of the warrants at August 13, 2021 was $5,947,689.
At December 31, 2021, the warrants were remeasured at a fair value of $1,868,541 and the Company recorded a gain on remeasurement since initial recognition of $4,177,825. The Black-Scholes model inputs and assumptions include:

	December 31, 2021	August 13, 2021

Share price at date of valuation	$6.18	$6.90

Exercise price	$8.74	$8.74

Risk free rate	0.88%	0.43%

Expected life (years)	2.62	3.00

Expected volatility 1	45.0%	71.5%

Fair value per warrant 2	$0.89	$2.82

1	Expected volatility at December 31, 2021 measured at implied volatility of traded warrants.

2	Considers a liquidity discount of 20% in determining the fair value per warrant as these warrants are not publicly traded.
b) Warrants associated with USD equity financing
On November 29, 2021, the Company issued 2,415,000 common share purchase warrants in conjunction with the November 2021 USD unit offering (Note 19). The common share purchase warrants entitle the holder to purchase one common share of the Company at an exercise price of US$4.75 and mature five years after issuance. The fair value of the warrants at issuance was $5,302,004 (US4,158,396) and at December 31, 2021, the remeasured fair value was $6,106,596. The Black-Scholes model inputs and assumptions include:

	December 31, 2021	November 29, 2021

Share price at date of valuation	$6.18	$5.70

Exercise price	$6.04	$6.05

Risk free rate	1.25%	1.18%

Expected life (years)	4.92	5.00

Expected volatility 1	45.0%	45.0%

Fair value per warrant	$2.53	$2.19

1	Expected volatility at represents implied volatility of the Company’s traded warrants.

22
  |  Notes to the Consolidated Financial Statements

F-
25

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 15 - WARRANT LIABILITIES (continued)

c)	Other warrant liabilities

Warrant liability related to business acquisition
- Associated with the acquisition of Agnity, the Company assumed a warrant liability whereby the holder of the warrant has the option to convert the warrant into shares of Agnity, not the Company, by April 15, 2022, or receive a cash payment of US$552,250 at any time before the expiry of the warrant. The liability is measured at the Canadian dollar equivalent to its cash redemption amount which varies as a function of movements in exchange rates.

The warrant holder elected to receive cash repayment resulting in the C$ equivalent of the cash payment being reclassed to trade payables and accrued liabilities at June 30, 2022.
Warrant liability related to ATB Financial
- At December 31, 2021, the Company had an obligation to issue warrants to ATB (Note 13). The fair value of the warrants was measured at the date the services were received in the amount of $195,066. On January 17, 2022, the Company issued 183,486 share purchase warrants to ATB to purchase an equivalent number of common shares of the Company at an exercise price of $5.45 per share, maturing one year from date of issuance (Note 31).
NOTE 16 - OTHER LIABILITIES

	December 31, 2021	December 31, 2020

US Government loans	$–	$950,418

2021 Debentures subscriptions payable (Note 14(b))	–	5,285,997

Total	$–	$6,236,415

Current portion 1	$–	6,003,838

Non-current portion	–	232,577

	$–	$6,236,415

1	Includes US Government loans of $717,841 at December 31, 2020. These forgivable loans are considered to be government grants when there is reasonable assurance that they will be forgiven.
During the year ended December 31, 2021, the Company received two additional US Government loans as part of the Paycheck Protection Program (“PPP”) totaling $840,845 (US$668,689), each bearing interest at 1% per annum with maturity dates in February and May 2026. During the year ended December 31, 2020, the Company received four PPP US Government loans totaling $1,120,139 (US$805,246). A portion or the entirety of the amounts funded may be forgiven if all the funds are used for qualifying expenses which include payroll costs, rent and utility costs, and employment and compensation levels are maintained. The Company has used the entire loan amounts for qualifying expenses and as such expects these loans will be forgiven and no principal or interest payments will be made. During the year ended December 31, 2021, five government loans were forgiven resulting in $1,825,237 being included in other income (Note 24).

23
  |  Notes to the Consolidated Financial Statements

F-
26

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 17 - BUSINESS ACQUISITIONS

a)	Acquisition of Royalty interests
On January 22, 2019, the Company executed a Purchase Agreement with Flow Capital Corp. (“Flow”) pursuant to which the Company acquired Flow’s interest in a Royalty Purchase Agreement (“Royalty Agreement”) with Agnity Global, Inc. (“Agnity”). According to the Purchase Agreement, the Company assumed the Royalty agreement and acquired an interest in a financial asset with the following characteristics:

i.	a receivable owing by Agnity to Flow of USD $2,834,750;

ii.	a monthly royalty payment stream until October 31, 2020 equal to the greater of:

•	A monthly amount of USD $41,667; or

•	4.25% of Agnity’s revenue for each calendar month; and

iii.	commencing November 1, 2020, a monthly royalty payment stream equal to 4.25% of Agnity’s revenue for each calendar month in perpetuity.
The Royalty Agreement includes a formula by which the royalty percentage is proportionately adjusted for any subsequent further advances to or repayments from Agnity.
As consideration for acquiring the interest in the Royalty Agreement, the Company paid $204,604 (USD $153,227) in cash at the closing date and entered into the following agreements with Flow:

(i)
A secured loan agreement for USD $2,000,000. The loan bears interest at 25% per annum and is due on demand. The Company had the option to repay 100% of the loan, at any time, by paying an amount equal to the principal of the loan and any unpaid interest. Upon prepayment of the loan, the Company, at the option of Flow (the “Flow’s option”), was obligated to pay either:

•	Cash of USD $525,000; or

•	Issue 50,000 common shares of the Company (“repayment shares”)
The fair value of the loan was initially determined to be $2,670,600 (USD $2,000,000) which is equivalent to its face value as it is due on demand. It is classified as other financial liabilities and subsequently measured at amortized cost. The fair value of Flow’s option to receive either USD $525,000 in cash or repayment shares upon prepayment of the loan by the Company was determined to be USD $606,495 on initial recognition. The option was accounted for as a compound instrument which includes a liability component of USD $525,000 and an equity conversion option of USD $81,495. The liability component was classified as other financial liabilities and subsequently measured at the amortized cost while the equity component was accounted for as an equity instrument in contribute surplus. The Company used the Black-Scholes option model to determine the fair value of the option using the following inputs at January 22, 2019:

Share price	$10.50
Risk free rate	1.90%
Expected life	0.5 years
Expected volatility	60.00%
Expected dividends	Nil

24
  |  Notes to the Consolidated Financial Statements

F-
27

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 17 - BUSINESS ACQUISITIONS (continued)

a)	Acquisition of Royalty interests (continued)

On July 26, 2019, the Company settled the USD $2,000,000 loan and Flow’s option in cash of $2,703,148 and the issuance of 50,000 common shares. The value attributable to the option of USD $606,495 was reclassified from liabilities and contributed surplus to share capital (note 19a)).

(i)
The Company also agreed to issue a quantity of its common shares based on the trading price of the Company. Specifically, for the period after January 22, 2019 and prior to January 22, 2025, if the five-day volume weighted average trading price of the Company’s common shares equals or exceeds:

•	$30.00, 50,000 common shares will be issued;

•	$60.00, 33,333 common shares will be issued;

•	$90.00, 33,333 common shares will be issued.
The fair value of these shares issuable to Flow was determined to be $712,000 on initial recognition. They are accounted for as equity instruments and recorded in contributed surplus. The Company used Black-Scholes option model to determine the fair value of these shares using the following inputs at January 22, 2019:

Barrier share price	$30 - $90
Risk free rate	1.90%
Expected life	6 years
Expected volatility	80.00%
Expected dividends	Nil
As of December 31, 2021, 2020 and 2019, none of the share trading price thresholds noted above have been met.

b)	Acquisition of Agnity
On April 22, 2019, the Company executed an amending agreement with Agnity to modify the terms of the Royalty Agreement acquired. Pursuant to the amending agreement, both parties agreed to establish an Operations Committee for which at all times the Company has the right to nominate a majority of the members. As consideration for the amendment, the Company agreed to fix the royalty payment at US$10,000 per month commencing March 2019 and to assume $43,050 of Agnity’s liabilities payable to a third party.
Pursuant to the amending agreement the Company determined that it had obtained control over Agnity and its subsidiaries pursuant to IFRS 10
Consolidated Financial Statements
. The Company considered several factors in determining if and when it gained control over Agnity including, if it had the right and ability to direct the relevant activities of the entity, the ability to significantly affect its returns through the use of its rights, and whether it had exposure to variable returns.
Factors evaluated included, but were not limited to, delegation of power by Agnity’s Board for the Company to direct Agnity’s relevant activities through the formation and activities of the Operations Committee controlled by the Company. Determination of whether the Company has obtained control over Agnity involves judgement based on interpretation of the amending agreement with Agnity and identification and analysis of the relevant facts. In addition, judgement was required to determine if the acquisition represented a business combination or an asset purchase. The Company determined that Agnity and its related subsidiaries represented a business as the assets were an integrated set of activities with inputs, processes and outputs.
Accordingly, the acquisition of Agnity is accounted as a business combination effective on April 22, 2019 using the acquisition method in accordance with IFRS 3
Business Combinations
. Given the Company owns nil voting interests in Agnity, the non-controlling interest is measured at the 100% of the acquired net identifiable assets of Agnity.

25
  |  Notes to the Consolidated Financial Statements

F-
28

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 17 - BUSINESS ACQUISITIONS (continued)

b)	Acquisition of Agnity (continued)

Agnity develops and sells software applications and technology services that enable telecommunication service providers, network equipment manufacturers and enterprises to design, develop, and deploy communication-centric application solutions on a world-wide basis. Taking control of Agnity has enabled the Company to gain access to Agnity’s patented technology and its customer base. In addition, Agnity’s communication platform ensures that AssetCare™ deployments around the globe are assured of connectivity, supported by Agnity telecommunication solutions.
The following table summarizes the acquisition-date fair value of each major class of consideration transferred, the recognized amounts of the identifiable assets acquired, and liabilities assumed, and the resulting measurement of 100% NCI recorded by the Company at the date of acquisition:

Consideration transferred:	Final

Change in fair-value of interest in Royalty Agreement (i)	$167,488

Assumption of Agnity’s liabilities	43,050

Total consideration transferred	$210,538

(i)
The fair value of interest in the Royalty Agreement at April 22, 2019 was estimated using the discounted cash flow model. The major inputs employed in the model include forecasted royalty payments and the discount rate of 16%.

Fair value of assets and liabilities recognized:	Final

Cash and cash equivalents	$33,524

Trade and other receivables	1,387,723

Prepaid expenses and deposits	46,483

Long term receivable	–

Property and equipment	1,281

Intangible Asset – Technology	8,412,390

Intangible Asset – Customer Relationship	1,468,830

Accounts payable and accrued liabilities	(3,232,910)

Deferred revenue	(457,259)

Loans and borrowings	(5,556,587)

Warrant liability (i)	(737,419)

Due to related party	(930,608)

Deferred income tax liability	(444,768)

Net identifiable assets acquired (liabilities assumed)	(9,320)

Allocation to non-controlling interest	$219,858

(i)
A warrant was issued by Agnity in 2015 which entitles the warrant holder to acquire 6,324,660 common shares of Agnity at the exercise price of $0.000036 per share at any time until April 15, 2022. The exercise price of the warrant is subject to certain anti-dilution adjustment provisions in the event of certain capital or business transactions. The warrant holder has the option to demand a cash settlement of the warrant for US$552,250 at any time prior to its expiry date if the warrant is not exercised. It is classified as other financial liabilities and measured at its redemption amount of US$552,250 or $737,419 in Canadian dollars on acquisition date, which is equivalent to its assessed acquisition date fair value. The fair value in Canadian dollar equivalent as at December 31, 2021 was $709,835 (December 31, 2020 - $710,924; December 31, 2019 - $725,086).

There have been no adjustments to the preliminary purchase price allocation recognized at December 31, 2019 in the period ended December 31, 2020.

26
  |  Notes to the Consolidated Financial Statements

F-
29

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 17 - BUSINESS ACQUISITIONS (continued)

b)	Acquisition of Agnity (continued)

There are
no
acquisition costs associated with this transaction as the business combination with Agnity was effected by way of assessed control in accordance with IFRS
3
and
10
.

c)	Acquisition of mCloud Technologies Services Inc.
On July 10, 2019, the Company closed a series of merger and acquisition transactions resulting in the acquisition of 100% control of mCloud Technologies Services Inc. (“MTS”), formerly known as Autopro Automation Consultants Ltd. (“Autopro”). The acquisition was completed by way of an amalgamation between 2199027 Alberta Ltd., a subsidiary of the Company, and Fulcrum Automated Technologies Ltd. (“Fulcrum”), an entity established to facilitate the acquisition, with the amalgamated entity being a wholly owned subsidiary of the Company, named Autopro Automation Ltd. Immediately prior to the amalgamation, Fulcrum acquired MTS. The consideration transferred to the original shareholders of MTS included cash, issuance of promissory notes and 1,200,000 common shares of the Company.
MTS is a professional engineering and integration firm that specializes in design and implementation of industrial automation solutions, focusing on Canadian oil and gas companies. The acquisition has provided the Company with an increased share of the market through access to MTS’ customer base in the Canadian oil and gas industry, petrochemical, and process manufacturing markets.
The following table summarizes the acquisition-date fair value of each major class of consideration transferred, the recognized amounts of the identifiable assets acquired, and liabilities assumed, and the resulting value of goodwill:

Consideration transferred:	Final

Cash consideration	$4,650,689

Fair value of demand promissory notes issued (1)	18,000,000

Fair value of common shares transferred (2)	13,320,000

Total consideration transferred	$35,970,689
(1)
Comprised
 of
two promissory

notes with fair-value of $
6,000,000
and $
12,000,000
which were fully repaid and settled on July
10
and August
8
,
2019
respectively; there was
no
gain or loss on settlement.
(2)
The fair value of shares transferred as consideration is based on the quoted share price on the date of acquisition

27
  |  Notes to the Consolidated Financial Statements

F-
3
0

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 17 - BUSINESS ACQUISITIONS (continued)

c)	Acquisition of mCloud Technologies Services Inc. (continued)

Fair value of assets and liabilities recognized:	Final

Cash and cash equivalents	$2,227,739

Trade and other receivables (includes Unbilled revenue of $2,347,207)	5,120,830

Prepaid expenses and deposits	611,104

Right-of-use assets	4,303,215

Property and equipment	548,317

Intangible asset – Customer relationships	12,700,000

Intangible asset – Technology	1,800,000

Accounts payable and accrued liabilities	(2,030,470)

Deferred revenue	(133,556)

Lease liabilities	(4,303,215)

Deferred income tax liability	(3,632,250)

Fair value of net assets acquired	17,211,714

Goodwill	$18,758,975

$35,970,689
There have been no adjustments to the preliminary purchase price allocation recognized at December 31, 2019 or in the periods ended December 31, 2020.
Goodwill arising from the acquisition is attributable mainly to the skills and technical talent of MTS’ work force and the synergies expected to be achieved from integrating MTS into the Company’s existing business. The talent and domain expertise of MTS’ workforce has enabled the Company to establish credibility in the oil and gas, petrochemical, and process manufacturing markets, and accelerate the development of artificial intelligence applications geared toward process industries. None of the goodwill recognized is expected to be deductible for tax purposes.
Transaction costs of $
9,869,589
were incurred in connection with the acquisition including consulting fees of $
750,000
, legal and professional fees of $
239,589
and fair value of $
8,880,000
for
800,000
common shares issued to the original shareholders of Fulcrum for brokering and due diligence services and were recognized in the consolidated statement of loss and comprehensive loss.

28
  |  Notes to the Consolidated Financial Statements

F-
3
1

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 17 - BUSINESS ACQUISITIONS (continued)

d)	Acquisition of Construction Systems Associates, Inc. USA
On January 24, 2020, the Company completed its acquisition of all the outstanding and issued common shares of Construction Systems Associates, Inc. USA (“CSA”). The acquisition was accounted for as a business combination using the acquisition method whereby the assets acquired, and the liabilities assumed were recorded at fair value. At acquisition date the fair values assigned to intangible assets, goodwill and the deferred tax liabilities were measured on a provisional basis and were revised by the Company as additional information was received.
On January 24, 2021, the measurement period for the acquisition ended and there were no further measurement period adjustments during the year ended December 31, 2021. The following table summarizes the final balances of each major class of consideration transferred, the recognized amounts of the identifiable assets acquired and liabilities assumed, and the resulting value of goodwill.

Final

Consideration transferred:

Cash consideration	$703,212

Fair value of common share consideration	2,304,073

Fair value of contingent consideration payable	879,066

Total consideration	$3,886,351

Fair value of assets and liabilities recognized:
Cash	$181,408
Trade and other receivables	262,846
Prepaid expenses and other deposits	13,863
Property and equipment	2,098
Right of use assets	242,894
Intangible - technology	551,880
Intangible - customer relationships	801,540
Accounts payable and accrued liabilities	(168,542)
Short-term loan	(371,610)
Lease liabilities	(242,894)

Deferred tax liabilities	—

Fair value of net assets acquired	$1,273,483

Goodwill	$2,612,868
The fair value of common shares transferred as consideration is based on the quoted share price on the date of acquisition, which is at
$18.18

per common share.
The fair value of the contingent consideration payable was based on an estimated weighted probability of certain revenue and EBITDA targets being met in the 2-year period following the acquisition date. At December 31, 2021, the Company assessed the fair value of the contingent consideration to be nil as these targets were not expected to be
met and as such $838,932 was recognized in other income in the consolidated statements of loss and comprehensive loss for the year ended December 31, 2021 (Note
24
).
The Company is required during the measurement period to retrospectively adjust the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date. The measurement period adjustments from acquisition date to the end of the measurement period are reflected above with the cumulative changes increasing goodwill. The impact on net income (loss) of recognizing these adjustments to the provisional amounts as if the accounting had been completed at the acquisition date are limited to a decrease in amortization of intangibles and related foreign currency translation differences.

29
  |  Notes to the Consolidated Financial Statements

F-
32

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 17 - BUSINESS ACQUISITIONS (continued)

e)	Acquisition of kanepi
On October 8, 2020, the Company completed its acquisition of all the outstanding and issued common shares of kanepi. kanepi provides advanced visual analytics solutions designed to deliver an immediate and positive impact on the industrial operations of asset intensive industries. The acquisition was accounted for as a business combination using the acquisition method whereby the net assets acquired, and the liabilities assumed were recorded at fair value. At acquisition date the fair values assigned to intangible assets, goodwill and the deferred tax liabilities were measured on a provisional basis.
The Company is required during the measurement period to retrospectively adjust the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date. On October 8, 2021, the measurement period for the acquisition ended and the following table summarizes the acquisition-date fair value and the final balances of each major class of consideration transferred, the recognized amounts of the identifiable assets acquired and liabilities assumed, and the resulting value of goodwill. The preliminary balances were reported in the consolidated financial statements for the year ended December 31, 2020 and there were no measurement period adjustments.

Final

Consideration transferred:

Cash consideration	$4,657,512

Fair value of common share consideration	5,882,547

Fair value of contingent consideration payable	568,638

Total consideration	$11,108,697

Fair value of assets and liabilities recognized:
Cash	$556,880
Trade and other receivables	598,059
Other current assets	13,149
Property and equipment	1,224
Right of use assets	266,396
Intangible - technology	3,294,309
Intangible - customer relationships	2,632,794
Accounts payable and accrued liabilities	(643,385)
Lease liabilities	(266,396)

Deferred tax liabilities	(1,136,806)

Fair value of net assets acquired	$5,316,224

Goodwill	$5,792,473
The fair value of the contingent consideration payable is based on an estimated weighted probability of certain revenue or customer acquisition targets being met in a two-year period from the acquisition date. At acquisition date and December 31, 2020, the fair value of the contingent consideration was determined to be $568,638 based on estimates of achievement of targets. The fair value of the contingent consideration is determined using a discounted cash flow model at a discount rate of 27%. At December 31, 2021, the Company assessed the likelihood of achievement of the targets and determined the fair value of the contingent consideration decreased by $171,092 and this amount was recognized in other income in the consolidated statements of loss and comprehensive loss for the year ended December 31, 2021 (Note
24
).

30
  |  Notes to the Consolidated Financial Statements

F-
33

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 18 - BUSINESS ACQUISITION PAYABLE

	December 31, 2021	December 31, 2020

Opening balance	$2,439,529	$1,043,314

Contingent consideration changes related to CSA (Note 17)	(853,308)	879,066

Contingent consideration changes related to kanepi (Note 17)	(171,092)	568,638

Effect of foreign exchange differences	(16,157)	(51,489)

	1,398,972	2,439,529

Current portion	1,398,972	1,594,297

Non-current portion	—	845,232

	$1,398,972	$2,439,529
During the year ended December 31, 2021, the Company determined that the amount of the contingent consideration recognized at the date of acquisition of Construction Systems Associates, Inc. USA (“CSA”) would not be payable as the operational performance metrics were not expected to be achieved. In addition, the fair value of the contingent consideration recognized at the date of acquisition for kanepi Group Pty Ltd. and its subsidiaries (“kanepi”) was remeasured based on management’s estimate of the likelihood the performance metrics would be met by October 2022, resulting in a decrease in fair value and an offsetting amount recognized as other income.
At December 31, 2021, $383,368 of contingent consideration payable remains associated with the kanepi acquisition. The remaining balance of $1,015,604 relates to the acquisition consideration payable associated with the Field Diagnostic Services, Inc. (“FDSI”) acquisition completed in 2017.
NOTE 19 - SHARE CAPITAL

a)	Common shares
The Company has an unlimited number of authorized voting shares with no par value. The following is a summary of shares issued during the year ended December 31, 2021. The Company issued 71,190 common shares on exercise of Restricted Share Units (“RSUs”) (Note 20(b)).
Brokered public offering
On April 15, 2021, the Company closed a public offering of 2,300,000 units of the Company at a price of $6.30 per unit for aggregate gross proceeds of $14,490,000. Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $8.55 for 36 months following closing subject to adjustment in certain events.
The public offering was brokered, and the underwriting agent received cash commissions of $1,014,300 or 7% of the gross proceeds under the offering. In addition, the Company also incurred $459,986 of share issuance costs in connection with the offering, for total net proceeds of $13,015,714. Net proceeds were allocated $12,395,918 to share capital with the residual of $619,796 allocated to warrants which is included in contributed surplus in the consolidated statement of changes in equity for the year ended December 31, 2021.
Non-brokered private placement offering
On August 13, 2021, the Company completed a non-brokered private placement, pursuant to a subscription agreement dated July 12, 2021, of 75,676 units of the Company at a unit price of $5.55 for gross proceeds of $420,000. Each unit consists of one common share and one share purchase warrant at an exercise price of $8.55 per common share with warrants expiring April 2024. Net proceeds of $420,000 were allocated fully to the common shares.

31
  |  Notes to the Consolidated Financial Statements

F-
34

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 19 - SHARE CAPITAL (continued)

Conversion of 2021 Convertible Debentures
On August 13, 2021, the Company extinguished 99.2% of the principal and accrued interest of the 2021 Debentures (Note 14(b)). The principal and interest payable balance of converted debentures was settled by issuing an aggregate of 2,107,787 common shares and 2,107,787 common share purchase warrants. The value of the common shares at August 13, 2021, net of transaction costs was $14,436,728. See Note 15 for description of warrants issued.
USD Brokered public offering
On November 29, 2021, the Company closed a public offering of 2,100,000 units of the Company at US$4.50 per unit for aggregate gross proceeds of $12,040,198 (US$9,450,000) and net proceeds of $10,912,251 after underwriting discounts and commissions payable. On December 3, 2021, an additional 315,000 units, representing the over-allotment option under the offering, were issued for aggregate gross proceeds of $1,820,070 (US$1,417,450) and net proceeds of $1,674,464. Each unit consists of one common share of the Company and one common share purchase warrant. Each warrant entitles the holder to purchase one common share, a warrant share, at an exercise price of US$4.75 per warrant share for five years following closing subject to adjustment in certain circumstances. The common shares and the share purchase warrants were issued separately.
Gross proceeds were allocated $5,302,004 to the warrants with the residual of $8,558,264 allocated to share capital. Transaction costs of $1,738,087 associated with the issuance of the units were allocated proportionately with the allocation of gross proceeds with $1,073,262 net against share capital and $664,825 allocated to finance costs (Note 22).
The Company also issued warrants to the underwriter of the offering to purchase 126,000 common shares at an exercise price of US$4.95 which are exercisable to May 22, 2025. The fair value of these warrants of $162,947 were recorded to contributed surplus and are considered transaction costs of which a portion is expensed in the consolidated statements of loss and comprehensive loss.
In addition to the transaction costs associated with the issuance of the units, the Company incurred additional expenses related to the registration process and listing of its common shares on the NASDAQ which are included in general and administrative costs in the consolidated statements of loss and comprehensive loss.
Common shares in escrow
At December 31, 2021, the Company has 681,024 (December 31, 2020 - 1,674,284; December 31, 2019 - 2,381,826) common shares subject to escrow conditions resulting from business combinations and asset acquisitions in prior years. There were no additional common shares subject to escrow conditions added during the year ended December 31, 2021. Escrow restrictions will be released on 458,599 shares in the year ending December 31, 2022, and the remaining 222,425 shares in the year ending December 31, 2023.

32
  |  Notes to the Consolidated Financial Statements

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35

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 19 - SHARE CAPITAL (continued)

Shares issued for debt settlement
During February and September 2019, the Company issued 1,964 and 5,000 common shares respectively for settlement of outstanding debt to vendors for services provided. The Company valued these common shares based on the trading price of the Company’s shares on the date of issuance.

b) Warrants
The Company’s warrants outstanding at December 31, 2021, 2020 and 2019 are as follows and includes warrants classified as equity-settled and warrants classified as financial liabilities (Note 15):

	Number of Warrants	Weighted Average Exercise Price $

December 31, 2018	1,104,378	$ 13.50

Issued	19,957	$ 14.46

Exercised	(133,176)	$ 12.96

Expired	(209,899)	13.50

December 31, 2019	781,260	$ 13.80

Issued	2,433,081	13.72

Exercised	(1,228,935)	12.06

Expired	(53,880)	13.31

December 31, 2020	1,931,526	$ 14.82

Issued	7,140,223	7.64

Expired	(589,820)	13.97

December 31, 2021	8,481,929	$ 8.83
During the year ended December 31, 2021, the Company issued share purchase warrants in conjunction with the following transactions:
Equity classified warrants

•
115,760 warrants to brokers in connection with the issuance of the 2021 Debentures (Note 14(b)). Warrants issued to brokers are denominated in USD with exercise prices that range between $4.12 (US$3.42) and $8.28 (US$6.60) and are exercisable for 24 months with maturity dates ranging from December 2022 to May 2023.

The total fair value of warrants issued to brokers of $294,894 was calculated using the Black-Scholes model with the following weighted average inputs and assumptions: issue date share price of $6.39; exercise price of $5.85; risk-free rate of 0.26%; expected life of 1.88 years; expected volatility of 69%; and no expected dividends.

•	2,300,000 warrants in connection with the April 15, 2021 public offering (Note 19(a));

•	75,676 warrants in connection with the non-brokered private placement offering (Note 19(a)); and

•
126,000 warrants issued to the underwriter of the November 2021 USD public offering (Note 19(a)). The total fair value of warrants of $162,947 was calculated using the Black-Scholes model with the following inputs and assumptions: issue date share price of $5.70; exercise price of $6.31; risk-free rate of 1.04%; expected life of 3.48 years; expected volatility of 45%; and no expected dividends.

33
  |  Notes to the Consolidated Financial Statements

F-
36

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 19 - SHARE CAPITAL (continued)

Derivative liability warrants

•	2,107,787 warrants in connection with the August 13, 2021, conversion and interest settlement of the majority of the 2021 Debentures (Note 14(b)); and

•	2,415,000 warrants in connection with the November 2021 USD public offering (Note 19(a); Note 15).
Warrants outstanding at December 31, 2021 were as follows:

Expiry Date	Exercise Price $	Outstanding Warrants

June 2022	15.00	19,584

July 2022	14.25	525,114

December 2022	5.63	1,000

January 2023	5.72	37,400

January 2023	6.97	25,400

February 2023	7.80	8,000

March 2023	8.28	9,000

May 2023	4.12	34,960

April 2024	8.55	2,375,676

June 2024	22.50	3,333

August 2024	8.60	2,107,787

January 2025	16.20	611,027

May 2025	6.31	126,000

July 2025	14.25	182,648

November 2026	6.05	2,415,000

	$ 8.83	8,481,929
The weighted average remaining contractual life of outstanding warrants was 3.09 years at December 31, 2021 (December 31, 2020 - 2.29 years; December 31, 2019 - 1.37 years). Exercise prices for warrants denominated in USD as presented above were converted to the C$ equivalent exercise prices on the date of the applicable transaction.

34
  |  Notes to the Consolidated Financial Statements

F-
37

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 20 – SHARE-BASED PAYMENT ARRANGEMENTS
The Company has an equity incentive plan (the “Plan”) which allows management to grant incentive stock options, non-statutory stock options, share appreciation rights, restricted share awards, restricted share unit awards, and other share awards to selected directors, employees, and consultants. A maximum of 10% of the issued and outstanding common shares of the Company may be reserved for issuance under the Plan.
The Company recorded share-based compensation as follows.

	Year Ended December 31,
	2021	2020	2019
Stock options (a)	$908,293	$677,452	$820,613
Restricted share units (b)	959,622	776,783	647,748
Total	$1,867,915	$1,454,235	$1,468,361

a)	Stock Options
The board of directors or designated committee set the terms of the share-based payment arrangements under the Plan; however, the general terms of stock options are as follows. The options have a maximum term of 10 years and vest as to 33% on each anniversary date of the date of grant over three years. In limited cases, options vest immediately. For the majority of grants, the exercise price is equal to the closing price of the Company’s common shares on the grant date. On the date the option holder ceases to be employed, vested options are exercisable for a period of three months following that date, and unvested options are forfeited. Compensation is recognized on a graded vesting basis over the vesting period.
Movement in the number of stock options outstanding and their related weighted-average exercise prices were as follows:

	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
	2021	2021	2020	2020	2019	2019
Opening balance	423,303	$11.01	349,657	$11.48	95,000	$11.70
Granted	487,775	7.10	153,828	9.99	323,278	11.20
Exercised	–	–	(7,639)	10.50	(50,838)	10.62
Forfeited	(40,088)	9.87	(32,777)	11.52	(17,783)	10.35
Expired	(4,201)	11.03	(6,433)	10.67	–	–
Cancelled	–	–	(33,333)	10.50	–	–
Outstanding at December 31	866,789	$8.81	423,303	$11.01	349,657	$11.48
Exercisable at December 31	275,473	$11.10	161,244	$11.70	17,014	$12.87

35
  |  Notes to the Consolidated Financial Statements

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3
8

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 20 – SHARE-BASED PAYMENT ARRANGEMENTS (continued)

a)	Stock Options (continued)

The following summarizes information about the Company’s stock options outstanding at December 31, 2021:

	Options Outstanding			Options exercisable
Range of prices	Number	Weighted average exercise price	Weighted average life (years)	Number	Weighted average exercise price

$5.67 - $8.70	506,502	$6.88	9.0	25,389	$6.56

$8.71 - $10.95	200,706	$10.67	4.9	138,622	$10.57

$10.96 - $12.59	104,303	$11.78	6.1	71,461	$11.78

$12.60 - $18.02	55,278	$14.11	6.4	40,001	$14.59

	866,789	$8.81	7.5	275,473	$11.10
At December 31, 2021, if all exercisable options were exercised total cash received would be $3,057,750 (December 31, 2020 - $1,886,555; December 31, 2019 - $1,206,687). Unrecognized share-based compensation expense related to unvested stock options granted was $1,824,812 at December 31, 2021 (December 31, 2020 - $710,934; December 31, 2019 - $1,061,013).
Measurement of fair values for equity-settled arrangements
The weighted average fair value of stock options granted during the year ended December 31, 2021 of $4.25 per option, or $2,061,007 (December 31, 2020 - $4.54 per option or $698,949; December 31, 2019 - $4.91 per option or $1,597,043) was calculated at the grant date using the Black-Scholes model with the following weighted average assumptions and inputs.

	2021	2020	2019

Grant date share price	$ 7.00	$ 8.93	$ 10.88

Exercise price	$ 7.10	$ 9.74	$ 11.13

Risk-free rate	1.32%	0.36%	1.57%

Expected life, years	6.2 years	5.0 years	3.9 years

Expected volatility	75%	66%	54%

Expected dividends	– %	– %	– %

Forfeiture rate	7%	– %	10%
Expected volatility is based on an evaluation of the historical volatility of the Company’s share prices since the Company commenced trading which is a reasonable approximation of the volatility over the expected term of the stock option. The expected term of the options has been based on historical experience and general option holder behavior. The forfeiture rate reflects the anticipated level of forfeitures of options in the future.

b)	Restricted Share Units (“RSUs”)
RSUs are granted to directors, employees and consultants and each RSU entitles the holder to one common share at the end of the vesting period. RSUs have various terms ranging from immediate vesting to vesting on either the first, second or third anniversary of the grant date, or as to 33% on each anniversary date of the grant over three years. Compensation is recognized on a graded vesting basis over the vesting period. The Company issues common shares to the RSU holder equal to the number of vested RSUs at the RSU holders’ request.

36
  |  Notes to the Consolidated Financial Statements

F-
39

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 20 – SHARE-BASED PAYMENT ARRANGEMENTS (continued)

b)	Restricted Share Units (“RSUs”) (continued)

The Company’s obligation to issue shares on the vesting of RSUs is an unfunded and unsecured obligation of the Company. A continuity of RSUs is as follows:

Number of RSUs	2021	2020	2019

Outstanding at January 1	222,222	151,790	101,778

Granted	73,164	123,797	71,640

Exercised 1	(71,190)	(35,877)	(11,905)

Forfeited	(7,074)	(3,332)	(9,723)

Withheld 1	(8,448)	(14,156)	–

Outstanding at December 31	208,674	222,222	151,790

Exercisable at December 31	115,468	33,516	32,036

1
71,190 common shares issued on exercise of 79,638 RSUs at a weighted average grant date exercise price of $8.87. Certain RSU holders elected for RSUs exercised to be settled net of any tax withholding obligations.

The fair value of each RSU is based on the market price of the Company’s common shares on the date of grant and the total fair value of RSUs granted in the year ended December 31, 2021 was $528,028 (December 31, 2020 - $1,069,042; December 31, 2019 - $829,976). Unrecognized share-based compensation expense related to unvested RSUs was $277,686 at December 31, 2021 (December 31, 2020 - $807,830; December 31, 2019 - $702,373).
NOTE 21 – NON-CONTROLLING INTEREST
In April 2019, the Company obtained control over Agnity and its subsidiaries via a business combination and the non-controlling interest (“NCI”) was measured at 100% of the acquired net identifiable assets of Agnity at the date of acquisition. Agnity develops and sells software applications and technology services that enable telecommunication service providers, network equipment manufacturers and enterprises to design, develop, and deploy communication-centric application solutions on a world-wide basis. Having control of Agnity has enabled the Company to gain access to Agnity’s patented technology and its customer base. In addition, Agnity’s communication platform ensures that AssetCare deployments around the globe are assured of connectivity, supported by Agnity telecommunication solutions.
The movement in the equity attributable to the non-controlling interest in the Company is detailed in the consolidated statements of changes in equity. There was no change to the non-controlling interest percentage in the years ended December 31, 2021, 2020 or 2019.

37
  |  Notes to the Consolidated Financial Statements

F-
40

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 21 – NON-CONTROLLING INTEREST (continued)

The following table summarizes the information relating to Agnity before any intercompany eliminati ons.

		December 31, 2021	December 31, 2020

NCI percentage		100%	100%
		Recast (Note 2)	Recast (Note 2)

Current assets		$11,906,502	$7,778,252

Non-current assets		5,111,714	8,081,135

Current liabilities		(8,752,552)	(7,107,244)

Non-current liabilities		(5,598,783)	(6,185,049)

Net assets attributable to NCI		$2,666,881	$2,567,094

For the years ended	December 31, 2021	December 31, 2020	December 31, 20 19
	Recast (Note 2)	Recast (Note 2)	Recast (Note 2)

Revenue	$11,966,226	$11,548,811	$6,010,753

Income (loss) allocated to NCI	63,387	1,586,588	590,056

Other comprehensive income allocated to NCI	138,655	159,749	176,711

Total comprehensive income attributable to NCI	$202,042	$1,746,337	$766,767

Cash flows (used in) provided by operating activities	$(1,859,900)	(405,548)	483,245

Cash flows used in investing activities	(578,483)	–	(3,731)

Cash flows (used in) provided by financing activities	2,081,137	655,347	(417,068)

Foreign exchange impact on cash held in USD	(6,383)	155,274	5,976

Net (decrease) increase in cash and cash equivalents	$(363,629)	$405,073	$68,422
NOTE 22 - FINANCE COSTS

	Year Ended December 31,

	2021	2020	2019

Interest on loans and borrowings (Note 12)	$1,179,234	$1,272,512	$918,682

Interest on convertible debentures (Note 14)	5,740,346	4,410,206	2,130,247

Interest on lease liabilities (Note 8)	137,245	350,792	168,571

Transaction costs expensed 1	1,471,219	–	–

Other finance costs	90,750	–	–

Total finance costs	$8,618,794	$6,033,510	$3,217,500

1
Transaction costs include costs incurred associated with financing or equity transactions that are not otherwise netted against the debt or equity instrument. The majority of costs are associated with the USD brokered public offering (Note 19(a)), the 2021 Debentures (Note 14(b)), the Fiera term loan amendment (Note 12) and the ATB facility amendment (Note 13).

See
N
ote 31 (a) and (b) for subsequent changes to Fiera loan.

38
  |  Notes to the Consolidated Financial Statements

F-
41

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 23 - FAIR VALUE LOSS (GAIN) ON DERIVATIVES

Year Ended December 31,

2021

Gain on embedded derivatives 1	$(784,261)

Deferred charge loss 1	1,615,102

Loss on substantial modification and conversion 1	8,571,881

Gain on warrant liability remeasurement (Note 15) 2	(3,362,601)

Total	$6,040,121

1	Associated with the 2021 Debentures (Note 14(b)) of which the majority is realized at December 31, 2021.

2	Change in fair value unrealized (Note 26).
NOTE 24 - OTHER INCOME

	Year Ended December 31,

	2021	2020	2019

Government assistance 1	$(4,201,822)	$(2,775,677)	$–

US Government loan forgiveness 2 (Note 16)	(1,825,237)	(124,507)	–

Derecognition of contingent consideration (Note 18)	(1,010,024)	–	–

Other	(89,014)	(32,158)	(167,913)

Total other income	$(7,126,097)	$(2,932,342)	$(167,913)

1
Majority represents amounts received from the Canadian Government for wage and rental subsidies associated with COVID-19. The amount of government assistance available is dependent on the programs in place and the Company’s eligibility for these programs.

2	Includes other income recognized as below market interest rate benefit.
NOTE 25 - INCOME TAXES
a) Amounts recognized in net loss

	Year Ended December 31,

	2021	2020	2019

Current tax expense

Current year	157,303	(295,709)	181,895

Changes in estimates related to prior years	–	–	–

	157,303	(295,709)	181,895

Deferred tax expense (recovery)

Origination and reversal of temporary differences	(13,161,689)	(10,744,803)	(6,261,674)

Change in unrecognized deferred income tax assets	11,339,580	10,076,594	3,569,361

	(1,822,109)	(668,209)	(2,692,313)

Tax expense (recovery)	$(1,664,806)	$(963,918)	$(2,510,418)

39
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 25 - INCOME TAXES (continued)

b) Reconciliation of effective tax rate

The following table is a reconciliation of income tax expense (recovery), at the Canadian income tax rate and the amount of reported income tax recovery in the consolidated statements of loss and comprehensive loss. The Company’s operations are subject to income taxes primarily in Canada and the United States.

	Year Ended December 31,

	2021	2020	2019

Loss before taxes	$(46,364,119)	$(35,824,882)	$(30,405,252)

Statutory income tax rate 1	27%	27%	27%

Income tax recovery at statutory rate	(12,518,312)	(9,672,718)	(8,209,418)

Increase (decrease) in taxes resulting from:

Change in deferred tax assets not recognized	11,339,580	10,076,594	3,569,361

Foreign tax rate and other foreign tax differences	(2,089,761)	(2,293,503)	(1,015,536)

Change in enacted rates	608,064	(58,050)	–

Share issuance costs and other	(828,082)	126,247	49,210

Non-deductible transaction costs	38,776	424,828	2,664,789

Other non-deductible items	1,784,929	432,684	431,176

Tax expense (recovery)	$(1,664,806)	$(963,918)	$(2,510,418)

1	Comprised of the Canadian Federal effective corporate tax rate of 15.0% and blended provincial tax rates.
c) Movement in deferred tax balances
The significant components of the Company’s deferred income tax asset (liabilities) are as follows:

	At December 31, 2020	Recovery/ (expense) through earnings	Recovery/ (expense) through equity	Recovery/ (expense) through OCI	At December 31, 2021

Property and equipment	$261,661	$(195,977)	$–	$2,575	$68,259

Intangible assets	(5,012,355)	1,415,370	–	73,801	(3,523,184)

Loans and accrued liabilities	(1,714,850)	1,471,654	–	(1,816)	(245,012)

Share issuance costs	27,453	25,467	–	–	52,920

Foreign exchange	–	(6,765)	–	24	(6,741)

Non-capital losses/net operating losses	2,269,186	(887,640)	–	(18,845)	1,362,701

Total	$(4,168,905)	$1,822,109	$–	$55,739	$(2,291,057)

	At December 31, 2019	Acquired in business combinations	Recovery/ (expense) through earnings	Recovery/ (expense) through equity	Recovery/ (expense) through OCI	At December 31, 2020

Property and equipment	$–	$(376)	$263,436	$–	$(1,399)	$261,661

Intangible assets	(5,321,008)	(1,136,429)	1,280,692	–	164,390	(5,012,355)

Loans and accrued liabilities	(1,696,435)	–	(41,233)	24,000	(1,182)	(1,714,850)

Share issuance costs	–	–	27,453	–	–	27,453

Foreign exchange	(39,533)	–	39,533	–	–	0

Non-capital losses/net operating losses	3,202,361	–	(901,672)	–	(31,503)	2,269,186

Total	$(3,854,615)	$(1,136,805)	$668,209	$24,000	$130,306	$(4,168,905)

40
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 25 - INCOME TAXES (continued)

d)	Deferred tax assets not recognized and tax losses carried forward
The Company recognizes deferred tax assets to the extent that it is probable that future taxable profit will be available against which the Company can utilize the benefits of the deductible temporary differences and unused tax losses. Deductible temporary differences and unused tax losses for which a future benefit has not been recognized as a deferred tax asset include the following:

	Year Ended December 31,

	2021	2020

Net operating losses - United States	$77,415,498	$55,395,751

Non-capital losses - Canada	68,018,286	45,619,846

Foreign tax losses	157,602	865,599

Investment tax credits and research and development expenditures	6,603,163	6,603,287

Property and equipment	948,765	753,467

Share issuance costs	6,510,677	1,282,965

Other	2,046,890	1,922,194

	$161,700,881	$112,443,109
The Company has net operating losses of approximately US$60,837,326 and non-capital losses of approximately $70,204,681 (2020: US$44.1 million and $49.6 million) which are available to reduce future year’s taxable income in the United States and Canada, respectively. The net operating losses will start expiring in 2029 while the non-capital losses will start expiring in 2027 if not utilized.
The Company has foreign tax losses in various jurisdictions of approximately $2,307,882 (2020 - $1.2 million) which are available to reduce future year’s taxable income in their respective countries. The losses have expiry dates ranging from five years to indefinite life. The investment tax credit balance is $500,000 (2020 - $500,000) which is available to reduce future year’s taxes payable in Canada. The investment tax credits begin to expire in 2022 if not utilized.
Management estimates future income using forecasts based on the best available current information. No deferred tax liability has been recognized at December 31, 2021 or December 31, 2020 on temporary differences associated with earnings retained in the Company’s investments in foreign subsidiaries in which it has an equity percentage. The Company is able to control the timing of the reversal of these differences and currently has no plans in the foreseeable future to repatriate any funds in excess of its foreign investment.

41
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 26 - FINANCIAL INSTRUMENTS

a)	Classification and measurement of financial assets and liabilities by category
The following represents the carrying values of the financial assets and liabilities of the Company and the associated measurement basis for each balance.

Financial assets	Measurement basis	December 31, 2021	December 31, 2020

Cash and cash equivalents	Amortized cost	$4,588,057	$1,110,889

Trade and other receivables 1	Amortized cost	14,329,781	11,224,017

Long-term receivables	Amortized cost	740,431	2,536,272

Derivative asset	FVTPL	—	131,400

		$19,658,269	$15,002,578

Financial liabilities

Bank indebtedness	Amortized cost	$3,460,109	$976,779

Trade payables and accrued liabilities 1	Amortized cost	12,003,979	12,693,256

Loans and borrowings	Amortized cost	13,215,601	13,152,300

Lease liabilities 2	Amortized cost	1,045,472	3,945,076

2019 Debentures - host liability 3	Amortized cost	22,185,170	19,534,988

2021 Debentures - host liability 3	Amortized cost	69,034	—

2021 Debentures embedded derivative	FVTPL	41,506	—

Warrant liability - business acquisition	FVTPL	709,835	710,924

Warrant liabilities - derivatives (Note 15)	FVTPL	7,975,137	—

Business acquisition payable	Amortized cost	1,398,972	2,439,529

Other liabilities	Amortized cost	—	6,236,415

		$62,104,815	$59,689,267

1
Excludes amounts for indirect taxes, income taxes and contract asset, where applicable. Note 27 describes credit risk associated with trade receivables including reconciliation of expected credit loss allowance.

2	Lease liabilities are not subject to classification in the fair value hierarchy.

3	2019 Debentures (Note 14(a)) and 2021 Debentures host liability (Note 14(b)).
Financial instruments not measured at fair value
The carrying values of the financial assets and liabilities where the measurement basis is other than FVTPL approximate their fair values due to the immediate or short-term nature of these instruments considering there have been no significant changes in credit and market interest rates since origination date.

b)	Measurement of fair value
The fair value hierarchy establishes three levels to classify the significance of inputs to valuation techniques used in making fair value measurements of all financial assets and liabilities (Note 32(L)). At December 31, 2021 and 2020, there were no financial assets or financial liabilities measured and recognized at fair value on a non-recurring basis subsequent to initial recognition.
The Company’s policy for determining when a transfer between levels of the fair value hierarchy occurs is to assess the impact at the date of the event or change in circumstance that could result in the transfer. During the year ended December 31, 2021, subscriptions payable included in other liabilities of $5,285,997 were transferred from Level 2 to Level 3 on issuance of the 2021 Debentures, of which only $110,540 remain at December 31, 2021 (Note 14(b)). There were no other transfers between levels during the year ended December 31, 2021.

42
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 26 - FINANCIAL INSTRUMENTS (continued)

b)	Measurement of fair value (continued)

Valuation methodologies used in the measurement of fair value for Level 2 financial assets and financial liabilities
The measurement of Level 2 financial assets and liabilities is made by reference to the inputs used to determine the fair value of each instrument using an appropriate valuation method. The fair value of long-term receivables is based on the present value considering the expected time of collection of the long-term contracts.
The fair value of loans and borrowings approximates their carrying value and has been determined by discounting the contractual cash flows using implied yields of obligations with similar credit risk and maturities. The fair value of the host liability for the 2019 Debentures approximates the carrying value and the fair value was initially calculated using a discount rate of 25% for an equivalent, non-convertible loan at the date of issue. The warrant liability associated with a previous business combination is measured based on the amount of cash that is payable in certain circumstances. A portion of other liabilities at December 31, 2020, represent subscriptions payable and the carrying amount of these balances approximates fair value.
Valuation methodologies used in the measurement of fair value for Level 3 financial liabilities
2021 Debentures
The fair value of the entire financial instrument associated with the 2021 Debentures was determined using a partial differential equation model for convertible debt which considered that the convertible debt consists of two components, each having different default risks. The model calculates the value based on key inputs, which impact the value of the convertible debt including: yield to maturity, principal and coupon payments, share price, exercise price, volatility, term, risk free rates and dividends. The risk adjusted discount rate was applied in determining yield to maturity and this is the most significant unobservable input, and the estimated fair value would increase (decrease) if the risk-adjusted discount rate were lower (higher).
The 2021 Debentures include an embedded derivative for the conversion option. The fair value of the embedded derivative was determined using the same methodology as above adjusted for the nature of the instrument. The embedded derivative includes a foreign currency component which reflects the foreign exchange exposure to convert a USD denominated liability to common shares which are denominated in Canadian dollars. The fair value of the embedded derivative was determined first with the residual of the total fair value of the instrument allocated to the host debt. The embedded derivative will be remeasured at each period end with changes in the fair value recognized in the consolidated statements of loss and comprehensive loss.
The Company determined that at the initial recognition date, which was the date of issuance of the debentures, that the fair value of the financial instruments was in excess of the transaction price for tranches one through five (i.e., the fair value of the proceeds received) and the fair value of the tranche six financial instrument was equal to the proceeds received. There were fluctuations in the fair value inputs that arose in the period between the closing of tranches one through five of the Offering and the date of the actual issuance of the debenture certificates. As such the difference between the fair value and transaction price was deferred at initial recognition and the deferred difference was recognized as a loss as factors including the passage of time were met which required recognition. The reconciliation of the opening to closing balances associated with the 2021 Debentures is presented in Note 14(b) including fair value changes.
The 2021 Debentures were derecognized at July 12, 2021 (with the exception of the US$75,000 principal balance which did not convert) as the instruments were substantially modified, and a new financial liability measured at FVTPL was recognized. The fair value was based on the price of common shares at July 12, 2021 and the warrant value was determined using the Black-Scholes model. These instruments were remeasured directly before conversion to equity. The remaining instruments are warrant liabilities as described following.
Warrant liabilities
With the exception of the warrant liability associated with a previous acquisition, the fair value of warrant liabilities is measured on a recurring basis using the Black-Scholes model based on the quoted price of the Company’s common stock in an active market, expected volatility, expected life and risk-free rate (Note 15).

43
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 26 - FINANCIAL INSTRUMENTS (continued)

b)	Measurement of fair value (continued)

Business acquisition payable
The business acquisition payable consists of contingent consideration payable, the values of which were determined using a discounted cash flow model based on the present value of probability weighted average amount of expected payments discounted at an appropriate discount rate. The reconciliation of the opening to closing balances for Level 3 fair values are presented in Note 18.
NOTE 27 – CAPITAL AND RISK MANAGEMENT
Capital and Risk Management
The Company’s objective and polices for managing capital are to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital. The Company manages its capital structure and makes changes based on economic conditions including the impact of the ongoing pandemic, risks that impact the consolidated operations and future significant capital investment opportunities. In order to maintain or adjust its capital structure, the Company may issue new equity instruments or raise additional debt financing.
The Company is exposed to a variety of financial risks by virtue of its activities: liquidity risk, credit risk, interest rate risk and currency risk. The Board of Directors has overall responsibility for the determination of the Company’s capital and risk management objectives and policies while retaining ultimate responsibility for them. The Company’s overall capital and risk management program has not changed throughout the year. It focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on financial performance. Risk management is carried out by the finance department under policies approved by the Board of Directors. The finance department identifies and evaluates financial risks in close cooperation with management.
The Company’s risks related to financial instruments and the Company’s strategy to manage risks, are described below.
a) Liquidity risk
Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due in the normal course of business. The Company generally relies on funds generated from operations and external financing to provide sufficient liquidity to meet expected operating requirements. The Company manages its liquidity risk by monitoring its operating requirements, reducing costs where possible and applying for any available government COVID-19 support to support its business. The Company also engaged in fundraising activities throughout the year. Cash and cash equivalents as at December 31, 2021 were $4,588,057 (December 31, 2020 - $1,110,889).
Total working capital deficit increased to $42,108,177 at December 31, 2021 from $13,052,702 at December 31, 2020. Current assets increased by $6,712,207 at December 31, 2021 from December 31, 2020, the majority of which are increases in cash and cash equivalents and trade and other receivables. Current liabilities increased by $35,767,682 at December 31, 2021 from December 31, 2020; however, management anticipates a portion of this amount will not be paid in cash due to the nature of the instruments as detailed in the table following. Liquidity risk has increased during the year ended December 31, 2021, and current liquidity levels are not adequate to fund the working capital deficiency at December 31, 2021. The Company anticipates it will need additional financing to meet its current and future demands and the Company is in the process of securing additional financing; however, a material uncertainty exists that may cast doubt on the Company’s ability to continue as a going concern (Note 2).

44
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 27 – CAPITAL AND RISK MANAGEMENT (continued)

a)	Liquidity risk (continued)

Maturities of financial liabilities
The Company’s carrying values of financial liabilities and the contractual undiscounted cash flows associated with these liabilities broken into relevant maturity grouping based on their contractual maturities are as follows:

At December 31, 2021		Undiscounted Contractual Cash Flows
	Carrying Amount	< 1 year	1 – 2 years	> 2 years	Total

Bank indebtedness 1	$3,460,109	$3,460,109	$–	$–	$3,460,109

Trade payables and accrued liabilities	12,421,309	12,421,309	–	–	12,421,309

Loans and borrowings 2	13,215,601	11,763,697	786,123	–	12,549,820

Lease liabilities 3	1,045,472	521,506	534,241	179,281	1,235,028

2019 Debentures	22,185,170	24,630,375	–	–	24,630,375

2021 Debentures	110,540	7,635	103,073	–	110,708

Warrant liabilities 4	8,880,038	709,835	–	–	709,835

Business acquisition payable	1,398,972	1,398,972	–	–	1,398,972

	$62,717,211	$54,913,438	$1,423,437	$179,281	$56,516,156

1	No contractual maturity. Excludes interest charged on facility as detailed in Note 13.

2
Includes term loan with a carrying value of $9,275,683 classified as current due to covenant breach. Assuming term loan is repaid in accordance with agreement to maturity, the undiscounted contractual cash flows for loans and borrowings would be $2,933,739, $5,472,193, and $4,143,888 , respectively for the periods presented above.

3	Variable costs due under leases not included in this amount. Minimum payment related to leases which have not yet commenced are not included in this amount. See Note 29.

4
Majority of liability will be settled by issuing common shares of the Company when warrants are exercised during the year. The remaining amount may be settled in cash or common shares of Agnity (Note 15).

As at December 31, 2020		Undiscounted Contractual Cash Flows
	Carrying Amount	< 1 year	1 – 2 years	> 2 years	Total

Bank indebtedness	$976,779	$976,779	$–	$–	$976,779

Trade payables and accrued liabilities	12,924,256	12,924,256	–	–	12,924,256

Loans and borrowings	13,152,300	4,248,351	2,617,443	8,796,757	15,662,551

Lease liabilities	3,945,076	1,131,528	939,108	2,815,695	4,886,331

2019 Debentures	19,534,988	2,350,750	24,629,655	–	26,980,405

Warrant liabilities	710,924	710,924	–	–	710,924

Business acquisition payable	2,439,529	1,594,297	845,232	–	2,439,529

Other liabilities	6,236,415	6,003,838	232,577	–	6,236,415

	$59,920,267	$29,940,723	$29,264,015	$11,612,452	$70,817,190

b)	Credit risk
Credit risk is the risk that a third party might fail to discharge its obligations under the terms of a financial contract. Credit risk is limited to the following instruments and the Company’s maximum exposure to credit risk is the carrying value of the financial assets (Note 26(a)).
The Company is mainly exposed to credit risk from credit sales. Management of the Company monitors the creditworthiness of its customers by performing background checks on all new customers. Further, management monitors the frequency of payments from ongoing customers and performs frequent reviews of outstanding balances. The Company considers that there has been a significant increase in credit risk when contractual payments are more than 90 days past due.

45
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 27 – CAPITAL AND RISK MANAGEMENT (continued)

b)	Credit risk (continued)

Provisions for outstanding balances are established based on forward-looking information and revised when there are changes in circumstances that would create doubt over the receipt of funds. Such reviews are conducted on a continued basis through the monitoring of outstanding balances as well as the frequency of payments received. Accounts receivable amounts are completely written off once management determines the probability of collection to be remote.
Trade and other receivables, unbilled revenue and long-term receivables are from individual customers and are not assessed based on external credit rating agencies. The Company uses a provision matrix to measure the lifetime expected credit loss (“ECL”) of these balances. Receivables are grouped based on similar credit risk profiles and days past due. Loss rates are based on actual credit loss experience and reflect the forward looking conditions over the expected life of the receivable. As of December 31, 2021, substantially all of the Company’s trade receivables were outstanding for less than 60 days and a loss rate of 1% was applied in determining the ECL. The majority of the ECL is based on specific provisions related to specific customers.
The movement in the ECL allowance related to trade receivables and long-term receivables was as follows (Note 6):

	December 31, 2021	December 31, 2020

Beginning balance	$606,030	$382,901

Increase in loss allowance	1,162,537	443,961

Amounts written off during the year as uncollectible	(65,930)	(220,832)

Effects of movement in exchange rates	4,581	–

Total	$1,707,218	$606,030

c)	Market risk
Market risk is the risk that changes in market prices such as interest rates or foreign exchange rates will affect the Company’s results or value as a result of holding these financial instruments. The object of market risk management is to manage and control market risk exposures within acceptable parameters given the nature of the business.
Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its credit facility and as this instrument is subject to variable rate interest. Management does not believe interest rate risk is currently material to its business.
Foreign currency risk
Currency risk is the risk that the fair values or future cash flows of the Company’s financial instruments will fluctuate because of changes in foreign currency rates and the degree of volatility of these rates. The Company conducts its business in the regions of Canada, Asia-Pacific, the United States and Europe, the Middle East and Africa, which gives rise to exposure to markets from changes in foreign currency rates. Currently, the Company does not use derivative instruments or other measures to reduce its exposure to foreign currency risk.
At December 31, 2021, the C$ equivalent carrying amount of the Company’s USD denominated monetary assets and liabilities was $14,554,193 (December 31, 2020 - $8,291,005) and $11,685,160 (December 31, 2020 - $16,398,521), respectively. Assuming all other variables remain constant, a fluctuation of +/- 5.0% in the exchange rate between C$ and USD would impact the net loss for the period by approximately $143,452 (December 31, 2020 - $405,376).

46
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 28 – RELATED PARTY TRANSACTIONS
The Company’s related parties includes its subsidiaries and key management personnel. During its normal course of operations, the Company enters into transactions with its related parties for goods and services that are measured at the amount exchanged.
Key management personnel compensation
Key management personnel include those persons having authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company defines key management personnel as key officers and directors.

For the years ended December 31,	2021	2020	2019

Salaries, management and directors’ fees	$1,613,502	$1,683,015	$1,460,296

Share-based payments	432,098	628,019	388,398

Total	$2,045,600	$2,311,034	$1,848,694
Other related party balances and transactions
1

	December 31, 2021	December 31, 2020

Due to principal owner of Agnity 2	$234,278	$813,023

Due to officer of Company for working capital loan 2	30,796	33,205

Due to key management personnel 2	121,852	116,091

Due to Agnity Communications Private Ltd. 3	1,111,521	1,138,630

Loan due to former shareholder of CSA 4	335,860	318,428
Amount due to related parties	$1,834,307	$2,419,377

1	Unless otherwise noted, all amounts due are unsecured, non-interest bearing and due on demand.

2	Included in trade accounts payable and accrued liabilities on the consolidated statements of financial position.

3
Associated with consulting services paid to a company partially owned by the principal owner of Agnity. Consulting services were $3,765,201 for the year ended December 31, 2021 (December 31, 2020 - $2,532,550
; December 31, 2019 - $1,630,119).
Balance due included in trade accounts payable and accrued liabilities on the consolidated statements of financial position.

4	Included in loans and borrowings (Note 12) on the consolidated statements of financial position.
NOTE 29 – COMMITMENTS AND CONTINGENCIES
Commitments
The Company has the following minimum payments for contractual commitments that are not recognized as liabilities at December 31, 2021, which are disclosed in Note 27(a) -
Risk Management, Liquidity Risk
.

	Undiscounted Contractual Cash Flows
	< 1 year	2 - 3 years	4 - 5 years	More than 5 years	Total

Variable lease payments 1	$396,719	$477,562	$125,275	$12,999	$1,012,555

Lease payments related to leases which have not yet commenced 2	104,702	2,589,330	2,762,597	12,636,454	18,093,083
	$501,421	$3,066,892	$2,887,872	$12,649,453	$19,105,638

1	Variable lease payments associated lease liabilities (Note 8).

2
In October 2021, the Company executed a 12-year lease for office space in Calgary, Alberta. Basic rent and estimated common expense payments commence in December 2022, preceded by a fixturing period which the Company will use to build out the space. The Company will receive a tenant improvement allowance which is expected to cover the majority of the costs.

47
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 29 – COMMITMENTS AND CONTINGENCIES (continued)

Contingencies
The Company may be party to legal proceedings and claims that arise in the ordinary course of business as either a plaintiff or defendant. The Company analyzes all legal proceedings and the allegations therein. The outcome of any proceedings, either individually or in the aggregate, is not expected to have a material adverse effect on the Company’s financial position, results of operations or liquidity.
NOTE 30 – SUPPLEMENTAL CASH FLOW INFORMATION
a) Changes in non-cash working capital

	2021	2020	2019

Trade and other receivables ( increase )	$ (3,342,737)	$ (2,006,780)	$ (169,896)

Long-term receivables decrease (increase)	1,682,646	(924,625)	(3,662,207)

Prepaid expenses and other assets decrease ( increase )	(591,737)	(1,119,123)	150,991

Trade payables and accrued liabilities (decrease) increase	(782,561)	2,513,477	1,102,361

Deferred revenue increase	1,045,868	632,839	447,511

Decrease in working capital	$ (1,988,521)	$ (904,212)	$ (2,131,240)
b) Changes in liabilities arising from financing activities

	2021	2020	2019

Balance of loans, borrowings and PPP loans, beginning of year	$ 14,102,718	$ 13,973,055	$ 78,285

New advances	10,664,916	8,726,766	16,539,700

Repayments of principal	(9,781,554)	(9,011,638)	(6,787,528)

Repayments of interest	(757,950)	(642,809)	(500,413)

Liability assumed	–	–	2,904,355

Liability related items

Assumption of loans in business combination	–	371,609	1,339,546

Forgiveness of PPP Loans	(1,835,237)	(124,507)	–

Finance fees paid	(191,310)	–

Non-cash related items

Accretion of interest and debt issuance costs	869,567	959,058	445,762

Loss on debt modification	138,908	–	–

Foreign exchange and other	5,543	(148,816)	(46,652)

Balance of loans, borrowings and PPP loans, end of year	$ 13,215,601	$ 14,102,718	$ 13,973,055

48
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 30 – SUPPLEMENTAL CASH FLOW INFORMATION (continued)

c) Non-cash investing and financing activities

For the years ended December 31,		2021	2020	2019

Value of shares issued in business combination		$–	$8,186,620	$13,320,000

Value of shares issued on conversion of 2021 Debentures	14(b)	$14,436,728	$–	$–

Value of share issued on conversion of 2019 Debentures		$–	$50,000	$–

Value of shares issued on AirFusion asset acquisition		$–	$820,000	$–

Settlement of liabilities through issuance of common shares or RSUs		$–	$143,002	$84,252

Non-cash accretion of interest included in finance cost		$3,015,294	$2,145,706	$909,158

Non-cash broker warrants compensation	19 (b)	$294,894	$–	$–

Non-cash underwriter warrants compensation	1 9 (b)	$162,947	$–	$–

Non-cash warrants consideration associated with credit facility		$195,066	$–	$–

Shares issued to extinguish the loan from Flow Capital		$–	$–	$606,495

Addition to right-of-use assets		$–	$599,861	$468,703

Addition to lease liabilities		$–	$599,861	$586,000
NOTE 31 – EVENTS AFTER THE REPORTING PERIOD
a) Financing of Electric Vehicle Development Projects
In conjunction with the Company’s agreements to provide AssetCare solutions to optimize Electric Vehicle (“EV”) charging efficiency at auto dealerships in the states of New York and California, on March 28, 2022, a subsidiary of the Company executed a promissory note with the Noteholder in the aggregate principal amount of US$15,000,000 (the “Note”).
The initial principal amount of US$5,000,000
(the “Loan”) was funded on April 1, 2022

and an additional US$10,000,000 was funded on May 5, 2022
.
The Loan matures on March 31, 2025
, with 10
% per annum interest payable monthly in arrears in USD. The Loan may not be prepaid unless authorized by the lender and is unsecured until certain conditions are met. The Loan contains representations, warranties and covenants which must be complied with to avoid an event of default which will allow the lender to demand repayment and increase the interest rate to 18%, amongst other implications.
The use of proceeds of is solely for the development of the Company’s EV dealership projects. In addition to the Loan, the Note requires certain income based payments, including sharing on a 50/50% basis, all EV, solar and carbon reduction related tax credits and incentives, be made from the borrower to the lender based on income resulting from this project over the term of the 20-year EV dealership projects. The Note is subject to change of control provisions and right of first refusal provisions for additional financing related to the EV projects.

On May 5, 2022, the Company, Carbon and Fiera executed a Subordination and Postponement Agreement (the “Subordination Agreement”), whereby the parties agreed that the security previously held by Fiera would be subordinate to the security to be granted to Carbon commencing on the date of the agreement. The security granted to Carbon means the EV Dealership Projects and to the extent related to the EV Dealership projects, all accounts, equipment and machinery, contracts and contract rights, including contracts with auto dealerships, inventory, cash and proceeds, rent and profits for each of the preceding.
b) Loans and Borrowings – Change to Term Loan
On May 5, 2022, the Company and Fiera executed an Accommodation Agreement (the “Accommodation Agreement”) and the parties agreed that a portion of the outstanding principal amount under the term loan would be paid in addition to a prepayment penalty and accommodation fee. The Company paid a total of $2,044,086 on May 6, 2022. The parties also agreed that the remainder of the principal and interest due under the loan would be paid on or before October 31, 2022
(the “Repayment Date”). The term loan was amended to increase the interest rate charged from 6.85
% to 9.5
% effectively immediately and clarified that the Company is not required to maintain the financial covenants set out in the November 9, 2021 amending agreement. The Company may be required to repay the loan before the Repayment Date if the Company is in default or breach of the Accommodation Agreement. As part of the Accommodation Agreement, Fiera signed an agreement, whereby Fiera’s security is subordinate to the security granted to Carbon.
There are no financial covenants under the Accommodation Agreement and the Company is no longer required to maintain the previous financial covenants.
c) Warrant activity
On February 15, 2022, the Company’s warrants associated with the USD equity offering described in Note 15(b), commenced trading under the symbol MCLDW (Notes 1 and 15).
On January 17, 2022, the Company issued warrants to ATB to purchase an equivalent number of common shares of the Company and the warrant liability of $195,066 described in Note 15(c) was derecognized with an offsetting credit to contributed surplus for the value assigned to the warrants.

d) Loss of control of subsidiary
On July 29, 2022, the Company entered into a Technology Continuation Agreement (the “Technology Continuation Agreement”) with Agnity, which replaced the Royalty Agreement, as amended, executed between the parties in April 2019. Under the terms of the Technology Continuation Agreement, the Company received a payment on July 29, 2022 of approximately US$6.0 million which includes amounts to settle the net receivable due from Agnity for advances, net of services received. Concurrent with the signing of the Technology Continuation Agreement, a third party acquired all of the outstanding shares in Agnity from its shareholder. As a result of these events, the Company no longer has the right to nominate the majority of the members of the Operations Committee and no longer has control of Agnity. As a result of the loss of control, effective as of July 29, 2022, the Company will no longer include any of Agnity’s operating results in mCloud’s financial statements and Agnity will no longer be consolidated.
e) Contract modification revenue reversal
In April, 2022, the Company agreed to cancel a multi-year customer contract for which services had been performed in prior periods, resulting in a contract modification. As a result, revenue totalling $2,571,676 which was recorded in prior periods was reversed during the six months ended June 30, 2022. Of this amount, $2,037,014 is associated with the AssetCare Initialization service line and $534,662 is associated with the AssetCare Solutions service line.
f) Share capital and equity awards
On June 30, 2022, 19,318
warrants with an exercise price of $15.00
expired unexercised. On July 6, 2022, 525,114
warrants with an exercise price of $14.25
expired unexercised. On July 29, 2022, the Company granted an aggregate amount of 161,300 stock options and 151,550
RSU’s under the Company’s equity incentive plan.

49
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES

The Company has consistently applied the following accounting policies to all periods presented in these consolidated financial statements.
A. Basis of Consolidation
The consolidated financial statements include the financial statements of the Company and all its subsidiaries as at December 31, 2021. Control exists over an investee when the Company is exposed, or has rights, to variable returns from its investee and has the ability to affect those returns through its power over the investee. Subsidiaries are included in the consolidated financial results of the Company from the effective date of acquisition up to the effective date of disposition or loss of control. Unless otherwise stated, the subsidiaries have share capital consisting solely of ordinary shares and the proportion of ownership interests held equals the voting rights held by the entity.
Subsidiaries
The Company’s principal subsidiaries include the following entities many of which have 100
% ownership in other entities. The Company directly and indirectly owns 100% of all subsidiaries except for the Agnity group of companies. While the Company does not have an ownership interest in the Agnity entities, the Company controls them and as such the financial results are consolidated into the Company’s consolidated financial statements.

	Principle activity	Place of business and operations	Functional currency

mCloud Technologies Corp.	Parent company	Canada	CDN $

mCloud Technologies (USA) Inc.	Operations	United States	USD $

mCloud Technologies (Canada) Inc.	Operations	Canada	CDN $

Field Diagnostic Services, Inc. (“FDSI”)	Operations	United States	USD $

Construction Systems Associates, Inc. (“CSA”)	Operations	United States	USD $

mCloud Technologies Services Inc. (“MTS”)	Operations	Canada	CDN $

NGRAIN (Canada) Corporation (“NGRAIN”)	Operations	Canada	CDN $

kanepi Group Pty. Ltd .	Operations	Australia	AUD $

kanepi Services Pty. Ltd.	Operations	Australia	AUD $

mCloud Technologies Singapore Pte. Ltd.	Operations	Singapore	SGD $

mCloud Corp (HK) Ltd.	Operations	China	RMB ¥

mCloud Technologies (Saudi Arabia)	Operations	Saudi Arabia	SAR $

Agnity Global, Inc . (“Agnity”)	Operations	United States	USD $

Agnity Communications, Inc . (“ACI”)	Operations	United Stated	USD $

Agnity Healthcare, Inc. (“AHI”)	Operations	United States	USD $

When the Company loses control over a subsidiary, it derecognizes the assets and liabilities of the subsidiary and any related non-controlling interests and other components of equity. Any resulting gain or loss is recognized in net income (loss). Any interest retained by the former subsidiary is measured at fair value when control is lost.
All intercompany transactions, balances, revenues and expenses have been eliminated on consolidation. Amounts reported in the financial statements of subsidiaries have been adjusted where necessary to ensure consistency with the accounting policies adopted by the Company. Profit or loss and other comprehensive income of subsidiaries acquired or disposed of during the year are recognized from the effective date of acquisition,
or up to the effective date of disposal, as applicable.

50
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES (continued)

A.	Basis of Consolidation (continued)

Non-controlling interests
Non-controlling interests arise from business combinations in which the Company acquires less than 100% ownership interest. Non-controlling interests, presented as part of equity, represent the portion of a subsidiary’s profit or loss and net assets that is not attributable to the common shareholders of the Company. The entire portion of the Agnity operations is a non-controlling interest. The interests of the non-controlling shareholders are initially measured at either fair value or at the non-controlling interests’ proportionate share of the recognized amounts of the acquiree’s identifiable net assets. Any subsequent income/loss, dividends and foreign translation adjustments attributable to the non-controlling interests is recognized as part of the non-controlling interests’ income or equity. When changes in ownership interests are disproportionate to cumulative contributions, distributions and income (loss) allocations, non-controlling interest are adjusted through direct charges to equity. The Company attributes total comprehensive income or loss of subsidiaries between the owners of the parent and the non-controlling interests based on their respective ownership interests. Changes in the Company’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.
Business combinations
Acquisitions of subsidiaries and assets that meet the definition of a business under IFRS are accounted for using the acquisition method. The consideration transferred in the acquisition is measured at acquisition date fair value. The identifiable assets acquired and liabilities assumed that meet the conditions for recognition under IFRS 3
Business Combinations
are recognized at their fair values at the acquisition date. Any excess consideration over the fair value of the identifiable net assets is recognized as goodwill. Acquisition-related costs, other than those associated with the issuance of debt or equity, are recognized in profit or loss as incurred.
If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Company reports provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted retrospectively during the measurement period, or additional assets or liabilities are recognized, to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the amounts recognized as of that date. The measurement period is the period from the date of acquisition to the date the Company obtains complete information about facts and circumstances that existed as of the acquisition date up to a maximum of one year.
Any contingent consideration is measured at fair value at the acquisition date. If contingent consideration that meets the definition of a financial instrument is classified as equity, it is not remeasured and its subsequent settlement is accounted for within equity. Other contingent consideration is remeasured at fair value at each reporting date with changes in fair value recognized in profit or loss.

B.	Foreign currency
Functional currency is the currency of the primary economic environment in which an entity operates. The functional currency of the parent company and its material subsidiaries are presented in the table in Note 32(A). These consolidated financial statements are presented in Canadian dollars.
Foreign currency transactions
.
In preparing the financial statements of each individual subsidiary, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the dates those fair values are determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.
Presentation currency translations
. For the purposes of presenting consolidated financial statements, the assets and liabilities of the Company’s foreign operations are translated into Canadian dollars using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income (loss) and accumulated in equity (attributed to non-controlling interests as appropriate).

51
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES (continued)

C.	Revenue recognition

The Company’s revenues are derived from the sales of perpetual software licenses, subscriptions to AssetCare, installation and engineering services, hardware and post contract support and maintenance (“PCS”).
Revenue from the sale of hardware and perpetual software licenses is recognized at the point in time when control is transferred to the customer, generally upon delivery at the customer’s location.
Installation services involve the installation and implementation of energy efficient hardware, perpetual software licenses and IoT connections which feed information to the AssetCare platform. Engineering services include consulting, implementation and integration services entered into either on a time and materials basis or fixed fee basis. Revenue from installation and engineering services is recognized overtime, using an input method based on direct labour hours to measure progress towards complete satisfaction of the service.
Revenues from PCS and subscriptions to the AssetCare platform are recognized ratably overtime over the term of the PCS or subscription. Any amounts received for which performance obligations have not been completed are recognized as deferred revenue.
The Company’s contracts often include a number of promised goods or services, which are typically distinct from other performance obligations, and are therefore accounted for separately. A good or service is distinct if the customer can benefit from it on its own or together with other readily available resources, and the Company’s promise to transfer the good or service is separately identifiable from other promises in the contractual arrangement with the customer.
In determining the transaction price of a contract with a customer, the Company considers the effects of variable consideration, existence of a significant financing component, non-cash consideration, and any consideration payable to the customer. The total transaction price is allocated to each performance obligation on a relative stand-alone selling price (“SSP”) basis, representing the selling price as if it was sold separately. This is a formal process involving judgement which could impact the timing of recognized revenue.
In most cases, the SSP is based on observable data. Where possible, a narrow SSP range for each product and service is established and this range is assessed on a periodic basis or when material changes in facts and circumstances warrant a review. If the SSP is not directly observable, the amount is estimated using either the expected cost plus a margin or residual approach. The SSP for perpetual software licenses is highly variable and therefore the Company applies the residual approach, which determines the SSP by subtracting the SSP of hardware, installation and other services in the contract from the total transaction price.
Long-term contracts
The Company enters into multi-year contracts with some customers for goods and services. Under the terms of these contracts, the customer is billed an equal monthly amount over the term of the contract. Revenue is recognized as performance obligations are completed, generally with a significant portion of the transaction price being recognized at the beginning of the contract based on the calculated SSP for performance obligations that are satisfied at the point in time at which goods are delivered to customers. The remainder of the revenue is recognized over the life of the contract over time or as services are completed.

D.	Financial Instruments

i.	Recognition and initial measurement
On initial recognition, all financial assets and liabilities are classified and recorded at fair value, net of attributable transaction costs, except for financial assets and liabilities classified as at fair value through profit or loss (“FVTPL”).
Cash and bank indebtedness
Cash is held in bank accounts. The Company considers only those investments that are highly liquid, readily convertible to cash with original maturities of three months or less at date of purchase as cash equivalents.
Bank indebtedness consists of bank overdrafts and draws from the credit facility account repayable on demand for cash management purposes.

52
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES (continued)

ii.	Classification and subsequent measurement

Financial Assets
On initial recognition, a financial asset is classified as measured at: amortized cost; fair value through other comprehensive income; or fair value through profit or loss, depending on the business model in which a financial asset is managed and its contractual cash flow characteristics. Financial assets that do not meet the below classifications are classified as fair value through profit or loss.
A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as FVTPL:

•	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and
•	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.
A financial asset is measured at fair value through other comprehensive income if it meets both of the following conditions and is not designated as at FVTPL:

•	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and
•	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.
Financial Liabilities
Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative, or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in net income (loss).
When a financial liability is non-substantially modified, a gain or loss is recognized into net income (loss). The gain or loss is calculated at the date of modification as the difference between the remaining original contractual cash flows and the modified cash flows both discounted at the original effective interest rate. Any costs associated with the modified loan is added to the loan carrying amount and amortized over the remaining modified loan term. The carrying amount of the loan is revised to reflect the new cash outflows at the date of modification.

iii.	Derecognition of financial assets and liabilities
Financial assets are derecognized when the contractual rights to the cash flows from the financial asset expire or the Company transfers the rights to receive the contractual cash flow in a transaction in which substantially all the risks and rewards of ownership have been transferred.
A financial liability is derecognized when its contractual obligations are discharged, cancelled or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non- cash assets transferred or liabilities assumed) is recognized in net income (loss).

iv.	Impairment of non-derivative financial assets
The Company applies an expected credit loss (“ECL”) impairment model, which applies to financial assets measured at amortized cost, contract assets, lease receivables, and financial guarantee contracts. The ECL model results in an allowance for credit losses being recorded on financial assets regardless of whether there has been an actual loss event. Except for trade receivables, the ECL model requires the recognition of credit losses based on 12 months of expected losses for financial assets and the recognition of lifetime expected losses on financial assets that have experienced a significant increase in credit risk since origination or which are considered credit impaired. A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred. ECL’s are probability-weighted estimates of credit losses. Credit losses are measured as the present value of all cash shortfalls representing the difference between the cash flows due to the entity in accordance with the contract and the cash flow an entity expects to receive. The Company has elected to measure loss allowances for trade receivables at an amount equal to lifetime ECL’s.

53
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES (continued)

iv.	Impairment of non-derivative financial assets (continued)

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECL, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information analysis, based on the Company’s historical experience and including forward looking information. Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets. The gross carrying amount of a financial asset is written off when the Company has no reasonable expectations of recovering a portion or the full amount. The Company assesses the timing of write-offs based on whether there is a reasonable expectation of recovery. Impairment losses related to trade and other receivables are presented within general and administrative expenses.

E.	Property and equipment
Property and equipment are recorded at cost, less accumulated depreciation and accumulated impairment losses, if any. Cost includes expenditures that are directly attributable to the acquisition of the asset. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, as follows:

Life
Computer equipment	2 -5 years
Office furniture and equipment	7 years
Leasehold improvements	lesser of useful lives or lease term
The estimated useful lives and depreciation methods are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.
An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss. Repairs and maintenance costs that do not improve or extend productive life are recognized in profit or loss in the period in which the costs are incurred.

F.	Intangible assets and goodwill
Intangible assets
Intangible assets acquired separately
Intangible assets patents and trademarks, customer relationships and technology, all of which have a finite life. Intangible assets acquired separately are measured on initial recognition at cost and intangible assets acquired in a business combination are recognized at fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses.
Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and intangible assets are recognized in profit or loss as incurred.
Intangible assets are amortized over their estimated useful lives, on a straight-line basis, as follows:

Life
Patents and trademarks	5 - 15 years
Customer relationships	5 - 20 years
Technology	5 years
Amortization methods, useful lives and residual values are reviewed at the end of each reporting period and adjusted if required on a prospective basis.

54
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES (continued)

F.	Intangible assets and goodwill (continued)

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.
Internally generated intangible assets
Expenditures on research activities are recog
nized as an expense in the period in which they were incurred.
Internally-generated intangible assets arising from development or from the development phase of an internal project are recognized if all of the following factors have been demonstrated:

•	Technical feasibility of completing the intangible asset results in the intangible asset being available for use or sale;
•	There is an intention to complete the intangible asset and use or sell it;
•	There is an ability to use or sell the intangible asset;
•	Evidence to suggest how the intangible asset will generate probable future economic benefits;
•	There is availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and,
•	An ability to reliably measure the expenditure(s) attributable to the intangible asset during its development exists.
The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Where no internally-generated intangible asset can be recognized, development expenditures are recognized in profit or loss in the period in which it is incurred.
Goodwill
Goodwill, representing the excess of the consideration paid for entities acquired over the fair values of the assets acquired and liabilities assumed, is initially measured at cost and is not amortized. After initial recognition, goodwill is measured at cost less any accumulated impairment losses and is tested annually for impairment.
For the purpose of impairment testing, goodwill is allocated to each of the Company’s cash-generating units that are expected to benefit from the synergies of the business combination. A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata based on the carrying amount of each asset in the cash generating unit. The recoverable amount is the greater of an asset’s fair value less costs of disposal or its value in use. In determining fair value less costs of disposal, recent market transactions are considered or an appropriate valuation model is used. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. Any impairment loss for goodwill is recognized directly in profit or loss in the consolidated statements of loss on comprehensive loss. Goodwill impairments are not reversed. Management evaluates goodwill for impairment annually as of December 31 unless impairment indicators exist at another reporting date. On disposal of a cash-generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

G.	Impairment of non-financial assets
The carrying amount of property and equipment and intangible assets with a finite life are reviewed each reporting period to determine whether events or changes in circumstances indicate that their carrying amounts may not be recoverable. Intangible assets with an indefinite life are reviewed and tested on an annual basis or whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.
An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal or its value in use. To assess value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal recent market transactions are considered or an appropriate valuation model is used.

55
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES (continued)

G.	Impairment of non-financial assets (continued)

To assess impairment, assets are grouped at the lowest levels for which there are separately identifiable cash inflows (cash-generating units). For an asset that does not generate largely independent cash flows, the recoverable amount is determined for the cash-generating unit to which the asset belongs. Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

H.	Leases

i.	Recognition and initial measurement as a lessee
At the commencement date of a lease, the Company recognizes a right-of-use asset and a lease liability for all leases except leases of low-value assets and leases with a duration of 12 months or less.
At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A lease is defined as a contract, or part of a contract, that conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company determines whether, throughout the period of use, it has the right to obtain substantially all of the economic benefits from use of the identified asset and the right to direct the use of the identified asset. The Company reassesses whether a contract is, or contains, a lease only if the terms and conditions of the contract are changed.
Lease liabilities are initially measured at the present value of unpaid lease payments at the commencement date of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate.
Lease payments included in the measurement of the lease liability comprise the following:

•	fixed payments (including in-substance fixed payments), less any lease incentives receivable;

•	variable lease payments that depend on an index or a rate (such as CPI), initially measured using the index or rate as at the commencement date;

•	amounts expected to be payable by the Company under residual value guarantees;

•	exercise price of a purchase option if the Company is reasonably certain to exercise that option; and

•	payments of penalties for terminating the lease, if the lease term reflects the Company exercising an option to terminate the lease.
Variable rent payments that are not based on an index or rate, including additional rent for operating costs and taxes and non-recoverable goods and services tax, are recognized as rent expense, within general and administrative expense or direct costs, as incurred. Lease payments for short-term leases and leases of low-value assets are recognized as rent expense on a straight-line basis over the lease term.
Right-of-use assets are initially measured at cost comprised of the initial lease liability adjusted for any lease payments made at or before commencement of the lease, plus initial direct costs incurred less lease incentives received.

ii.	Classification and subsequent measurement as a lessee
Subsequent to the commencement date of the lease, the lease liability is measured at amortized cost using the effective interest method. The lease liability is remeasured by discounting the revised lease payments using a revised discount rate when there is a change in the lease term or there is a change in the assessment of an option to purchase the underlying asset. The lease liability is remeasured by discounting the revised lease payments using an unchanged discount rate when there is a change in the amounts expected to be payable under a residual value guarantee or there is a change in future lease payments resulting from a change in an index or a rate used to determine variable payments. Upon remeasurement of a lease liability, a corresponding adjustment to the right-of-use asset is recognized.
Subsequent to the commencement date of the lease, the Company measures the right-of-use asset at cost, less accumulated depreciation, and any accumulated impairment losses, and adjusted for any remeasurement of the lease liability.

56
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES (continued)

H.	Leases (continued)

The right-of-use asset is depreciated using the straight-line method from the commencement date of the lease to the earlier of the end of the useful life of the underlying asset and the end of the lease term. The Company assesses its right-of-use assets for impairment and accounts for identified impairment losses similar to its assessment of impairment on other property and equipment.
Refundable security deposits are classified as financial assets measured at amortized cost and included in current other receivables or other non-current assets. Tenant improvement allowances are recognized as a reduction in the costs of the associated leasehold improvement assets.
The Company has taken the practical expedient not to assess whether rent concessions arising as a result of COVID-19 are lease modifications. These rent concessions are in the form of rent deferrals and there is no change to the amount recognized in profit or loss as a result of these changes.

I.	Government grants
Government grants are assistance by government agencies in the form of transfers of resources to an entity in return for past or future compliance with certain conditions related to the operating activities of the entity. Government grants are recognized where there is reasonable assurance that the grant will be received, and the Company will comply with all attached conditions. Government grants related to costs are deferred, if applicable, and recognized gross in profit or loss on a systematic basis in the periods in which the expenses are recognized. When the grant relates to an asset, it is recognized as income in equal amounts over the expected useful life of the related asset. Government loans are analyzed to determine whether they qualify as grants or are required to be treated as financial liabilities.

J.	Provisions
Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation. Where appropriate, the future cash flow estimates are adjusted to reflect risks specific to the liability. Provisions are measured using managements best estimate as to the outcomes, based on known facts, risks and uncertainties at the reporting date.
Contingent liabilities are possible obligations whose existence will only be confirmed by future events not wholly within the control of the Company. Contingent liabilities are not recognized in the consolidated financial statements but are disclosed unless the possibility of an outflow of economic resources is considered remote.

K.	Share related items
Stock options
The Company grants stock options to employees, directors, officers, and consultants. The fair value of options granted is recognized as a share-based payment expense with a corresponding increase in equity. The fair value is measured for each tranche at grant date and is recognized on a graded-vesting basis over the period during which the options vest. Stock options granted to non-employees are measured at the fair value of the goods or services received except where the fair value cannot be estimated, in which case it is measured at the fair value of the equity instrument granted. The fair value of the share-based compensation to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with stock options.
The fair value of options is determined using the Black-Scholes option pricing model which incorporates all the market vesting conditions. The number of options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.
Expected forfeitures are estimated at the date of grant and subsequently adjusted if further information indicates actual forfeitures may vary from the original estimate. The impact of the revision of the original estimate is recognized in net loss such that the cumulative expense reflects the revised estimate. Upon exercise of stock options, consideration received on exercise of these equity instruments is recorded as share capital and the related share-based payment reserve is transferred to share capital.

57
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES (continued)

K.	Share related items (continued)

Restricted share units
The Company grants RSU’s to directors, employees and consultants which are measured at fair value based on the closing price of the Company’s common shares for the day preceding the date of the grant. The fair value of the grant is recognized as a share-based payment expense over the vesting period with a corresponding charge to contributed surplus. Common shares of the Company are issued on exercise by the holder of vested RSU’s.
Warrants issued as consideration for services
In certain circumstances, the Company issues warrants as consideration for services provided generally in conjunction with debt or equity financings. Where identifiable services are not reliability measured the services are measured with reference to the fair value of the equity instruments issued using the Black-Scholes model. The measurement date is when the entity obtains the goods or is provided the services and the warrants are not remeasured thereafter.
Loss per share
Basic loss per share is calculated by dividing the loss attributable to the common shareholders of the Company by the weighted average number of common shares outstanding during the respective reporting periods. Where a loss is reported, diluted loss per share is the same as basic loss per shares as all potential equity instruments are anti-dilutive and not included in the calculation.

L.	Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date or, in its absence, the most advantageous market to which the group has access at that date. Several of the company’s accounting policies and disclosures require the measurement of fair values for both financial and non-financial assets and liabilities. The Company uses the fair value hierarchy to classify the significance of inputs to valuation techniques used in making fair value measurements of financial assets and liabilities. The categories are:

•	Level 1 inputs are quoted prices in active markets for identical assets or liabilities that the Company can access at the measurement date;
•	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and
•	Level 3 inputs are unobservable inputs for the asset or liability.
When one level one input is available the Company measures the fair value of the instrument using the quoted price in an active market for that instrument (Level 1). A market is regarded as active if transactions for the asset or a liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.
If there is no quoted price in an active market, then the group uses valuation techniques that maximize the use of relevant observable inputs and minimizes the use of unobservable inputs (Level 2 or Level 3). The chosen valuation technique incorporates all the factors that market participants would consider in pricing a transaction.

M.	Convertible debentures
Convertible debentures are accounted for depending on the terms of the contract. The fair value of the debentures are allocated into components parts, which may include separate host debt, embedded derivative(s) and/or equity components based on the terms of the contract. Where the fair value of the financial instrument is different than the transaction price then the measurement is dependent on whether the fair value was determined based on a valuation technique that only uses data from observable markets (Level 1 input) or otherwise. For compound financial instruments such as the 2019 Debentures where there is a liability and equity component, on issuance of the convertible debentures, the fair value of the liability component is determined using a market rate for an equivalent non-convertible instrument.
The proceeds are allocated to the liability component first with the remainder of the proceeds allocated to the conversion option that is recognized and included in equity. The liability component (net of transaction costs) is subsequently measured at amortized cost using the effective interest rate method until it is extinguished on conversion or redemption. The carrying amount of the conversion option is not remeasured in subsequent periods.

58
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES (continued)

M.	Convertible debentures (continued)

For the majority of the 2021 Debentures, the fair value of the financial instruments was greater than the transaction price. The residual is treated as a deferred amount and recognized similar to fair value adjustments on derivatives. For hybrid financial instruments such as the 2021 Debentures where there is a liability and embedded derivative component, the fair value of the embedded derivative is determined first with the residual of the total fair value for the instrument allocated to the host debt. The host debt (liability), net of transaction costs, is subsequently measured at amortized cost using the effective interest rate method until it is extinguished on conversion or redemption.
Transaction costs are apportioned between each component of the convertible debentures based on a percentage of proceeds when the instruments are initially recognized. Transaction costs attributable to the liability and equity components are offset against the respective balances with transaction costs attributable to embedded derivatives directly expensed.

N.	Warrant liabilities
Warrants issued where the number of common shares to be issued or the value of the common shares varies as they are denominated in a foreign currency are classified as derivative financial liabilities. The derivative warrant liability is measured at fair value with changes in fair value recognized in the consolidated statements of loss at the end of each reporting period.

O.	Income taxes and deferred taxation
Income tax expense of the Company represents current tax and deferred tax.
The Company records current tax based on the taxable profits for the period which is calculated using tax rates that have been enacted or substantively enacted by the reporting date. Taxable profit differs from profit as reported in the consolidated statements of loss and comprehensive loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible.
Deferred income taxes are accounted for using the liability method. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax basis of assets and liabilities and measured using the substantively enacted tax rates and laws in effect when the differences are expected to reverse. The effect of a change in tax rates or tax legislation is recognized in the period of substantive enactment. Deferred tax assets, such as unused tax losses, income tax reductions, and certain items that have a tax basis but cannot be identified with an asset or liability on the statement of financial position, are recognized to the extent it is probable that taxable profit will be available against which the difference can be utilized. Deferred tax assets and liabilities are offset when the Company has a legally enforceable right to offset current assets and liabilities. The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.
When there is uncertainty concerning the Company’s filing position regarding the tax bases of assets or liabilities, the taxability of certain transactions or other tax-related assumptions, then the Company: (a) considers whether uncertain tax treatments should be considered separately, or as a group, based on which approach provides better predictions of the resolution; (b) determines if it is probable that the tax authorities will accept the uncertain tax treatment; and (c) if it is not probable that the uncertain tax treatment will be accepted, measure the tax uncertainly based on the most likely amount or expected value, depending on whichever method better predicts the resolution of the uncertainty. Companies are to assume in making this measurement that a taxation authority with the right to examine any amounts reported to it will examine those amounts and will have full knowledge of all relevant information when making those examinations.

59
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021, 2020 and 2019
(Expressed in Canadian Dollars except otherwise noted)

NOTE 32 – SIGNIFICANT ACCOUNTING POLICIES (continued)

P.	Accounting standards development
(a) Application of new and revised IFRSs
The Company did not apply any new standards or amendments for the year ended December 31, 2021.
(b) New accounting standards, interpretations and amendments not yet effective
There are a number of new accounting standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that are not expected to have a material impact on the Company in the year of adoption and as such are not included here.
In February 2021, the IASB issued amendments to two existing accounting standards regarding accounting estimates and accounting policies. The amendments issued were
Disclosure of Accounting Policies
(
Amendments to IAS 1 and IFRS Practice Statement 2
), which helps preparers determine which accounting policies to disclose in their financial statements, and
Definition of Accounting Estimates
(
Amendment to IAS 8
) which helps entities to distinguish between accounting policies and accounting estimates. These amendments are applicable starting January 1, 2023 with early adoption permitted and are not expected to have a material impact on the Company.

60
  |  Notes to the Consolidated Financial Statements

mCloud Technologies Corp.
Condensed Consolidated Interim Statements of Financial Position
Unaudited - Expressed in Canadian Dollars

	Notes	June 30, 2022	December 31, 2021
			Recast (Note 2)
ASSETS

Current assets

Cash and cash equivalents		$4,405,948	$4,588,057

Trade and other receivables	5	12,134,992	14,566,975

Current portion of prepaid expenses and other assets		2,679,472	2,355,350

Current portion of long-term receivables	5	390,398	397,060

Total current assets		$19,610,810	$21,907,442
Non-current assets

Prepaid expenses and other assets		$402,838	$622,577

Long-term receivables	5	318,360	343,371

Right-of-use assets	6	7,298,424	916,028

Property and equipment		518,185	649,403

Intangible assets		17,429,695	20,585,833

Goodwill		27,119,177	27,081,795

Total non-current assets		$53,086,679	$50,199,007

Total assets		$72,697,489	$72,106,449
LIABILITIES

Current liabilities

Bank indebtedness	9	$3,679,631	$3,460,109

Trade payables and accrued liabilities	7	16,343,347	12,421,309

Deferred revenue	4	4,813,199	2,811,408

Current portion of loans and borrowings	8	10,399,574	12,447,939

Current portion of convertible debentures	10	23,457,500	22,185,170

Warrant liabilities	11	3,017,643	8,880,038

Current portion of lease liabilities	6	554,895	410,674

Business acquisition payable		1,399,580	1,398,972

Total current liabilities		$63,665,369	$64,015,619
Non-current liabilities

Convertible debentures		$85,091	$110,540

Lease liabilities	6	7,123,723	634,798

Loans and borrowings	8	19,586,233	767,662

Deferred income tax liabilities		827,672	2,291,057

Total liabilities		$91,288,088	$67,819,676
EQUITY (DEFICIT)

Share capital		118,327,722	118,195,363

Contributed surplus		11,547,919	11,040,751

Accumulative other comprehensive income		291,811	1,227,269

Deficit		(146,501,130)	(128,671,898)

Total shareholders’ equity (deficit)		$(16,333,678)	$1,791,485

Non-controlling interest		(2,256,921)	2,495,288

Total equity (deficit)		$(18,590,599)	$4,286,773

Total liabilities and equity		$72,697,489	$72,106,449
Going concern (Note 2); Events after the reporting period (Note 8, 18)
The accompanying notes are an integral part of these condensed consolidated interim financial statements.
Approved on behalf of the Board of Directors on August 15, 2022

“Russ McMeekin”	“Michael Allman”
Director	Director

1
| Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Condensed Consolidated Interim Statements of Loss and Comprehensive Loss
(Unaudited - Expressed in Canadian dollars except number of shares)

		Three months ended June 30,		Six months ended June 30,

	Notes	2022	2021	2022	2021
			Recast (Note 2)		Recast (Note 2)
Revenue	4	$2,269,026	$6,556,463	$6,698,629	$13,992,029

Cost of sales		(1,933,442)	(2,060,784)	(3,865,798)	(5,319,514)
Gross profit		$335,584	$4,495,679	$2,832,831	$8,672,515

Expenses

Salaries, wages and benefits		$5,059,254	$6,333,270	$10,373,584	11,203,665

Sales and marketing		1,139,984	328,354	1,902,215	513,053

Research and development		568,334	711,715	1,100,284	1,460,879

General and administration		2,065,443	1,556,068	4,617,456	2,893,429

Professional and consulting fees		3,560,346	2,490,612	6,736,389	4,230,033

Share-based compensation	13	191,528	360,645	444,461	735,919

Depreciation and amortization		1,826,415	1,993,021	3,769,628	3,963,971

Total expenses		$14,411,304	$13,773,685	$28,944,017	$25,000,949

Operating loss		$14,075,720	$9,278,006	$26,111,186	$16,328,434

Other expenses (income)

Finance costs	16(a)	$2,229,993	$1,946,586	$4,088,630	$4,182,513

Foreign exchange (gain) loss		(1,116,052)	164,355	(493,543)	531,783

Business acquisition costs and other expenses		—	11,610	—	336,020

Fair value (gain) loss on derivatives	16(b)	(2,538,329)	(1,113,106)	(5,031,599)	451,043

Other income	16(c)	(264,024)	(1,155,002)	(662,292)	(3,065,308)

Loss before tax		$12,387,308	$9,132,449	$24,012,382	$18,764,485

Current tax expense (recovery)		(184,181)	240,562	104,682	479,359

Deferred tax (recovery)		(591,418)	(372,600)	(1,482,234)	(491,824)

Net loss for the period		$11,611,709	$9,000,411	$22,634,830	$18,752,020
Other comprehensive (income) loss

Foreign subsidiary translation differences		1,531,158	(523,979)	882,069	(909,326)

Comprehensive loss for the period		$13,142,867	$8,476,432	$23,516,899	$17,842,694

Net loss (income) for the period attributable to:

mCloud Technologies Corp. shareholders		$8,051,662	$8,930,312	$17,829,232	$19,201,037

Non-controlling interest		3,560,047	70,099	4,805,598	(449,017)

		$11,611,709	$9,000,411	$22,634,830	$18,752,020

Comprehensive loss (income) for the period attributable to:

mCloud Technologies Corp. shareholders		$9,617,122	$8,487,838	$18,764,690	$18,513,256

Non-controlling interest		3,525,745	(11,406)	4,752,209	(670,562)

		$13,142,867	$8,476,432	$23,516,899	$17,842,694

Loss per share attributable to mCloud shareholders – basic and diluted		$0.50	$0.88	$1.10	$1.89

Weighted average number of common shares outstanding - basic and diluted		16,154,794	10,154,320	16,151,197	10,154,320
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

2
| Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Condensed Consolidated Interim Statements of Changes in Equity (Deficit)
For the Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except number of shares)

	Notes	Number of Shares	Share Capital	Contributed Surplus	Accumulated Other Comprehensive Income (Loss)	Deficit	Total Shareholders’ Equity (Deficit)	Non- controlling Interest	Total Equity (Deficit)

Balance, December 31, 2021 - Recast (Note 2)		16,138,069	$118,195,363	$11,040,751	$1,227,269	$(128,671,898)	$1,791,485	$2,495,288	$4,286,773

Share-based payments	13	—	—	444,461	—	—	444,461	—	444,461

RSUs exercised	12(a)	17,585	132,359	(132,359)	—	—	—	—	—

Warrants issued in financing	12(b)	—	—	195,066	—	—	195,066	—	195,066

Net loss for the period		—	—	—	—	(17,829,232)	(17,829,232)	(4,805,598)	(22,634,830)

Other comprehensive (loss) income for the period		—	—	—	(935,458)	—	(935,458)	53,389	(882,069)

Balance, June 30, 2022		16,155,654	$118,327,722	$11,547,919	$291,811	$(146,501,130)	$(16,333,678)	$(2,256,921)	$(18,590,599)

Balance, December 31, 2020 - Recast (Note 2)		9,168,416	$83,120,611	$8,518,476	$1,435,384	$(83,909,198)	$9,165,273	$2,293,246	$11,458,519

Share-based payment s		—	—	735,919	—	—	735,919	—	735,919

RSUs exercised		10,773	129,814	(129,814)	—	—	—	—	—

Broker warrants issued		—	—	372,947	—	—	372,947	—	372,947

Shares issued in public offering, net of costs		2,300,000	12,395,918		—	—	12,395,918	—	12,395,918

Investor warrants issued, net of costs		—	—	619,796	—	—	619,796	—	619,796

Net (loss) income for the period		—	—	—	—	(19,201,037)	(19,201,037)	449,017	(18,752,020)
Other comprehensive income for the period		—	—	—	687,781	—	687,781	221,545	909,326

Balance, June 30, 2021 - Recast (Note 2)		11,479,189	$95,646,343	$10,117,324	$2,123,165	$(103,110,235)	$4,776,597	$2,963,808	$7,740,405
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

3
| Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Condensed Consolidated Interim Statements of Cash Flows
(Unaudited - Expressed in Canadian Dollars)

		Six months ended June 30,

	Notes	2022	2021

Operating activities			Recast (Note 2)

Net loss for the period		$(22,634,830)	$(18,752,020)

Items not affecting cash:

Depreciation and amortization		3,769,628	3,963,971

Share-based compensation	13	444,461	735,919

Finance costs	16(a)	4,088,630	4,182,513

Fair value (gain) loss on derivatives	16(b)	(5,031,599)	451,043

Other income		(5,265)	(873,950)

Provision for expected credit loss		(64,337)	—

Unrealized foreign currency exchange (gain) loss		65,086	611,061

Current tax expense		104,682	479,359

Deferred income tax recovery		(1,482,234)	(491,824)

Increase (decrease) in working capital	17(a)	6,880,330	(1,647,105)

Interest paid		(2,284,458)	(1,613,861)

Net cash used in operating activities		$(16,149,906)	$(12,954,894)

Investing activities

Acquisition of property and equipment		$(35,935)	$(337,784)

Expenditure on intangible assets		—	(436,555)

Net cash used in investing activities		$(35,935)	$(774,339)

Financing activities

Payment of lease liabilities		$(268,359)	$(592,372)

Repayment of loans		(8,224,068)	(7,009,073)

Proceeds from loans and bank indebtedness, net of transaction costs		25,376,844	8,760,673

Repayments of bank indebtednes s		(857,816)	(953,584)

Proceeds from issuance of shares, net of issuance costs		—	12,395,918

Proceeds from issuance of convertible debentures, net of costs		—	5,527,298

Advance from subscription of units		—	420,000

Proceeds from exercise of warrants, net		—	619,796

Net cash provided by financing activities		$16,026,601	$19,168,656

Net (decrease) increase in cash and cash equivalents		$(159,240)	$5,439,423

Effect of exchange rate fluctuations on cash held		(22,869)	(20,604)

Cash and cash equivalents, beginning of period		4,588,057	1,110,889

Cash and cash equivalents, end of period		$4,405,948	$6,529,708
Supplemental cash flow information (Note 17)
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

4
| Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 1 – NATURE OF OPERATIONS
mCloud Technologies Corp. (“mCloud” or the “Company”), is a provider of proprietary technology solutions, AssetCare. Customers use AssetCare software-as-a-service
(“SaaS”) and data solutions to ensure assets continuously operate at peak performance. AssetCare is an asset management platform combining IoT, AI and the cloud to drive next-level performance and efficiency. mCloud offers foundational enterprise technology solutions enabling capabilities such as secure communications, connected work, and remote monitoring.
The Company is domiciled in Vancouver, Canada with its head office in Calgary, Alberta and its registered offices located at
550-510
Burrard Street, Vancouver, British Columbia, V6C 3A8.
The Company’s common shares trade on the TSX.V trading in Canadian dollars under the symbol MCLD, on the Nasdaq Stock Market LLC (“NASDAQ”) in U.S. dollars under the symbol MCLD, and on the OTCQB Venture Market under the symbol MCLDF.
NOTE 2 – BASIS OF ACCOUNTING
Basis of preparation
These condensed consolidated interim financial statements of the Company include the accounts of the Company, the ultimate parent company of its consolidated group, and its subsidiaries, and are prepared in accordance with International Accounting Standard 34
- Interim Financial Reporting
(“IAS 34”) as issued by the International Accounting Standards Board (“IASB”). Certain disclosures included in the annual financial statements prepared in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the IASB have been condensed or omitted as they are not required for interim financial statements. Accordingly, these condensed consolidated interim financial statements should be read in conjunction with the Company’s audited consolidated annual financial statements and notes thereto for the year ended December 31, 2021 (the “2021 Annual Financial Statements”), which are available on SEDAR at www.sedar.com. Selected explanatory notes are included in the interim financial statements to explain events and transactions that are significant to the understanding of changes in the Company’s financial position and performance since the last annual financial statements. The accounting policies applied in the preparation of these condensed consolidated interim financial statements are consistent with those applied in the 2021 Annual Financial Statements.
The Company’s presentation currency is Canadian dollars, and all amounts are presented in Canadian dollars unless otherwise stated. Certain disclosures include the use of U.S. Dollars (“USD” or “US$”) in describing certain financing transactions. These condensed consolidated interim financial statements have been prepared on a going-concern basis, under the historical cost convention except for certain financial instruments that have been measured at fair value. There were no changes in the entities contained in the consolidated results or the equity percentage held by the Company from December 31, 2021.
Total revenues recognized in the consolidated statement of loss and comprehensive loss during the year ended December 31, 2021, have been corrected between the four quarters ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021. The adjustment to the previously reported amounts for the three and six months ended June 30, 2021, resulted in a decrease to revenue of $945,470 and $1,597,134, respectively, and a corresponding increase to net loss and net loss attributable to mCloud shareholders. During the three and six months ended June 30, 2021, basic and diluted net loss per share increased to a net loss of $0.88 per share from $0.75 per share and $1.89 per share from $1.73 per share, respectively.
The Company has reclassified certain expenses during the six months ended June 30, 2021 in the condensed consolidated interim statements of loss and comprehensive loss. These adjustments impacted previously reported amounts for the six months ended by decreasing cost of sales by $539,776, increasing sales, wages and benefits by $749,688 and decreasing professional and consulting fees by $209,912.
The Company has corrected net income (loss) and other comprehensive income (loss) attributable to mCloud shareholders and non-controlling
interest for the years ended December 31, 2019, 2020 and 2021. This resulted in a reclassification between non-controlling interest, accumulated other comprehensive income, and accumulated deficit in the condensed consolidated statements of financial position at December 31, 2020, June 30, 2021 and December 31, 2021. At December 31, 2020, on the condensed consolidated statement of financial position, accumulated other comprehensive income decreased by $234,212, deficit decreased by $1,777,168, and non-controlling interest decreased by $1,542,956. At June 30, 2021, on the condensed consolidated statement of changes in equity, accumulated other comprehensive income decreased by $102,247, and non-controlling interest increased by $102,247. At December 31, 2021, on the condensed consolidated statement of financial position, accumulated other comprehensive income decreased by
$344,729, deficit decreased by $1,344,175, and
non-controlling
interest decreased by $999,446 taking into consideration the cumulative impacts of prior period adjustments.

5
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 2 – BASIS OF ACCOUNTING (continued)

In addition, the comparative disclosures as at December 31, 2021 in Note 14, Non-controlling interest, reflect the corrected balances for non-current assets, current liabilities and non-current liabilities of the non-controlling interest arising from the above noted attribution of net income (loss) and other comprehensive income (loss) errors as well as certain other disclosure errors.
These condensed consolidated interim financial statements were authorized for issue by the Audit Committee, on behalf of the Board of Directors, on August 15, 2022.
Going Concern
The outbreak of the
COVID-19
pandemic and the measures adopted by governments in countries worldwide to mitigate the pandemic’s spread have impacted the Company. These measures required the Company to restrict deployment of technical services due to the in-person
nature of these activities and delayed the start of certain projects throughout 2021 and into 2022. This negatively impacted the Company’s financial performance and liquidity position. While restrictions continue to ease there have been increased cases of
COVID-19
and there is still uncertainty over how
COVID-19
will impact the Company’s business and the timing of future revenues.
During the six months ended June 30, 2022, the Company generated a net loss of $22,634,830 and negative cash flows from operating activities of $16,149,906. At June 30, 2022, the Company had a working capital deficiency of $44,054,559. Working capital deficiency is a non-IFRS
measure which is calculated as current assets less current liabilities. Current liquidity levels and available sources of capital are not adequate to fund the working capital deficiency.

The
most significant expected cash outflows included in current liabilities at June 30, 2022 include the 2019 Convertible Debentures of $23,652,979 (Note 10); loans and borrowings of $12,721,061 including principal and interest payments; payment of trade and other payables of $16,343,347; and payments associated with leases of approximately $1,408,243.
Based on the Company’s liquidity position at the date of authorization of these condensed consolidated interim financial statements and considering the uncertainty surrounding the impact of the pandemic, management estimates that it will need additional financing to meet its financial obligations. The Company is currently working with stakeholders and others to address the working capital deficiency. In the long-term, the ability of the Company to operate as a going concern is dependent on its ability to achieve and maintain profitable operations and positive cash flow from operations, and, as necessary, to obtain the necessary equity or debt financing to continue with operations. To date, the Company has funded its operations through debt and equity financing. While the Company has been successful in raising capital in the past and anticipates the lenders will not accelerate repayment of loans with covenant breaches as of June 30, 2022, and potential breaches forecasted over the coming year, there is no assurance that it will be successful in closing further financings in the future or obtaining waivers of the covenant breaches.
As a result, these factors are indicators that material uncertainties exist that raises significant doubt about the Company’s ability to continue as a going concern and, therefore, its ability to realize assets and discharge liabilities in the normal course of business.
In making their assessment, management considered all available information, together with forecasts and other mitigating strategies, about the future which is at least, but not limited to, 12 months from the end of the reporting period. Management has considered the following in its assessment that the going concern assumption remains appropriate:

•	the plan for the repayment of the 2019 Convertible Debentures;

•	the repayment of the term loan in full on or before October 31, 2022 (Note 8);

•	the likelihood that undrawn funds under the revolving operating facility will be available and will not be required to be repaid (Note 9);

•	the required cash principal and interest payments on indebtedness;

•	the likelihood of payments required under contingent consideration arrangements;

•
cash inflows from current operations and expected increases in revenues and cash flows resulting from new revenue contracts expected over the next 12 months due to the anticipated reduction of
COVID-19
related restrictions; and

•	future debt and equity raises.
These condensed consolidated interim financial statements have been prepared on a going concern basis, which contemplates that the Company will continue in operation and be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. These condensed consolidated interim financial statements do not include any adjustments to the carrying amounts and classifications of assets, liabilities and reported expenses that may otherwise be required if the going concern basis was not appropriate.

6
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 3 – CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS
In the preparation of the condensed consolidated interim financial statements and the application of the Company’s accounting policies, management is required to make judgments, estimates and assumptions that affect the carrying amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during each reporting period. The estimates and associated assumptions are limited by the relevance of historical data and uncertainty of future events. Actual results could differ from those estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized in the period in which the estimates are revised and in any future period.
The Company applied critical judgements and estimates, including significant areas of estimation uncertainty in applying policies, in preparing these condensed consolidated interim financial statements.
NOTE 4 - REVENUE
All of the Company’s revenue is derived from contracts with customers. In the following tables, revenue is disaggregated by major service line and timing of revenue recognition.

	Three months ended June 30,		Six months ended June 30,

	2022	2021	2022	2021
AssetCare Initialization 1	$28,979	$303,321	$443,470	$818,564

AssetCare Solutions 2	4,695,074	6,079,949	8,684,202	12,514,458

Engineering Services 3	116,649	173,193	142,633	659,007

Contract modification revenue reversal 4	(2,571,676)	—	(2,571,676)	—
	$2,269,026	$6,556,463	$6,698,629	$13,992,029

1	Revenues from initial implementation and activation of AssetCare projects, including the sale of hardware.

2	Revenues include sales of subscriptions to AssetCare, other subscriptions, post contract support and maintenance, perpetual software licenses, and installation and engineering services.

3	Revenues includes consulting, implementation and integration services entered into on a time and materials basis or fixed fee basis without the use of AssetCare.

4
During the three months ended June 30, 2022, the Company cancelled a multi-year customer contract for which services had been performed in prior periods, resulting in a contract modification. As a result, revenue from AssetCare Initialization of $2,037,014 and AssetCare Solutions of $534,662 which were recorded in prior periods was reversed during the three and six months ended June 30, 2022.

	Three months ended June 30,		Six months ended June 30,

Revenue recognized	2022	2021	2022	2021

Over time 1	$3,783,459	$6,253,142	$7,645,663	$11,701,851

At a point in time upon completion 1	(1,514,433)	303,321	(947,034)	2,290,178
	$2,269,026	$6,556,463	$6,698,629	$13,992,029

1
See table above and related footnote 4. The three and six months ended June 30, 2022 reflects the reversal of $534,662 of revenue recognized over time and $2,037,014 of revenue recognized at point in time upon completion.

The Company’s revenue by location of the ultimate customer or consumer of product solution are as follows:

	Three months ended June 30,		Six months ended June 30,

	2022	2021	2022	2021
Canada 1	$(767,709)	$3,440,590	$1,271,267	$7,852,189

Americas	1,647,854	1,422,069	3,167,929	2,671,673

Asia Pacific	1,027,989	1,579,435	1,705,857	3,298,173

Other	360,892	114,369	553,576	169,994
Total revenue	$2,269,026	$6,556,463	$6,698,629	$13,992,029

1	Impact of previously recognized revenue for contract modification as explained in tables above.

7
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 4 - REVENUE (continued)

Significant changes in unbilled revenue and deferred revenue balances are as follows:

	Unbilled revenue	Deferred revenue
Balance at December 31, 2021	$756,042	$2,811,408

Additions	3,057,402	5,805,365

Less: transferred to trade and other receivables	(2,952,031)	—

Less: recognized in revenue	—	(3,853,163)

Effect of movements in exchange rates	—	49,589
Balance at June 30, 2022	$861,413	$4,813,199
NOTE 5 - TRADE AND OTHER RECEIVABLES AND LONG-TERM RECEIVABLES

	June 30, 2022	December 31, 2021
Trade receivables from contracts with customers	$11,532,760	$14,204,320

Unbilled revenue (Note 4)	861,413	756,042

Indirect taxes receivable	293,320	148,200

Income taxes receivable	11,404	2,217

Other receivables	920,419	919,954

Contract asset	46,812	86,777

Loss allowance	(1,531,136)	(1,550,535)

Total trade and other receivables - current	$12,134,992	$14,566,975
Long-term receivables
Long-term receivables represent receivables associated with revenue contracts whereby certain customers make fixed monthly installment payments over a period of time, ranging from one to three years, for performance obligations delivered upfront. For contracts where all performance obligations were completed except for monthly post contract and support maintenance, amounts due are included in trade receivables from contracts with customers.

	June 30, 2022	December 31, 2021
Current portion of long-term receivables 1	$390,398	$397,060

Non-current portion of long-term receivables 2	318,360	343,371

Total long-term receivables	$708,758	$740,431

1	Net of expected credit loss allowance of $95,518 at June 30, 2022 (December 31, 2021 - $95,064).

2	Net of expected credit loss allowance of $61,619 at June 30, 2022 (December 31, 2021 - $61,619).
NOTE 6 - LEASES
In October 2021, the Company executed a
12-year
lease for office space in Calgary, Alberta. Basic rent and estimated common area expense payments commence in December 2022, preceded by a fixturing period which the Company will use to build out the space. Effective January 2022, the Company recognized a right-of-use
asset associated with this office space of $6,322,509 and a related lease liability of $6,221,749.
The carrying value of all
right-of-use
assets at June 30, 2022 was $7,298,424 (December 31, 2021 - $916,028). Total lease liabilities were $7,678,618 at June 30, 2022 (December 31, 2021 - $1,045,472). The change in undiscounted contractual cash flows associated with new premise leases are described in Note 15(c).

8
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 7 - TRADE PAYABLES AND ACCRUED LIABILITIES

	June 30, 2022	December 31, 2021
Trade payables	$ 8,697,912	$ 5,591,316

Accrued liabilities	5,453,285	5,398,389

Interest payable	228,222	233,854

Mastercard facility	372,374	296,669

Due to related parties	217,795	265,074

Income taxes payable	278,813	266,753

Indirect taxes payable	279,993	150,577

Other 1	814,953	218,677

Total trade payables and accrued liabilities	$ 16,343,347	$ 12,421,309

1	At June 30, 2022, includes $718,092 associated with previous warrant liability (Note 11(c)).
NOTE 8 - LOANS AND BORROWINGS
The carrying value of loans and borrowings by entities controlled by the Company are as follows. Note 17(b) includes the reconciliation of cash flows associated with borrowing activities.

	June 30, 2022	December 31, 2021
Term loan (a)	$ 6,623,292	$ 9,275,683

Promissory notes (b)	19,342,593	—

Nations Interbanc facility 1	2,975,021	2,639,143

Debenture payable to Industry Canada	—	26,412

Loan payable to related party 2	349,980	335,860

Oracle financing	632,034	826,418

Other loans and financing	62,887	112,085

Total	$ 29,985,807	$ 13,215,601

Current	$ 10,399,574	$ 12,447,939

Non-current	$ 19,586,233	$767,662

Total	$ 29,985,807	$ 13,215,601

1
Nations advanced $5,433,688 under the factor and security agreement and was repaid $5,454,108 in the six months ended June 30, 2022 (six months ended June 30, 2021 - $4,842,450 advances and $6,020,883 repayments).

2	Loan which originally matured in January 2023 was repaid in full in August 2022.
Loan repayment terms vary depending on the nature of the debt. Total interest expense associated with loans and borrowings recognized in net loss was $
734,854
and $
1,131,557
for the three and six months ended June 30, 2022 (three and six months ended June 30, 2021 - $
286,144
and $
533,508
) (Note 16(a)). All of the Company’s loans have fixed interest rates, with the exception of its credit facility (Note 9).
a) Term Loan
In May 2022, the Company and Fiera Private Debt Fund VI LP (“Fiera”) executed an Accommodation Agreement (the “Accommodation Agreement”) and the Company paid a total of $2,044,086 representing a portion of the outstanding principal amount under the term loan and a prepayment penalty and accommodation fee. The parties agreed that the remainder of the principal and interest due under the term loan would be paid on or before October 31, 2022 (the “Repayment Date”) and not the original maturity date of August 7, 2026. The term loan was amended to increase the interest rate charged from 6.85% to 9.5% per annum. The Company may be required to repay the loan before the Repayment Date if the Company is in default or breach of the Accommodation Agreement. As part of the Accommodation Agreement, Fiera signed an agreement, whereby Fiera’s security against certain assets of the Company is subordinate to the security granted to Carbon Royalty Corp. (Note 8(b)).

9
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 8 - LOANS AND BORROWINGS (continued)
a)  Term Loan (continued)

Blended payments of principal and interest of $2,987,535, inclusive of the lump sum principal repayment, were paid for the six months ended June 30, 2022 (six months ended June 30, 2021 - $1,171,518). A modification loss associated with the change in terms of $161,698 is included in finance costs in the consolidated statement of loss for the six months ended June 30, 2022 with an offsetting increase in the carrying value of the term loan. Transaction costs were incurred and netted against the value of the term loan.
The term loan was classified as current at December 31, 2021 as the Company did not meet certain minimum covenants set forth in the November 2021 amendment to the term loan and therefore the term loan was due on demand. There are no financial covenants under the Accommodation Agreement and the Company is no longer required to maintain the previous financial covenants.
b)  Financing of Electric Vehicle Development Projects
In conjunction with the Company’s agreements to provide AssetCare solutions to optimize Electric Vehicle (“EV”) charging efficiency at auto dealerships in certain U.S. States (the “EV Dealership Projects”), on March 28, 2022, a subsidiary of the Company executed a promissory note in the aggregate principal amount of US$15,000,000 (the “Note”) with Carbon Royalty Corp. (“Carbon”). EV Dealership Projects are the design, installation and operation of integrated power systems consisting of solar, batteries and EV charging power stations for auto dealerships.
The initial principal amount under the Note of US$5,000,000 was funded on April 1, 2022 and an additional US$10,000,000 was funded on May 5, 2022 (the “Loans”). The Loans mature on March 31, 2025, with 10% per annum interest payable monthly in arrears in USD. In addition to the interest payments, certain income-based payments, including tax incentives, are required to be made from the borrower to the lender based on income resulting from the EV dealership projects over their
20-year
term. The Loans may not be prepaid unless authorized by the lender. The Loans contain representations, warranties and covenants which must be complied with to avoid an event of default which will allow the lender to demand repayment and increase the interest rate to 18%, amongst other implications.
On May 5, 2022, the Company, Carbon and Fiera executed a Subordination and Postponement Agreement (the “Subordination Agreement”), whereby the parties agreed that the security previously held by Fiera would be subordinate to the security granted to Carbon commencing on the date of the agreement. The security granted to Carbon includes, to the extent related to the EV Dealership Projects, all accounts, equipment and machinery, contracts and contract rights, including contracts with auto dealerships, inventory, cash and proceeds, rent and profits.
NOTE 9 – BANK INDEBTEDNESS

	June 30, 2022	December 31, 2021

ATB Financial revolving operating facility	$3,679,631	$3,460,109
ATB Financial Facility
The Company’s secured revolving operating facility (“ATB Facility”) with ATB Financial (“ATB”) is due on demand, bears interest at the prime rate plus 2% per annum with interest and fees due at the end of each month. During the six months ended June 30, 2022, additional draws of $1,077,338 were made and principal repayments of $863,502 were made in accordance with the agreement.
The ATB Facility is subject to certain reporting and financial covenants. The Company was not in compliance with these covenants at June 30, 2022.

10
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 10 – CONVERTIBLE DEBENTURES
2019 Convertible debentures

	June 30, 2022	December 31, 2021

Opening balance	$22,380,649	$19,767,472

Interest paid	(1,172,875)	(2,345,750)

Accreted interest at effective interest rate	2,445,205	4,958,927

Carrying amount of liability component	$23,652,979	$22,380,649

Less: interest payable	(195,479)	(195,479)

Total - current	$23,457,500	$22,185,170
The Company completed a private placement offering of convertible unsecured subordinated debentures (the “2019 Debentures”) for total aggregate gross proceeds of $23,507,500 in July 2019. The 2019 Debentures bear interest at a rate of 10% per annum, paid quarterly, and matured on June 30, 2022, at which time the principal amount of $23,457,500 and any unpaid interest was repayable in cash because the conversion option was not exercised by the holders as of that date.
NOTE 11 - WARRANT LIABILITIES

	June 30, 2022	December 31, 2021

Derivative warrant liabilities - 2021 Debentures (a)	$367,019	$1,868,541

Derivative warrant liabilities - USD equity financing (b)	2,650,624	6,106,596

Warrant liability related to business acquisition (c)	—	709,835

Other warrant liability (c)	—	195,066

Total, all current	$3,017,643	$8,880,038
Derivative warrant liabilities
The Company issued warrants in conjunction with debt and equity transactions. Certain of these warrants are classified as derivatives which are recognized as financial liabilities. At the issuance date and each reporting date until warrants are exercised, the fair value of the liability is remeasured, with changes in the fair value recorded as gains or losses in the consolidated statements of loss and comprehensive loss. There were no new derivative warrants issued or warrants exercised in the three and six months ended June 30, 2022.
a)  Warrants associated with 2021 Debentures
The 2,107,787 common share purchase warrants entitle the holder to purchase one common share of the Company at an exercise price of US$6.87 and expire August 13, 2024. At June 30, 2022, the warrants were remeasured at a fair value of $367,019, resulting in a $853,068 and $1,509,069 gain on remeasurement for the three and six months ended June 30, 2022. The fair value of derivative warrants at June 30, 2022 of $0.17 per warrant was calculated using the Black-Scholes option pricing model (“Black-Scholes model”) with the following inputs and assumptions: share price of $4.05, Canadian dollar equivalent exercise price of $8.87, risk-free rate of 2.93%, expected life of 2.1 years, expected volatility of 43%, and no expected dividends. These warrants are classified as a Level 3 fair value measurement.
b)  Warrants associated with USD equity financing
The 2,415,000 common share purchase warrants entitle the holder to purchase one common share of the Company at an exercise price of US$4.75 and expire November 29, 2026. On February 15, 2022, these warrants commenced trading on the NASDAQ, under the symbol MCLDW, and as a result, these warrants are classified as a Level 1 fair value measurement (previously Level 3) at June 30, 2022 (Note 15(b)). At June 30, 2022, the warrants were remeasured at a fair value of $2,650,624, resulting in a $1,652,742 and $3,490,011 gain on remeasurement for the three and six months ended June 30, 2022. The fair value of derivative warrants at June 30, 2022 of $1.10 (US$0.85) per warrant was based on the closing price of the warrants.

11
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 11 - WARRANT LIABILITIES (continued)

c) Other warrant liabilities
Warrant liability related to business acquisition
- During 2019, the Company assumed a warrant liability whereby the holder of the warrant has the option to convert the warrant into shares of Agnity, not the Company, by April 15, 2022, or receive a cash payment of US$552,250 at any time before the expiry of the warrant. The liability is measured at the Canadian dollar equivalent to its cash redemption amount which varies as a function of movements in exchange rates.
The warrant holder elected to receive cash repayment and the C$ equivalent of the cash payment has been reclassified to trade payables and accrued liabilities at June 30, 2022
.
Warrant liability related to ATB Financial
- At December 31, 2021, the Company had an obligation to issue warrants to ATB. The fair value of the warrants was measured at the date the services were received in the amount of $195,066. On January 17, 2022, the Company issued 183,486 share purchase warrants to ATB which gives them the ability to purchase an equivalent number of common shares of the Company at an exercise price of $5.45 per share, maturing one year from date of issuance (Note 12(b)).
NOTE 12 - SHARE CAPITAL
a)   Common shares
The Company has an unlimited number of authorized voting common shares with no par value. During the six months ended June 30, 2022, the Company issued 17,585 common shares on exercise of Restricted Share Units (Note 13(b)).
Common shares in escrow
At June 30, 2022, the Company has 441,913 (December 31, 2021 - 681,024) common shares subject to escrow conditions resulting from business combinations and asset acquisitions in prior years.
b)   Warrants
The Company’s warrants outstanding as at June 30, 2022 are as follows and include both warrants classified as equity-settled and warrants classified as financial liabilities (
Note 11):

	Number of Warrants	Weighted Average Exercise Price

Balance, December 31, 2021	8,481,929	$8.83

Issued	183,486	5.45

Expired	(19,318)	15.00
Balance, June 30, 2022	8,646,097	$8.74
On January 17, 2022, the Company issued warrants to ATB to purchase an equivalent number of common shares of the Company and the warrant liability of $195,066 described in Note 11(c) was derecognized with an offsetting credit to contributed surplus for the value assigned to the warrants. The weighted average remaining contractual life of outstanding warrants was 2.6 years at June 30, 2022 (December 31, 2021 - 3.1 years).

12
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 13 – SHARE BASED PAYMENT ARRANGEMENTS

The Company recorded share-based compensation as follows:

	Three months ended June 30,		Six months ended June 30,

	2022	2021	2022	2021

Stock options (a)	$128,441	$116,892	$320,588	$247,790

Restricted share units (b)	63,087	243,753	123,873	488,129

Total	$191,528	$360,645	$444,461	$735,919
a)   Stock Options

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)

Outstanding, December 31, 2021	866,789	$8.81	7.5

Granted	167,699	$4.70	9.6

Forfeited	(137,526)	$7.11	9.3

Expired	(40,648)	$10.46	1.1

Outstanding, June 30, 2022	856,314	$8.20	7.7
At June 30, 2022,
263,202
stock options were exercisable at a weighted average exercise price of $
10.94
. Exercise prices of stock options range from $
3.46
to $
18.02
per option. As at June 30, 2022, unrecognized share-based compensation expense related to non-vested
stock options granted is $
1,202,934
(December 31, 2021 - $
1,824,812
).
The weighted average fair value of stock options granted during the six months ended June 30, 2022 of $482,514, or $2.88 per option, was calculated at the date of grant using the Black-Scholes model with the following weighted average assumptions and inputs: grant date share price of $
4.70
, exercise price of $
4.70
, risk-free rate of
2.23
%, expected life of 6.5 years, expected volatility of
74
%, forfeiture rate of
10
%, and no expected dividends. Expected volatility is estimated taking into account historical share price volatility.
b)   Restricted Share Units (“RSUs”)
The Company’s obligation to issue shares on the vesting of RSUs is an unfunded and unsecured obligation of the Company. A continuity of RSUs is as follows:

Number of RSUs

Outstanding, December 31, 2021	208,674

Granted	98,417

Exercised	(17,585)

Forfeited	(35,893)

Outstanding, June 30, 2022	253,613

Exercisable at June 30, 2022	108,992
During the six months ended June 30, 2022, 17,585 common shares were issued on the exercise of 17,585 RSUs at a weighted average share price at exercise of $7.53. The fair value of each RSU is based on the market price of the Company’s common shares on the date of grant and the total fair value of RSUs granted in six months ended June 30, 2022 was $491,999. As at June 30, 2022, unrecognized share-based compensation expense related to non-vested
RSUs granted was $310,434 (December 31, 2021 - $277,686).

13
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 14 –
NON-CONTROLLING
INTEREST
In April 2019, the Company obtained control over Agnity as a party to the modified Royalty Purchase Agreement (“Royalty Agreement”). The transaction was accounted for as a business combination, and given the Company had no voting rights, the non-controlling
interest (“NCI”) was measured at 100% of the acquired net identifiable assets of Agnity at the transaction date. See Note 18(a) for activity subsequent to June 30, 2022.

	June 30, 2022	December 31, 2021

		Recast (Note 2)
NCI percentage	100%	100%

Current assets	$8,923,871	$11,906,502

Non-current assets	4,512,625	5,111,714

Current liabilities	(11,141,684)	(8,752,552)

Non-current liabilities	(4,510,938)	(5,598,783)

Net assets (liabilities) attributable to NCI	$(2,216,126)	$2,666,881

For the six months ended	June 30, 2022	June 30, 2021

		Recast (Note 2)

Revenue	$1,761,613	$6,010,328

(Loss) income allocated to NCI	(4,805,598)	449,017

Other comprehensive income allocated to NCI	53,389	221,545

Total comprehensive (loss) income attributable to NCI	$(4,752,209)	$670,562

Cash flows (used in) provided by operating activities	$(209,162)	1,396,859

Cash flows (used in) investing activities	(8,790)	(309,586)

Cash flows provided by (used in) financing activities	90,633	(387,222)

Foreign exchange impact on cash held in USD	125	15,283

Net (decrease) increase in cash and cash equivalents	$(127,194)	$715,334

14
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 15 - FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT
a)  Classification and measurement of financial assets and liabilities by category
The following represents the carrying values of the financial assets and liabilities of the Company and the associated measurement basis for each balance.

Financial assets	Measurement basis	June 30, 2022	December 31, 2021

Cash and cash equivalents	Amortized cost	$4,405,948	$4,588,057

Trade and other receivables 1	Amortized cost	11,783,456	14,329,781

Long-term receivables	Amortized cost	708,758	740,431

		$16,898,162	$19,658,269

Financial liabilities

Bank indebtedness	Amortized cost	$3,679,631	$3,460,109

Trade payables and accrued liabilities 1	Amortized cost	15,784,541	12,003,979

Loans and borrowings	Amortized cost	29,985,807	13,215,601

Lease liabilities	Amortized cost	7,678,618	1,045,472

2019 Debentures - host liability	Amortized cost	23,457,500	22,185,170

2021 Debentures - host liability	Amortized cost	75,491	69,034

2021 Debentures embedded derivative	FVTPL	9,600	41,506

Warrant liability - business acquisition	FVTPL	–	709,835

Warrant liabilities - derivatives (Note 11)	FVTPL	3,017,643	7,975,137

Business acquisition payable	FVTPL	1,399,580	1,398,972

		$85,088,411	$62,104,815

1	Excludes amounts for indirect taxes, income taxes and contract assets, where applicable.
Financial instruments not measured at fair value
The carrying values of the financial assets and liabilities where the measurement basis is other than FVTPL approximate their fair values due to the immediate or short-term nature of these instruments considering there have been no significant change in credit and market interest rates since origination date.
b)  Measurement of fair value
The fair value hierarchy establishes three levels to classify the significance of inputs to valuation techniques used in making fair value measurements of all financial assets and liabilities. At June 30, 2022 and December 31, 2021, there were no financial assets and financial liabilities measured and recognized at fair value on a non-recurring
basis subsequent to initial recognition.
The Company’s policy for determining when a transfer between levels of the fair value hierarchy occurs is to assess the impact at the date of the event or change in circumstance that could result in the transfer. During the six months ended June 30, 2022, the warrant liabilities associated with the USD Equity financing were transferred from Level 3 to Level 1 as these warrants are now measured by reference to the closing price of the traded warrants (Note 11(b)). There were no other transfers between any of the levels during the six months ended June 30, 2022.
Valuation methodologies used in the measurement of fair value for Level 2 financial assets and financial liabilities
The measurement of Level 2 financial assets and liabilities is made by reference to the inputs used to determine the fair value of each instrument using an appropriate valuation method. There were no changes in the valuation methodologies from those at December 31, 2021.
Valuation methodologies used in the measurement of fair value for Level 3 financial liabilities
There were no changes in the valuation methodologies for Level 3 financial liabilities from those at December 31, 2021, except from the transfer from Level 3 to Level 1 described above. The Black-Scholes model remains in use for the warrants issued on conversion of the 2021 Debentures and is based on the quoted price of the Company’s common stock in an active market, expected volatility, expected life and risk-free rate.

15
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 15 - FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (continued)

c)  Financial instruments risk
There were no significant changes in the Company’s exposure to those risks during the six months ended June 30, 2022, except for the additional commitments as noted below which impacts liquidity risk and a change to foreign currency risk.
Contractual Obligations and Commitments
During the six months ended June 30, 2022, the most significant changes in contractual obligations were: (a) the addition of new premise leases with lease obligations for base rent of approximately $10,200,000 and variable lease payments of approximately $8,600,000, the majority of which were previously included as commitments; (b) new financing of US$15,000,000 (Note 8(b)) which is classified as non-current
at June 30, 2022; and (c) increase in trade payables and accrued liabilities, which includes the cash payment election made by the holder for the settlement of a previous warrant liability (Note 7). Contractual obligations at December 31, 2021, have been reduced by normal course payments made during the six months ended June 30, 2022.
Foreign currency risk
At June 30, 2022, the C$ equivalent carrying amount of the Company’s USD denominated monetary assets and liabilities was $12,015,544 and $32,282,233, respectively (December 31, 2021 - $14,554,193 and $11,685,160) with the majority of the change associated with the Carbon promissory note denominated in USD. Assuming all other variables remain constant, a fluctuation of +/- 5.0% in the exchange rate between the C$ and USD would impact the net loss for the period by approximately $1,013,334 (December 31, 2021 - $143,452).
NOTE 16 - OTHER INCOME / EXPENSE
a)  Finance Costs

	Three months ended June 30,		Six months ended June 30,

	2022	2021	2022	2021

Interest on loans and borrowings	$734,854	$286,144	$1,131,557	$533,508

Interest on convertible debentures	1,126,304	1,592,597	2,454,350	3,105,233

Interest on lease liabilities	118,368	75,179	201,417	154,854

Transaction costs expensed	229,716	87,070	248,645	454,574

Other finance costs	20,751	(94,404)	52,661	(65,656)

Total finance costs	$2,229,993	$1,946,586	$4,088,630	$4,182,513
b)  Fair value gain (loss) on derivatives

	Three months ended June 30,		Six months ended June 30,

	2022	2021	2022	2021

Gain on warrant liability remeasurement 1	$(2,505,810)	$—	$(4,999,080)	$—

Gain on embedded derivatives 2	(32,519)	(1,107,784)	(32,519)	(1,164,059)

Deferred charge loss 2	—	(5,322)	—	1,615,102

Total fair value (gain) loss on derivatives	$(2,538,329)	$(1,113,106)	$(5,031,599)	$451,043
1
Unrealized change in fair value (Note 11).
2
Associated with the 2021 Debentures. Transactions detailed in the 2021 Annual Financial Statements.

16
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 16 - OTHER INCOME / EXPENSE (continued)

c) Other income

	Three months ended June 30,		Six months ended June 30,

	2022	2021	2022	2021

Government assistance 1	$(258,296)	$(941,369)	$(637,942)	$(2,117,743)

Government loan forgiveness	—	(181,770)	—	(299,082)

Derecognition of contingent consideration	—	8,855	—	(572,262)

Other	(5,728)	(40,718)	(24,350)	(76,221)

Total other income	$(264,024)	$(1,155,002)	$(662,292)	$(3,065,308)

1	Majority of government assistance are grants from the Canadian Government for wage and rental subsidies.
NOTE 17 – SUPPLEMENTAL CASH FLOW INFORMATION
a)  Changes in
non-cash
working capital

	Six months ended June 30,

	2022	2021

Trade and other receivables decrease (increase)	$2,567,218	$(721,406)

Long-term receivables decrease	37,442	806,434

Prepaid expenses and other assets (increase)	(106,582)	(926,225)

Trade payables and accrued liabilities increase (decrease)	2,419,693	(2,231,429)

Deferred revenue increase	1,962,559	1,425,521

Increase (decrease) in working capital	$6,880,330	$(1,647,105)
b)  Changes in liabilities arising from financing activities

	Six months ended June 30,

	2022	2021

Balance of loans, borrowings and PPP loans, beginning of period	$13,215,601	$14,102,718

New advances	24,600,213	6,260,673

Repayments of principal	(8,224,068)	(7,009,073)

Repayments of interest	(1,055,673)	(377,648)

Liability related items

Forgiveness of PPP Loans 1	—	(175,790)

Finance fees paid	(300,707)	—

Non-cash related items

Accretion of interest and debt issuance costs	836,182	460,411

Loss on debt modification	161,698	—

Benefit from below market interest rate	—	(117,482)

Foreign exchange and other	752,561	(9,354)

Balance of loans, borrowings and PPP loans, end of period	$29,985,807	$13,134,455

1	Paycheck Protection Plan (“PPP”) loans as described in the 2021 Annual Financial Statements.

17
| Notes to the Condensed Consolidated Interim Financial Statements

mCloud Technologies Corp.
Notes to the Condensed Consolidated Interim Financial Statements
For the Three and Six Months Ended June 30, 2022 and 2021
(Unaudited - Expressed in Canadian Dollars except otherwise noted)

NOTE 17 – SUPPLEMENTAL CASH FLOW INFORMATION (continued)

c)
Non-cash
investing and financing activities

	Six months ended June 30,

	2022	2021
Non-cash accretion of interest included in finance costs 1	$1,274,689	$1,572,967

Addition of right-of-use assets 2	6,874,258	—

Addition to lease liabilities 2	6,758,036	—

Non-cash broker warrants compensation	—	372,947

1	Associated mainly with convertible debentures.

2	Associated mainly with Calgary lease described in Note 6 and one other new lease in the six months ended June 30, 2022.
NOTE 18 – EVENTS AFTER THE REPORTING PERIOD
a) Loss of control of subsidiary
On July 29, 2022, the Company entered into a Technology Continuation Agreement (the “Technology Continuation Agreement”) with Agnity, which replaced the Royalty Agreement, as amended, executed between the parties in April 2019. Under the terms of the Technology Continuation Agreement, the Company received a payment on July 29, 2022 of approximately US$6.0 million which includes amounts to settle the net receivable due from Agnity for advances, net of services received. Concurrent with the signing of the Technology Continuation Agreement, a third party acquired all of the outstanding shares in Agnity from its shareholder. As a result of these events, the Company no longer has the right to nominate the majority of the members of the Operations Committee and no longer has control of Agnity. As a result of the loss of control, effective as of July 29, 2022, the Company will no longer include any of Agnity’s operating results in mCloud’s financial statements and Agnity will no longer be consolidated. See Note 14 for additional information at June 30, 2022 and for the six months ended June 30, 2022 related to Agnity.
b) Share capital and equity awards
On July 6, 2022, 525,114 warrants with an exercise price of $14.25 expired unexercised. On July 29, 2022, the Company granted an aggregate amount of 161,300 stock options and 151,550 RSU’s under the Company’s equity incentive plan.

18
| Notes to the Condensed Consolidated Interim Financial Statements

SUBJECT TO COMPLETION, DATE [                ], 2022
1,200,000 9.0% Series A Cumulative Preferred Shares
Warrants to Purchase 13,200,000 Common Shares
Minimum Offering: $15,000,000 of Securities
Maximum Offering: $30,000,000 of Securities

PROSPECTUS

MCLOUD TECHNOLOGIES CORP.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6. Indemnification of Directors, Officers, Employees and Agents
Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors and former directors (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.
Item 7. Recent Sales of Unregistered Securities
In the prior three years, we have issued and sold the securities described below without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S promulgated under the Securities Act regarding sales by an issuer in offshore transactions, Regulation D under the Securities Act, Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.
On August 13, 2021, the Company completed a
non-brokered
Offering of Units and issued 75,676 common shares at a price of $8.55 CDN for total proceeds of $647,030
On April 14, 2021, the Company completed a Public Offering and issued 2,300,000 common shares at a price of $6.30 USD per share for total proceeds of $14,490,000 which consists of one common share and one common share purchase warrant of the Company. Each Warrant entitles the holder to acquire on Common Share at an exercise price of $8.55 per Warrant Share at any time prior to 5pm on the date that is 3 months following the closing of the Offering.
On July 16, 2020, the Company closed a
non-brokered
unit offering issuing an aggregate of 365,297 units of the Company at a price of $10.95 per unit. Each Unit consists of one common share of the Company and one-half
of one common share purchase warrant, with each Warrant being exercisable to acquire one common share of the Company at an exercise price of $14.25 for a term of 5 years following the closing of the Offering.
On July 6, 2020, the Company closed a brokered public offering for 1,050,229 common shares at a price of $10.95 per Unit for aggregate gross proceeds to the Company of $11,500,003. Each Unit comprised on one common share and on-half
of one common share purchase warrant of the Company exercisable to acquire one common share of the company until July 6,2022 at an exercise price of $14.25 per share.

Item 8. Exhibits and Financial Statement Schedules
(a) Exhibits
The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit	Exhibit title

1.1	Form of Placement Agency Agreement

3.1	Certificate of Incorporation and Articles, as amended and the Notice of Articles of the Company (incorporated by reference to Exhibit 1.1 of the Registrant’s Annual Report on Form 20-F filed with the Commission on May 2, 2022)

4.1	Rights and Restrictions for 9.0% Cumulative Series A Preferred Shares

4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on July 15, 2022)

5.1	Opinion of Morton Law LLP

5.2	Opinion of Sichenzia Ross Ference LLP

10.1	Credit agreement dated August 7, 2019 between the Company and Private Debt Fund VI LP (incorporated by reference to Exhibit 4.1 of the Registrant’s 20-F filed with the Commission on May 2, 2022)

10.2	Form of Credit facility agreement dated between the Company and ATB Financial (incorporated by reference to Exhibit 4.2 of the Registrant’s 20-F filed with the Commission on May 2, 2022)

10.3	Amalgamation agreement dated July 11, 2019 among the Company, 2199027 Alberta Ltd. and Fulcrum Automation Technologies Ltd. (incorporated by reference to Exhibit 99.30 of the Registrant’s Registration Statement on Form 40-F filed with the Commission on August 16, 2021)

10.4	Amending agreement dated April 22, 2019 between the Company and Agnity Global Inc. (incorporated by reference to Exhibit 99.29 of the Registrant’s Registration Statement on Form 40-F filed with the Commission on August 16, 2021)

10.5	Warrant Indenture dated January 14, 2020 between the Company and AST Trust Company (Canada) (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form 40-F filed with the Commission on August 16, 2021)

10.6	Loan Agreement dated January 21, 2019 between the Company and Flow Capital Corp. (incorporated by reference to Exhibit 99.27 of the Registrant’s Registration Statement on Form 40-F filed with the Commission on August 16, 2021)

10.7	Warrant Indenture dated July 6, 2020 between the Company and AST Trust Company (Canada) (incorporated by reference to Exhibit 99.103 of the Registrant’s Registration Statement on Form 40-F filed with the Commission on August 16, 2021)

10.8	Employment Agreement of Russell H. McMeekin dated May 1, 2017 (incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 13, 2022)

10.9	Employment Agreement of Dave Weinerth dated January 17, 2021 (incorporated by reference to Exhibit 10.9 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 13, 2022)

10.10	Employment Agreement of Kim Clauss dated March 1, 2021 (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 13, 2022)

10.11	Employment Agreement of Barry Po dated March 7, 2018 (incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 13, 2022)

10.12	Employment Agreement of Constantino Lanza dated May 1, 2017 (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 13, 2022)

10.13	Offer Letter of Chantal Schutz dated May 24, 2019 (incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 13, 2022)

10.14	Offer Letter of Chantal Schutz (Revised) dated October 1, 2019 (incorporated by reference to Exhibit 10.14 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 13, 2022)

10.15	Form of Transfer Agency and Registrar Services Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on August 9, 2022)

10.16	Amended and Restated Royalty Purchase Agreement dated October 27, 2016 between Agnity Global, Inc., Agnity Communications, Inc., Agnity Healthcare, Inc. SPINACOM, Inc., and Grenville Strategic Royalty Corp. (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on August 9, 2022)

10.17	Form of Securities Purchase Agreement

21	Subsidiaries of the Company (incorporated by reference to Exhibit 8.1 of the Registrant’s Registration Statement on Form 20-F filed with the Commission on May 2, 2022)

23.1	Consent of Morton Law LLP (included in Exhibit 5.1)

23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.2)

23.3	Consent of KPMG LLP

24	Power of Attorney (included on signature page of Registration Statement on Form F-1 filed with the Commission on May 11, 2022)

107	Filing Fee Table
(b) Financial Statement Schedules

None.
Item 9. Undertakings
The undersigned registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof.
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on
Form F-1
and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Vancouver, Province of British Columbia, Canada on August 22, 2022.

mCloud Technologies Corp.

By:	/s/ Russell H. McMeekin
Name:	Russell H. McMeekin
Title:	Chief Executive Officer (Principal Executive Officer)

Dated:	August 22, 2022

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russell H. McMeekin	Chief Executive Officer	August 22, 2022
Russell H. McMeekin	(Principal Executive Officer)

/s/ Chantal Schutz	Chief Financial Officer	August 22, 2022
Chantal Schutz	(Principal Accounting and Financial Officer)

/s/ *	Director	August 22, 2022
Michael Allman

/s/ *	Director	August 22, 2022
Constantino Lanza

/s/ *	Director	August 22, 2022
Elizabeth MacLean

/s/ *	Director	August 22, 2022
Ian C. W. Russell

*By:	/s/ Russell H. McMeekin	Attorney-in-fact	August 22, 2022
Russell H. McMeekin

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the United States on August 22, 2022.

Authorized U.S. Representative

By:	/s/ Russell H. McMeekin
Name: Russell H. McMeekin
Title: Chief Executive Officer